CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Offering Price Per	Aggregate Offering	Registration
Securities to be Registered	Registered	Unit	Price	Fee(1)
Pass Through Certificates, Series 2010-1B	$100,447,000	100%	$100,447,000	$11,661.90

(1)	The total registration fee of $11,661.90 is calculated in accordance with Rule 457(r) of the Securities Act of 1933, as amended.
Filed Pursuant to Rule 424(b)(2)
Registration No. 333-167811
PROSPECTUS SUPPLEMENT
(To Prospectus Dated June 28, 2010)

$100,447,000

2010-1B Pass Through Trust
Pass Through Certificates, Series 2010-1B

Delta Air Lines, Inc. is creating a pass through trust that will issue Delta Air Lines, Inc. Class B Pass Through Certificates, Series 2010-1. The Class B Certificates are being offered pursuant to this prospectus supplement. Subject to the distribution provisions described herein, the Class B Certificates generally will rank junior to the Class A Pass Through Certificates, Series 2010-1. The Class A Certificates were, and the Class B Certificates will be, issued by separate trusts. The Class A Certificates were originally issued on July 2, 2010 and are not being offered pursuant to this prospectus supplement.

The Class B Certificates will represent interests in the assets of the related pass through trust. The proceeds from the sale of the Class B Certificates will be used on the date of issuance of the Class B Certificates by such pass through trust to acquire the related series of equipment notes to be issued by Delta on a full recourse basis. Payments on the equipment notes held in such pass through trust will be passed through to the holders of the Class B Certificates. Distributions on the Class B Certificates will be subject to certain subordination provisions described herein. The Class B Certificates do not represent interests in, or obligations of, Delta or any of its affiliates.

The equipment notes expected to be held by the pass through trust for the Class B Certificates will be issued for each of (a) ten Boeing 737-832 aircraft, nine Boeing 757-232 aircraft and three Boeing 767-332ER aircraft, in each case delivered new to Delta from 1999 to 2000, and (b) two Boeing 777-232LR aircraft delivered new to Delta in 2010. The equipment notes held by the pass through trust for the Class A Certificates also have been issued for each such aircraft. The equipment notes issued for each aircraft will be secured by a security interest in such aircraft. With respect to the Class B Certificates, interest on the issued and outstanding equipment notes will be payable semiannually on January 2 and July 2, commencing on July 2, 2011, and the entire principal on such equipment notes is scheduled for payment on January 2, 2016.

Natixis S.A., acting via its New York Branch, will provide a liquidity facility for the Class B Certificates in an amount sufficient to make three semiannual interest distributions on the outstanding balance of the Class B Certificates. Natixis S.A., acting via its New York Branch, also provides a separate liquidity facility for the Class A Certificates.

The Class B Certificates will be subject to transfer restrictions. They may be sold only to qualified institutional buyers, as defined in Rule 144A under the Securities Act of 1933, as amended, for so long as they are outstanding.

The Class B Certificates will not be listed on any national securities exchange.

Investing in the Class B Certificates involves risks. See “Risk Factors” beginning on page S-17.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Aggregate Face		Final Expected	Price to
Pass Through Certificates	Amount	Interest Rate	Distribution Date	Public(1)

Class B	$100,447,000	6.375%	January 2, 2016	100%

(1)	Plus accrued interest, if any, from the date of issuance.

The underwriters will purchase all of the Class B Certificates if any are purchased. The aggregate proceeds from the sale of the Class B Certificates will be $100,447,000. Delta will pay the underwriters a commission of $1,130,029. Delivery of the Class B Certificates in book-entry form will be made on or about February 14, 2011 against payment in immediately available funds.

Joint Bookrunners

Goldman, Sachs & Co.	Deutsche Bank Securities	MORGAN STANLEY

The date of this prospectus supplement is February 7, 2011.

We have not, and the underwriters have not, authorized anyone to provide you with information other than the information contained in this prospectus supplement, the accompanying prospectus, any related free writing prospectus issued by us (which we refer to as a “company free writing prospectus”) and the documents incorporated by reference in this prospectus supplement, the accompanying prospectus or to which we have referred you. This prospectus supplement, the accompanying prospectus and any related company free writing prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement, the accompanying prospectus and any related company free writing prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus and any related company free writing prospectus or any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document. Neither the delivery of this prospectus supplement, the accompanying prospectus and any related company free writing prospectus nor any distribution of securities pursuant to this prospectus supplement and the accompanying prospectus shall, under any circumstances, create any implication that there has been no change in our business, financial condition, results of operations or prospects, or in the affairs of the Trusts or the Liquidity Provider, since the date of this prospectus supplement.

Prospectus Supplement

i

Prospectus

PRESENTATION OF INFORMATION

These offering materials consist of two documents: (a) this prospectus supplement, which describes the terms of the Class B Certificates that we are currently offering, and (b) the accompanying prospectus, which provides general information about us and our pass through certificates, some of which may not apply to the Class B Certificates that we are currently offering. The information in this prospectus supplement replaces any inconsistent information included in the accompanying prospectus. To the extent the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in or incorporated by reference in this prospectus supplement. See “About this Prospectus” in the accompanying prospectus.

In this prospectus supplement, references to “Delta”, the “Company”, “we”, “us” and “our” refer to Delta Air Lines, Inc. and our wholly-owned subsidiaries. With respect to information as of dates prior to October 30, 2008, these references do not include our wholly-owned subsidiary, Northwest Airlines, LLC, formerly known as Northwest Airlines Corporation (“Northwest”), or the companies that were subsidiaries of Northwest at that time.

We have given certain capitalized terms specific meanings for purposes of this prospectus supplement. The “Index of Defined Terms” attached as Appendix I to this prospectus supplement lists the page in this prospectus supplement on which we have defined each such term.

At varying places in this prospectus supplement, we refer you to other sections for additional information by indicating the caption heading of such other sections. The page on which each principal caption included in this prospectus supplement can be found is listed in the foregoing Table of Contents. All such cross-references in this prospectus supplement are to captions contained in this prospectus supplement and not the accompanying prospectus, unless otherwise stated.

FORWARD-LOOKING STATEMENTS

Statements in this prospectus supplement, the accompanying prospectus, any related company free writing prospectus and the documents incorporated by reference herein and therein (or otherwise made by us or on our behalf) that are not historical facts, including statements regarding our estimates, expectations, beliefs, intentions, projections or strategies for the future may be “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. When used in this prospectus supplement, the accompanying prospectus, any related company free writing prospectus and the documents incorporated herein and therein by reference, the words “expects”, “believes”, “plans”, “anticipates”, and similar expressions are intended to identify forward-looking statements. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the estimates, expectations, beliefs, intentions, projections and strategies reflected in or suggested by the forward-looking statements. These risks and uncertainties include, but are not limited to the risk factors discussed below under the heading “Risk Factors”. All forward-looking statements speak only as of the date made, and we undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). You may read and copy this information at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from the SEC’s website at http://www.sec.gov and at our website at http://www.delta.com. The contents of our website are not incorporated into this prospectus supplement.

This prospectus supplement is part of a registration statement that we have filed with the SEC relating to the securities to be offered. This prospectus supplement does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules in accordance with the rules and regulations of the SEC, and we refer you to the omitted information. The statements this prospectus supplement makes pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions and do not describe all exceptions and qualifications contained in those contracts, agreements or documents. You should read those contracts, agreements or documents for information that may be important to you. The registration statement, exhibits and schedules are available at the SEC’s public reference room or through its Internet site.

We “incorporate by reference” in this prospectus supplement certain documents that we file with the SEC, which means:

•	we can disclose important information to you by referring you to those documents;

•	information incorporated by reference is considered to be part of this prospectus supplement, even though it is not repeated in this prospectus supplement; and

•	information that we file later with the SEC will automatically update and supersede this prospectus supplement.

The following documents listed below that we have previously filed with the SEC (Commission File Number 001-05424) are incorporated by reference (other than reports or portions thereof furnished under Items 2.02 or 7.01 of Form 8-K):

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2009;

•	Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2010, June 30, 2010 and September 30, 2010; and

•	Current Reports on Form 8-K filed on February 9, 2010, June 11, 2010, July 1, 2010, July 2, 2010, August 25, 2010, September 13, 2010, October 5, 2010, November 22, 2010 and December 15, 2010.

All documents filed by us under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than reports or portions thereof furnished under Items 2.02 or 7.01 of Form 8-K) from the date of this prospectus supplement and prior to the termination of this offering shall also be deemed to be incorporated by reference in this prospectus supplement.

Any party to whom this prospectus supplement is delivered may request a copy of these filings (other than any exhibits unless specifically incorporated by reference into this prospectus), at no cost, by writing or telephoning Delta at Delta Air Lines, Inc., Investor Relations, Dept. No. 829, P.O. Box 20706, Atlanta, GA 30320, telephone no. (404) 715-2600.

INFORMATION RELATED TO CLASS A CERTIFICATES

The Class A Certificates were originally issued on July 2, 2010 and are not being offered pursuant to this prospectus supplement. All statements relating to such Class A Certificates are for informational purposes only.

CONCURRENT OFFERING

Concurrently with this offering, we are offering $134,646,000 aggregate face amount of our Class B Pass Through Certificates, Series 2010-2 in an underwritten offering pursuant to a separate prospectus supplement. The consummation of this offering is not contingent upon the consummation of the concurrent offering of such pass through certificates, and the consummation of the concurrent offering of such pass through certificates is not contingent upon the consummation of this offering. We cannot assure you that we will consummate the concurrent offering of such pass through certificates.

v

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights basic information about our company and this offering. This summary may not contain all of the information that may be important to you. You should read this entire prospectus supplement, the accompanying prospectus and any related company free writing prospectus carefully, including the section entitled “Risk Factors” in this prospectus supplement, as well as the materials filed by Delta with the SEC that are considered to be a part of this prospectus supplement, the accompanying prospectus and any related company free writing prospectus before making an investment decision. See “Where You Can Find More Information” in this prospectus supplement.

Summary of Terms of Certificates

	Class A	Class B
	Certificates(1)	Certificates

Aggregate principal amount(2)	$444,731,460	$100,447,000
Interest rate	6.20%	6.375%
Initial loan to Aircraft value ratio (cumulative)(3)(4)	57.1%	70.0%
Expected maximum loan to Aircraft value ratio (cumulative)(4)	57.1%	70.0%
Expected principal distribution window (in years from issuance date)(5)	0.5-8.0	4.9
Initial average life (in years from issuance date)(5)	5.5	4.9
Regular Distribution Dates	January 2 and July 2	January 2 and July 2
Final expected Regular Distribution Date(6)	July 2, 2018	January 2, 2016
Final Legal Distribution Date(7)	January 2, 2020	July 2, 2017
Minimum denomination(8)	$2,000	$2,000
Section 1110 protection	Yes	Yes
Liquidity Facility coverage	3 semiannual interest payments	3 semiannual interest payments

(1)	The Class A Certificates were originally issued on July 2, 2010 in the original aggregate face amount of $450,000,000. The Class A Certificates are not being offered pursuant to this prospectus supplement.

(2)	The aggregate principal amounts of the Class A Certificates and the Class B Certificates are as of the Class B Issuance Date.

(3)	These percentages are calculated as of the Class B Issuance Date. In calculating these percentages, we have assumed that the aggregate appraised value of all Aircraft is $778,826,000 as of such date. The appraisal value is only an estimate and reflects certain assumptions. See “Description of the Aircraft and the Appraisals — The Appraisals”.

(4)	See “— Loan to Aircraft Value Ratios” in this prospectus supplement summary for the method and assumptions we used in calculating the loan to Aircraft value ratios and a discussion of certain ways that such loan to Aircraft value ratios could change.

(5)	Measured, in the case of the Class A Certificates, from July 2, 2010 (the date of issuance of the Class A Certificates) and, in the case of the Class B Certificates, from the Class B Issuance Date.

(6)	Each series of Equipment Notes will mature on the final expected Regular Distribution Date for the Certificates issued by the Trust that owns such Equipment Notes. See “Description of the Equipment Notes — Principal and Interest Payments”.

(7)	The Final Legal Distribution Date for each of the Class A Certificates and the Class B Certificates is the date which is 18 months from the final expected Regular Distribution Date for that class of Certificates, which represents the period corresponding to the applicable Liquidity Facility coverage of three successive semiannual interest payments.

(8)	The Class A Certificates were, and the Class B Certificates will be, issued in minimum denominations of $2,000 (or such other denomination that is the lowest integral multiple of $1,000 that is, at the time of issuance, equal to at least 1,000 euros) and integral multiples of $1,000 in excess thereof.

Equipment Notes and the Aircraft

The Class A Trust holds, and the Class B Trust will hold, Equipment Notes issued for, and secured by, each of (i) ten Boeing 737-832 aircraft, nine Boeing 757-232 aircraft and three Boeing 767-332ER aircraft, in each case delivered new to Delta from 1999 to 2000 and (ii) two Boeing 777-232LR aircraft delivered new to Delta in 2010 (each aircraft described in clauses (i) and (ii), an “Aircraft”). Each Aircraft is owned and is being operated by Delta. See “Description of the Aircraft and the Appraisals” for a description of each Aircraft. Set forth below is certain information about the Series A Equipment Notes held by the Class A Trust, the Series B Equipment Notes to be held by the Class B Trust and the Aircraft relating to such Equipment Notes.

Delta has entered into a secured debt financing with respect to each Aircraft pursuant to an Initial Indenture and issued Series A Equipment Notes relating to each such Aircraft, which Series A Equipment Notes are currently held by the Class A Trust. On and subject to the terms and conditions of certain amendments to the Initial Indentures and other agreements relating to such financings, Delta will issue Series B Equipment Notes relating to each Aircraft on the Class B Issuance Date to be held by the Class B Trust. See “Description of the Equipment Notes — General.”

				Outstanding	Initial
				Principal	Principal
				Amount of	Amount of
				Series A	Series B
	Registration	Manufacturer’s	Month of	Equipment	Equipment	Appraised
Aircraft Type	Number	Serial Number	Delivery	Notes(1)(2)	Notes(1)	Value(3)

Boeing 737-832	N377DA	29625	May 1999	$12,607,000	$3,068,000	$22,393,333
Boeing 737-832	N379DA	30349	August 1999	12,339,000	3,441,000	22,543,000
Boeing 737-832	N381DN	30350	September 1999	12,779,000	3,061,000	22,629,000
Boeing 737-832	N383DN	30346	October 1999	12,923,000	3,176,000	22,998,333
Boeing 737-832	N385DN	30348	November 1999	12,604,000	3,425,000	22,899,000
Boeing 737-832	N387DA	30374	January 2000	13,347,000	3,266,000	23,732,333
Boeing 737-832	N389DA	30376	April 2000	13,559,000	2,896,000	23,507,333
Boeing 737-832	N391DA	30560	May 2000	13,566,000	2,866,000	23,474,333
Boeing 737-832	N393DA	30377	June 2000	13,597,000	2,881,000	23,540,333
Boeing 737-832	N395DN	30773	July 2000	13,573,000	3,021,000	23,705,000
Boeing 757-232	N697DL	30318	August 1999	10,449,000	1,610,000	17,227,333
Boeing 757-232	N699DL	29970	September 1999	10,614,000	1,332,000	17,066,000
Boeing 757-232	N6701	30187	October 1999	10,621,000	1,432,000	17,218,667
Boeing 757-232	N6703D	30234	January 2000	11,081,000	1,520,000	18,001,000
Boeing 757-232	N6705Y	30397	April 2000	11,240,000	1,510,000	18,214,000
Boeing 757-232	N6707A	30395	May 2000	11,105,000	1,667,000	18,245,000
Boeing 757-232	N6709	30481	August 2000	11,250,000	1,748,000	18,569,000
Boeing 757-232	N6711M	30483	September 2000	11,425,000	1,809,000	18,906,000
Boeing 757-232	N6713Y	30777	October 2000	11,559,000	1,488,000	18,638,000
Boeing 767-332ER	N1603	29695	February 1999	19,259,000	3,393,000	32,360,000
Boeing 767-332ER	N1605	30198	May 1999	19,270,000	3,816,000	32,980,000
Boeing 767-332ER	N1607B	30388	April 2000	21,733,000	4,531,000	37,520,000
Boeing 777-232LR	N709DN	40559	March 2010	77,115,630	21,754,000	141,242,333
Boeing 777-232LR	N710DN	40560	March 2010	77,115,830	21,736,000	141,216,667

Total:				$444,731,460	$100,447,000	$778,826,000

(1)	Indicates outstanding principal amount of Equipment Notes as of the Class B Issuance Date.

(2)	Scheduled principal payments commenced with respect to certain Series A Equipment Notes on January 2, 2011.

(3)	The appraised value of each Aircraft set forth above is the lesser of the average and median appraised value of such Aircraft as appraised by three independent appraisal and consulting firms (Aircraft Information Services, Inc. (“AISI”), BK Associates, Inc. (“BK”) and Morten Beyer & Agnew, Inc. (“MBA”, and together with AISI and BK, the “Appraisers”)). Such appraisals indicate appraised base value, adjusted for the maintenance status of such Aircraft around the time of such appraisals (but assuming the related engines are in a half-time condition). The AISI appraisal is dated January 7, 2011; the BK appraisal is dated January 3, 2011; and the MBA appraisal is dated January 6, 2011. The appraisers based their appraisals on varying assumptions (which may not reflect current market conditions) and methodologies. See “Description of the Aircraft and the Appraisals — The Appraisals”. An appraisal is only an estimate of value and you should not rely on any appraisal as a measure of realizable value. See “Risk Factors — Risk Factors Relating to the Class B Certificates and the Offering — Appraisals should not be relied upon as a measure of realizable value of the Aircraft”.

Loan to Aircraft Value Ratios

The following table provides loan to Aircraft value ratios (“LTVs”) for each class of Certificates as of the Class B Issuance Date and each Regular Distribution Date thereafter. The table is not a forecast or prediction of expected or likely LTVs, but simply a mathematical calculation based upon one set of assumptions. See “Risk Factors — Risk Factors Relating to the Class B Certificates and the Offering — Appraisals should not be relied upon as a measure of realizable value of the Aircraft”.

We compiled the following table on an aggregate basis. However, the Equipment Notes issued under an Indenture are entitled only to certain specified cross-collateralization provisions as described under “Description of the Equipment Notes — Security”. The relevant LTVs in a default situation for the Equipment Notes issued under a particular Indenture would depend on various factors, including the extent to which the debtor or trustee in bankruptcy agrees to perform Delta’s obligations under the Indentures. Therefore, the following aggregate LTVs are presented for illustrative purposes only and should not be interpreted as indicating the degree of cross-collateralization available to the holders of the Certificates.

	Aggregate	Pool Balance(2)		LTV(3)
	Assumed	Class A	Class B	Class A	Class B
Date	Aircraft Value(1)	Certificates	Certificates	Certificates	Certificates

Class B Issuance Date	$778,826,000	$444,731,460	$100,447,000	57.1%	70.0%
July 2, 2011	765,734,329	424,469,548	100,447,000	55.4	68.6
January 2, 2012	750,231,034	404,677,900	100,447,000	53.9	67.3
July 2, 2012	734,727,738	383,423,150	100,447,000	52.2	65.9
January 2, 2013	719,224,443	362,050,580	100,447,000	50.3	64.3
July 2, 2013	703,721,148	341,252,294	100,447,000	48.5	62.8
January 2, 2014	688,217,853	319,866,179	100,447,000	46.5	61.1
July 2, 2014	672,405,177	298,975,937	100,447,000	44.5	59.4
January 2, 2015	655,627,588	278,323,649	100,447,000	42.5	57.8
July 2, 2015	637,746,961	257,913,529	100,447,000	40.4	56.2
January 2, 2016	618,719,647	237,187,755	0	38.3	0.0
July 2, 2016	599,498,086	216,213,244	0	36.1	0.0
January 2, 2017	580,276,525	196,135,495	0	33.8	0.0
July 2, 2017	561,054,963	176,383,025	0	31.4	0.0
January 2, 2018	541,833,402	157,549,247	0	29.1	0.0
July 2, 2018	522,611,841	0	0	0.0	0.0

(1)	In calculating the aggregate Assumed Aircraft Value, we assumed that the appraised value of each Aircraft determined as described under “Description of the Aircraft and the Appraisals” declines in accordance with the Depreciation Assumption described under “Description of the Equipment Notes — Loan to Value Ratios of Equipment Notes”. Other rates or methods of depreciation could result in materially different LTVs. We cannot assure you that the depreciation rate and method assumed for purposes of the above table are the ones most likely to occur or predict the actual future value of any Aircraft. See “Risk Factors — Risk Factors Relating to the Class B Certificates and the Offering — Appraisals should not be relied upon as a measure of realizable value of the Aircraft”.

(2)	The “pool balance” for each class of Certificates indicates, as of any date, after giving effect to any principal distributions expected to be made on such date, the portion of the original face amount of such class of Certificates that has not been distributed to Certificateholders.

(3)	We obtained the LTVs for the Class B Issuance Date and each Regular Distribution Date thereafter for each class of Certificates by dividing (i) the expected outstanding pool balance of such Class (together, in the case of the Class B Certificates, with the expected outstanding pool balance of the Class A Certificates) after giving effect to the principal distributions expected to be made on such date, by (ii) the aggregate Assumed Aircraft Value of all of the Aircraft on such date based on the assumptions described above. The outstanding pool balances and LTVs will change if any Equipment Notes are redeemed or purchased or if a default in payment on any Equipment Notes occurs.

Cash Flow Structure

This diagram illustrates the structure for the offering of the Certificates and certain cash flows.

(1)	Delta issued Series A Equipment Notes and will issue Series B Equipment Notes in respect of each Aircraft. The Equipment Notes were issued or will be issued, as the case may be, under a separate Indenture with respect to each Aircraft.

(2)	The separate Liquidity Facility for each of the Class A Certificates and Class B Certificates is expected to cover up to three semiannual interest distributions on the Class A Certificates and Class B Certificates, respectively.

The Offering

Trusts	The Class B Trust will be formed pursuant to a trust supplement entered into between Delta and U.S. Bank Trust National Association to a basic pass through trust agreement between Delta and U.S. Bank Trust National Association (as successor trustee to State Street Bank and Trust Company of Connecticut, National Association), as Trustee. The Class A Trust was previously formed pursuant to a separate trust supplement to such basic pass through trust agreement. The Class A Certificates represent, and the Class B Certificates will represent, fractional undivided interests in the related Trust.

Certificates Offered	Class B Certificates.

Previously Issued Certificates	The Class A Certificates were previously issued on July 2, 2010. We are not offering the Class A Certificates pursuant to this prospectus supplement.

Use of Proceeds	The proceeds from the sale of the Class B Certificates will be used on the Class B Issuance Date to acquire the Series B Equipment Notes issued with respect to each of the Aircraft under the related Indenture. The Series B Equipment Notes will be full recourse obligations of Delta. Delta will use the proceeds from the issuance of the Series B Equipment Notes to pay fees and expenses relating to this offering and for general corporate purposes.

Subordination Agent, Trustee and Loan Trustee	U.S. Bank Trust National Association.

Liquidity Provider for Class A Certificates and Class B Certificates	Initially, Natixis S.A., acting via its New York Branch.

Trust Property	The property of each Trust includes or will include, as the case may be:

• subject to the Intercreditor Agreement, the Equipment Notes acquired by such Trust, all monies at any time paid thereon and all monies due and to become due thereunder;

• the rights of such Trust under the Intercreditor Agreement (including all monies receivable in respect of such rights);

• all monies receivable under the separate Liquidity Facility for such Trust; and

• funds from time to time deposited with the applicable Trustee in accounts relating to such Trust.

Regular Distribution Dates	January 2 and July 2 of each year, (i) which commenced on January 2, 2011 with respect to the Class A Certificates and (ii) which will commence on July 2, 2011 with respect to the Class B Certificates.

Record Dates	The fifteenth day preceding the related Distribution Date.

Distributions	The Trustee of each Trust will distribute payments of principal, Make-Whole Amount (if any) and interest received on the Equipment Notes held in such Trust to the holders of the

Certificates of such Trust, subject to the subordination provisions set forth in the Intercreditor Agreement.

Subject to the subordination provisions set forth in the Intercreditor Agreement,

• Scheduled Payments of principal and interest made on the Equipment Notes will be distributed on the applicable Regular Distribution Dates; and

• payments in respect of, or any proceeds of, any Equipment Notes or the Collateral under any Indenture, including payments resulting from any early redemption of such Equipment Notes, will be distributed on a Special Distribution Date after not less than 15 days’ notice to Certificateholders.

Intercreditor Agreement	The Class A Trustee, the Class A Liquidity Provider and the Subordination Agent entered into an intercreditor agreement on July 2, 2010. Each party thereto, together with Delta, the Class B Trustee and the Class B Liquidity Provider, will enter into an amendment thereto whereby the Class B Trustee and the Class B Liquidity Provider will become a party to the Intercreditor Agreement. The Intercreditor Agreement prescribes how payments made on the Equipment Notes held by the Subordination Agent and made under each Liquidity Facility will be distributed. The Intercreditor Agreement also sets forth agreements among the Trustees and the Liquidity Providers relating to who will control the exercise of remedies under the Equipment Notes and the Indentures.

Subordination	Under the Intercreditor Agreement, after payment of certain fees and expenses, distributions on the Certificates generally will be made in the following order:

• first, to the holders of the Class A Certificates to make distributions in respect of interest on the Class A Certificates;

• second, to the holders of the Class B Certificates to make distributions in respect of interest on the Eligible B Pool Balance;

• third, to the holders of the Class A Certificates to make distributions in respect of the Pool Balance of the Class A Certificates;

• fourth, to the holders of the Class B Certificates to make distributions in respect of interest on the Pool Balance of the Class B Certificates not previously distributed under clause “second” above; and

• fifth, to the holders of the Class B Certificates to make distributions in respect of the Pool Balance of the Class B Certificates.

Certain distributions to the Liquidity Providers will be made prior to distributions on the Class A Certificates and Class B Certificates, as discussed under “Description of the Intercreditor Agreement — Priority of Distributions”.

Control of Loan Trustee	The holders of at least a majority of the outstanding principal amount of Equipment Notes issued under each Indenture will be entitled to direct the Loan Trustee under such Indenture in taking action as long as no Indenture Event of Default has occurred and is continuing thereunder. If an Indenture Event of Default has occurred and is continuing under an Indenture, subject to certain conditions, the Controlling Party will be entitled to direct the Loan Trustee under such Indenture in taking action (including in exercising remedies, such as accelerating such Equipment Notes or foreclosing the lien on the Aircraft with respect to which such Equipment Notes were issued).

The Controlling Party will be:

• if Final Distributions have not been paid in full to the holders of the Class A Certificates, the Class A Trustee;

• if Final Distributions have been paid in full to the holders of the Class A Certificates, but not to the holders of the Class B Certificates, the Class B Trustee; and

• under certain circumstances, and notwithstanding the foregoing, the Liquidity Provider with the largest amount owed to it.

Limitation on Sale of Aircraft or Equipment Notes	In exercising remedies during the nine months after the earlier of (a) the acceleration of the Equipment Notes issued pursuant to any Indenture and (b) the bankruptcy or insolvency of Delta, the Controlling Party may not, without the consent of each Trustee (other than the Trustee of any Trust all of the Certificates of which are held or beneficially owned by Delta or Delta’s affiliates), direct the sale of such Equipment Notes or the Aircraft subject to the lien of such Indenture for less than certain specified minimum amounts. See “Description of the Intercreditor Agreement — Intercreditor Rights — Limitation on Exercise of Remedies” for a description of such minimum amounts and certain other limitations on the exercise of remedies.

Right to Buy Class A Certificates	If Delta is in bankruptcy and certain other specified events have occurred, the Class B Certificateholders (other than Delta or any of its affiliates), will have the right to purchase all, but not less than all, of the Class A Certificates.

The purchase price for the Class A Certificates will be the outstanding Pool Balance of such Class A Certificates plus accrued and undistributed interest, without any premium, but including any other amounts then due and payable to the Class A Certificateholders.

Liquidity Facilities	Under the Liquidity Facility for each of the Class A Trust and Class B Trust, the applicable Liquidity Provider is required, if necessary, to make advances in an aggregate amount sufficient to pay interest distributions on the applicable Certificates on up to three successive semiannual Regular Distribution Dates (without regard to any expected future distributions of principal on such Certificates) at the applicable interest rate for such Certificates. Drawings under the Liquidity Facilities cannot be used to pay any amount in respect of the Certificates other than such interest. See “Description of the Liquidity Facilities” for a description of the terms of the Liquidity Facilities, including the threshold rating requirements applicable to the Liquidity Provider.

Notwithstanding the subordination provisions applicable to the Certificates under the Intercreditor Agreement, the Class A Certificateholders and Class B Certificateholders will be entitled to receive and retain the proceeds of drawings under the Class A Liquidity Facility and Class B Liquidity Facility, respectively.

Upon each drawing under any Liquidity Facility to pay interest distributions on the related Certificates, the Subordination Agent will be obligated to reimburse the applicable Liquidity Provider for the amount of such drawing, together with interest on that drawing. Such reimbursement obligation and all interest, fees and other amounts owing to the Liquidity Provider under each Liquidity Facility and certain other agreements will rank equally with comparable obligations relating to the other Liquidity Facility and will rank senior to all of the Certificates in right of payment.

Equipment Notes

(a) Issuer	Under each Indenture related to each of the Aircraft, Delta will issue Series B Equipment Notes with respect to such Aircraft, which will be acquired by the Class B Trust on the Class B Issuance Date. Delta issued Series A Equipment Notes with respect to each of the Aircraft, which were acquired by the Class A Trust prior to the Class B Issuance Date.

(b) Interest	The Series B Equipment Notes will accrue interest at the rate per annum for the Class B Certificates set forth on the cover page of this prospectus supplement, and the Series A Equipment Notes accrue interest at the rate per annum of 6.20%, in each case calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest on the Equipment Notes will be payable on January 2 and July 2. Such interest payments commenced on January 2, 2011 with respect to the Series A Equipment Notes and will commence on July 2, 2011 with respect to the Series B Equipment Notes.

(c) Principal	The entire principal amount of the issued and outstanding Series B Equipment Notes is scheduled to be paid on January 2, 2016. Principal payments on the issued and outstanding Series A Equipment Notes are scheduled to be paid in specified amounts on January 2 and July 2 in certain years. Such principal payments on the Series A Equipment Notes commenced on January 2, 2011 and will end on July 2, 2018. See “Description of the Equipment Notes — Principal and Interest Payments”.

(d) Rankings	The following subordination provisions will be applicable to the Equipment Notes issued under the Indentures:

• the indebtedness evidenced by the Series B Equipment Notes issued under such Indenture will be, to the extent and in the manner provided in such Indenture, subordinate and subject in right of payment to the Series A Equipment Notes issued under such Indenture; and

• the indebtedness evidenced by the Series A Equipment Notes and the Series B Equipment Notes issued under any Indenture will be, to the extent and in the manner provided in the other

Indentures, subordinate and subject in right of payment under such other Indentures to the Equipment Notes issued under such other Indentures.

By virtue of the Intercreditor Agreement, all of the Equipment Notes held by the Subordination Agent will be effectively cross-subordinated. This means that payments received on Series B Equipment Notes issued in respect of one Aircraft may be applied in accordance with the priority of payment provisions set forth in the Intercreditor Agreement to make distributions on the Class A Certificates. See “Description of the Intercreditor Agreement — Priority of Distributions”.

(e) Redemption	Aircraft Event of Loss. Under an Indenture, if an Event of Loss occurs with respect to an Aircraft, Delta will either:

• substitute for such Aircraft under the related financing agreements an aircraft meeting certain requirements; or

• redeem all of the Equipment Notes issued with respect to such Aircraft.

The redemption price in such case will be the unpaid principal amount of such Equipment Notes to be redeemed, together with accrued and unpaid interest, but without any premium.

Optional Redemption. Delta may elect to redeem at any time prior to maturity all of the Equipment Notes issued with respect to an Aircraft; provided that all outstanding Equipment Notes with respect to all other Aircraft are simultaneously redeemed. In addition, Delta may elect to redeem the Series B Equipment Notes with respect to all Aircraft in connection with a refinancing of such series or without refinancing. See “Possible Refinancing of Class B Certificates”. The redemption price in each such case will be the unpaid principal amount of such Equipment Notes, together with accrued and unpaid interest, plus the Make-Whole Amount (if any). See “Description of the Equipment Notes — Redemption”.

(f) Security and cross- collateralization	The Equipment Notes issued with respect to each Aircraft will be secured by, among other things, a security interest in such Aircraft.

In addition, the Equipment Notes will be cross-collateralized to the extent described under “Description of the Equipment Notes — Security” and “Description of the Equipment Notes — Subordination”. This means, among other things, that any proceeds from the sale of any Aircraft by the Loan Trustee or other exercise of remedies under the related Indenture following an Indenture Event of Default under such Indenture will (after all of the Equipment Notes issued under such Indenture have been paid off, and subject to the provisions of the U.S. Bankruptcy Code (the “Bankruptcy Code”)) be available for application to shortfalls with respect to the Equipment Notes issued under the other Indentures and the other obligations secured by the other Indentures that are due at the time of such application. In the absence of any such shortfall at the time of such application, excess proceeds will be held by the Loan Trustee under such Indenture as additional collateral for the Equipment Notes issued under each of the other

Indentures and will be applied to the payments in respect of the Equipment Notes issued under such other Indentures as they come due. However, if any Equipment Note ceases to be held by the Subordination Agent (as a result of sale during the exercise of remedies by the Controlling Party or otherwise), such Equipment Note will cease to be entitled to the benefits of cross-collateralization. Any cash Collateral held as a result of the cross-collateralization of the Equipment Notes would not be entitled to the benefits of Section 1110 of the Bankruptcy Code (“Section 1110”).

If the Equipment Notes issued under any Indenture are repaid in full in the case of an Event of Loss with respect to the applicable Aircraft, the lien on such Aircraft under such Indenture will be released. Once the lien on any Aircraft is released, such Aircraft will no longer secure the amounts that may be owing under any Indenture.

(g) Cross-default	There will be cross-default provisions in the Indentures. This means that if the Equipment Notes issued with respect to one Aircraft are in a continuing default, the Equipment Notes issued with respect to the remaining Aircraft will also be in default, and remedies will be exercisable with respect to all Aircraft.

(h) Section 1110 Protection	Delta’s internal counsel will provide an opinion to the Class B Trustee that the benefits of Section 1110 will be available for each of the Aircraft.

Certain U.S. Federal Income Tax Consequences	The Class B Trust itself will not be subject to U.S. federal income tax. See “Certain U.S. Federal Income Tax Consequences”.

Certain ERISA Considerations	Each person who acquires a Class B Certificate or an interest therein will be deemed to have represented that either:

• no assets of a Plan or of any trust established with respect to a Plan have been used to acquire such Class B Certificate or an interest therein; or

• the purchase and holding of such Class B Certificate or an interest therein by such person are exempt from the prohibited transaction restrictions of ERISA and the Code or provisions of Similar Law pursuant to one or more statutory or administrative exemptions.

See “Certain ERISA Considerations”.

Transfer Restrictions for Class B Certificates	The Class B Certificates may be sold only to qualified institutional buyers, as defined in Rule 144A under the Securities Act, for so long as they are outstanding. See “Description of the Certificates — Transfer Restrictions for Class B Certificates”.

Governing Law	The Class B Certificates and the Series B Equipment Notes will be governed by the laws of the State of New York.

Summary Historical Consolidated Financial and Operating Data

The following tables present our summary historical consolidated financial and operating data. We derived the statement of operations data for the nine months ended September 30, 2010 and 2009 and the balance sheet data as of September 30, 2010 from our unaudited condensed consolidated financial statements for the quarter ended September 30, 2010 and the related notes thereto incorporated by reference herein. We derived the balance sheet data as of September 30, 2009 from our unaudited condensed consolidated financial statements for the three months ended September 30, 2009 and the related notes thereto, which are not incorporated by reference. The unaudited statement of operations data for the interim periods may not be indicative of results for the year as a whole. We derived the statement of operations data for the years ended December 31, 2009 and 2008 and the balance sheet data as of December 31, 2009 and 2008 from our audited consolidated financial statements for the year ended December 31, 2009 and the related notes thereto incorporated by reference herein.

On October 29, 2008, a wholly-owned subsidiary of ours merged with and into Northwest. Our consolidated financial statements include the results of operations of Northwest and its wholly-owned subsidiaries for periods after October 29, 2008. Accordingly, our financial results under United States generally accepted accounting principles (“GAAP”) for the nine months ended September 30, 2010 and 2009 and the year ended December 31, 2009 include the results of Northwest. In contrast, our financial results under GAAP for the year ended December 31, 2008 include the results of Northwest only from October 30 to December 31, 2008. Accordingly, this impacts the comparability of our financial results under GAAP for the years ended December 31, 2009 and 2008.

You should read the following tables in conjunction with (1) “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the condensed consolidated financial statements and the related notes thereto incorporated by reference herein from our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2010 and (2) “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the related notes thereto incorporated by reference herein from our Annual Report on Form 10-K for the year ended December 31, 2009. See “Where You Can Find More Information” in this prospectus supplement.

Statement of Operations Data

	Nine Months Ended		Year Ended
	September 30,		December 31,
	2010(1)	2009(2)	2009(3)	2008(4)
	(In millions)

Operating revenue	$23,966	$21,258	$28,063	$22,697
Operating expense	22,043	21,536	28,387	31,011
Operating income (loss)	1,923	(278)	(324)	(8,314)
Interest expense, net	920	928	1,251	613
Net income (loss)	574	(1,212)	(1,237)	(8,922)

(1)	Includes (a) $360 million in primarily non-cash loss on extinguishment of debt, including the write-off of unamortized debt discount and (b) $342 million in restructuring and merger-related charges associated with (i) asset impairments related to the Comair fleet reduction initiative and retired B-747-200 aircraft, (ii) Northwest and the integration of Northwest operations into Delta and (iii) severance and related costs.

(2)	Includes (a) $286 million in restructuring and merger-related charges associated with (i) Northwest and the integration of Northwest operations into Delta and (ii) employee workforce reduction programs and (b) an $83 million non-cash loss for the write-off of the unamortized discount on the extinguishment of the Northwest senior secured exit financing facility.

(3)	Includes (a) $407 million in restructuring and merger-related charges associated with (i) Northwest and the integration of Northwest operations into Delta and (ii) employee workforce reduction programs, (b) an $83 million non-cash loss for the write-off of the unamortized discount on the extinguishment of the Northwest senior secured exit financing facility and (c) a non-cash income tax benefit of $321 million from our consideration of all income sources, including other comprehensive income.

(4)	Includes a $7.3 billion non-cash charge from an impairment of goodwill and other intangible assets and $1.1 billion in primarily non-cash merger-related charges relating to the issuance or vesting of employee equity awards in connection with our merger with Northwest.

Balance Sheet Data

	September 30,				December 31,
	2010		2009		2009		2008
	(In millions)

Cash, cash equivalents and short-term investments	$3,875		$5,488		$4,678		$4,467
Restricted cash, and cash equivalents (including noncurrent)	456		499		444		453
Total assets	43,153		44,853		43,539		45,084
Long-term debt and capital leases (including current maturities)	15,365		17,684		17,198		16,571
Stockholders’ equity	715		900		245		874
Other Financial and Statistical Data(1)
Revenue passenger miles (millions)	146,936		145,384		188,943		134,879
Available seat miles (millions)	175,657		177,003		230,331		165,639
Passenger mile yield	14.01	¢	12.40	¢	12.60	¢	14.52	¢
Passenger revenue per available seat mile	11.72	¢	10.19	¢	10.34	¢	11.82	¢
Operating cost per available seat mile	12.55	¢	12.17	¢	12.32	¢	18.72	¢
Passenger load factor	83.6%		82.1%		82.0%		81.4%
Fuel gallons consumed (millions)	2,887		2,951		3,853		2,740
Average price per fuel gallon, net of hedging	$2.28		$2.15		$2.15		$3.16

(1)	Includes the operations of our contract carriers under capacity purchase agreements, including non-owned carriers.

Recent Financial Results

The following discussion presents summary historical consolidated financial data and certain of our operating data for the three months ended December 31, 2010 and 2009 and the year ended December 31, 2010 from our unaudited consolidated financial statements. We have not yet filed our Annual Report on Form 10-K for the year ended December 31, 2010. As a result, such financial and operating data discussed herein for the three months ended December 31, 2010 and the year ended December 31, 2010 are subject to change until the filing of our financial statements. See Appendix VI for our unaudited consolidated statements of operations for the three months ended December 31, 2010 and 2009 and the years ended December 31, 2010 and 2009.

December 2010 Quarter

We reported net income of $19 million for the December 2010 quarter. Excluding special items, net income was $158 million in the December 2010 quarter, a $383 million improvement over the December 2009 quarter. In the December 2010 quarter, we recorded special items totaling $139 million, including $108 million in restructuring and merger-related expenses and $31 million from a loss on extinguishment of debt. We recorded special items totaling a net $200 million credit in the December 2009 quarter, including $121 million in primarily merger-related expenses and $321 million non-cash tax benefit related to the impact of fuel hedges in other comprehensive income.

Total operating revenue for the December 2010 quarter was $7.8 billion, an increase of $1.0 billion, or 14%, compared to the December 2009 quarter. Passenger revenue increased 15%, or $889 million, compared to the prior year period on 7% higher capacity. Passenger unit revenue (“PRASM”) increased 8%, due to a 9% improvement in yield. Cargo revenue decreased 7%, or $17 million, due to the elimination of freighter operations, partially offset by higher volume and yield. Other revenue increased 14%, or $112 million, primarily due to higher SkyMiles revenue and revenues from ancillary products and services.

Passenger revenue-related statistics for the December 2010 quarter compared to the December 2009 quarter are as follows:

		Increase (Decrease) vs. December 2009 Quarter
	December 2010	Passenger
(In millions)	Quarter	Revenue	PRASM	Yield	Capacity

Domestic	$2,927	11%	5%	5%	6%
Atlantic	1,226	21%	8%	10%	12%
Pacific	721	47%	24%	26%	18%
Latin America	364	13%	19%	18%	(5)%

Total mainline	5,238	17%	8%	9%	8%
Regional	1,430	9%	9%	10%	0%

Consolidated	$6,668	15%	8%	9%	7%

In the December 2010 quarter, operating expense increased $644 million compared to the December 2009 quarter due to higher fuel price, volume- and revenue-related expenses and profit sharing expense, which were partially offset by incremental merger cost synergies. We hedged 58% of our fuel consumption for the December 2010 quarter for an average fuel price of $2.47 per gallon.

Consolidated unit cost (“CASM”), excluding businesses not associated with the generation of a seat mile, fuel, profit sharing and special items, decreased 2% in the December 2010 quarter on a year-over-year basis, on 7% higher capacity. Consolidated CASM, including fuel, profit sharing and special items, increased 2%.

Non-operating expense excluding special items decreased $67 million due to benefits from our debt reduction initiatives. Including special items, non-operating expense was $36 million lower than in the December 2009 quarter.

2010 Financial Highlights

For the full year 2010, we reported net income of $593 million for 2010, compared to a net loss of $1.2 billion for 2009. This $1.8 billion improvement primarily reflects a strengthening of the airline industry revenue environment. In 2010, we recorded special items totaling $851 million in expenses, including restructuring and merger-related items of $450 million and $401 million primarily due to a loss on extinguishment of debt. Excluding these items, our net income for 2010 was $1.4 billion. In 2009, our special items totaled $169 million in net expenses.

Operating revenue for 2010 was $31.8 billion, compared to $28.1 billion in 2009. Passenger revenue increased due to increased business demand for air travel and an increase in fares, largely due to the strengthening of the airline industry revenue environment. During 2009, weakened demand for air travel from the global recession and the effects of the H1N1 virus and related capacity reductions had a significant negative impact on our revenue.

Operating expense for 2010 was $29.5 billion, compared to $28.4 billion in 2009. In 2010, aircraft fuel and related taxes increased due to higher average unhedged fuel prices, which increased fuel costs $1.6 billion, partially offset by reductions of $1.3 billion in fuel hedge costs. We recorded $89 million in net fuel hedge costs for 2010, compared to $1.4 billion in 2009. The fuel hedge costs for 2009 were primarily from hedge contracts purchased in 2008 when fuel prices reached record highs and were expected to continue to rise but instead declined. Our 2010 operating expenses also include $313 million in profit sharing expense. We had no profit sharing expense in 2009.

Liquidity

As of December 31, 2010, we had $5.2 billion in unrestricted liquidity, including $3.6 billion in cash and short-term investments and $1.6 billion in undrawn revolving credit facilities. During the December 2010 quarter, operating cash flow was $318 million, driven by our profitability partially offset by the normal seasonal decline in advance ticket sales.

At December 31, 2010, our total debt and capital leases, including current maturities, was $15.3 billion, a $1.9 billion reduction from December 31, 2009.

Supplemental Information

We sometimes use information that is derived from our consolidated financial statements, but that is not presented in accordance with generally accepted accounting principles (“GAAP”). Certain of this information is considered “non-GAAP financial measures” under U.S. Securities and Exchange Commission rules. The non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results.

The following tables show reconciliations of non-GAAP financial measures to the corresponding GAAP financial measures. The reasons we use these measures are described below.

•	We exclude special items because management believes the exclusion of these items is helpful to investors to evaluate our recurring operational performance.

•	We present CASM excluding fuel expense and related taxes because management believes the volatility in fuel prices impacts the comparability of year-over-year financial performance.

•	CASM excludes businesses not associated with the generation of a seat mile. These businesses include aircraft maintenance and staffing services we provide to third parties, our vacation wholesale operations and our dedicated freighter operations, which we discontinued on December 31, 2009.

•	We exclude profit sharing expense from CASM because management believes the exclusion of this item provides a more meaningful comparison of our CASM to the airline industry and prior year results.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2010	2009	2010
	(In millions)

Net income (loss)	$19	$(25)	$593
Items excluded:
Restructuring and merger-related items	108	121	450
Loss on extinguishment of debt	31	—	391
Income tax benefit related to other comprehensive income	—	(321)	—
Other	—	—	10

Net income excluding special items	$158	$(225)	$1,444

	Three Months Ended December 31,
	2010	2009
	(In millions)

Non operating expense	$273	$309
Item excluded:
Loss on extinguishment of debt	(31)	—

Non-operating expense excluding special items	$242	$309

	Three Months Ended December 31,
	2010	2009

CASM	13.14 ¢	12.85 ¢
Items excluded:
Ancillary businesses	(0.31)	(0.33)
Restructuring and merger-related items	(0.19)	(0.23)
Profit sharing	(0.07)	—
Aircraft fuel and related taxes	(4.05)	(3.61)

CASM excluding certain items	8.52 ¢	8.68 ¢

RISK FACTORS

In considering whether to purchase the Class B Certificates, you should carefully consider all of the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related company free writing prospectus and other information which may be incorporated by reference in this prospectus supplement and the accompanying prospectus after the date hereof. In addition, you should carefully consider the risk factors described below, along with any risk factors that may be included in our future reports filed with the SEC.

Risk Factors Relating to Delta

Our business and results of operations are dependent on the price and availability of aircraft fuel. High fuel costs or cost increases could have a materially adverse effect on our operating results. Likewise, significant disruptions in the supply of aircraft fuel would materially adversely affect our operations and operating results.

Our operating results are significantly impacted by changes in the price and availability of aircraft fuel. Fuel prices have increased substantially since the middle part of the last decade and spiked at record high levels in 2008 before falling dramatically during the latter part of 2008. In 2010, our average fuel price per gallon was $2.33, an 8% increase from an average fuel price of $2.15 in 2009. In 2008, our average fuel price per gallon was $3.16, a 41% increase from an average price of $2.24 in 2007, which in turn was significantly higher than fuel prices just a few years earlier. Fuel costs represented 30%, 29%, and 38% of our operating expense in 2010, 2009 and 2008, respectively. Total operating expense for 2008 reflects a $7.3 billion non-cash charge from an impairment of goodwill and other intangible assets and $1.1 billion in primarily non-cash merger-related charges. Including these charges, fuel costs accounted for 28% of total operating expense in 2008. Volatility in fuel costs has had a significant negative effect on our results of operations and financial condition.

Our ability to pass along the increased costs of fuel to our customers may be affected by the competitive nature of the airline industry. We often have not been able to increase our fares to offset fully the effect of increased fuel costs in the past and we may not be able to do so in the future.

In addition, our aircraft fuel purchase contracts do not provide material protection against price increases or assure the availability of our fuel supplies. We purchase most of our aircraft fuel under contracts that establish the price based on various market indices. We also purchase aircraft fuel on the spot market, from offshore sources and under contracts that permit the refiners to set the price. In an effort to manage our exposure to changes in fuel prices, we use derivative instruments, which generally consist of crude oil, heating oil and jet fuel swap, collar and call option contracts, though we may not be able to successfully manage this exposure. Depending on the type of hedging instrument used, our ability to benefit from declines in fuel prices may be limited.

We are currently able to obtain adequate supplies of aircraft fuel, but it is impossible to predict the future availability or price of aircraft fuel. Weather-related events, natural disasters, political disruptions or wars involving oil-producing countries, changes in governmental policy concerning aircraft fuel production, transportation or marketing, changes in aircraft fuel production capacity, environmental concerns and other unpredictable events may result in additional fuel supply shortages and fuel price increases in the future. Additional increases in fuel costs or disruptions in fuel supplies could have additional negative effects on us.

Our funding obligations with respect to defined benefit pension plans we sponsor is significant and can vary materially because of changes in investment asset returns and values.

The recent financial crisis and economic downturn resulted in broadly lower investment asset returns and values, including in the defined benefit pension plans that we sponsor for eligible employees and retirees. As of December 31, 2010, the defined benefit pension plans had an estimated benefit obligation of approximately $17.5 billion and were funded through assets with a value of approximately $8.2 billion. The benefit obligation is significantly affected by investment asset returns and changes in interest rates, neither of which is in the control of Delta. We estimate that our funding requirement for our defined benefit pension plans, which are governed by ERISA and have been frozen for future accruals, is approximately $600 million in 2011. The significant level of required funding is due primarily to the decline in the investment markets in 2008, which negatively affected the value of our pension assets. Estimates of pension plan funding requirements can vary materially from actual funding requirements because the estimates are based on various assumptions concerning factors outside our control, including, among other things, the market performance of assets; statutory requirements; and demographic data for participants, including the number of participants and the rate of participant attrition. Results that vary significantly from our assumptions could have a material impact on our future funding obligations.

Our obligation to post collateral in connection with our hedge contracts may have a substantial impact on our short-term liquidity.

Under hedge contracts that we may enter into from time to time, counterparties to those contracts can require us to fund the margin associated with any loss position on the contracts. If fuel prices fall significantly below the levels at the time we enter into fuel hedging contracts, we may be required to post a significant amount of collateral, which could have an impact on the level of our unrestricted cash and cash equivalents and short-term investments.

Our substantial indebtedness may limit our financial and operating activities and may adversely affect our ability to incur additional debt to fund future needs.

We have substantial indebtedness, which could:

•	require us to dedicate a substantial portion of cash flow from operations to the payment of principal and interest on indebtedness, thereby reducing the funds available for operations and future business opportunities;

•	make it more difficult for us to satisfy our payment and other obligations under our indebtedness;

•	limit our ability to borrow additional money for working capital, restructurings, capital expenditures, research and development, investments, acquisitions or other purposes, if needed, and increasing the cost of any of these borrowings;

•	make us more vulnerable to economic downturns, adverse industry conditions or catastrophic external events;

•	limit our ability to withstand competitive pressures;

•	reduce our flexibility in planning for or responding to changing business and economic conditions; and/or

•	limit our flexibility in responding to changing business and economic conditions, including increased competition and demand for new services, placing us at a disadvantage when compared to our competitors that have less debt, and making us more vulnerable than our competitors who have less debt to a downturn in our business, industry or the economy in general.

In addition, a substantial level of indebtedness, particularly because substantially all of our assets are currently subject to liens, could limit our ability to obtain additional financing on acceptable terms or at all for working capital, capital expenditures and general corporate purposes. We have historically had substantial liquidity needs in the operation of our business. These liquidity needs could vary significantly and may be affected by general economic conditions, industry trends, performance and many other factors not within our control.

Agreements governing our debt, including credit agreements and indentures, include financial and other covenants that impose restrictions on our financial and business operations.

Our credit facilities and indentures for secured notes have various financial and other covenants that require us to maintain, depending on the particular agreement, minimum fixed charge coverage ratios, minimum unrestricted cash reserves and/or minimum collateral coverage ratios. The value of the collateral that has been pledged in each facility may change over time, including due to factors that are not under our control, resulting in a situation where we may not be able to maintain the collateral coverage ratio. In addition, the credit facilities and indentures contain other negative covenants customary for such financings. If we fail to comply with these covenants and are unable to obtain a waiver or amendment, an event of default would result. These covenants are subject to important exceptions and qualifications.

The credit facilities and indentures also contain other events of default customary for such financings. If an event of default were to occur, the lenders or the trustee could, among other things, declare outstanding amounts due and payable, and our cash may become restricted. We cannot provide assurance that we would have sufficient liquidity to repay or refinance the borrowings or notes under any of the credit facilities if such amounts were accelerated upon an event of default. In addition, an event of default or declaration of acceleration under any of the credit facilities or the indentures could also result in an event of default under other of our financing agreements.

Employee strikes and other labor-related disruptions may adversely affect our operations.

Our business is labor intensive, utilizing large numbers of pilots, flight attendants and other personnel. As of December 31, 2010, approximately 17% of our workforce was unionized. Strikes or labor disputes with our unionized employees may adversely affect our ability to conduct business. Relations between air carriers and labor unions in the United States are governed by the Railway Labor Act, which provides that a collective bargaining agreement between an airline and a labor union does not expire, but instead becomes amendable as of a stated date. The Railway Labor Act generally prohibits strikes or other types of self-help actions both before and after a collective bargaining agreement becomes amendable, unless and until the collective bargaining processes required by the Railway Labor Act have been exhausted.

In addition, if we or our affiliates are unable to reach agreement with any of our unionized work groups on future negotiations regarding the terms of their collective bargaining agreements or if additional segments of our workforce become unionized, we may be subject to work interruptions or stoppages, subject to the requirements of the Railway Labor Act. Likewise, if third party regional carriers with whom we have contract carrier agreements are unable to reach agreement with their unionized work groups on current or future negotiations regarding the terms of their collective bargaining agreements, those carriers may be subject to work interruptions or stoppages, subject to the requirements of the Railway Labor Act, which could have a negative impact on our operations.

Completion of the integration of the Delta and Northwest Airlines workforces may present challenges.

The successful integration of the pre-merger Northwest Airlines operations into Delta and achievement of the anticipated benefits of the combination depend on integrating the pre-merger Delta and Northwest Airlines employee groups and on maintaining productive employee relations. While integration of a number of the workgroups (including pilots, aircraft maintenance technicians, dispatchers, meteorologists, simulator technicians and office and clerical staff) has been completed, completion of the integration of certain workgroups (including flight attendants, airport employees and reservations employees) of the two pre-merger airlines will require the final resolution of union representation issues. We cannot predict when or how these remaining representation issues will be resolved. Unexpected delay, expense or other challenges to integrating the workforces could impact the expected synergies from the merger and affect our financial performance.

Extended interruptions or disruptions in service at one of our hub airports could have a material adverse impact on our operations.

Our business is heavily dependent on our operations at the Atlanta airport and at our other hub airports in Amsterdam, Cincinnati, Detroit, Memphis, Minneapolis-St. Paul, New York-JFK, Paris-Charles de Gaulle, Salt Lake City and Tokyo-Narita. Each of these hub operations includes flights that gather and distribute traffic from markets in the geographic region surrounding the hub to other major cities and to other Delta hubs. A significant interruption or disruption in service at one of our hubs could have a serious impact on our business, financial condition and results of operations.

We are increasingly dependent on technology in our operations, and if our technology fails or we are unable to continue to invest in new technology, our business may be adversely affected.

We have become increasingly dependent on technology initiatives to reduce costs and to enhance customer service in order to compete in the current business environment. For example, we have made significant investments in delta.com, check-in kiosks and related initiatives. The performance and reliability of the technology are critical to our ability to attract and retain customers and our ability to compete effectively. Because of the rapid pace of new developments, these initiatives will continue to require significant capital investments in our technology infrastructure. If we are unable to make these investments, our business and operations could be negatively affected. If we are unable to manage these challenges effectively, our business and results of operations could be negatively affected.

In addition, any internal technology error or failure impacting systems hosted internally at our data centers or externally at third party locations or large scale external interruption in technology infrastructure we depend on, such as power, telecommunications or the internet, may disrupt our technology network. Any individual, sustained or repeated failure of technology could impact our customer service and result in increased costs. Our technology systems and related data may be vulnerable to a variety of sources of interruption due to events beyond our control, including natural disasters, terrorist attacks, telecommunications failures, computer viruses, hackers and other security issues. While we have in place, and continue to invest in, technology security initiatives and disaster recovery plans, these measures may not be adequate or implemented properly to prevent a business disruption and its adverse financial consequences to our business.

If we experience losses of senior management personnel and other key employees, our operating results could be adversely affected.

We are dependent on the experience and industry knowledge of our officers and other key employees to execute our business plans. If we experience a substantial turnover in our leadership and other key employees, our performance could be materially adversely impacted. Furthermore, we may be unable to attract and retain additional qualified executives as needed in the future.

Our credit card processors have the ability to take significant holdbacks in certain circumstances. The initiation of such holdbacks likely would have a material adverse effect on our liquidity.

Most of the tickets we sell are paid for by customers who use credit cards. Our credit card processing agreements provide that no holdback of receivables or reserve is required except in certain circumstances, including if we do not maintain a required level of unrestricted cash. If circumstances were to occur that would allow American Express or our VISA/MasterCard processor to initiate a holdback, the negative impact on our liquidity likely would be material.

We are at risk of losses and adverse publicity stemming from any accident involving our aircraft.

An aircraft crash or other accident could expose us to significant tort liability. The insurance we carry to cover damages arising from any future accidents may be inadequate. In the event that the insurance is not adequate, we may be forced to bear substantial losses from an accident. In addition, any accident involving an aircraft that we operate or an aircraft that is operated by an airline that is one of our codeshare partners could create a public perception that our aircraft are not safe or reliable, which could harm our reputation, result in air travelers being reluctant to fly on our aircraft and harm our business.

Our business is subject to the effects of weather and natural disasters and seasonality, which can cause our results to fluctuate.

Our results of operations will reflect fluctuations from weather, natural disasters and seasonality. Severe weather conditions and natural disasters can significantly disrupt service and create air traffic control problems. These events decrease revenue and can also increase costs. In addition, increases in frequency, severity or duration of thunderstorms, hurricanes, typhoons or other severe weather events, including from changes in the global climate, could result in increases in fuel consumption to avoid such weather, turbulence-related injuries, delays and cancellations, any of which would increase the potential for greater loss of revenue and higher costs. In addition, demand for air travel is typically higher in the June and September quarters, particularly in international markets, because there is more vacation travel during these periods than during the remainder of the year. Because of fluctuations in our results from weather, natural disasters and seasonality, operating results for a historical period are not necessarily indicative of operating results for a future period and operating results for an interim period are not necessarily indicative of operating results for an entire year.

An extended disruption in services provided by our third party regional carriers could have a material adverse effect on our results of operations.

We utilize the services of third party providers in a number of areas in support of our operations that are integral to our business, including third party carriers in the Delta Connection program. While we have agreements with these providers that define expected service performance, we do not have direct control over the operations of these carriers. To the extent that a significant disruption in our regional operations occurs because any of these providers are unable to perform their obligations over an extended period of time, our revenue may be reduced or our expenses may be increased resulting in a material adverse effect on our results of operations.

Our ability to use net operating loss carryforwards to offset future taxable income for U.S. federal income tax purposes is subject to limitation.

In general, under Section 382 of the Internal Revenue Code of 1986, as amended, a corporation that undergoes an “ownership change” is subject to limitations on its ability to utilize its pre-change net operating losses (“NOLs”), to offset future taxable income. In general, an ownership change occurs if the aggregate stock ownership of certain stockholders (generally 5% shareholders, applying certain look-through rules) increases by more than 50 percentage points over such stockholders’ lowest percentage ownership during the testing period (generally three years).

As of December 31, 2010, Delta reported a consolidated federal and state pre-tax NOL carryforward of approximately $17.5 billion. Both Delta and Northwest experienced an ownership change in 2007 as a result of their respective plans of reorganization under Chapter 11 of the U.S. Bankruptcy Code. As a result of the merger, Northwest experienced a subsequent ownership change. Delta also experienced a subsequent ownership change on December 17, 2008 as a result of the merger, the issuance of equity to employees in connection with the merger and other transactions involving the sale of our common stock within the testing period.

The Delta and Northwest ownership changes resulting from the merger could limit the ability to utilize pre-change NOLs that were not subject to limitation, and could further limit the ability to utilize NOLs that were already subject to limitation. Limitations imposed on the ability to use NOLs to offset future taxable income could cause U.S. federal income taxes to be paid earlier than otherwise would be paid if such limitations were not in effect and could cause such NOLs to expire unused, in each case reducing or eliminating the benefit of such NOLs. Similar rules and limitations may apply for state income tax purposes. NOLs generated subsequent to December 17, 2008 are not limited.

Risk Factors Relating to the Airline Industry

The airline industry is highly competitive and, if we cannot successfully compete in the marketplace, our business, financial condition and operating results will be materially adversely affected.

We face significant competition with respect to routes, services and fares. Our domestic routes are subject to competition from both new and established carriers, some of which have lower costs than we do and provide service at low fares to destinations served by us. In particular, we face significant competition at our domestic hub airports in Atlanta, Cincinnati, Detroit, Memphis, Minneapolis-St. Paul, New York-JFK and Salt Lake City either directly at those airports or at the hubs of other airlines that are located in close proximity to our hubs. We also face competition in smaller to medium-sized markets from regional jet operators.

Discount carriers, including Southwest, AirTran and JetBlue, have placed significant competitive pressure on us in the United States and on other network carriers in the domestic market. In addition, other network carriers have also significantly reduced their costs over the last several years. Our ability to compete effectively depends, in part, on our ability to maintain a competitive cost structure. If we cannot maintain our costs at a competitive level, then our business, financial condition and operating results could be materially adversely affected.

Our international routes are subject to competition from both domestic and foreign carriers. Through alliance and other marketing and codesharing agreements with foreign carriers, U.S. carriers have increased their ability to sell international transportation, such as services to and beyond traditional European and Asian gateway cities. Similarly, foreign carriers have obtained increased access to interior U.S. passenger traffic beyond traditional U.S. gateway cities through these relationships. In particular, alliances formed by domestic and foreign carriers, including the Star Alliance (among United Air Lines, Continental Airlines, Lufthansa German Airlines, Air Canada and others) and the oneworld alliance (among American Airlines, British Airways, Qantas and others) have significantly increased competition in international markets. The adoption of liberalized Open Skies Aviation Agreements with an increasing number of countries around the world, including in particular the Open Skies Treaties with the Member States of the European Union and Japan, could significantly increase competition among carriers serving those markets.

Several joint ventures among U.S. and foreign carriers, including our transatlantic joint venture with Air France-KLM and Alitalia, have received grants of antitrust immunity allowing the participating carriers to coordinate schedules, pricing, sales and inventory. Other joint ventures that have received anti-trust immunity include a transatlantic alliance among United, Continental, Air Canada and Lufthansa, a transpacific joint venture among United, Continental and All Nippon Airways, a transatlantic joint venture among American, British Airways and Iberia, and a transpacific joint venture between American and Japan Air Lines.

Consolidation in the airline industry and changes in international alliances have altered and will continue to alter the competitive landscape in the industry by resulting in the formation of airlines and alliances with increased financial resources, more extensive global networks and altered cost structures.

The rapid spread of contagious illnesses can have a material adverse effect on our business and results of operations.

The rapid spread of a contagious illness can have a material adverse effect on the demand for worldwide air travel and therefore have a material adverse effect on our business and results of operations. Moreover, our operations could be negatively affected if employees are quarantined as the result of exposure to a contagious illness. Similarly, travel restrictions or operational problems resulting from the rapid spread of contagious illnesses in any part of the world in which we operate may have a materially adverse impact on our business and results of operations.

Terrorist attacks or international hostilities may adversely affect our business, financial condition and operating results.

The terrorist attacks of September 11, 2001 caused fundamental and permanent changes in the airline industry, including substantial revenue declines and cost increases, which resulted in industry-wide liquidity issues. Potential terrorist attacks or fear of such attacks, even if not made directly on the airline industry, could negatively affect us and the airline industry. The potential negative effects include increased security (including as a result of our global operations), insurance and other costs and lost revenue from increased ticket refunds and decreased ticket sales. Our financial resources might not be sufficient to absorb the adverse effects of any further terrorist attacks or other international hostilities involving the United States.

The airline industry is subject to extensive government regulation, and new regulations may increase our operating costs.

Airlines are subject to extensive regulatory and legal compliance requirements that result in significant costs. For instance, the Federal Aviation Administration (“FAA”) from time to time issues directives and other regulations relating to the maintenance and operation of aircraft that necessitate significant expenditures. We expect to continue incurring expenses to comply with the FAA’s regulations.

Other laws, regulations, taxes and airport rates and charges have also been imposed from time to time that significantly increase the cost of airline operations or reduce revenues. The industry is heavily taxed. For example, the Aviation and Transportation Security Act mandates the federalization of certain airport security procedures and imposes security requirements on airports and airlines, most of which are funded by a per ticket tax on passengers and a tax on airlines. The federal government has on several occasions proposed a significant increase in the per ticket tax. A ticket tax increase, if implemented, could negatively impact our results of operations.

Proposals to address congestion issues at certain airports or in certain airspace, particularly in the Northeast United States, have included concepts such as “congestion-based” landing fees, “slot auctions” or other alternatives that could impose a significant cost on the airlines operating in those airports or airspace and impact the ability of those airlines to respond to competitive actions by other airlines. Furthermore, events related to extreme weather delays have caused Congress and the U.S. Department of Transportation (“DOT”) to consider proposals related to airlines’ handling of lengthy flight delays. The recent enactment of such a regulation by the DOT could have a negative impact on our operations in certain circumstances.

Future regulatory action concerning climate change and aircraft emissions could have a significant effect on the airline industry. For example, the European Commission has adopted an emissions trading scheme applicable to all flights operating in the European Union, including flights to and from the United States. We expect that such a system will impose significant costs on our operations in the European Union. Other laws or regulations such as this emissions trading scheme or other U.S. or foreign governmental actions may adversely affect our operations and financial results, either through direct costs in our operations or through increases in costs for jet fuel that could result from jet fuel suppliers passing on increased costs that they incur under such a system.

We and other U.S. carriers are subject to domestic and foreign laws regarding privacy of passenger and employee data that are not consistent in all countries in which we operate. In addition to the heightened level of concern regarding privacy of passenger data in the United States, certain European government agencies are initiating inquiries into airline privacy practices. Compliance with these regulatory regimes is expected to result in additional operating costs and could impact our operations and any future expansion.

Our insurance costs have increased substantially as a result of the September 11, 2001 terrorist attacks, and further increases in insurance costs or reductions in coverage could have a material adverse impact on our business and operating results.

As a result of the terrorist attacks on September 11, 2001, aviation insurers significantly (1) reduced the maximum amount of insurance coverage available to commercial air carriers for liability to persons (other than employees or passengers) for claims resulting from acts of terrorism, war or similar events and (2) increased the premiums for such coverage and for aviation insurance in general. Since September 24, 2001, the U.S. government has been providing U.S. airlines with war-risk insurance to cover losses, including those resulting from terrorism, to passengers, third parties (ground damage) and the aircraft hull. The coverage currently extends through September 30, 2011, and we expect the coverage to be further extended. The withdrawal of government support of airline war-risk insurance would require us to obtain war-risk insurance coverage commercially, if available. Such commercial insurance could have substantially less desirable coverage than that currently provided by the U.S. government, may not be adequate to protect our risk of loss from future acts of terrorism, may result in a material increase to our operating expenses or may not be obtainable at all, resulting in an interruption to our operations.

Risk Factors Relating to the Class B Certificates and the Offering

Appraisals should not be relied upon as a measure of realizable value of the Aircraft.

Three independent appraisal and consulting firms have prepared appraisals of the Aircraft. The appraisal letters provided by these firms are annexed to this prospectus supplement as Appendix II. The AISI appraisal is dated January 7, 2011; the BK appraisal is dated January 3, 2011; and the MBA appraisal is dated January 6, 2011. The appraised values provided by each of AISI, BK and MBA are presented as of or around the respective dates of their appraisals. The appraisals do not purport to, and do not, reflect the current market value of the Aircraft. Such appraisals of the Aircraft are subject to a number of significant assumptions and methodologies (which differ among the appraisers) and were prepared without a physical inspection of the Aircraft. The appraisals take into account “base value”, which is the theoretical value for an aircraft assuming a balanced market, while current market value is the value for an aircraft in the actual market. In particular, the appraisals of the Aircraft indicate appraised base value, adjusted for the maintenance status of the Aircraft around the time of the appraisals (but assuming the related engines are in a half-time condition). Appraisals that are based on other assumptions and methodologies (or a physical inspection of the Aircraft) may result in valuations that are materially different from those contained in such appraisals. See “Description of the Aircraft and the Appraisals — The Appraisals”.

An appraisal is only an estimate of value. It does not necessarily indicate the price at which an aircraft may be purchased or sold in the market. In particular, the appraisals of the Aircraft are estimates of the values of the Aircraft assuming the Aircraft are in a certain condition, which may not be the case. An appraisal should not be relied upon as a measure of realizable value. The proceeds realized upon the exercise of remedies with respect to any Aircraft, including a sale of such Aircraft, may be less than its appraised value. The value of an Aircraft if remedies are exercised under the applicable Indenture will depend on various factors, including market, economic and airline industry conditions; the supply of similar aircraft; the availability of buyers; the condition of the Aircraft; the time period in which the Aircraft is sought to be sold; and whether the Aircraft is sold separately or as part of a block.

As discussed under “— Risk Factors Relating to the Airline Industry — Terrorist attacks or international hostilities may adversely affect our business, financial condition and operating results”, since September 11, 2001, the airline industry has suffered substantial losses. In response to adverse market conditions, many U.S. air carriers and lessors have reduced the number of aircraft in operation, and there may be further reductions, particularly by air carriers in bankruptcy or liquidation. Any such reduction of aircraft of the same models as the Aircraft could adversely affect the value of the Aircraft.

Accordingly, we cannot assure you that the proceeds realized upon any exercise of remedies with respect to the Aircraft would be sufficient to satisfy in full payments due on the Equipment Notes relating to the Aircraft or the full amount of distributions expected on the Certificates.

If we fail to perform maintenance responsibilities, the value of the Aircraft may deteriorate.

To the extent described in the Indentures, we will be responsible for the maintenance, service, repair and overhaul of the Aircraft. If we fail to perform these responsibilities adequately, the value of the Aircraft may be reduced. In addition, the value of the Aircraft may deteriorate even if we fulfill our maintenance responsibilities. As a result, it is possible that upon a liquidation, there will be less proceeds than anticipated to repay the holders of Equipment Notes. See “Description of the Equipment Notes — Certain Provisions of the Indentures — Maintenance and Operation”.

Inadequate levels of insurance may result in insufficient proceeds to repay holders of related Equipment Notes.

To the extent described in the Indentures, we must maintain all-risk aircraft hull insurance on the Aircraft. If we fail to maintain adequate levels of insurance, the proceeds which could be obtained upon an Event of Loss of an Aircraft may be insufficient to repay the holders of the related Equipment Notes. See “Description of the Equipment Notes — Certain Provisions of the Indentures — Insurance”.

Repossession of Aircraft may be difficult, time-consuming and expensive.

There will be no general geographic restrictions on our ability to operate the Aircraft. Although we do not currently intend to do so, we are permitted to register the Aircraft in certain foreign jurisdictions and to lease the Aircraft, and to enter into interchange or pooling arrangements with respect to the Aircraft, with unrelated third parties. It may be difficult, time-consuming and expensive for the Loan Trustee under an Indenture to exercise its repossession rights, particularly if the related Aircraft is located outside the United States, is registered in a foreign jurisdiction or is leased to or in the possession of a foreign or domestic operator. Additional difficulties may exist if such a lessee or other operator is the subject of a bankruptcy, insolvency or similar event. See “Description of the Equipment Notes — Certain Provisions of the Indentures — Registration, Leasing and Possession”.

In addition, some jurisdictions may allow for other liens or other third party rights to have priority over a Loan Trustee’s security interest in an Aircraft. As a result, the benefits of a Loan Trustee’s security interest in an Aircraft may be less than they would be if the Aircraft were located or registered in the United States.

Upon repossession of an Aircraft, the Aircraft may need to be stored and insured. The costs of storage and insurance can be significant and the incurrence of such costs could reduce the proceeds available to repay the Certificateholders. In addition, at the time of foreclosing on the lien on the Aircraft under the related Indenture, an Airframe subject to such Indenture might not be equipped with Engines subject to the same Indenture. If Delta fails to transfer title to engines not owned by Delta that are attached to repossessed Aircraft, it could be difficult, expensive and time-consuming to assemble an Aircraft consisting of an Airframe and Engines subject to the Indenture.

The Liquidity Providers, the Subordination Agent and the Trustees will receive certain payments before the Certificateholders do. In addition, the Class B Certificates rank generally junior to the Class A Certificates.

Under the Intercreditor Agreement, each Liquidity Provider will receive payment of all amounts owed to it, including reimbursement of drawings made to pay interest on the applicable class of Certificates, before the holders of any class of Certificates receive any funds. In addition, the Subordination Agent and the Trustees will receive certain payments before the holders of any class of Certificates receive distributions. See “Description of the Intercreditor Agreement — Priority of Distributions”.

In addition, the Class B Certificates rank generally junior to the Class A Certificates. Moreover, as a result of the subordination provisions in the Intercreditor Agreement, in a case involving the liquidation of substantially all of the assets of Delta, the Class B Certificateholders may receive a smaller distribution in respect of their claims than holders of unsecured claims against Delta of the same amount.

Payments of principal on the Certificates are subordinated to payments of interest on the Certificates, subject to certain limitations and certain other payments. Consequently, a payment default under any Equipment Note or a Triggering Event may cause the distribution of interest on the Certificates or such other amounts from payments received with respect to principal on one or more series of Equipment Notes. If this occurs, the interest accruing on the remaining Equipment Notes may be less than the amount of interest expected to be distributed from time to time on the remaining Certificates. This is because the interest on the Certificates may be based on a Pool Balance that exceeds the outstanding principal balance of the remaining Equipment Notes. As a result of this possible interest shortfall, the holders of the Certificates may not receive the full amount expected after a payment default under any Equipment Note even if all Equipment Notes are eventually paid in full. For a more detailed discussion of the subordination provisions of the Intercreditor Agreement, see “Description of the Intercreditor Agreement — Priority of Distributions”.

In addition, if Delta is in bankruptcy or other specified defaults have occurred, the subordination provisions applicable to the Certificates permit certain distributions to be made on Class B Certificates prior to making distributions in full on the Class A Certificates.

Certain Certificateholders may not participate in controlling the exercise of remedies in a default scenario.

If an Indenture Event of Default is continuing under an Indenture, subject to certain conditions, the Loan Trustee under such Indenture will be directed by the Controlling Party in exercising remedies under such Indenture, including accelerating the applicable Equipment Notes or foreclosing the lien on the Aircraft with respect to which such Equipment Notes were issued. See “Description of the Certificates — Indenture Events of Default and Certain Rights Upon an Indenture Event of Default”.

The Controlling Party will be:

•	if Final Distributions have not been paid in full to holders of the Class A Certificates, the Class A Trustee;

•	if Final Distributions have been paid in full to the holders of Class A Certificates, but not to the holders of the Class B Certificates, the Class B Trustee; and

•	under certain circumstances, and notwithstanding the foregoing, the Liquidity Provider with the largest amount owed to it.

As a result of the foregoing, if the Trustee for a class of Certificates is not the Controlling Party with respect to an Indenture, the Certificateholders of that class will have no rights to participate in directing the exercise of remedies under such Indenture.

The proceeds from the disposition of any Aircraft or Equipment Notes may not be sufficient to pay all amounts distributable to the Certificateholders.

During the continuation of any Indenture Event of Default under an Indenture, the Equipment Notes issued under such Indenture or the related Aircraft may be sold in the exercise of remedies with respect to that Indenture, subject to certain limitations. See “Description of the Intercreditor Agreement — Intercreditor Rights — Limitation on Exercise of Remedies”. The market for Aircraft or Equipment Notes during the continuation of any Indenture Event of Default may be very limited, and there can be no assurance as to whether they could be sold or the price at which they could be sold. If any Equipment Notes are sold for less than their outstanding principal amount or any Aircraft are sold for less than the outstanding principal amount of the related Equipment Notes, certain Certificateholders will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against Delta (except in the case that Aircraft are sold for less than the outstanding principal amount of the related Equipment Notes), any Liquidity Provider or any Trustee. Any default arising under an Indenture solely by reason of the cross-default in such Indenture may not be of a type required to be cured under Section 1110. Any cash collateral held as a result of the cross-collateralization of the Equipment Notes also would not be entitled to the benefits of Section 1110.

Any credit ratings assigned to the Class B Certificates are not a recommendation to buy and may be lowered or withdrawn in the future.

Any credit rating assigned to the Class B Certificates is not a recommendation to purchase, hold or sell the Class B Certificates, because such rating does not address market price or suitability for a particular investor. A rating may change during any given period of time and may be lowered or withdrawn entirely by a rating agency if in its judgment circumstances in the future (including the downgrading of Delta or the Class B Liquidity Provider) so warrant. Moreover, any change in a rating agency’s assessment of the risks of aircraft-backed debt (and similar securities such as the Class B Certificates) could adversely affect the credit rating issued by such rating agency with respect to the Class B Certificates.

Any credit ratings assigned to the Class B Certificates would be expected to be based primarily on the default risk of the Series B Equipment Notes, the availability of the Class B Liquidity Facility for the benefit of the holders of the Class B Certificates, the collateral value provided by the Aircraft relating to the Series B Equipment Notes, the cross-collateralization provisions applicable to the Indentures and the subordination provisions applicable to the Certificates under the Intercreditor Agreement. Such credit ratings would be expected to address the likelihood of timely payment of interest (at the Stated Interest Rate and without any premium) when due on the Class B Certificates and the ultimate payment of principal distributable under the Class B Certificates by the Final Legal Distribution Date. Such credit ratings would not be expected to address the possibility of certain defaults, optional redemptions or other circumstances (such as an Event of Loss to an Aircraft), which could result in the payment of the outstanding principal amount of the Class B Certificates prior to the final expected Regular Distribution Date.

The reduction, suspension or withdrawal of any credit ratings assigned to the Class B Certificates would not, by itself, constitute an Indenture Event of Default.

As a Certificateholder, you will have no protection against our entry into highly leveraged or extraordinary transactions, and there are no financial or other covenants in the Certificates, the Equipment Notes or the underlying agreements that impose restrictions on our financial and business operations or our ability to execute any such transaction.

The Certificates (including the Class B Certificates), the Equipment Notes and the underlying agreements will not contain any financial or other covenants or “event risk” provisions protecting the Certificateholders in the event of a highly leveraged or other extraordinary transaction affecting Delta or its affiliates. We do from time to time analyze opportunities presented by various types of transactions, and we may conduct our business in a manner that could cause the market price or liquidity of the Certificates to decline, could have a material adverse effect on our financial condition or the credit rating of the Certificates or otherwise could restrict or impair our ability to pay amounts due under the Equipment Notes and/or the related agreements, including by entering into a highly leveraged or other extraordinary transaction.

Because there is no current market for the Class B Certificates and the Class B Certificates are subject to transfer restrictions, you may have a limited ability to resell Class B Certificates.

Prior to this offering of the Class B Certificates, there has been no trading market for the Class B Certificates. Neither Delta nor the Class B Trust intends to apply for listing of the Class B Certificates on any securities exchange. The Underwriters may assist in resales of the Class B Certificates, but they are not required to do so, and any market-making activity may be discontinued at any time without notice at the sole discretion of each Underwriter. A secondary market for the Class B Certificates therefore may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your Class B Certificates. If an active trading market does not develop, the market price and liquidity of the Class B Certificates may be adversely affected.

In addition, the Class B Certificates will be subject to transfer restrictions. They may be sold only to qualified institutional buyers (“QIBs”), as defined in Rule 144A under the Securities Act, for so long as they are outstanding. This additional restriction may make it more difficult for you to resell any of your Class B Certificates, even if a secondary market does develop. See “Description of the Certificates — Transfer Restrictions for Class B Certificates”.

The liquidity of, and trading market for, the Class B Certificates also may be adversely affected by general declines in the markets or by declines in the market for similar securities. Such declines may adversely affect such liquidity and trading markets independent of Delta’s financial performance and prospects.

The market for Class B Certificates could be negatively affected by legislative and regulatory changes.

The Class B Certificates are sold to investors under an exemption to the Investment Company Act of 1940, as amended (the “Investment Company Act”), that permits the Class B Trust to issue the Class B Certificates without registering as an investment company; provided that the Class B Certificates may be initially sold, and subsequently re-sold, only to QIBs for so long as they are outstanding. Absent a future change in law, these limitations will remain in place for so long as the Class B Certificates remain outstanding.

Recent events in the debt markets, including defaults on asset-backed securities that had an investment grade credit rating at the time of sale, have prompted a number of broad based legislative and regulatory reviews, including a review of the regulations that permit the sale of certain asset-backed securities based upon the credit ratings of such securities. In particular, the SEC is required under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd Frank Act”) to adopt rule changes to generally remove any reference to credit ratings in its regulations. If, in connection with the requirements of the Dodd Frank Act discussed in the preceding sentence, the SEC adopts rule changes that eliminate or significantly limit the exemption from the Investment Company Act that the Class B Trust relies upon, or if other legislative or regulatory changes are enacted that affect the ability of the Class B Trust to issue the Class B Certificates to QIBs or affect the ability of such QIBs to continue to hold or purchase the Class B Certificates, or to re-sell their Class B Certificates to other QIBs, the interests of the holders of the Class B Certificates may be adversely affected. For example, the secondary market (if any) for the Class B Certificates could be negatively affected and, as a result, the market price of the Class B Certificates could decrease.

USE OF PROCEEDS

The proceeds from the sale of the Class B Certificates will be used on the Class B Issuance Date to acquire the Series B Equipment Notes issued with respect to each of the Aircraft under the related Indenture. The Series B Equipment Notes will be full recourse obligations of Delta. Delta will use the proceeds from the issuance of the Series B Equipment Notes to pay fees and expenses relating to this offering and for general corporate purposes.

RATIO OF EARNINGS TO FIXED CHARGES

The ratio of earnings (loss) to fixed charges represents the number of times that fixed charges are covered by earnings. Earnings (loss) represents income (loss) before income taxes, plus fixed charges, less capitalized interest. Fixed charges include interest, whether expensed or capitalized, amortization of debt costs, the portion of rent expense representative of the interest factor and preferred stock dividends. For the nine months ended September 30, 2009 and years ended December 31, 2009, 2008, 2006 and 2005, earnings were not sufficient to cover fixed charges by $1.2 billion, $1.6 billion, $9.1 billion, $7.0 billion and $3.9 billion, respectively.

References to “Successor” refer to Delta on or after May 1, 2007, after giving effect to (1) the cancellation of Delta common stock issued prior to the effective date of Delta’s emergence from bankruptcy on April 30, 2007; (2) the issuance of new Delta common stock and certain debt securities in accordance with Delta’s Joint Plan of Reorganization; and (3) the application of fresh start reporting. References to “Predecessor” refer to Delta prior to May 1, 2007.

	Successor					Predecessor
	Nine Months				Eight Months	Four Months
	Ended		Year Ended		Ended	Ended
	September 30,		December 31,		December 31,	April 30,	Year Ended December 31,
	2010	2009	2009	2008	2007	2007	2006	2005
Ratio of earnings (loss) to fixed charges	1.57	(0.14)	(0.13)	(10.26)	2.20	5.53	(6.19)	(2.04)

THE COMPANY

We provide scheduled air transportation for passengers and cargo throughout the United States and around the world. Our global route network gives us a presence in every major domestic and international market. Our route network is centered around the hub system we operate at airports in Amsterdam, Atlanta, Cincinnati, Detroit, Memphis, Minneapolis-St. Paul, New York-JFK, Paris-Charles de Gaulle, Salt Lake City and Tokyo-Narita. Each of these hub operations includes flights that gather and distribute traffic from markets in the geographic region surrounding the hub to domestic and international cities and to other hubs. Our network is supported by a fleet of aircraft that is varied in terms of size and capabilities, giving us flexibility to adjust aircraft to the network.

Other key characteristics of our route network include:

•	our alliances with foreign airlines, including our membership in SkyTeam, a global airline alliance;

•	our transatlantic joint venture with Air France-KLM and Alitalia;

•	our domestic marketing alliance with Alaska Airlines, which expands our west coast service; and

•	agreements with multiple domestic regional carriers, which operate as Delta Connection, including our wholly-owned subsidiary, Comair, Inc.

We are a Delaware corporation headquartered in Atlanta, Georgia. Our principal executive offices are located at Hartsfield-Jackson Atlanta International Airport, Atlanta, Georgia 30320-6001 and our telephone number is (404) 715-2600. Our website is www.delta.com. We have provided this website address as an inactive textual reference only and the information contained on our website is not a part of this prospectus supplement or the accompanying prospectus.

DESCRIPTION OF THE CERTIFICATES

The following summary of particular material terms of the Certificates supplements (and, to the extent inconsistent therewith, replaces) the description of the general terms and provisions of pass through certificates set forth in the prospectus accompanying this prospectus supplement. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Basic Agreement, which was filed with the SEC as an exhibit to Delta’s Registration Statement on Form S-4, File No. 333-106592, and to all of the provisions of the Certificates, the Trust Supplements, the Liquidity Facilities, the Note Purchase Agreement and the Intercreditor Agreement. Copies of the Class A Certificates, the Class A Trust Supplement, the Class A Liquidity Facility and the Note Purchase Agreement were filed as exhibits to Delta’s Current Report on Form 8-K, dated July 2, 2010. Copies of the Class B Certificates, the Class B Trust Supplement, the Class B Liquidity Facility and the Intercreditor Agreement will be filed as exhibits to a Current Report on Form 8-K to be filed by Delta with the SEC.

Except as otherwise indicated, the following summary relates to each of the Trusts and the Certificates issued by each Trust. The terms and conditions governing each of the Trusts will be substantially the same, except as described under “— Subordination” and “— Transfer Restrictions for Class B Certificates” below and elsewhere in this prospectus supplement, and except that the principal amount and scheduled principal repayments of the Equipment Notes held by each Trust and the interest rate and maturity date of the Equipment Notes held by each Trust will differ.

General

Each pass through certificate (collectively, the “Certificates”) represents (in the case of the Class A Certificates), or will represent (in the case of the Class B Certificates), a fractional undivided interest in one of two Delta Air Lines 2010-1 Pass Through Trusts: the “Class A Trust” or the “Class B Trust” and, collectively, the “Trusts”. The Class A Trust was formed pursuant to a pass through trust agreement between Delta and U.S. Bank Trust National Association (as successor trustee to State Street Bank and Trust Company of Connecticut, National Association), as trustee, dated as of November 16, 2000 (the “Basic Agreement”), and a supplement thereto, dated as of July 2, 2010 (the “Class A Trust Supplement” and, together with the Basic Agreement, the “Class A Pass Through Trust Agreement”). The Class B Trust will be formed pursuant to the Basic Agreement and a supplement thereto, to be dated as of the Class B Issuance Date (the “Class B Trust Supplement” and, together with the Basic Agreement, the “Class B Pass Through Trust Agreement” and, the Class B Trust Supplement together with the Class A Trust Supplement, collectively, the “Trust Supplements” and, the Class B Pass Through Trust Agreement together with the Class A Pass Through Trust Agreement, collectively, the “Pass Through Trust Agreements”). The trustee under the Class A Trust and the Class B Trust is referred to herein, respectively, as the “Class A Trustee” and the “Class B Trustee”, and collectively as the “Trustees”. The Certificates previously issued by the Class A Trust and the Certificates to be issued by the Class B Trust are referred to herein, respectively, as the “Class A Certificates” and the “Class B Certificates”. The Class A Trust has purchased all of the Series A Equipment Notes issued with respect to the Aircraft on and subject to the terms and conditions of a note purchase agreement, dated as of July 2, 2010, among Delta, the Class A Trustee, the Subordination Agent and certain other parties thereto (the “Note Purchase Agreement”), to which the Class B Trustee will become a party as required by the Note Purchase Agreement in connection with the issuance of the Class B Certificates. The Class B Trust will purchase all of the Series B Equipment Notes to be issued with respect to the Aircraft on the Class B Issuance Date. The holders of the Class A Certificates and the Class B Certificates are referred to herein, respectively, as the “Class A Certificateholders” and the “Class B Certificateholders”, and collectively as the “Certificateholders”. The sum of the initial principal balance of the Equipment Notes held by each Trust will equal the initial aggregate face amount of the Certificates issued by such Trust.

Each Class A Certificate represents, and each Class B Certificate will represent, a fractional undivided interest in the Trust created by the applicable Pass Through Trust Agreement. The property of each Trust (the “Trust Property”) consists, or will consist of, as the case may be:

•	subject to the Intercreditor Agreement, the Equipment Notes acquired by such Trust, all monies at any time paid thereon and all monies due and to become due thereunder;

•	the rights of such Trust under the Intercreditor Agreement (including all rights to receive monies receivable in respect of such rights);

•	all monies receivable under the separate Liquidity Facility for such Trust; and

•	funds from time to time deposited with the applicable Trustee in accounts relating to such Trust. (Trust Supplements, Section 1.01)

The Certificates represent fractional undivided interests in the respective Trusts only, and all payments and distributions thereon will be made only from the Trust Property of the related Trust. (Basic Agreement, Sections 2.01 and 3.09; Trust Supplements, Section 3.01) The Certificates do not represent indebtedness of the Trusts, and references in this prospectus supplement to interest accruing on the Certificates are included for purposes of computation only. (Trust Supplements, Section 3.01) The Certificates do not represent an interest in or obligation of Delta, the Trustees, the Subordination Agent, any of the Loan Trustees or any affiliate of any thereof. Each Certificateholder by its acceptance of a Certificate agrees to look solely to the income and proceeds from the Trust Property of the related Trust for payments and distributions on such Certificate. (Basic Agreement, Section 3.09)

The Class A Certificates were issued in fully registered form and are subject to the provisions described below under “— Book-Entry Registration; Delivery and Form”. The Class B Certificates will be issued in fully registered form only and will be subject to such provisions and “— Transfer Restrictions for Class B Certificates”. The Class A Certificates were, and the Class B Certificates will be, issued only in minimum denominations of $2,000 (or, in the case of the Class B Certificates, such other denomination that is the lowest integral multiple of $1,000, that is, at the time of issuance, equal to at least 1,000 euros) and integral multiples of $1,000 in excess thereof, except that, in the case of the Class B Certificate, one Class B Certificate may be, issued in a different denomination. (Trust Supplements, Section 4.01(a))

Payments and Distributions

The following description of distributions on the Certificates should be read in conjunction with the description of the Intercreditor Agreement because the Intercreditor Agreement may alter the following provisions in a default situation. See “— Subordination” and “Description of the Intercreditor Agreement”.

Payments of principal, Make-Whole Amount (if any) and interest on the Equipment Notes or with respect to other Trust Property held in each Trust will be distributed by the Trustee to Certificateholders of such Trust on the date receipt of such payment is confirmed, except in the case of certain types of Special Payments.

January 2 and July 2 of each year are referred to herein as “Regular Distribution Dates” (each Regular Distribution Date and Special Distribution Date, a “Distribution Date”).

Interest

The Equipment Notes held in each Trust will accrue interest at the applicable rate per annum for the applicable class of Certificates, payable on each Regular Distribution Date. Interest payments with respect to the Series A Equipment Notes commenced on January 2, 2011. Interest payments with respect to the Series B Equipments will commence on July 2, 2011. The rate per annum for the Class B Certificates is set forth on the cover page of this prospectus supplement, and the rate per annum for the Class A Certificates is 6.20%. The interest rate applicable to each class of Certificates, as described in the previous sentence, is referred to as the “Stated Interest Rate” for such Trust. Interest payments will be distributed to Certificateholders of such Trust on each Regular Distribution Date until the final Distribution Date for such Trust, subject to the Intercreditor Agreement. Interest on the Equipment Notes will be calculated on the basis of a 360-day year, consisting of twelve 30-day months.

Distributions of interest on the Class A Certificates and Class B Certificates will be supported by a separate Liquidity Facility provided by the applicable Liquidity Provider for the benefit of the holders of such Certificates, each of which is expected to provide an aggregate amount sufficient to distribute interest on the Pool Balance thereof at the Stated Interest Rate for such Certificates on up to three successive semiannual Regular Distribution Dates (without regard to any future distributions of principal on such Certificates). The Liquidity Facility for any class of Certificates does not provide for drawings thereunder to pay for principal or Make-Whole Amount with respect to such Certificates, any interest with respect to such Certificates in excess of their Stated Interest Rate, or, notwithstanding the subordination provisions of the Intercreditor Agreement, principal, interest, or Make-Whole Amount with respect to the Certificates of any other class. Therefore, only the Class A Certificateholders and Class B Certificateholders will be entitled to receive and retain the proceeds of drawings under the Class A Liquidity Facility and the Class B Liquidity Facility, respectively. See “Description of the Liquidity Facilities”.

Principal

The entire principal amount of the issued and outstanding Series B Equipment Notes is scheduled for payment on January 2, 2016. Payments of principal on the issued and outstanding Series A Equipment Notes are scheduled to be paid in specified amounts on January 2 and July 2 in certain years. Such principal payments on the Series A Equipment Notes commenced on January 2, 2011 and will end on July 2, 2018. See “Description of the Equipment Notes — Principal and Interest Payments”.

Distributions

Payments of interest on or principal of the Equipment Notes (including drawings made under a Liquidity Facility in respect of a shortfall of interest payable on any Certificate) scheduled to be made on a Regular Distribution Date are referred to herein as “Scheduled Payments”. See “Description of the Equipment Notes — Principal and Interest Payments”. The “Final Legal Distribution Date” for the Class A Certificates is January 2, 2020 and for the Class B Certificates is July 2, 2017.

Subject to the Intercreditor Agreement, on each Regular Distribution Date, the Trustee of each Trust will distribute to the Certificateholders of such Trust all Scheduled Payments received in respect of the Equipment Notes held on behalf of such Trust, the receipt of which is confirmed by such Trustee on such Regular Distribution Date. Subject to the Intercreditor Agreement, each Certificateholder of each Trust will be entitled to receive its proportionate share, based upon its fractional interest in such Trust, of any distribution in respect of Scheduled Payments of principal of or interest on the Equipment Notes held on behalf of such Trust. Each such distribution of Scheduled Payments will be made by the applicable Trustee to the Certificateholders of record of the relevant Trust on the record date applicable to such Scheduled Payment (generally, 15 days prior to each Regular Distribution Date), subject to certain exceptions. (Basic Agreement, Sections 1.01 and 4.02(a)) If a Scheduled Payment is not received by the applicable Trustee on a Regular Distribution Date but is received within five days thereafter, it will be distributed on the date received to such holders of record. If it is received after such five-day period, it will be treated as a Special Payment and distributed as described below. (Intercreditor Agreement, Section 1.01)

Any payment in respect of, or any proceeds of, any Equipment Note or the collateral under any Indenture (the “Collateral”) other than a Scheduled Payment (each, a “Special Payment”) will be distributed on, in the case of an early redemption or a purchase of any Equipment Note, the date of such early redemption or purchase (which will be a Business Day), and otherwise on the Business Day specified for distribution of such Special Payment pursuant to a notice delivered by each Trustee (as described below) as soon as practicable after the Trustee has received notice of such Special Payment, or has received the funds for such Special Payment (each, a “Special Distribution Date”). Any such distribution will be subject to the Intercreditor Agreement. (Basic Agreement, Sections 4.02(b) and (c); Trust Supplements, Section 7.01(d))

Each Trustee will mail a notice to the Certificateholders of the applicable Trust stating the scheduled Special Distribution Date, the related record date, the amount of the Special Payment and, in the case of a distribution under the applicable Pass Through Trust Agreement, the reason for the Special Payment. In the case of a redemption or purchase of the Equipment Notes held in the related Trust, such notice will be mailed not less than 15 days prior to the date such Special Payment is scheduled to be distributed, and in the case of any other Special Payment, such notice will be mailed as soon as practicable after the Trustee has confirmed that it has received funds for such Special Payment. (Basic Agreement, Section 4.02(c); Trust Supplements, Section 7.01(d)) Each distribution of a Special Payment, other than a Final Distribution, on a Special Distribution Date for any Trust will be made by the Trustee to the Certificateholders of record of such Trust on the record date applicable to such Special Payment. (Basic Agreement, Section 4.02(b)) See “— Indenture Events of Default and Certain Rights Upon an Indenture Event of Default” and “Description of the Equipment Notes — Redemption”.

Each Pass Through Trust Agreement requires that the Trustee establish and maintain, for the related Trust and for the benefit of the Certificateholders of such Trust, one or more non-interest bearing accounts (the “Certificate Account”) for the deposit of payments representing Scheduled Payments received by such Trustee. (Basic Agreement, Section 4.01) Each Pass Through Trust Agreement requires that the Trustee establish and maintain, for the related Trust and for the benefit of the Certificateholders of such Trust, one or more accounts (the “Special Payments Account”) for the deposit of payments representing Special Payments received by such Trustee, which will be non-interest bearing except in certain limited circumstances where the Trustee may invest amounts in such account in certain Permitted Investments. (Basic Agreement, Section 4.01; Trust Supplements, Section 7.01(c)) Pursuant to the terms of each Pass Through Trust Agreement, the Trustee is required to deposit any Scheduled Payments relating to the applicable Trust received by it in the Certificate Account of such Trust and to deposit any Special Payments received by it in the Special Payments Account of such Trust. (Basic Agreement, Section 4.01; Trust Supplements, Section 7.01(c)) All amounts so deposited will be distributed by the Trustee on a Regular Distribution Date or a Special Distribution Date, as appropriate. (Basic Agreement, Section 4.02)

The Final Distribution for each Trust will be made only upon presentation and surrender of the Certificates for such Trust at the office or agency of the Trustee specified in the notice given by the Trustee of such Final Distribution. (Basic Agreement, Section 11.01) See “— Termination of the Trusts” below. Distributions in respect of Certificates issued in global form will be made as described in “— Book-Entry Registration; Delivery and Form” below.

If any Regular Distribution Date or Special Distribution Date is not a Business Day, distributions scheduled to be made on such Regular Distribution Date or Special Distribution Date will be made on the next succeeding Business Day and interest will not be added for such additional period. (Basic Agreement, Section 12.11; Trust Supplements, Sections 3.02(c) and 3.02(d))

“Business Day” means, with respect to Certificates of any class, any day (a) other than a Saturday, a Sunday or a day on which commercial banks are required or authorized to close in New York, New York, Atlanta, Georgia, Wilmington, Delaware, or, so long as any Certificate of such class is outstanding, the city and state in which the Trustee, the Subordination Agent or any related Loan Trustee maintains its corporate trust office or receives and disburses funds, and (b) solely with respect to drawings under any Liquidity Facility, which is also a “Business Day” as defined in such Liquidity Facility. (Intercreditor Agreement, Section 1.01)

Subordination

The Certificates are subject to subordination terms set forth in the Intercreditor Agreement. See “Description of the Intercreditor Agreement — Priority of Distributions”.

Pool Factors

The “Pool Balance” of the Certificates issued by any Trust indicates, as of any date, the original aggregate face amount of the Certificates of such Trust less the aggregate amount of all distributions made as of such date in respect of the Certificates of such Trust, other than distributions made in respect of interest or Make-Whole Amount or reimbursement of any costs and expenses incurred in connection therewith. The Pool Balance of the Certificates issued by any Trust as of any date will be computed after giving effect to payment of principal, if any, on the Equipment Notes or payment with respect to other Trust Property held in such Trust and the distribution thereof to be made on such date. (Trust Supplements, Section 1.01; Intercreditor Agreement, Section 1.01)

The “Pool Factor” for each Trust as of any Distribution Date is the quotient (rounded to the seventh decimal place) computed by dividing (i) the Pool Balance of such Trust by (ii) the original aggregate face amount of the Certificates of such Trust. The Pool Factor for each Trust as of any Distribution Date will be computed after giving effect to payment of principal, if any, on the Equipment Notes or payments with respect to other Trust Property held in such Trust and the distribution thereof to be made on that date. (Trust Supplements, Section 1.01) The Pool Factor for the Class A Trust will be 0.9882921 on the date of issuance of the Class B Certificates (the “Class B Issuance Date”). The Pool Factor for the Class B Trust will be 1.0000000 on the Class B Issuance Date. Thereafter, the Pool Factor for each Trust will decline as described herein to reflect reductions in the Pool Balance of such Trust. The amount of a Certificateholder’s pro rata share of the Pool Balance of a Trust can be determined by multiplying the original denomination of the Certificateholder’s Certificate of such Trust by the Pool Factor for such Trust as of the applicable Distribution Date. Notice of the Pool Factor and the Pool Balance for each Trust will be mailed to Certificateholders of such Trust on each Distribution Date. (Trust Supplements, Section 5.01(a))

The following table sets forth the expected aggregate principal amortization schedule (the “Assumed Amortization Schedule” ) for the Equipment Notes held in each Trust and resulting Pool Factors with respect to such Trust. The actual aggregate principal amortization schedule applicable to a Trust and the resulting Pool Factors with respect to such Trust may differ from the Assumed Amortization Schedule because the scheduled distribution of principal payments for any Trust may be affected if, among other things, any Equipment Notes held in such Trust are redeemed or purchased, or if a default in payment on any Equipment Note occurs.

	Class A		Class B
	Scheduled		Scheduled
	Principal	Expected Pool	Principal	Expected Pool
Date	Payments	Factor	Payments	Factor

Class B Issuance Date	$0.00	0.9882921	$0.00	1.0000000
July 2, 2011	20,261,911.52	0.9432657	0.00	1.0000000
January 2, 2012	19,791,648.31	0.8992842	0.00	1.0000000
July 2, 2012	21,254,749.64	0.8520514	0.00	1.0000000
January 2, 2013	21,372,569.91	0.8045568	0.00	1.0000000
July 2, 2013	20,798,286.63	0.7583384	0.00	1.0000000
January 2, 2014	21,386,114.03	0.7108137	0.00	1.0000000
July 2, 2014	20,890,242.47	0.6643910	0.00	1.0000000
January 2, 2015	20,652,287.76	0.6184970	0.00	1.0000000
July 2, 2015	20,410,120.65	0.5731412	0.00	1.0000000
January 2, 2016	20,725,773.30	0.5270839	100,447,000.00	0.0000000
July 2, 2016	20,974,510.96	0.4804739	0.00	0.0000000
January 2, 2017	20,077,748.98	0.4358567	0.00	0.0000000
July 2, 2017	19,752,470.53	0.3919623	0.00	0.0000000
January 2, 2018	18,833,777.63	0.3501094	0.00	0.0000000
July 2, 2018	157,549,247.21	0.0000000	0.00	0.0000000

If the Pool Factor and Pool Balance of a Trust differ from the Assumed Amortization Schedule for such Trust, notice thereof will be provided to the Certificateholders of such Trust as described hereafter. The Pool Factor and Pool Balance of each Trust will be recomputed if there has been an early redemption, purchase or default in the payment of principal or interest in respect of one or more of the Equipment Notes held in a Trust, as described in “— Indenture Events of Default and Certain Rights Upon an Indenture Event of Default”, and “Description of the Equipment Notes — Redemption”. Promptly following the date of any such redemption, purchase or default, the Pool Factor, Pool Balance and expected principal payment schedule of each Trust will be recomputed after giving effect thereto and notice thereof will be mailed to the Certificateholders of such Trust. (Trust Supplements, Sections 5.01(c)) See “— Reports to Certificateholders” and “Certificate Buyout Right of Class B Certificateholders”.

Reports to Certificateholders

On each Distribution Date, the applicable Trustee will include with each distribution by it of a Scheduled Payment or Special Payment to the Certificateholders of the related Trust a statement, giving effect to such distribution to be made on such Distribution Date, setting forth the following information (per $1,000 aggregate principal amount of Certificates as to items (2) and (3) below):

(1) the aggregate amount of funds distributed on such Distribution Date under the related Pass Through Trust Agreement, indicating the amount, if any, allocable to each source, including any portion thereof paid by the applicable Liquidity Provider;

(2) the amount of such distribution under the related Pass Through Trust Agreement allocable to principal and the amount allocable to Make-Whole Amount (if any);

(3) the amount of such distribution under the related Pass Through Trust Agreement allocable to interest, indicating any portion thereof paid by the applicable Liquidity Provider; and

(4) the Pool Balance and the Pool Factor for such Trust. (Trust Supplements, Section 5.01)

As long as the Certificates are registered in the name of The Depository Trust Company (“DTC”) or its nominee (including Cede & Co. (“Cede”)), on the record date prior to each Distribution Date, the applicable Trustee will request that DTC post on its Internet bulletin board a securities position listing setting forth the names of all DTC Participants reflected on DTC’s books as holding interests in the applicable Certificates on such record date. On each Distribution Date, the applicable Trustee will mail to each such DTC Participant the statement described above and will make available additional copies as requested by such DTC Participant for forwarding to Certificate Owners. (Trust Supplements, Section 5.01(a))

In addition, after the end of each calendar year, the applicable Trustee will furnish to each person who at any time during the preceding calendar year was a Certificateholder of record of such Trust a report containing the sum of the amounts determined pursuant to clauses (1), (2) and (3) above with respect to the applicable Trust for such calendar year or, if such person was a Certificateholder during only a portion of such calendar year, for the applicable portion of such calendar year, and such other items as are readily available to such Trustee and which a Certificateholder reasonably requests as necessary for the purpose of such Certificateholder’s preparation of its U.S. federal income tax returns or foreign income tax returns. (Trust Supplements, Section 5.01(b)) Such report and such other items will be prepared on the basis of information supplied to the applicable Trustee by the DTC Participants and will be delivered by such Trustee to such DTC Participants to be available for forwarding by such DTC Participants to Certificate Owners. (Trust Supplements, Section 5.01(b))

At such time, if any, as Certificates are issued in the form of Definitive Certificates, the applicable Trustee will prepare and deliver the information described above to each Certificateholder of record of the applicable Trust as the name and period of record ownership of such Certificateholder appears on the records of the registrar of the applicable Certificates.

Indenture Events of Default and Certain Rights Upon an Indenture Event of Default

Since the Equipment Notes issued under an Indenture will be held in more than one Trust, a continuing Indenture Event of Default would affect the Equipment Notes held by each such Trust. See “Description of Equipment Notes — Indenture Events of Default, Notice and Waiver” for a list of Indenture Events of Default.

As the same institution will act as Trustee of multiple Trusts, such Trustee could be faced with a potential conflict of interest upon an Indenture Event of Default. In such event, each Trustee has indicated that it would resign as Trustee of one or all such Trusts, and a successor trustee would be appointed in accordance with the terms of the applicable Pass Through Trust Agreement. U.S. Bank Trust National Association is the initial Trustee for the Class A Trust and will be the initial Trustee for the Class B Trust.

Upon the occurrence and during the continuation of an Indenture Event of Default under an Indenture, the Controlling Party may direct the Loan Trustee under such Indenture to accelerate the Equipment Notes issued thereunder and may direct the Loan Trustee under such Indenture in the exercise of remedies thereunder and may sell all (but not less than all) of such Equipment Notes or foreclose and sell the Collateral under such Indenture to any person, subject to certain limitations. See “Description of the Intercreditor Agreement — Intercreditor Rights — Limitation on Exercise of Remedies”. The proceeds of any such sale will be distributed pursuant to the provisions of the Intercreditor Agreement. Any such proceeds so distributed to any Trustee upon any such sale will be deposited in the applicable Special Payments Account and will be distributed to the Certificateholders of the applicable Trust on a Special Distribution Date. (Basic Agreement, Sections 4.01 and 4.02; Trust Supplements, Sections 7.01(c) and 7.01(d))

The market for Aircraft or Equipment Notes during the continuation of any Indenture Event of Default may be limited and there can be no assurance as to whether they could be sold or the price at which they could be sold. If any Equipment Notes are sold for less than their outstanding principal amount, or any Aircraft are sold for less than the outstanding principal amount of the related Equipment Notes, certain Certificateholders will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against Delta (except in the case that Aircraft are sold for less than the outstanding principal amount of the related Equipment Notes), any Liquidity Provider or any Trustee. Neither the Trustee of the Trust holding such Equipment Notes nor the Certificateholders of such Trust, furthermore, could take action with respect to any remaining Equipment Notes held in such Trust as long as no Indenture Event of Default existed with respect thereto.

Any amount, other than Scheduled Payments received on a Regular Distribution Date or within five days thereafter, distributed to the Trustee of any Trust by the Subordination Agent on account of the Equipment Notes or other Trust Property held in such Trust following an Indenture Event of Default under any Indenture will be deposited in the Special Payments Account for such Trust and will be distributed to the Certificateholders of such Trust on a Special Distribution Date. (Basic Agreement, Sections 4.01 and 4.02; Trust Supplements, Sections 1.01 and 7.01(c); Intercreditor Agreement, Sections 1.01, 2.03(b) and 2.04)

Any funds representing payments received with respect to any defaulted Equipment Notes, or the proceeds from the sale of any Equipment Notes, held by the Trustee in the Special Payments Account for such Trust will, to the extent practicable, be invested and reinvested by such Trustee in certain Permitted Investments pending the distribution of such funds on a Special Distribution Date. (Basic Agreement, Section 4.04) “Permitted Investments” are defined as obligations of the United States or agencies or instrumentalities thereof the payment of which is backed by the full faith and credit of the United States and which mature in not more than 60 days after they are acquired or such lesser time as is required for the distribution of any Special Payments on a Special Distribution Date. (Basic Agreement, Section 1.01)

Each Pass Through Trust Agreement provides that the Trustee of the related Trust will, within 90 days after the occurrence of a default (as defined below) known to it, notify the Certificateholders of such Trust by mail of such default, unless such default has been cured or waived; provided that, (i) in the case of defaults not relating to the payment of money, such Trustee will not give notice until the earlier of the time at which such default becomes an Indenture Event of Default and the expiration of 60 days from the occurrence of such default, and (ii) except in the case of default in a payment of principal, Make-Whole Amount (if any), or interest on any of the Equipment Notes held in such Trust, the applicable Trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of such Certificateholders. (Basic Agreement, Section 7.02) For the purpose of the provision described in this paragraph only, the term “default” with respect to a Trust means an event that is, or after notice or lapse of time or both would become, an event of default with respect to such Trust or a Triggering Event under the Intercreditor Agreement, and the term “event of default” with respect to a Trust means an Indenture Event of Default under any Indenture pursuant to which Equipment Notes held by such Trust were issued.

“Triggering Event” means (i) the occurrence of an Indenture Event of Default under all of the Indentures resulting in a PTC Event of Default with respect to the most senior class of Certificates then outstanding, (ii) the acceleration of all of the outstanding Equipment Notes or (iii) certain bankruptcy or insolvency events involving Delta. (Intercreditor Agreement, Section 1.01)

Each Pass Through Trust Agreement contains a provision entitling the Trustee of the related Trust, subject to the duty of such Trustee during a default to act with the required standard of care, to be offered reasonable security or indemnity by the Certificateholders of such Trust before proceeding to exercise any right or power under such Pass Through Trust Agreement or the Intercreditor Agreement at the request of such Certificateholders. (Basic Agreement, Section 7.03(e))

Subject to certain qualifications set forth in each Pass Through Trust Agreement and to certain limitations set forth in the Intercreditor Agreement, the Certificateholders of each Trust holding Certificates evidencing fractional undivided interests aggregating not less than a majority in interest in such Trust will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee with respect to such Trust or pursuant to the terms of the Intercreditor Agreement or the applicable Liquidity Facility, or exercising any trust or power conferred on such Trustee under such Pass Through Trust Agreement, the Intercreditor Agreement, or such Liquidity Facility, including any right of such Trustee as Controlling Party under the Intercreditor Agreement or as a Noteholder. (Basic Agreement, Section 6.04)

Subject to the Intercreditor Agreement, the Certificateholders of a Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust may on behalf of all Certificateholders of such Trust waive any past Indenture Event of Default or “default” under the related Pass Through Trust Agreement and its consequences or, if the Trustee of such Trust is the Controlling Party, may direct such Trustee to so instruct the applicable Loan Trustee; provided, however, that the consent of each Certificateholder of a Trust is required to waive (i) a default in the deposit of any Scheduled Payment or Special Payment or in the distribution thereof, (ii) a default in payment of the principal, Make-Whole Amount (if any) or interest with respect to any of the Equipment Notes held in such Trust or (iii) a default in respect of any covenant or provision of the related Pass Through Trust Agreement that cannot be modified or amended without the consent of each Certificateholder of such Trust affected thereby. (Basic Agreement, Section 6.05) Each Indenture will provide that, with certain exceptions, the holders of the majority in aggregate unpaid principal amount of the Equipment Notes issued thereunder may on behalf of all such holders waive any past default or Indenture Event of Default thereunder. Notwithstanding such provisions of the Indentures, pursuant to the Intercreditor Agreement only the Controlling Party will be entitled to waive any such past default or Indenture Event of Default. See “Description of the Intercreditor Agreement — Intercreditor Rights — Controlling Party”.

Certificate Buyout Right of Class B Certificateholders

After the occurrence and during the continuation of a Certificate Buyout Event, with ten days’ prior written irrevocable notice to the Class A Trustee, the Class B Trustee and each other Class B Certificateholder, each Class B Certificateholder (other than Delta or any of its affiliates), will have the right to purchase all, but not less than all, of the Class A Certificates on the third Business Day next following the expiry of such ten-day notice period.

If Refinancing Certificates are issued, holders of such Refinancing Certificates will have the same right (subject to the same terms and conditions) to purchase the Class A Certificates as the holders of the Class B Certificates that such Refinancing Certificates refinanced. See “Possible Refinancing of Class B Certificates”.

The purchase price with respect to the Class A Certificates will be equal to the Pool Balance of the Class A Certificates plus accrued and unpaid interest thereon to the date of purchase, without any premium, but including any other amounts then due and payable to the Class A Certificateholders under the Class A Pass Through Trust Agreement, the Intercreditor Agreement, any Series A Equipment Note held as part of the Trust Property of the Class A Trust or the related Indenture and Participation Agreement or on or in respect of the Class A Certificates, provided, however, that if such purchase occurs after the record date under the Class A Pass Through Trust Agreement relating to any Distribution Date, such purchase price will be reduced by the amount to be distributed thereunder on such related Distribution Date (which deducted amounts will remain distributable to, and may be retained by, the Class A Certificateholders as of such record date). Such purchase right may be exercised by any Class B Certificateholder entitled to such right.

If prior to the end of the ten-day notice period, any other Class B Certificateholder(s) notifies the purchasing Class B Certificateholder that such other Class B Certificateholder(s) want(s) to participate in such purchase, then such other Class B Certificateholder(s) may join with the purchasing Class B Certificateholder to purchase the Class A Certificates pro rata based on the interest in the Class B Trust held by each purchasing Class B Certificateholder. Upon consummation of such a purchase, no other Class B Certificateholder will have the right to purchase the Class A Certificates during the continuance of such Certificate Buyout Event. If Delta or any of its affiliates is a Class B Certificateholder, it will not have the purchase rights described above. (Trust Supplements, Section 6.01)

A “Certificate Buyout Event” means that a Delta Bankruptcy Event has occurred and is continuing and either of the following events has occurred: (A) (i) the 60-day period specified in Section 1110(a)(2)(A) of the Bankruptcy Code (the “60-Day Period”) has expired and (ii) Delta has not entered into one or more agreements under Section 1110(a)(2)(A) of the Bankruptcy Code to perform all of its obligations under all of the Indentures and has not cured defaults thereunder in accordance with Section 1110(a)(2)(B) of the Bankruptcy Code or, if it has entered into such agreements, has at any time thereafter failed to cure any default under any of the Indentures in accordance with Section 1110(a)(2)(B) of the Bankruptcy Code; or (B) if prior to the expiry of the 60-Day Period, Delta will have abandoned any Aircraft. (Intercreditor Agreement, Section 1.01)

PTC Event of Default

A “PTC Event of Default” with respect to each Pass Through Trust Agreement and the related class of Certificates means the failure to distribute within ten Business Days after the applicable Distribution Date either:

•	the outstanding Pool Balance of such class of Certificates on the Final Legal Distribution Date for such class; or

•	the interest scheduled for distribution on such class of Certificates on any Distribution Date (unless the Subordination Agent has made an Interest Drawing, or a withdrawal from the Cash Collateral Account for such class of Certificates, in an aggregate amount sufficient to pay such interest and has distributed such amount to the Trustee entitled thereto). (Intercreditor Agreement, Section 1.01)

Any failure to make expected principal distributions with respect to any class of Certificates on any Regular Distribution Date (other than the Final Legal Distribution Date) will not constitute a PTC Event of Default with respect to such Certificates.

A PTC Event of Default with respect to the most senior outstanding class of Certificates resulting from an Indenture Event of Default under all Indentures will constitute a Triggering Event.

Merger, Consolidation and Transfer of Assets

Delta will be prohibited from consolidating with or merging into any other entity where Delta is not the surviving entity or conveying, transferring, or leasing substantially all of its assets as an entirety to any other entity unless:

•	the successor or transferee entity is organized and validly existing under the laws of the United States or any state thereof or the District of Columbia;

•	the successor or transferee entity is, if and to the extent required under Section 1110 in order that the Loan Trustee continues to be entitled to any benefits of Section 1110 with respect to an Aircraft, a “citizen of the United States” (as defined in Title 49 of the United States Code relating to aviation (the “Transportation Code”)) holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of the Transportation Code;

•	the successor or transferee entity expressly assumes all of the obligations of Delta contained in the Basic Agreement and any Trust Supplement, the Note Purchase Agreement, the Equipment Notes, the Indentures and the Participation Agreements;

•	if the Aircraft are, at the time, registered with the FAA or such person is located in a “Contracting State” (as such term is used in the Cape Town Treaty), the transferor or successor entity makes such filings and recordings with the FAA pursuant to the Transportation Code and registrations under the Cape Town Treaty, or, if the Aircraft are, at the time, not registered with the FAA, the transferor or successor entity makes such filings and recordings with the applicable aviation authority, as are necessary to evidence such consolidation, merger, conveyance, transfer or lease; and

•	Delta has delivered a certificate and an opinion or opinions of counsel indicating that such transaction, in effect, complies with such conditions.

In addition, after giving effect to such transaction, no Indenture Event of Default shall have occurred and be continuing. (Basic Agreement, Section 5.02; Trust Supplements, Section 8.01; Participation Agreements, Section 6.02(e); Note Purchase Agreement, Section 4(a)(iii))

None of the Certificates, Equipment Notes or underlying agreements will contain any covenants or provisions which may afford the applicable Trustee or Certificateholders protection in the event of a highly leveraged transaction, including transactions effected by management or affiliates, which may or may not result in a change in control of Delta.

Modification of the Pass Through Trust Agreements and Certain Other Agreements

Each Pass Through Trust Agreement contains provisions permitting Delta and the Trustee thereof to enter into one or more agreements supplemental to such Pass Through Trust Agreement or, at the request of Delta, permitting or requesting the execution of amendments or agreements supplemental to the Intercreditor Agreement, the Note Purchase Agreement, any of the Participation Agreements or any Liquidity Facility, without the consent of any Certificateholder of such Trust to, among other things:

•	evidence the succession of another corporation or entity to Delta and the assumption by such corporation or entity of the covenants of Delta contained in such Pass Through Trust Agreement or of Delta’s obligations under the Intercreditor Agreement, the Note Purchase Agreement, any Participation Agreement or any Liquidity Facility;

•	add to the covenants of Delta for the benefit of holders of any Certificates or surrender any right or power conferred upon Delta in such Pass Through Trust Agreement, the Intercreditor Agreement, the Note Purchase Agreement, any Participation Agreement or any Liquidity Facility;

•	cure any ambiguity or correct any mistake or inconsistency contained in the Basic Agreement, any related Trust Supplement, the Intercreditor Agreement, the Note Purchase Agreement, any Participation Agreement or any Liquidity Facility;

•	make or modify any other provision with respect to matters or questions arising under the Basic Agreement, any related Trust Supplement, the Intercreditor Agreement, the Note Purchase Agreement, any Participation Agreement or any Liquidity Facility as Delta may deem necessary or desirable and that will not materially adversely affect the interests of the holders of the related Certificates;

•	comply with any requirement of the SEC, any applicable law, rules or regulations of any exchange or quotation system on which any Certificates are listed (or to facilitate any listing of any Certificates on any exchange or quotation system) or any requirement of DTC or like depositary or of any regulatory body;

•	modify, eliminate or add to the provisions of such Pass Through Trust Agreement, the Intercreditor Agreement, the Note Purchase Agreement, any Participation Agreement or any Liquidity Facility, to the extent necessary to establish, continue or obtain the qualification of such Pass Through Trust Agreement (including any supplemental agreement), the Intercreditor Agreement, the Note Purchase Agreement, any Participation Agreement or any Liquidity Facility under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), or under any similar federal statute enacted after the date of such Pass Through Trust Agreement, and with certain exceptions, add to such Pass Through Trust Agreement, the Intercreditor Agreement, the Note Purchase Agreement, any Participation Agreement or any Liquidity Facility, such other provisions as may be expressly permitted by the Trust Indenture Act;

•	(i) evidence and provide for a successor Trustee under such Pass Through Trust Agreement, the Intercreditor Agreement, the Note Purchase Agreement, any Participation Agreement, any Indenture or any Liquidity Facility with respect to one or more Trusts, (ii) evidence the substitution of a Liquidity Provider with a replacement liquidity provider or to provide for any Replacement Facility, all as provided in the Intercreditor Agreement or (iii) add to or change any of the provisions of such Pass Through Trust Agreement, the Intercreditor Agreement, the Note Purchase Agreement, any Participation Agreement or any Liquidity Facility as necessary to provide for or facilitate the administration of the Trust under such Pass Through Trust Agreement by more than one trustee or to provide multiple liquidity facilities for one or more Trusts;

•	provide certain information to the Trustee as required in such Pass Through Trust Agreement;

•	add to or change any provision of any Certificates, the Basic Agreement or any Trust Supplement to the extent necessary to facilitate the issuance of such Certificates in bearer form or to facilitate or provide for the issuance of such Certificates in global form in addition to or in place of Certificates in certificated form;

•	provide for the delivery of any agreement supplemental to such Pass Through Trust Agreement or any Certificates in or by means of any computerized, electronic or other medium, including by computer diskette;

•	correct or supplement the description of any property of such Trust;

•	modify, eliminate or add to the provisions of the Basic Agreement or any Trust Supplement to reflect the substitution of a substitute aircraft for any Aircraft; or

•	make any other amendments or modifications to such Pass Through Trust Agreement; provided that such amendments or modifications will only apply to Certificates of one class or more to be hereafter issued;

provided, however, that, no such supplemental agreement shall cause any Trust to become an association taxable as a corporation for U.S. federal income tax purposes. (Basic Agreement, Section 9.01; Trust Supplements, Section 8.02)

Each Pass Through Trust Agreement also contains provisions permitting Delta and the related Trustee to enter into one or more agreements supplemental to such Pass Through Trust Agreement or, at the request of Delta, permitting or requesting the execution of amendments or agreements supplemental to any other Pass Through Trust Agreement, the Intercreditor Agreement, the Note Purchase Agreement, any Certificate, any Participation Agreement, any other operative document with respect to any Aircraft or any Liquidity Facility, without the consent of the Certificateholders of the related Trust, to provide for the issuance of Refinancing Certificates, the formation of related trusts, the purchase by such trusts of the related equipment notes, the establishment of certain matters with respect to such Refinancing Certificates, and other matters incidental thereto, all as provided in, and subject to certain terms and conditions set forth in, the Note Purchase Agreement and the Intercreditor Agreement. (Trust Supplements, Section 8.02) See “Possible Refinancing of Class B Certificates”.

Each Pass Through Trust Agreement also contains provisions permitting the execution, with the consent of the Certificateholders of the related Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust, of supplemental agreements adding any provisions to or changing or eliminating any of the provisions of such Pass Through Trust Agreement, the Intercreditor Agreement, the Note Purchase Agreement or any Liquidity Facility to the extent applicable to such Certificateholders or modifying the rights of such Certificateholders under such Pass Through Trust Agreement, the Intercreditor Agreement, the Note Purchase Agreement or any Liquidity Facility, except that no such supplemental agreement may, without the consent of the holder of each outstanding Certificate adversely affected thereby:

•	reduce in any manner the amount of, or delay the timing of, any receipt by the related Trustee of payments on the Equipment Notes held in such Trust, or distributions in respect of any Certificate of such Trust, or change the date or place of any payment of any such Certificates or change the coin or currency in which any such Certificate is payable, or impair the right of any Certificateholder of such Trust to institute suit for the enforcement of any such payment or distribution when due;

•	permit the disposition of any Equipment Note held in such Trust or otherwise deprive such Certificateholders of the benefit of the ownership of the Equipment Notes in such Trust, except as provided in such Pass Through Trust Agreement, the Intercreditor Agreement or any applicable Liquidity Facility;

•	alter the priority of distributions specified in the Intercreditor Agreement in a manner materially adverse to the interests of any holders of any outstanding Certificates;

•	modify certain amendment provisions in such Pass Through Trust Agreement, except to increase the percentage of the aggregate fractional undivided interests of the related Trust provided for in such Pass Through Trust Agreement, the consent of the Certificateholders of which is required for any such supplemental agreement provided for in such Pass Through Trust Agreement, or to provide that certain other provisions of such Pass Through Trust Agreement cannot be modified or waived without the consent of each Certificateholder of such class affected thereby; or

•	cause any Trust to become an association taxable as a corporation for U.S. federal income tax purposes. (Basic Agreement, Section 9.02; Trust Supplements, Section 8.03)

Notwithstanding any other provision, no amendment or modification of the buyout rights described in “— Certificate Buyout Right of Class B Certificateholders” shall be effective unless the Trustee of each class of Certificates affected by such amendment or modification shall have consented thereto. (Trust Supplements, Section 8.04)

If a Trustee, as holder (or beneficial owner through the Subordination Agent) of any Equipment Note in trust for the benefit of the Certificateholders of the relevant Trust or as Controlling Party under the Intercreditor Agreement, receives (directly or indirectly through the Subordination Agent) a request for a consent to any amendment, modification, waiver or supplement under any Indenture, any Participation Agreement, any Equipment Note, the Note Purchase Agreement or certain other related documents, then subject to the provisions described above in respect of modifications for which consent of such Certificateholders is not required, such Trustee will forthwith send a notice of such proposed amendment, modification, waiver or supplement to each Certificateholder of the relevant Trust registered on the register of such Trust as of the date of such notice. Such Trustee will request from the Certificateholders of such Trust a direction as to:

•	whether or not to take or refrain from taking (or direct the Subordination Agent to take or refrain from taking) any action that a Noteholder of such Equipment Notes or the Controlling Party has the option to direct;

•	whether or not to give or execute (or direct the Subordination Agent to give or execute) any waivers, consents, amendments, modifications or supplements as such a Noteholder or as Controlling Party; and

•	how to vote (or direct the Subordination Agent to vote) any such Equipment Note if a vote has been called for with respect thereto. (Basic Agreement, Section 10.01; Intercreditor Agreement, Section 8.01(b))

Provided such a request for a Certificateholder direction shall have been made, in directing any action or casting any vote or giving any consent as Noteholder of any Equipment Note (or in directing the Subordination Agent in any of the foregoing):

•	other than as the Controlling Party, such Trustee will vote for or give consent to any such action with respect to such Equipment Note in the same proportion as that of (x) the aggregate face amount of all Certificates actually voted in favor of or for giving consent to such action by such direction of Certificateholders to (y) the aggregate face amount of all outstanding Certificates of such Trust; and

•	as the Controlling Party, such Trustee will vote as directed in such Certificateholder direction by the Certificateholders evidencing fractional undivided interests aggregating not less than a majority in interest in such Trust. (Basic Agreement, Section 10.01)

For purposes of the immediately preceding paragraph, a Certificate is deemed “actually voted” if the Certificateholder thereof has delivered to the applicable Trustee an instrument evidencing such Certificateholder’s consent to such direction prior to one Business Day before such Trustee directs such action or casts such vote or gives such consent. Notwithstanding the foregoing, but subject to certain rights of the Certificateholders under the relevant Pass Through Trust Agreement and subject to the Intercreditor

Agreement, such Trustee may, in its own discretion and at its own direction, consent and notify the relevant Loan Trustee of such consent (or direct the Subordination Agent to consent and notify the relevant Loan Trustee of such consent) to any amendment, modification, waiver or supplement under any related Indenture, Participation Agreement, Equipment Note or the Note Purchase Agreement or certain other related documents, if an Indenture Event of Default under any Indenture has occurred and is continuing, or if such amendment, modification, waiver or supplement will not materially adversely affect the interests of such Certificateholders. (Basic Agreement, Section 10.01)

Pursuant to the Intercreditor Agreement, with respect to any Indenture at any given time, the Loan Trustee under such Indenture will be directed by the Subordination Agent (as directed by the respective Trustees or by the Controlling Party, as applicable) in taking, or refraining from taking, any action thereunder or with respect to the Equipment Notes issued under such Indenture that are held by the Subordination Agent as the property of the relevant Trust. Any Trustee acting as Controlling Party will direct the Subordination Agent as such Trustee is directed by Certificateholders evidencing fractional undivided interests aggregating not less than a majority in interest in the relevant Trust. (Intercreditor Agreement, Sections 2.06 and 8.01(b)) Notwithstanding the foregoing, without the consent of each Liquidity Provider and each Certificateholder holding Certificates representing a fractional undivided interest in the Equipment Notes under the applicable Indenture held by the Subordination Agent, among other things, no amendment, supplement, modification, consent or waiver of or relating to such Indenture, any related Equipment Note, Participation Agreement or other related document will: (i) reduce the principal amount of, Make-Whole Amount, if any, or interest on, any Equipment Note under such Indenture; (ii) change the date on which any principal amount of, Make-Whole Amount, if any, or interest on any Equipment Note under such Indenture, is due or payable; (iii) create any lien with respect to the Collateral subject to such Indenture prior to or pari passu with the lien thereon under such Indenture except such as are permitted by such Indenture; or (iv) reduce the percentage of the outstanding principal amount of the Equipment Notes under such Indenture the consent of whose holders is required for any supplemental agreement, or the consent of whose holders is required for any waiver of compliance with certain provisions of such Indenture or of certain defaults thereunder or their consequences provided for in such Indenture. In addition, without the consent of each Certificateholder, no such amendment, modification, consent or waiver will, among other things, deprive any Certificateholder of the benefit of the lien of any Indenture on the related Collateral, except as provided in connection with the exercise of remedies under such Indenture. (Intercreditor Agreement, Section 8.01(b)) See “— Indenture Events of Default and Certain Rights Upon an Indenture Event of Default” for a description of the rights of the Certificateholders of each Trust to direct the respective Trustees.

Termination of the Trusts

With respect to each Trust, the obligations of Delta and the Trustee of such Trust will terminate upon the distribution to the Certificateholders of such Trust and to such Trustee of all amounts required to be distributed to them pursuant to the applicable Pass Through Trust Agreement and the disposition of all property held in such Trust. The applicable Trustee will mail to each Certificateholder of such Trust, not earlier than 60 days and not later than 15 days preceding such final distribution, notice of the termination of such Trust, the amount of the proposed final payment, the proposed date for the distribution of such final payment for such Trust and certain other information. The Final Distribution to any Certificateholder of such Trust will be made only upon surrender of such Certificateholder’s Certificates at the office or agency of the applicable Trustee specified in such notice of termination. (Basic Agreement, Section 11.01)

In the event that all of the Certificateholders of such Trust do not surrender their Certificates issued by such Trust for cancellation within six months after the date specified in such written notice, the Trustee of such Trust will give a second written notice to the remaining Certificateholders of such Trust to surrender such Certificates for cancellation and receive the final distribution. No additional interest will accrue with respect to such Certificates after the Distribution Date specified in the first written notice. In the event that any money held by the Trustee of such Trust for the payment of distributions on the Certificates issued by such Trust remains unclaimed for two years (or such lesser time as such Trustee shall be satisfied, after sixty days’ notice from Delta, is one month prior to the escheat period provided under applicable law) after the final distribution date with respect thereto, such Trustee will pay to each Loan Trustee the appropriate amount of money relating to such Loan Trustee for distribution as provided in the applicable Indenture, Participation Agreement or certain related documents and will give written notice thereof to Delta. (Basic Agreement, Section 11.01)

The Trustees

The Class A Trustee is, and the Class B Trustee initially will be, U.S. Bank Trust National Association. Each Trustee’s address is U.S. Bank Trust National Association, 300 Delaware Avenue, 9th Floor, Mail Code EX-DE-WDAW, Wilmington, Delaware 19801, Attention: Corporate Trust Services (Reference: Delta 2010-1 EETC).

With certain exceptions, the Trustees make no representations as to the validity or sufficiency of the Basic Agreement, the Trust Supplements, the Certificates, the Equipment Notes, the Indentures, the Intercreditor Agreement, the Participation Agreements, any Liquidity Facility, the Note Purchase Agreement or other related documents. (Basic Agreement, Sections 7.04 and 7.15; Trust Supplements, Sections 7.03(a) and 7.04) The Trustee of any Trust will not be liable to the Certificateholders of such Trust for any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of a majority in face amount of outstanding Certificates of such Trust. (Basic Agreement, Section 7.03(h)) Subject to certain provisions, no Trustee will be under any obligation to exercise any of its rights or powers under any Pass Through Trust Agreement at the request of any holders of Certificates issued thereunder unless there has been offered to such Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by such Trustee in exercising such rights or powers. (Basic Agreement, Section 7.03(e)) Each Pass Through Trust Agreement provides that the applicable Trustee (and any related agent or affiliate in their respective individual or any other capacity) may acquire and hold Certificates issued thereunder and, subject to certain conditions, may otherwise deal with Delta with the same rights it would have if it were not such Trustee. (Basic Agreement, Section 7.05)

Book-Entry Registration; Delivery and Form

General

On the Class B Issuance Date, the Class A Certificates are, and the Class B Certificates will be, represented by one or more fully registered global Certificates (each, a “Global Certificate”) of the applicable class and are or will be, as the case may be, deposited with the related Trustee as custodian for DTC and registered in the name of Cede, as nominee of DTC. Except in the limited circumstances described below, owners of beneficial interests in Global Certificates will not be entitled to receive physical delivery of Definitive Certificates. The Certificates are not issued or will not be issuable in bearer form.

DTC

DTC has informed Delta as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “Clearing Agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants (“DTC Participants”) and facilitate the clearance and settlement of securities transactions between DTC Participants through electronic book-entry changes in accounts of DTC Participants, thereby eliminating the need for physical movement of certificates. DTC Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly (“Indirect Participants”).

Delta expects that, pursuant to procedures established by DTC, (i) upon the issuance of the Global Certificates, DTC or its custodian will credit, on its internal system, the respective principal amount of the individual beneficial interests represented by such Global Certificates to the accounts of persons who have accounts with such depositary and (ii) ownership of beneficial interests in the Global Certificates will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of DTC Participants) and the records of DTC Participants (with respect to interests of persons other than DTC Participants). Such accounts initially will be designated by or on behalf of the Underwriters. Ownership of beneficial interests in the Global Certificates will be limited to DTC

Participants or persons who hold interests through DTC Participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities. Such limits and such laws may limit the market for beneficial interests in the Global Certificates. Qualified Institutional Buyers (as defined under the Securities Act of 1933, as amended (the “Securities Act”)) may hold their interests in the Global Certificates directly through DTC if they are DTC Participants, or indirectly through organizations that are DTC Participants.

So long as DTC or its nominee is the registered owner or holder of the Global Certificates, DTC or such nominee, as the case may be, will be considered the sole record owner or holder of the Certificates represented by such Global Certificates for all purposes under the Certificates and the Pass Through Trust Agreements. All references in this prospectus supplement to actions by the Certificateholders shall refer to actions taken by DTC upon instructions from DTC Participants, and all references to distributions, notices, reports and statements to the Certificateholders will refer, as the case may be, to distributions, notices, reports and statements to DTC or such nominee, as the registered holder of the Certificates. No beneficial owners of an interest in the Global Certificates will be able to transfer that interest except in accordance with DTC’s applicable procedures, in addition to those provided or under the applicable Pass Through Trust Agreement. Such beneficial owners of an interest in the Global Certificates, and registered owners of a Definitive Certificate, are referred to herein individually as a “Certificate Owner” and collectively as the “Certificate Owners”. DTC has advised Delta that it will take any action permitted to be taken by a Certificateholder under the applicable Pass Through Trust Agreement only at the direction of one or more DTC Participants to whose accounts with DTC the Global Certificates are credited. Additionally, DTC has advised Delta that in the event any action requires approval by a certain percentage of the Certificateholders of a particular class, DTC will take such action only at the direction of and on behalf of DTC Participants whose holders include undivided interests that satisfy any such percentage. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of DTC Participants whose holders include such undivided interests.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers of Certificates among DTC Participants on whose behalf it acts with respect to such Certificates. Certificate Owners of such Certificates that are not DTC Participants but that desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Certificates may do so only through DTC Participants. DTC Participants and Indirect Participants with which Certificate Owners have accounts with respect to such Certificates, however, are required to make book-entry transfers on behalf of their respective customers. In addition, under the DTC Rules, DTC is required to receive and transmit to the DTC Participants distributions of principal of, Make-Whole Amount, if any, and interest with respect to the Certificates. Such Certificate Owners thus will receive all distributions of principal, Make-Whole Amount, if any, and interest from the relevant Trustee through DTC Participants or Indirect Participants, as the case may be. Under this book entry system, such Certificate Owners may experience some delay in their receipt of payments because such payments will be forwarded by the relevant Trustee to Cede, as nominee for DTC, and DTC in turn will forward the payments to the appropriate DTC Participants in amounts proportionate to the principal amount of such DTC Participants’ respective holdings of beneficial interests in the relevant Certificates, as shown on the records of DTC or its nominee. Distributions by DTC Participants to Indirect Participants or Certificate Owners, as the case may be, will be the responsibility of such DTC Participants.

Unless and until Definitive Certificates are issued under the limited circumstances described herein, the only “Certificateholder” under each Pass Through Trust Agreement will be Cede, as nominee of DTC. Certificate Owners of Certificates therefore will not be recognized by the Trustees as Certificateholders, as such term is used in the Pass Through Trust Agreements, and such Certificate Owners will be permitted to exercise the rights of Certificateholders only indirectly through DTC and DTC Participants. Conveyance of notices and other communications by DTC to DTC Participants and by DTC Participants to Indirect Participants and to such Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Payments of the principal of, Make-Whole Amount (if any) and interest on the Global Certificates will be made to DTC or its nominee, as the case may be, as the registered owner thereof. Payments, transfers, exchanges and other matters relating to beneficial interests in a Global Certificate may be subject to various policies and procedures adopted by DTC from time to time. Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect Participants, the ability of a Certificateholder to pledge its interest to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such interest, may be limited due to the lack of a physical certificate for such interest.

Neither Delta nor the Trustees, nor any paying agent or registrar with respect to the Certificates, will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Certificates or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for the performance by DTC, any DTC Participant or any Indirect Participant of their respective obligations under the DTC Rules or any other statutory, regulatory, contractual or customary procedures governing their obligations. (Trust Supplements, Section 4.03(f))

Delta expects that DTC or its nominee, upon receipt of any payment of principal, Make-Whole Amount (if any) or interest in respect of the Global Certificates, will credit DTC Participants’ accounts with payments in amounts proportionate to their respective beneficial ownership interests in the face amount of such Global Certificates, as shown on the records of DTC or its nominee. Delta also expects that payments by DTC Participants to owners of beneficial interests in such Global Certificates held through such DTC Participants will be governed by the standing instructions and customary practices of such DTC Participants. Such payments will be the responsibility of such DTC Participants.

Although DTC is expected to follow the foregoing procedures in order to facilitate transfers in a Global Certificate among participants of DTC, it is under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Same-Day Settlement

As long as Certificates are registered in the name of DTC or its nominee, all payments made by Delta to the Loan Trustee under any Indenture will be in immediately available funds. Such payments, including the final distribution of principal with respect to the Certificates, will be passed through to DTC in immediately available funds.

Any Certificates registered in the name of DTC or its nominee will trade in DTC’s Same Day Funds Settlement System until maturity, and secondary market trading activity in the Certificates will therefore be required by DTC to settle in immediately available funds. No assurance can be given as the effect, if any, of settlement in same day funds on trading activity in the Certificates.

Definitive Certificates

Interests in Global Certificates will be exchangeable or transferable, as the case may be, for certificates in definitive, physical registered form (“Definitive Certificates”) only if (i) DTC advises the applicable Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depositary with respect to such Certificates and a successor depositary is not appointed by such Trustee within 90 days of such notice, (ii) Delta, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of an Indenture Event of Default, Certificateholders with fractional undivided interests aggregating not less than a majority in interest in a Trust advise the applicable Trustee, Delta and DTC through DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in such Certificateholders’ best interest. Neither Delta nor any Trustee will be liable if Delta or such Trustee is unable to locate a qualified successor clearing system. (Trust Supplements, Section 4.03(b))

In connection with the occurrence of any event described in the immediately preceding paragraph, the Global Certificates will be deemed surrendered, and the Trustees will execute, authenticate and deliver to each Certificate Owner of such Global Certificates in exchange for such Certificate Owner’s beneficial interest in such Global Certificates, an equal aggregate principal amount of Definitive Certificates of authorized denominations, in each case as such Certificate Owner and related aggregate principal amount have been identified and otherwise set forth (together with such other information as may be required for the registration of such Definitive Certificates) in registration instructions that shall have been delivered by or on behalf of DTC to the applicable Trustee. (Trust Supplements, Section 4.03(d)) Delta, the Trustees and each registrar and paying agent with respect to the Certificates (i) shall not be liable for any delay in delivery of such registration instructions, and (ii) may conclusively rely on, and shall be protected in relying on, such registration instructions. (Trust Supplements, Section 4.03(f))

Distribution of principal, Make-Whole Amount (if any) and interest with respect to Definitive Certificates will thereafter be made by the applicable Trustee directly in accordance with the procedures set forth in the applicable Pass Through Trust Agreement, to holders in whose names the Definitive Certificates were registered at the close of business on the applicable record date. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the applicable Trustee. The final payment on any such Definitive Certificate, however, will be made only upon presentation and surrender of the applicable Definitive Certificate at the office or agency specified in the notice of final distribution to the applicable Certificateholders.

Definitive Certificates issued in exchange for Global Certificates will be transferable and exchangeable at the office of the applicable Trustee upon compliance with the requirements set forth in the applicable Pass Through Trust Agreement, subject in the case of the Class B Certificates to certain transfer restrictions. See “— Transfer Restrictions for Class B Certificates”. No service charge will be imposed for any registration of transfer or exchange, but payment of a sum sufficient to cover any tax or other governmental charge will be required. The Certificates are registered instruments, title to which passes upon registration of the transfer of the books of the applicable Trustee in accordance with the terms of the applicable Pass Through Trust Agreement. (Basic Agreement, Section 3.04, with respect to Class A Certificates, or Class B Trust Supplement, Section 9.03, with respect to Class B Certificates)

Transfer Restrictions for Class B Certificates

The Class B Certificates will be subject to transfer restrictions. They may be sold or otherwise transferred only to qualified institutional buyers (“QIBs”), as defined in Rule 144A under the Securities Act, for so long as they are outstanding, unless Delta and the Class B Trustee determine otherwise consistent with applicable law. See also “Certain ERISA Considerations.”

Each purchaser of Class B Certificates, by such purchase, will be deemed to:

1. Represent that it is purchasing such Class B Certificates for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB.

2. Agree that any sale or other transfer by it of any such Class B Certificates will only be made to a QIB.

3. Agree that it will, and that it will inform each subsequent transferee that such transferee will be required to, deliver to each person to whom it transfers such Class B Certificates notice of these restrictions on transfer of such Class B Certificates.

4. Agree that no registration of the transfer of any such Class B Certificate will be made unless the transferee completes and submits to the Class B Trustee the form included on the reverse of such Class B Certificate in which it states that it is purchasing such Class B Certificate for its account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB.

5. Understand that such Class B Certificates will bear a legend substantially to the following effect:

“THIS CERTIFICATE IS SUBJECT TO TRANSFER RESTRICTIONS. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT OF 1933, AS AMENDED); (2) AGREES THAT, FOR SO LONG AS THIS CERTIFICATE IS OUTSTANDING, IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS CERTIFICATE EXCEPT TO A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT OF 1933, AS AMENDED); AND (3) AGREES THAT IF IT SHOULD RESELL OR OTHERWISE TRANSFER THIS CERTIFICATE IT WILL DELIVER TO EACH PERSON TO WHOM THIS CERTIFICATE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS CERTIFICATE, THE TRANSFEREE MUST COMPLETE THE FORM ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT SUCH FORM TO THE TRUSTEE. TRUST SUPPLEMENT NO. 2010-1B TO THE PASS THROUGH

TRUST AGREEMENT CONTAINS A PROVISION REQUIRING THE REGISTRAR TO REFUSE TO REGISTER ANY TRANSFER OF THIS CERTIFICATE IN VIOLATION OF THE FOREGOING RESTRICTIONS. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.”

6. Acknowledge that Delta, the Class B Trustee, the Underwriters, and others will rely on the truth and accuracy of the foregoing acknowledgments, representations, warranties and agreements and agrees that, if any of the acknowledgments, representations, warranties and agreements deemed to have been made by its purchase of such Class B Certificates is no longer accurate, it shall promptly notify Delta, the Class B Trustee and the Underwriters. If it is acquiring any such Class B Certificates as a fiduciary or agent of one or more investor accounts, it represents that it has sole investment discretion with respect to each such investor account and that it has full power to make the foregoing acknowledgments, representations and agreements on behalf of each such investor account.

7. Acknowledge that the foregoing restrictions apply to holders of beneficial interests in such Class B Certificates as well as to registered holders of such Class B Certificates.

8. Acknowledge that the Class B Trustee will not be required to accept for registration of transfer any such Class B Certificate unless evidence satisfactory to Delta and the Class B Trustee that the restrictions on transfer set forth herein have been complied with is submitted to them.

DESCRIPTION OF THE LIQUIDITY FACILITIES

The following summary describes certain material terms of the Liquidity Facilities and certain provisions of the Intercreditor Agreement relating to the Liquidity Facilities. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Liquidity Facilities and the Intercreditor Agreement. A copy of the Class A Liquidity Facility was filed as an exhibit to Delta’s Current Report on Form 8-K, dated July 2, 2010 and copies of the Class B Liquidity Facility and the Intercreditor Agreement will be filed as an exhibit to a Current Report on Form 8-K to be filed by Delta with the SEC.

General

The liquidity provider for the Class A Trust (the “Class A Liquidity Provider”) entered into a revolving credit agreement, dated as of July 2, 2010 (the “Class A Liquidity Facility”), with the Subordination Agent with respect to the Class A Trust. The liquidity provider for the Class B Trust (the “Class B Liquidity Provider” and, together with the Class A Liquidity Provider, the “Liquidity Providers” and, each a “Liquidity Provider”) will enter into a separate revolving credit agreement (the “Class B Liquidity Facility” and, together with the Class A Liquidity Facility, the “Liquidity Facilities” and, each, a “Liquidity Facility”) with the Subordination Agent with respect to the Class B Trust. Under each Liquidity Facility, the related Liquidity Provider will be required, if necessary, to make one or more advances (“Interest Drawings”) to the Subordination Agent in an aggregate amount (the “Required Amount”) sufficient to pay interest on the Pool Balance of the related class of Certificates on up to three successive semiannual Regular Distribution Dates (without regard to any expected future payments of principal on such Certificates) at the Stated Interest Rate for such Certificates. If interest payment defaults occur which exceed the amount covered by and available under the Liquidity Facility for the Class A Trust or the Class B Trust, the Certificateholders of such Trust will bear their allocable share of the deficiencies to the extent that there are no other sources of funds. The initial Liquidity Provider with respect to each of the Class A Trust and Class B Trust may be replaced by one or more other entities with respect to either of such Trusts under certain circumstances. Therefore, the Liquidity Provider for each Trust may differ.

Drawings

The aggregate amount available under the Liquidity Facility for each applicable Trust at July 2, 2011 (the first Regular Distribution Date that occurs after the Class B Issuance Date), assuming that all interest and principal due on such Regular Distribution Date is paid, will be:

Available
Trust	Amount

Class A	$39,475,668
Class B	$9,605,244

Except as otherwise provided below, the Liquidity Facility for each Trust will enable the Subordination Agent to make Interest Drawings thereunder on any Regular Distribution Date in order to make interest distributions then scheduled for the Certificates of such Trust at the Stated Interest Rate for the Certificates of such Trust to the extent that the amount, if any, available to the Subordination Agent on such Regular Distribution Date is not sufficient to pay such interest. The maximum amount available to be drawn under the Liquidity Facility with respect to any Trust on any Regular Distribution Date to fund any shortfall of interest on Certificates of such Trust will not exceed the then Maximum Available Commitment under such Liquidity Facility. The “Maximum Available Commitment” at any time under each Liquidity Facility is an amount equal to the then Maximum Commitment of such Liquidity Facility less the aggregate amount of each Interest Drawing outstanding under such Liquidity Facility at such time; provided that, following a Downgrade Drawing, a Special Termination Drawing, a Final Drawing or a Non-Extension Drawing under such Liquidity Facility, the Maximum Available Commitment under such Liquidity Facility shall be zero.

“Maximum Commitment” means (i) for the Class A Liquidity Facility, $41,850,000 as of the date of the issuance of the Class A Certificates and (ii) for the Class B Liquidity Facility, $9,605,244 as of the Class B Issuance Date, in each case as such commitment may be reduced from time to time as described below.

The Liquidity Facility for any applicable class of Certificates does not provide for drawings thereunder to pay for principal of, or Make-Whole Amount on, the Certificates of such class or any interest with respect to the Certificates of such class in excess of the Stated Interest Rate for such Certificates or for more than three semiannual installments of interest or to pay principal of, or interest on, or Make-Whole Amount with respect to, the Certificates of any other class. (Liquidity Facilities, Section 2.02; Intercreditor Agreement, Section 3.05)

Each payment by a Liquidity Provider for a Trust will reduce by the same amount the Maximum Available Commitment under the related Liquidity Facility, subject to reinstatement as hereinafter described. With respect to any Interest Drawings, upon reimbursement of the applicable Liquidity Provider in full or in part for the amount of such Interest Drawings plus accrued interest thereon, the Maximum Available Commitment under the applicable Liquidity Facility will be reinstated by the amount reimbursed but not to exceed the then Required Amount of the applicable Liquidity Facility; provided, however, that the Maximum Available Commitment of such Liquidity Facility will not be so reinstated at any time if (i) a Liquidity Event of Default has occurred and is continuing and less than 65% of the then aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes or (ii) a Final Drawing, Downgrade Drawing, Special Termination Drawing or Non-Extension Drawing shall have occurred with respect to such Liquidity Facility. With respect to any other drawings under such Liquidity Facility, amounts available to be drawn thereunder are not subject to reinstatement. (Liquidity Facilities, Section 2.02(a); Intercreditor Agreement, Section 3.05(g)) On each date on which the Pool Balance for a Trust shall have been reduced, the Maximum Commitment of the Liquidity Facility for such Trust will be automatically reduced to an amount equal to the then Required Amount. (Liquidity Facilities, Section 2.04; Intercreditor Agreement, Section 3.05(j))

“Performing Equipment Note” means an Equipment Note issued pursuant to an Indenture with respect to which no payment default has occurred and is continuing (without giving effect to any acceleration); provided that, in the event of a bankruptcy proceeding in which Delta is a debtor under the Bankruptcy Code, (i) any payment default occurring before the date of the order for relief in such proceedings shall not be taken into consideration during the 60-day period under Section 1110(a)(2)(A) of the Bankruptcy Code (or such longer period as may apply under Section 1110(b) of the Bankruptcy Code) (the “Section 1110 Period”), (ii) any payment default occurring after the date of the order for relief in such proceeding will not be taken into consideration if such payment default is cured under Section 1110(a)(2)(B) of the Bankruptcy Code before the later of 30 days after the date of such default or the expiration of the Section 1110 Period and (iii) any payment default occurring after the Section 1110 Period will not be taken into consideration if such payment default is cured before the end of the grace period, if any, set forth in the related Indenture. (Intercreditor Agreement, Section 1.01)

Replacement of Liquidity Facilities

If at any time the Short-Term Rating of a Liquidity Provider issued by either Rating Agency (or, if such Liquidity Provider does not have a Short-Term Rating issued by a given Rating Agency, the Long-Term Rating of such Liquidity Provider issued by such Rating Agency) is lower than the Liquidity Threshold Rating, then the related Liquidity Facility may be replaced with a Replacement Facility. If such Liquidity Facility is not so replaced with a Replacement Facility within 10 days after the downgrading, the Subordination Agent will draw the then Maximum Available Commitment under such Liquidity Facility (the “Downgrade Drawing”). The Subordination Agent will deposit the proceeds of any Downgrade Drawing into a cash collateral account (the “Cash Collateral Account”) for the applicable class of Certificates and will use these proceeds for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under such Liquidity Facility would be used. (Liquidity Facilities, Section 2.02(b)(ii); Intercreditor Agreement, Sections 3.05(c) and (f)) “Long-Term Rating” means, for any entity: (a) in the case of Moody’s Investors Service, Inc. (“Moody’s”), the long-term senior unsecured debt rating of such entity and (b) in the case of Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business (“Standard & Poor’s”, and together with Moody’s, the “Rating Agencies”), the long-term issuer credit rating of such entity. (Intercreditor Agreement, Section 1.01) Short-Term Rating” means, for any entity: (a) in the case of Moody’s, the short-term senior unsecured debt rating of such entity and (b) in the case of Standard & Poor’s, the short-term issuer credit rating of such entity. (Intercreditor Agreement, Section 1.01)

“Liquidity Threshold Rating” means: (i) a Short-Term Rating of P-1 in the case of Moody’s and A-1 in the case of Standard & Poor’s and (ii) in the case of any entity that does not have a Short-Term Rating from either or both of such Rating Agencies, then in lieu of such Short-Term Rating from such Rating Agency or Rating Agencies, a Long-Term Rating of A2 in the case of Moody’s and A in the case of Standard & Poor’s. (Intercreditor Agreement, Section 1.01)

A “Replacement Facility” for any Liquidity Facility will mean an irrevocable revolving credit agreement (or agreements) in substantially the form of the replaced Liquidity Facility, including reinstatement provisions, or in such other form (which may include a letter of credit, surety bond, financial insurance policy or guaranty) as will permit the Rating Agencies to confirm in writing their respective ratings then in effect for the Certificates with respect to which such Liquidity Facility was issued (before downgrading of such ratings, if any, as a result of the downgrading of the related Liquidity Provider), in a face amount (or in an aggregate face amount) equal to the amount sufficient to pay interest on the Pool Balance of the Certificates of the applicable Trust (at the Stated Interest Rate for such Certificates, and without regard to expected future principal distributions) on the three successive semiannual Regular Distribution Dates following the date of replacement of such Liquidity Facility and issued by an entity (or entities) having Short-Term Ratings issued by the Rating Agencies (or if such entity does not have a Short-Term Rating issued by a given Rating Agency, the Long-Term Rating of such entity issued by such Rating Agency) which are equal to or higher than the applicable Liquidity Threshold Rating. (Intercreditor Agreement, Section 1.01) The provider of any Replacement Facility will have the same rights (including, without limitation, priority distribution rights and rights as “Controlling Party”) under the Intercreditor Agreement as the replaced Liquidity Provider. (Intercreditor Agreement, Section 3.05)

The Liquidity Facility for each of the Class A Trust and Class B Trust provides that the applicable Liquidity Provider’s obligations thereunder will expire on the earliest of:

•	July 1, 2011;

•	the date on which the Subordination Agent delivers to such Liquidity Provider a certification that all of the Certificates of such Trust have been paid in full or provision has been made for such payment;

•	the date on which the Subordination Agent delivers to such Liquidity Provider a certification that a Replacement Facility has been substituted for such Liquidity Facility;

•	the fifth Business Day following receipt by the Subordination Agent of a Termination Notice from such Liquidity Provider (see “— Liquidity Events of Default”); and

•	the date on which no amount is or may (including by reason of reinstatement) become available for drawing under such Liquidity Facility. (Liquidity Facilities, Section 1.01)

Each Liquidity Facility provides that it may be extended for additional 364-day periods by mutual agreement of the related Liquidity Provider and the Subordination Agent. The Intercreditor Agreement will provide for the replacement of the Liquidity Facility for any Trust if such Liquidity Facility is scheduled to expire earlier than 15 days after the Final Legal Distribution Date for the Certificates of such Trust and such Liquidity Facility is not extended or replaced by the 25th day prior to its then scheduled expiration date. (Liquidity Facilities, Section 2.10) If such Liquidity Facility is not so extended or replaced by the 25th day prior to its then scheduled expiration date, the Subordination Agent shall request a drawing in full up to the then Maximum Available Commitment under such Liquidity Facility (the “Non-Extension Drawing”). (Liquidity Facilities, Section 2.02(b)(i)) The Subordination Agent will deposit the proceeds of the Non-Extension Drawing into the Cash Collateral Account for the related Certificates and will use these proceeds for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under such Liquidity Facility would be used. (Intercreditor Agreement, Section 3.05(d))

Subject to certain limitations, Delta may, at its option, arrange for a Replacement Facility at any time to replace the Liquidity Facility for any Trust (including without limitation any Replacement Facility described in the following sentence); provided that, if the initial Liquidity Provider is replaced, it shall be replaced with respect to all Liquidity Facilities under which it is the Liquidity Provider. (Intercreditor Agreement, Section 3.05(e)) In addition, if a Liquidity Provider shall determine not to extend a Liquidity Facility, then such Liquidity Provider may, at its option, arrange for a Replacement Facility to replace such Liquidity Facility (i) during the period no earlier than 40 days and no later than 25 days prior to the then scheduled expiration date of such Liquidity Facility and (ii) at any time after a Non-Extension Drawing has been made under such Liquidity Facility. (Liquidity Facilities, Section 2.10) A Liquidity Provider may also arrange for a Replacement Facility to replace the related Liquidity Facility at any time after a Downgrade Drawing under such Liquidity Facility. If any Replacement Facility is provided at any time after a Downgrade Drawing or a Non-Extension Drawing under any Liquidity Facility, the funds with respect to such Liquidity Facility on deposit in the Cash Collateral Account for such Trust will be returned to the Liquidity Provider being replaced. (Intercreditor Agreement, Section 3.05(e))

Upon receipt by the Subordination Agent of a Termination Notice with respect to any Liquidity Facility from the relevant Liquidity Provider as described below under “— Liquidity Events of Default”, the Subordination Agent shall request a final drawing (a “Final Drawing”) or a special termination drawing (the “Special Termination Drawing”), as applicable, under such Liquidity Facility in an amount equal to the then Maximum Available Commitment thereunder. The Subordination Agent will deposit the proceeds of the Final Drawing or the Special Termination Drawing into the Cash Collateral Account for the related Certificates and will use these proceeds for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under such Liquidity Facility would be used. (Liquidity Facilities, Sections 2.02(c) and 2.02(d); Intercreditor Agreement, Sections 3.05(i) and 3.05(k))

Drawings under any Liquidity Facility will be made by delivery by the Subordination Agent of a certificate in the form required by such Liquidity Facility. Upon receipt of such a certificate, the relevant Liquidity Provider is obligated to make payment of the drawing requested thereby in immediately available funds. Upon payment by the relevant Liquidity Provider of the amount specified in any drawing under any Liquidity Facility, such Liquidity Provider will be fully discharged of its obligations under such Liquidity Facility with respect to such drawing and will not thereafter be obligated to make any further payments under such Liquidity Facility in respect of such drawing to the Subordination Agent or any other person. (Liquidity Facilities, Section 2.02(a))

Reimbursement of Drawings

The Subordination Agent must reimburse amounts drawn under any Liquidity Facility by reason of an Interest Drawing, Special Termination Drawing, Final Drawing, Downgrade Drawing or Non-Extension Drawing and pay interest thereon, but only to the extent that the Subordination Agent has funds available therefor. (Liquidity Facilities, Section 2.09)

Interest Drawings and Final Drawings

Amounts drawn by reason of an Interest Drawing or Final Drawing (each, a “Drawing”) will be immediately due and payable, together with interest on the amount of such drawing. From the date of such drawing to (but excluding) the third business day following the applicable Liquidity Provider’s receipt of the notice of such Interest Drawing, interest will accrue at the Base Rate plus 4.00% per annum. Thereafter, interest will accrue at LIBOR for the applicable interest period plus 4.00% per annum. (Liquidity Facilities, Section 3.07)

“Base Rate” means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for each day of the period for which the Base Rate is to be determined (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the applicable Liquidity Provider from three Federal funds brokers of recognized standing selected by it (and reasonably satisfactory to Delta) plus one quarter of one percent (0.25%). (Liquidity Facilities, Section 1.01)

“LIBOR” means, with respect to any interest period, the rate per annum at which U.S. dollars are offered in the London interbank market as shown on Reuters Screen LIBOR01 (or any successor thereto) at approximately 11:00 A.M. (London time) two Business Days before the first day of such interest period, for a period comparable to such interest period, or if such rate is not available, a rate per annum determined by certain alternative methods. (Liquidity Facilities, Section 1.01)

If at any time, a Liquidity Provider shall have determined (which determination shall be conclusive and binding upon the Subordination Agent, absent manifest error) that, by reason of circumstances affecting the relevant interbank lending market generally, the LIBOR rate determined or to be determined for such interest period will not adequately and fairly reflect the cost to such Liquidity Provider (as conclusively certified by such Liquidity Provider, absent manifest error) of making or maintaining advances, such Liquidity Provider shall give facsimile or telephonic notice thereof (a “Rate Determination Notice”) to the Subordination Agent. If such notice is given, then the outstanding principal amount of the LIBOR advances under the related Liquidity Facility shall be converted to Base Rate advances thereunder effective from the date of the Rate Determination Notice; provided that the rate then applicable in respect of such Base Rate advances shall be increased by one percent (1.00%). Each Liquidity Provider shall withdraw a Rate Determination Notice given under the applicable Liquidity Facility when such Liquidity Provider determines that the circumstances giving rise to such Rate Determination Notice no longer apply to such Liquidity Provider, and the Base Rate advances shall be converted to LIBOR advances effective as the first day of the next succeeding interest period after the date of such withdrawal. Each change in the Base Rate shall become effective immediately. (Liquidity Facilities, Section 3.07(g))

Downgrade Drawings, Special Termination Drawings, Non-Extension Drawings and Final Drawings

The amount drawn under any Liquidity Facility by reason of a Downgrade Drawing, a Special Termination Drawing, a Non-Extension Drawing or Final Drawing and deposited in a Cash Collateral Account will be treated as follows:

•	such amount will be released on any Distribution Date to the extent that such amount exceeds the Required Amount, first, to the applicable Liquidity Provider up to the amount of its Liquidity Obligations owed to it, and second, for distribution pursuant to the Intercreditor Agreement;

•	any portion of such amount withdrawn from the Cash Collateral Account for the applicable Certificates to pay interest distributions on such Certificates will be treated in the same way as Interest Drawings; and

•	the balance of such amount will be invested in certain specified eligible investments.

Any Downgrade Drawing, Special Termination Drawing or Non-Extension Drawing under any Liquidity Facility, other than any portion thereof applied to the payment of interest distributions on the Certificates, will bear interest, (a) subject to clauses (b) and (c) below, at a rate equal to (i) in the case of a Downgrade Drawing, LIBOR for the applicable interest period (or, as described in the first paragraph under “— Reimbursement Drawings — Interest Drawings and Final Drawings”, the Base Rate) plus a specified margin, (ii) in the case of a Special Termination Drawing, LIBOR for the applicable interest period (or, as described in the first paragraph under ‘‘— Reimbursement Drawings — Interest Drawings and Final Drawings”, the Base Rate) plus a specified margin and (iii) in the case of a Non-Extension Drawing, the investment earnings on the amounts deposited in the Cash Collateral Account on the outstanding amount from time to time of such Non-Extension Drawing plus a specified margin, (b) from and after the date, if any, on which such Downgrade Drawing, Special Termination Drawing or Non-Extension Drawing is converted into a Final Drawing as described below under “— Liquidity Events of Default”, at a rate equal to LIBOR for the applicable interest period (or, as described in the first paragraph under “— Reimbursement of Drawings — Interest Drawings and Final Drawings”, the Base Rate) plus 4.00% per annum and (c) from and after the date, if any, on which a Special Termination Notice is given and any Downgrade Drawing or Non-Extension Drawing is converted into a Special Termination Drawing as described below under “— Liquidity Events of Default”, at the rate applicable to Special Termination Drawings as described in clause (a)(ii) above.

Liquidity Events of Default

Events of default under each Liquidity Facility (each, a “Liquidity Event of Default”) will consist of:

•	the acceleration of all of the Equipment Notes; or

•	certain bankruptcy or similar events involving Delta. (Liquidity Facilities, Section 1.01)

If (i) any Liquidity Event of Default under any Liquidity Facility has occurred and is continuing and (ii) less than 65% of the aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes, the applicable Liquidity Provider may, in its discretion, give a notice of termination of such Liquidity Facility (a “Final Termination Notice”). With respect to any Liquidity Facility, if the Pool Balance of the related class of Certificates is greater than the aggregate outstanding principal amount of the related series of Equipment Notes (other than any such series of Equipment Notes previously sold or with respect to which the Aircraft related to such series of Equipment Notes has been disposed of) at any time during the 18-month period prior to the final expected Regular Distribution Date with respect to such class of Certificates, the Liquidity Provider of such Trust may, in its discretion, give a notice of special termination of such Liquidity Facility (a “Special Termination Notice” and, together with the Final Termination Notice, a “Termination Notice”). The Termination Notice will have the following consequences:

•	the related Liquidity Facility will expire on the fifth Business Day after the date on which such Termination Notice is received by the Subordination Agent;

•	the Subordination Agent will promptly request, and the applicable Liquidity Provider will honor, a Final Drawing or Special Termination Drawing, as applicable, thereunder in an amount equal to the then Maximum Available Commitment thereunder;

•	in the event that a Final Drawing is made, any Drawing remaining unreimbursed as of the date of termination will be automatically converted into a Final Drawing under such Liquidity Facility;

•	in the event a Special Termination Notice is given, all amounts owing to the applicable Liquidity Provider will be treated as a Special Termination Drawing for the purposes set forth under “Description of the Intercreditor Agreement — Priority of Distributions”; and

•	all amounts owing to the applicable Liquidity Provider will be automatically accelerated. (Liquidity Facilities, Section 6.01)

Notwithstanding the foregoing, the Subordination Agent is obligated to pay amounts owing to the applicable Liquidity Provider only to the extent of funds available therefor after giving effect to the payments in accordance with the provisions set forth under “Description of the Intercreditor Agreement — Priority of Distributions”. (Liquidity Facilities, Section 2.09) Upon the circumstances described below under “Description of the Intercreditor Agreement — Intercreditor Rights”, a Liquidity Provider may become the Controlling Party with respect to the exercise of remedies under the Indentures. (Intercreditor Agreement, Section 2.06(c))

Liquidity Provider

The initial Class B Liquidity Provider will be Natixis S.A., acting via its New York Branch. Natixis S.A., acting via its New York Branch, is also the initial Class A Liquidity Provider.

DESCRIPTION OF THE INTERCREDITOR AGREEMENT

The following summary describes certain material provisions of an intercreditor agreement, dated as of July 2, 2010, among the Class A Trustee, the Class A Liquidity Provider and U.S. Bank Trust National Association, as subordination agent (the “Subordination Agent”), as amended by Amendment No. 1 to Intecreditor Agreement, to be dated the Class B Issuance Date, among the Class A Trustee, the Class A Liquidity Provider, the Class B Trustee, the Class B Liquidity Provider, the Subordination Agent and Delta, by which, among other things, the Class B Trustee and Class B Liquidity Provider will each become a party thereto (as so amended, the “Intercreditor Agreement”). The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Intercreditor Agreement, a copy of which will be filed as an exhibit to a Current Report on Form 8-K to be filed by Delta with the SEC.

Intercreditor Rights

General

The Equipment Notes relating to each Trust will be issued to, and registered in the name of, the Subordination Agent, as agent and trustee for the Trustee of such Trust. (Intercreditor Agreement, Section 2.01(a))

Controlling Party

Each Loan Trustee will be directed, so long as no Indenture Event of Default shall have occurred and be continuing thereunder and subject to certain limitations described below, in taking, or refraining from taking, any action under an Indenture or with respect to the Equipment Notes issued under such Indenture, by the holders of at least a majority of the outstanding principal amount of the Equipment Notes issued under such Indenture. See “— Voting of Equipment Notes” below. For so long as the Subordination Agent is the registered holder of the Equipment Notes, the Subordination Agent will act with respect to the preceding sentence in accordance with the directions of the Trustees for whom the Equipment Notes issued under such Indenture are held as Trust Property, to the extent constituting, in the aggregate, directions with respect to the required principal amount of Equipment Notes.

After the occurrence and during the continuance of an Indenture Event of Default under an Indenture, each Loan Trustee will be directed in taking, or refraining from taking, any action thereunder or with respect to the Equipment Notes issued under such Indenture, including acceleration of such Equipment Notes or foreclosing the lien on the related Aircraft with respect to which such Equipment Note was issued, by the Controlling Party, subject to the limitations described below. See “Description of the Certificates — Indenture Events of Default and Certain Rights Upon an Indenture Event of Default” for a description of the rights of the Certificateholders of each Trust to direct the respective Trustees. (Intercreditor Agreement, Section 2.06(a))

The “Controlling Party” will be:

•	if Final Distributions have not been paid in full to the holders of Class A Certificates, the Class A Trustee;

•	if Final Distributions have been paid in full to the holders of the Class A Certificates, but not to the holders of the Class B Certificates, the Class B Trustee; and

•	under certain circumstances, and notwithstanding the foregoing, the Liquidity Provider with the largest amount owed to it, as discussed in the next paragraph. (Intercreditor Agreement, Sections 2.06(b) and (c))

At any time after 18 months from the earliest to occur of (x) the date on which the entire available amount under any Liquidity Facility shall have been drawn (excluding a Downgrade Drawing or Non-Extension Drawing (but including a Final Drawing, a Special Termination Drawing or a Downgrade Drawing or Non-Extension Drawing that has been converted to a Final Drawing under such Liquidity Facility)) and remains unreimbursed, (y) the date on which the entire amount of any Downgrade Drawing or Non-Extension Drawing shall have been withdrawn from the relevant Cash Collateral Account to pay interest on the relevant class of Certificates and remains unreimbursed and (z) the date on which all Equipment Notes under all Indentures shall have been accelerated, the Liquidity Provider with the highest amount of unreimbursed

Liquidity Obligations due to it (so long as such Liquidity Provider has not defaulted in its obligations to make any drawing under any Liquidity Facility) will have the right to elect to become the Controlling Party with respect to any Indenture. (Intercreditor Agreement, Section 2.06(c))

For purposes of giving effect to the rights of the Controlling Party, the Trustees (other than the Controlling Party) will irrevocably agree, and the Certificateholders (other than the Certificateholders represented by the Controlling Party) will be deemed to agree by virtue of their purchase of Certificates, that the Subordination Agent, as record holder of the Equipment Notes, shall exercise its voting rights in respect of the Equipment Notes held by the Subordination Agent as directed by the Controlling Party and any vote so exercised shall be binding upon the Trustees and Certificateholders, subject to certain limitations. (Intercreditor Agreement, Section 2.06) For a description of certain limitations on the Controlling Party’s rights to exercise remedies, see ‘‘— Limitation on Exercise of Remedies” and “Description of the Equipment Notes — Remedies”. (Intercreditor Agreement, Section 2.06(b))

“Final Distributions” means, with respect to the Certificates of any Trust on any Distribution Date, the sum of (x) the aggregate amount of all accrued and unpaid interest on such Certificates and (y) the Pool Balance of such Certificates as of the immediately preceding Distribution Date. For purposes of calculating Final Distributions with respect to the Certificates of any Trust, any Make-Whole Amount paid on the Equipment Notes held in such Trust which has not been distributed to the Certificateholders of such Trust (other than such Make-Whole Amount or a portion thereof applied to the payment of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) shall be added to the amount of such Final Distributions. (Intercreditor Agreement, Section 1.01)

Limitation on Exercise of Remedies

So long as any Certificates are outstanding, during the period ending on the date which is nine months after the earlier of (x) the acceleration of the Equipment Notes under any Indenture and (y) the bankruptcy or insolvency of Delta, without the consent of each Trustee (other than the Trustee of any Trust all of the Certificates of which are held or beneficially owned by Delta or its affiliates), no Aircraft subject to the lien of such Indenture or such Equipment Notes may be sold in the exercise of remedies under such Indenture, if the net proceeds from such sale would be less than the Minimum Sale Price for such Aircraft or such Equipment Notes. (Intercreditor Agreement, Section 4.01(a)(iii))

“Minimum Sale Price” means, with respect to any Aircraft or the Equipment Notes issued in respect of such Aircraft, at any time, the lesser of (1) in the case of the sale of an Aircraft, 80%, or, in the case of the sale of such related Equipment Notes, 90%, of the Appraised Current Market Value of such Aircraft and (2) the sum of the aggregate Note Target Price of such Equipment Notes and an amount equal to the Excess Liquidity Obligations in respect of the Indenture under which such Equipment Notes were issued. (Intercreditor Agreement, Section 1.01)

“Excess Liquidity Obligations” means, with respect to an Indenture, an amount equal to the sum of (i) the amount of fees payable to the Liquidity Provider with respect to each Liquidity Facility, multiplied by a fraction, the numerator of which is the then outstanding aggregate principal amount of the Series A Equipment Notes and Series B Equipment Notes issued under such Indenture and the denominator of which is the then outstanding aggregate principal amount of all Series A Equipment Notes and Series B Equipment Notes, (ii) interest on any Special Termination Drawing, Downgrade Drawing or Non-Extension Drawing payable under each Liquidity Facility in excess of investment earnings on such drawing multiplied by the fraction specified in clause (i) above, (iii) if any payment default by Delta exists with respect to interest on any Series A Equipment Notes or Series B Equipment Notes, interest on any Interest Drawing (or portion of any Downgrade Drawing, Non-Extension Drawing or Special Termination Drawing that is used to pay interest on the Certificates) or Final Drawing payable under each Liquidity Facility in excess of the sum of (a) investment earnings from any Final Drawing plus (b) any interest at the past due rate actually payable (whether or not in fact paid) by Delta on the overdue scheduled interest on the Series A Equipment Notes and Series B Equipment Notes in respect of which such Drawing was made (or portion of any Downgrade Drawing, Non-Extension Drawing or Special Termination Drawing was used), multiplied by a fraction the numerator of which is the aggregate overdue amounts of interest on the Series A Equipment Notes and Series B Equipment

Notes issued under such Indenture (other than interest becoming due and payable solely as a result of acceleration of any such Equipment Notes) and the denominator of which is the then aggregate overdue amounts of interest on all Series A Equipment Notes and Series B Equipment Notes (other than interest becoming due and payable solely as a result of acceleration of any such Equipment Notes), and (iv) any other amounts owed to a Liquidity Provider by the Subordination Agent as borrower under each Liquidity Facility other than amounts due as repayment of advances thereunder or as interest on such advances, except to the extent payable pursuant to clauses (ii) and (iii) above, multiplied by the fraction specified in clause (i) above. (Indentures, Section 2.14) The foregoing definition shall be revised accordingly to reflect, if applicable, any Replacement Facility or any liquidity facility for any Refinancing Certificates. See “Possible Refinancing of Class B Certificates”.

“Note Target Price” means, for any Equipment Note issued under any Indenture: (i) the aggregate outstanding principal amount of such Equipment Note, plus (ii) the accrued and unpaid interest thereon, together with all other sums owing on or in respect of such Equipment Note (including, without limitation, enforcement costs incurred by the Subordination Agent in respect of such Equipment Note). (Intercreditor Agreement, Section 1.01)

Following the occurrence and during the continuation of an Indenture Event of Default under any Indenture, in the exercise of remedies pursuant to such Indenture, the Loan Trustee under such Indenture may be directed to lease the related Aircraft to any person (including Delta) so long as the Loan Trustee in doing so acts in a “commercially reasonable” manner within the meaning of Article 9 of the Uniform Commercial Code as in effect in any applicable jurisdiction (including Sections 9-610 and 9-627 thereof). (Intercreditor Agreement, Section 4.01(a)(ii))

If following certain events of bankruptcy, reorganization or insolvency with respect to Delta described in the Intercreditor Agreement (a “Delta Bankruptcy Event”) and during the pendency thereof, the Controlling Party receives a proposal from or on behalf of Delta to restructure the financing of any one or more of the Aircraft, the Controlling Party will promptly thereafter give the Subordination Agent, each Trustee and each Liquidity Provider that has not made a Final Drawing notice of the material economic terms and conditions of such restructuring proposal whereupon the Subordination Agent acting on behalf of each Trustee will post such terms and conditions of such restructuring proposal on DTC’s Internet bulletin board or make such other commercially reasonable efforts as the Subordination Agent may deem appropriate to make such terms and conditions available to all Certificateholders. Thereafter, neither the Subordination Agent nor any Trustee, whether acting on instructions of the Controlling Party or otherwise, may, without the consent of each Trustee and each Liquidity Provider that has not made a Final Drawing, enter into any term sheet, stipulation or other agreement (a “Restructuring Arrangement”) (whether in the form of an adequate protection stipulation, an extension under Section 1110(b) of the Bankruptcy Code or otherwise) to effect any such restructuring proposal with or on behalf of Delta unless and until the material economic terms and conditions of such restructuring proposal shall have been made available to all Certificateholders and each Liquidity Provider that has not made a Final Drawing, for a period of not less than 15 calendar days (except that such requirement shall not apply to any such Restructuring Arrangement that is effective (whether prospectively or retrospectively) as of a date on or before the expiration of the 60-day period under Section 1110 and to be effective, initially, for a period not longer than three months from the expiry of such 60-day period (an “Interim Restructuring Arrangement”)). The requirements described in the immediately preceding sentence (i) will not apply to any extension of a Restructuring Arrangement with respect to which such requirements have been complied with in connection with the original entry of such Restructuring Arrangement if the possibility of such extension has been disclosed in satisfaction of the notification requirements and such extension shall not amend or modify any of the other terms and conditions of such Restructuring Arrangement and (ii) will apply to the initial extension of an Interim Restructuring Arrangement beyond the three months following the expiry of the 60-day period but not to any subsequent extension of such Interim Restructuring Arrangement, if the possibility of such subsequent extension has been disclosed in satisfaction of the notification requirements and such subsequent extension shall not amend or modify any of the other terms and conditions of such Interim Restructuring Arrangement. (Intercreditor Agreement, Section 4.01(c))

In the event that any Class B Certificateholder gives irrevocable notice of the exercise of its right to purchase all (but not less than all) of the Class A Certificates represented by the then Controlling Party (as described in “Description of the Certificates — Certificate Buyout Right of Class B Certificateholders”) prior to the expiry of the applicable notice period specified above, the Controlling Party may not direct the Subordination Agent or any Trustee to enter into any such restructuring proposal with respect to any of the Aircraft, unless and until such Class B Certificateholder fails to purchase such Class A Certificates on the date that it is required to make such purchase. (Intercreditor Agreement, Section 4.01(c))

Post Default Appraisals

Upon the occurrence and continuation of an Indenture Event of Default under any Indenture, the Subordination Agent will be required to obtain three desktop appraisals from the appraisers selected by the Controlling Party setting forth the current market value, current lease rate and distressed value (in each case, as defined by the International Society of Transport Aircraft Trading or any successor organization) of the Aircraft subject to such Indenture (each such appraisal, an “Appraisal” and the current market value appraisals being referred to herein as the “Post Default Appraisals”). For so long as any Indenture Event of Default shall be continuing under any Indenture, and without limiting the right of the Controlling Party to request more frequent Appraisals, the Subordination Agent will be required to obtain additional Appraisals on the date that is 364 days from the date of the most recent Appraisal or if a Delta Bankruptcy Event shall have occurred and is continuing, on the date that is 180 days from the date of the most recent Appraisal and shall (acting on behalf of each Trustee) post such Appraisals on DTC’s Internet bulletin board or make such other commercially reasonable efforts as the Subordination Agent may deem appropriate to make such Appraisals available to all Certificateholders. (Intercreditor Agreement, Section 4.01(a)(iv))

“Appraised Current Market Value” of any Aircraft means the lower of the average and the median of the three most recent Post Default Appraisals of such Aircraft. (Intercreditor Agreement, Section 1.01)

Priority of Distributions

All payments in respect of the Equipment Notes and certain other payments received on each Regular Distribution Date or Special Distribution Date will be promptly distributed by the Subordination Agent on such Regular Distribution Date or Special Distribution Date in the following order of priority:

•	to the Subordination Agent, any Trustee, any Certificateholder and any Liquidity Provider to the extent required to pay certain out-of-pocket costs and expenses actually incurred by the Subordination Agent (or reasonably expected to be incurred by the Subordination Agent for the period ending on the next succeeding Regular Distribution Date, which shall not exceed $150,000 unless approved in writing by the Controlling Party and accompanied by evidence that such costs are actually expected to be incurred) or any Trustee or to reimburse any Certificateholder or any Liquidity Provider in respect of payments made to the Subordination Agent or any Trustee in connection with the protection or realization of the value of the Equipment Notes held by the Subordination Agent or any Collateral under (and as defined in) any Indenture (collectively, the “Administration Expenses”);

•	to each Liquidity Provider (a) to the extent required to pay the accrued and unpaid Liquidity Expenses or (b) in the case of a Special Payment on account of the redemption, purchase or prepayment of the Equipment Notes issued pursuant to an Indenture (an “Equipment Note Special Payment”), so long as no Indenture Event of Default has occurred and is continuing under any Indenture, the amount of accrued and unpaid Liquidity Expenses that are not yet overdue, multiplied by the Applicable Fraction or, if an Indenture Event of Default has occurred and is continuing, clause (a) will apply;

•	to each Liquidity Provider (i)(a) to the extent required to pay interest accrued and unpaid on the Liquidity Obligations or (b) in the case of an Equipment Note Special Payment, so long as no Indenture Event of Default has occurred and is continuing under any Indenture, to the extent required to pay accrued and unpaid interest then overdue on the Liquidity Obligations, plus an amount equal to the amount of accrued and unpaid interest on the Liquidity Obligations not yet overdue, multiplied by the Applicable Fraction or, if an Indenture Event of Default has occurred and is continuing, clause (a) will apply and (ii) if a Special Termination Drawing has been made under a Liquidity Facility, the outstanding amount of such Special Termination Drawing under such Liquidity Facility;

•	to (i) if applicable, unless (in the case of this clause (i) only) (x) less than 65% of the aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes and a Liquidity Event of Default shall have occurred and be continuing under a Liquidity Facility or (y) a Final Drawing shall have occurred under a Liquidity Facility, the funding of the Cash Collateral Account with respect to such Liquidity Facility up to the Required Amount for the related class of Certificates and (ii) each Liquidity Provider to the extent required to pay the outstanding amount of all Liquidity Obligations;

•	to the Subordination Agent, any Trustee or any Certificateholder to the extent required to pay certain fees, taxes, charges and other amounts payable;

•	to the Class A Trustee (a) to the extent required to pay accrued and unpaid interest at the Stated Interest Rate on the Pool Balance of the Class A Certificates or (b) in the case of an Equipment Note Special Payment, so long as no Indenture Event of Default has occurred and is continuing under any Indenture, to the extent required to pay any such interest that is then accrued, due and unpaid together with (without duplication) accrued and unpaid interest at the Stated Interest Rate on the outstanding principal amount of the Series A Equipment Notes held in the Class A Trust being redeemed, purchased or prepaid or, if an Indenture Event of Default has occurred and is continuing, clause (a) will apply;

•	to the Class B Trustee (a) to the extent required to pay unpaid Class B Adjusted Interest on the Class B Certificates or (b) in the case of an Equipment Note Special Payment, so long as no Indenture Event of Default has occurred and is continuing under any Indenture, to the extent required to pay any accrued, due and unpaid Class B Adjusted Interest or, if an Indenture Event of Default has occurred and is continuing, clause (a) will apply;

•	to the Class A Trustee to the extent required to pay Expected Distributions on the Class A Certificates;

•	to the Class B Trustee (a) to the extent required to pay accrued and unpaid interest at the Stated Interest Rate on the Pool Balance of the Class B Certificates (other than Class B Adjusted Interest paid above) or (b) in the case of an Equipment Note Special Payment, so long as no Indenture Event of Default has occurred and is continuing under any Indenture, to the extent required to pay any such interest that is then accrued, due and unpaid (other than Class B Adjusted Interest paid above) together with (without duplication) accrued and unpaid interest at the Stated Interest Rate on the outstanding principal amount of the Series B Equipment Notes held in the Class B Trust and being redeemed, purchased or prepaid or, if an Indenture Event of Default has occurred and is continuing, clause (a) will apply; and

•	to the Class B Trustee to the extent required to pay Expected Distributions on the Class B Certificates. (Intercreditor Agreement, Sections 2.04 and 3.02)

“Applicable Fraction” means, with respect to any Special Distribution Date, a fraction, the numerator of which shall be the amount of principal of the applicable Series A Equipment Notes and Series B Equipment Notes being redeemed, purchased or prepaid on such Special Distribution Date, and the denominator of which shall be the aggregate unpaid principal amount of all Series A Equipment Notes and Series B Equipment Notes (or all Series B Equipment Notes if only one or more Series B Equipment Notes are so redeemed or prepaid) outstanding immediately before giving effect to such redemption, purchase or prepayment.

“Liquidity Obligations” means, with respect to each Liquidity Provider, the obligations to reimburse or to pay such Liquidity Provider all principal, interest, fees and other amounts owing to it under the applicable Liquidity Facility or certain other agreements.

“Liquidity Expenses” means, with respect to each Liquidity Provider, all Liquidity Obligations other than any interest accrued thereon or the principal amount of any drawing under the applicable Liquidity Facility.

“Expected Distributions” means, with respect to the Certificates of any Trust on any Distribution Date (the “Current Distribution Date”), the difference between:

(A) the Pool Balance of such Certificates as of the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date after the issuance date of such Certificates, the original aggregate face amount of the Certificates of such Trust); and

(B) the Pool Balance of such Certificates as of the Current Distribution Date calculated on the basis that (i) the principal of any Equipment Notes other than Performing Equipment Notes held in such Trust has been paid in full and such payments have been distributed to the holders of such Certificates, (ii) the principal of any Performing Equipment Notes held in such Trust has been paid when due (whether at stated maturity or upon prepayment or purchase or otherwise, but without giving effect to any acceleration of Performing Equipment Notes) and such payments have been distributed to the holders of such Certificates and (iii) the principal of any Equipment Notes formerly held in such Trust that have been sold pursuant to the Intercreditor Agreement has been paid in full and such payments have been distributed to the holders of such Certificates.

For purposes of calculating Expected Distributions with respect to the Certificates of any Trust, any Make-Whole Amount paid on the Equipment Notes held in such Trust that has not been distributed to the Certificateholders of such Trust (other than such Make-Whole Amount or a portion thereof applied to the payment of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) shall be added to the amount of Expected Distributions. (Intercreditor Agreement, Section 1.01)

“Class B Adjusted Interest” means, as of any Current Distribution Date, (I) any interest described in clause (II) of this definition accrued prior to the immediately preceding Distribution Date which remains unpaid and (II) the sum of (x) interest determined at the Stated Interest Rate for the Class B Certificates for the period commencing on, and including, the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the Class B Issuance Date) and ending on, but excluding, the Current Distribution Date, on the Eligible B Pool Balance on such Distribution Date and (y) the sum of interest for each Series B Equipment Note with respect to which, or with respect to the Aircraft with respect to which such Equipment Note was issued, a disposition, distribution, sale or Deemed Disposition Event has occurred, since the immediately preceding Distribution Date (but only if no such event has previously occurred with respect to such Series B Equipment Note), determined at the Stated Interest Rate for the Class B Certificates for each day during the period commencing on, and including, the immediately preceding Distribution Date (or, if the current Distribution Date is the first Distribution Date, the Class B Issuance Date) and ending on, but excluding, the date of the earliest of such disposition, distribution, sale or Deemed Disposition Event with respect to such Series B Equipment Note or Aircraft, as the case may be, on the principal amount of such Series B Equipment Note calculated pursuant to clause (B)(i), (ii), (iii) or (iv), as applicable, of the definition of Eligible B Pool Balance. (Intercreditor Agreement, Section 1.01)

“Eligible B Pool Balance” means, as of any date of determination, the excess of (A) the Pool Balance of the Class B Certificates as of the immediately preceding Distribution Date (or, if such date of determination is on or before the first Distribution Date after the Class B Issuance Date, the original aggregate face amount of the Class B Certificates) (after giving effect to payments made on such date of determination) over (B) the sum of, with respect to each Series B Equipment Note, one of the following amounts, if applicable: (i) if there has previously been a sale or disposition by the applicable Loan Trustee of the Aircraft for cash under (and as defined in) the related Indenture, the outstanding principal amount of such Series B Equipment Note that remains unpaid as of such date of determination subsequent to such sale or disposition and after giving effect to any distributions of the proceeds of such sale or disposition applied under such Indenture to the payment of such Series B Equipment Note, (ii) if there has previously been an Event of Loss with respect to the applicable Aircraft to which such Series B Equipment Note relates, the outstanding principal amount of such Series B Equipment Note that remains unpaid as of such date of determination subsequent to the scheduled date of mandatory redemption of such Series B Equipment Note following Event of Loss and after giving effect to the distributions of any proceeds in respect of such Event of Loss applied under such Indenture to the payment of such Series B Equipment Note, (iii) if such Series B Equipment Note has previously been sold for cash by the Subordination Agent, the excess, if any, of (x) the outstanding amount of principal and interest as of the date of such sale by the Subordination Agent of such Series B Equipment Note over (y) the purchase price received with respect to such sale of such Series B Equipment Note for cash (net of any applicable costs and expenses of such sale) or (iv) if a Deemed Disposition Event has occurred with respect to such Series B Equipment Note, the outstanding principal amount of such Series B Equipment Note; provided, however, that if more than one of the clauses (i), (ii), (iii) and (iv) is applicable to any one Series B Equipment Note, only the amount determined pursuant to the clause that first became applicable shall be counted with respect to such Series B Equipment Note.

“Deemed Disposition Event” means, in respect of any Equipment Note, the continuation of an Indenture Event of Default in respect of such Equipment Note without an Actual Disposition Event occurring in respect of such Equipment Note for a period of four years from the date of the occurrence of such Indenture Event of Default.

“Actual Disposition Event” means, in respect of any Equipment Note, (i) the sale or disposition by the applicable Loan Trustee for cash of the Aircraft securing such Equipment Note, (ii) the occurrence of the mandatory redemption date for such Equipment Note following an Event of Loss with respect to such Aircraft or (iii) the sale by the Subordination Agent of such Equipment Note for cash. (Intercreditor Agreement, Section 1.01)

Interest Drawings under the applicable Liquidity Facility and withdrawals from the applicable Cash Collateral Account, in respect of interest on the Certificates of the Class A Trust or the Class B Trust, as applicable, will be distributed to the Trustee for such class of Certificates, notwithstanding the priority of distributions set forth in the Intercreditor Agreement and otherwise described herein. All amounts on deposit in the Cash Collateral Account for any such Trust that are in excess of the Required Amount will be paid to the applicable Liquidity Provider. (Intercreditor Agreement, Section 3.05(f))

Voting of Equipment Notes

In the event that the Subordination Agent, as the registered holder of any Equipment Note, receives a request for its consent to any amendment, supplement, modification, approval, consent or waiver under such Equipment Note or the related Indenture or the related Participation Agreement or other related document, (i) if no Indenture Event of Default shall have occurred and be continuing with respect to such Indenture, the Subordination Agent shall request directions from the Trustee(s) and shall vote or consent in accordance with such directions and (ii) if any Indenture Event of Default shall have occurred and be continuing with respect to such Indenture, the Subordination Agent will exercise its voting rights as directed by the Controlling Party, subject to certain limitations; provided that no such amendment, supplement, modification, approval, consent or waiver shall, without the consent of each Liquidity Provider, reduce the amount of principal or interest payable by Delta under any Equipment Note. In addition, see the last paragraph under “Description of the Certificates — Modification of the Pass Through Trust Agreements and Certain Other Agreements” for a description of the additional Certificateholder consent requirements with respect to amendments, supplements, modifications, approvals, consents or waivers of the Indentures, Equipment Notes, Participation Agreements, Note Purchase Agreement or other related documents. (Intercreditor Agreement, Section 8.01(b))

List of Certificateholders

Upon the occurrence of an Indenture Event of Default, the Subordination Agent shall instruct the Trustees to, and the Trustees shall, request that DTC post on its Internet bulletin board a securities position listing setting forth the names of all the parties reflected on DTC’s books as holding interests in the Certificates. (Intercreditor Agreement, Section 5.01(c))

Reports

Promptly after the occurrence of a Triggering Event or an Indenture Event of Default resulting from the failure of Delta to make payments on any Equipment Note and on every Regular Distribution Date while the Triggering Event or such Indenture Event of Default shall be continuing, the Subordination Agent will provide to the Trustees, the Liquidity Providers, the Rating Agencies and Delta a statement setting forth the following information:

•	after a Delta Bankruptcy Event, with respect to each Aircraft, whether such Aircraft is (i) subject to the 60-day period of Section 1110, (ii) subject to an election by Delta under Section 1110(a) of the Bankruptcy Code, (iii) covered by an agreement contemplated by Section 1110(b) of the Bankruptcy Code or (iv) not subject to any of (i), (ii) or (iii);

•	to the best of the Subordination Agent’s knowledge, after requesting such information from Delta, (i) whether the Aircraft are currently in service or parked in storage, (ii) the maintenance status of the Aircraft and (iii) location of the Engines. Delta has agreed to provide such information upon request of the Subordination Agent, but no more frequently than every three months with respect to each Aircraft so long as it is subject to the lien of an Indenture (Note Purchase Agreement, Section 4(a)(vi));

•	the current Pool Balance of each class of Certificates, the Eligible B Pool Balance (if any) and outstanding principal amount of all Equipment Notes for all Aircraft;

•	the expected amount of interest which will have accrued on the Equipment Notes and on the Certificates as of the next Regular Distribution Date;

•	the amounts paid to each person on such Distribution Date pursuant to the Intercreditor Agreement;

•	details of the amounts paid on such Distribution Date identified by reference to the relevant provision of the Intercreditor Agreement and the source of payment (by Aircraft and party);

•	if the Subordination Agent has made a Final Drawing or a Special Termination Drawing under any Liquidity Facility;

•	the amounts currently owed to each Liquidity Provider;

•	the amounts drawn under each Liquidity Facility; and

•	after a Delta Bankruptcy Event, any operational reports filed by Delta with the bankruptcy court which are available to the Subordination Agent on a non-confidential basis. (Intercreditor Agreement, Section 5.01(d))

The Subordination Agent

U.S. Bank Trust National Association will be the Subordination Agent under the Intercreditor Agreement. Delta and its affiliates may from time to time enter into banking and trustee relationships with the Subordination Agent and its affiliates. The Subordination Agent’s address is U.S. Bank Trust National Association, One Federal Street, 3rd Floor, Mail Code EX-MA-FED, Boston, Massachusetts 02110, Attention: Corporate Trust Services.

The Subordination Agent may resign at any time, in which event a successor Subordination Agent will be appointed as provided in the Intercreditor Agreement. Delta (unless an Indenture Event of Default has occurred and is continuing) or the Controlling Party may remove the Subordination Agent for cause as provided in the Intercreditor Agreement. In such circumstances, a successor Subordination Agent will be appointed as provided in the Intercreditor Agreement. Any resignation or removal of the Subordination Agent and appointment of a successor Subordination Agent does not become effective until acceptance of the appointment by the successor Subordination Agent. (Intercreditor Agreement, Section 7.01(a))

DESCRIPTION OF THE AIRCRAFT AND THE APPRAISALS

The Aircraft

The Class A Trust holds, and the Class B Trust will hold, Equipment Notes issued for, and secured by, (i) ten Boeing 737-832 aircraft, nine Boeing 757-232 aircraft and three Boeing 767-332ER aircraft, in each case delivered new to Delta from 1999 to 2000, and (ii) two Boeing 777-232LR aircraft delivered new to Delta in 2010. The airframe constituting part of an Aircraft is referred to herein as an “Airframe”, and each engine constituting part of an Aircraft is referred to herein as an “Engine”. Each Aircraft is owned and is being operated by Delta. The Aircraft have been designed to comply with Stage 3 noise level standards, which are the most restrictive regulatory standards currently in effect in the United States with respect to the Aircraft for aircraft noise abatement. The “ER” and “LR” designations are provided by the manufacturer and are not recognized by the FAA.

The Boeing 737-832 is a single-aisle commercial jet aircraft. Seating capacity is 160 seats in Delta’s standard configuration. The 737-832 is currently deployed primarily on Delta’s North American routes, as well as to cities in the Caribbean and Central America. The 737-832 Aircraft are powered by two CFM56-7B24 jet engines manufactured by CFM International, Inc.

The Boeing 757-232 is a single-aisle commercial jet aircraft. Seating capacity is 183 or 184 seats in Delta’s two configurations. The 757-232 is currently deployed primarily on Delta’s North American routes, as well as to cities in the Caribbean, Central America and northern South America. The 757-232 Aircraft are powered by two PW2037 jet engines manufactured by Pratt & Whitney.

The Boeing 767-332ER is a twin-aisle commercial jet aircraft. Seating capacities range from 219 to 221 seats in Delta’s various international configurations. The 767-332ER is currently deployed primarily on Delta’s transoceanic routes. The 767-332ER Aircraft are powered by two CF6-80C2B6F jet engines manufactured by General Electric Company.

The Boeing 777-232LR is a twin-aisle commercial jet aircraft. Seating capacity is 278 seats for Delta’s standard configuration. The 777-232LR is currently deployed primarily on Delta’s long-haul routes to Asia, Australia, South Africa and the Middle East. The 777-232LR Aircraft are powered by two GE90-110B1L2 jet engines manufactured by General Electric Company.

The Appraisals

The table below sets forth the appraised values of the Aircraft, as determined by AISI, BK and MBA, independent aircraft appraisal and consulting firms, and certain additional information regarding such Aircraft.

	Registration	Manufacturer’s	Month of	Appraiser’s Valuations			Appraised
Aircraft Type	Number	Serial Number	Delivery	AISI	BK	MBA	Value(1)

Boeing 737-832	N377DA	29625	May 1999	$19,400,000	$23,280,000	$24,500,000	$22,393,333
Boeing 737-832	N379DA	30349	August 1999	19,240,000	23,689,000	24,700,000	22,543,000
Boeing 737-832	N381DN	30350	September 1999	19,340,000	23,697,000	24,850,000	22,629,000
Boeing 737-832	N383DN	30346	October 1999	19,600,000	24,215,000	25,180,000	22,998,333
Boeing 737-832	N385DN	30348	November 1999	19,310,000	24,187,000	25,200,000	22,899,000
Boeing 737-832	N387DA	30374	January 2000	20,920,000	24,727,000	25,550,000	23,732,333
Boeing 737-832	N389DA	30376	April 2000	20,300,000	24,972,000	25,250,000	23,507,333
Boeing 737-832	N391DA	30560	May 2000	20,140,000	24,963,000	25,320,000	23,474,333
Boeing 737-832	N393DA	30377	June 2000	20,190,000	24,971,000	25,460,000	23,540,333
Boeing 737-832	N395DN	30773	July 2000	20,140,000	25,415,000	25,560,000	23,705,000

Boeing 757-232	N697DL	30318	August 1999	14,590,000	17,522,000	19,570,000	17,227,333
Boeing 757-232	N699DL	29970	September 1999	14,430,000	17,288,000	19,480,000	17,066,000
Boeing 757-232	N6701	30187	October 1999	14,690,000	17,416,000	19,550,000	17,218,667
Boeing 757-232	N6703D	30234	January 2000	15,810,000	18,001,000	20,240,000	18,001,000
Boeing 757-232	N6705Y	30397	April 2000	16,020,000	18,214,000	20,730,000	18,214,000
Boeing 757-232	N6707A	30395	May 2000	15,930,000	18,245,000	20,890,000	18,245,000
Boeing 757-232	N6709	30481	August 2000	16,020,000	18,569,000	21,400,000	18,569,000
Boeing 757-232	N6711M	30483	September 2000	16,320,000	18,906,000	21,790,000	18,906,000
Boeing 757-232	N6713Y	30777	October 2000	16,090,000	18,638,000	21,570,000	18,638,000

	Registration	Manufacturer’s	Month of	Appraiser’s Valuations			Appraised
Aircraft Type	Number	Serial Number	Delivery	AISI	BK	MBA	Value(1)

Boeing 767-332ER	N1603	29695	February 1999	28,190,000	41,059,000	32,360,000	32,360,000
Boeing 767-332ER	N1605	30198	May 1999	28,300,000	41,798,000	32,980,000	32,980,000
Boeing 767-332ER	N1607B	30388	April 2000	33,500,000	45,223,000	37,520,000	37,520,000

Boeing 777-232LR	N709DN	40559	March 2010	144,460,000	141,447,000	137,820,000	141,242,333
Boeing 777-232LR	N710DN	40560	March 2010	144,320,000	141,470,000	137,860,000	141,216,667

Total				$717,250,000	$817,912,000	$815,330,000	$778,826,000

(1)	The appraised value of each Aircraft set forth above is the lesser of the average and median appraised value of each such Aircraft. Such appraisals indicate appraised base value, adjusted for the maintenance of such Aircraft around the time of such appraisals (but assuming the related engines are in a half-time condition).

According to the International Society of Transport Aircraft Trading, appraised “base value” is defined as each Appraiser’s opinion of the underlying economic value of an aircraft in an open, unrestricted, stable market environment with a reasonable balance of supply and demand, and assumes full consideration of its “highest and best use”. An aircraft’s appraised base value is founded in the historical trend of values and in the projection of value trends and presumes an arm’s-length, cash transaction between willing, able and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing.

Each Appraiser was asked to provide, and each Appraiser furnished, its opinion as to the appraised value of the Aircraft. The AISI appraisal is dated January 7, 2011; the BK appraisal is dated January 3, 2011; and the MBA appraisal is dated January 6, 2011. The appraised values provided by each of AISI, BK and MBA are presented as of or around the respective dates of their appraisals. The appraisals do not purport to, and do not, reflect the current market value of the Aircraft. The appraisals are based on various significant assumptions and methodologies which vary among the Appraisers. The appraisals of the Aircraft indicate appraised base value, adjusted for the maintenance status of the Aircraft around the time of the appraisals (but assuming the related engines are in a half-time condition). As part of this process, all three Appraisers performed “desk-top” appraisals without any physical inspection of the Aircraft. Appraisals that are based on different assumptions and methodologies (or a physical inspection of the Aircraft) may result in valuations that are materially different from those contained in the appraisals.

The Appraisers have delivered letters setting forth their respective appraisals, copies of which are annexed to this prospectus supplement as Appendix II. For a discussion of the assumptions and methodologies used in each of the appraisals, please refer to such letters. In addition, we have set forth on Appendix III to this prospectus supplement a summary of the base value, maintenance adjustment and maintenance adjusted base value determined by each Appraiser with respect to each Aircraft.

An appraisal is only an estimate of value. It does not necessarily indicate the price at which an aircraft may be purchased or sold in the market. In particular, the appraisals of the Aircraft are estimates of the values of the Aircraft assuming the Aircraft are in a certain condition, which may not be the case. An appraisal should not be relied upon as a measure of realizable value. The proceeds realized upon the exercise of remedies with respect to any Aircraft, including a sale of such Aircraft, may be less than its appraised value. The value of an Aircraft if remedies are exercised under the applicable Indenture will depend on various factors, including market, economic and airline industry conditions; the supply of similar aircraft; the availability of buyers; the condition of the Aircraft; the time period in which the Aircraft is sought to be sold; and whether the Aircraft is sold separately or as part of a block.

As discussed under “— Risk Factors Relating to the Airline Industry — Terrorist attacks or international hostilities may adversely affect our business, financial condition and operating results”, since September 11, 2001, the airline industry has suffered substantial losses. In response to adverse market conditions, many U.S. air carriers and lessors have reduced the number of aircraft in operation, and there may be further reductions, particularly by air carriers in bankruptcy or liquidation. Any such reduction of aircraft of the same models as the Aircraft could adversely affect the value of the Aircraft.

Accordingly, we cannot assure you that the proceeds realized upon any exercise of remedies with respect to any Aircraft would be sufficient to satisfy in full payments due on the Equipment Notes relating to such Aircraft or the full amount of distributions expected on the Certificates. See “Risk Factors — Risk Factors Relating to the Class B Certificates and the Offering — Appraisals should not be relied upon as a measure of realizable value of the Aircraft”.

DESCRIPTION OF THE EQUIPMENT NOTES

The following summary describes certain material terms of the Equipment Notes. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Equipment Notes, the Indentures and the Participation Agreements. Copies of the form of Initial Indenture and the form of Initial Participation Agreement were filed as exhibits to Delta’s Current Report on Form 8-K, dated July 2, 2010. Copies of the form of Indenture Amendment and the form of Participation Agreement Amendment will be filed as exhibits to a Current Report on Form 8-K to be filed by Delta with the SEC. Except as otherwise indicated, the following summaries relate to the Equipment Notes, the Indenture and the Participation Agreement applicable to each Aircraft.

Delta has entered into a secured debt financing with respect to each Aircraft on and subject to the terms of the related Initial Indenture and related Initial Participation Agreement, which will be amended as described below. The description of the terms of the Equipment Notes in this prospectus supplement is based on, as applicable, the Indentures and the Participation Agreements.

General

Two series of Equipment Notes will be issued with respect to each Aircraft, the “Series A Equipment Notes” and the “Series B Equipment Notes” (the Series B Equipment Notes, together with the Series A Equipment Notes, the “Equipment Notes”). The Equipment Notes will be direct, full recourse obligations of Delta.

Delta issued Series A Equipment Notes with respect to each Boeing 777-232LR Aircraft on July 14, 2010 and with respect to each other Aircraft on December 17, 2010, and the Class A Trustee purchased such Series A Equipment Notes from Delta pursuant to certain Indenture and Security Agreements (each, an “Initial Indenture” and collectively, the “Initial Indentures”) between Delta and U.S. Bank Trust National Association, as loan trustee thereunder (the “Loan Trustee”) and the related Participation Agreements (each, an “Initial Participation Agreement” and collectively, the “Initial Participation Agreements”) among Delta, the Class A Trustee, the Subordination Agent and the Loan Trustee. Pursuant to the amendments (each, an “Indenture Amendment” and collectively, the “Indenture Amendments”), to be dated as of the Class B Issuance Date, to such Indenture and Security Agreements (each Initial Indenture as so amended, an “Indenture”) and amendments (each, a “Participation Agreement Amendment” and collectively, the “Participation Agreement Amendments”) to such Participation Agreements (each Initial Participation Agreement as so amended, a “Participation Agreement”), the Class B Trust will purchase from Delta the Series B Equipment Notes to be issued with respect to each Aircraft.

Subordination

The following subordination provisions will be applicable to the Equipment Notes issued under the Indentures:

•	the indebtedness evidenced by the Series B Equipment Notes issued under such Indenture will be, to the extent and in the manner provided in such Indenture, subordinate and subject in right of payment to the Series A Equipment Notes issued under such Indenture.

•	the indebtedness evidenced by the Series A Equipment Notes and the Series B Equipment Notes issued under any Indenture will be, to the extent and in the manner provided in the other Indentures, subordinate and subject in right of payment to Equipment Notes issued under such other Indentures. (Indentures, Section 2.13(a))

By the acceptance of its Equipment Notes of any series issued under any Indenture, each holder of such series of Equipment Notes (each, a “Noteholder”) agrees that:

•	if such Noteholder, in its capacity as a Noteholder under such Indenture, receives any payment or distribution under such Indenture that it is not entitled to receive under the provisions of such Indenture, it will hold any amount so received in trust for the Loan Trustee under such Indenture and forthwith turn over such amount to such Loan Trustee in the form received to be applied as provided in such Indenture; and

•	if such Noteholder, in its capacity as a Noteholder under any other Indenture, receives any payment or distribution in respect of Equipment Notes of any series issued under such other Indenture that it is not entitled to receive under the provisions of such other Indenture, it will hold any amount so received in trust for the Loan Trustee under such other Indenture and forthwith turn over such amount to such Loan Trustee under such other Indenture in the form received to be applied as provided in such other Indenture. (Indentures, Section 2.13(c))

By acceptance of its Equipment Notes of any series under any Indenture, each Noteholder of such series also:

•	agrees to and will be bound by the subordination provisions in such Indenture;

•	authorizes and directs Loan Trustees under all Indentures on such Noteholder’s behalf to take any action necessary or appropriate to effectuate the subordination as provided in such Indenture; and

•	appoints Loan Trustees under all Indentures as such Noteholder’s attorney-in-fact for such purpose. (Indentures, Section 2.13(a))

By virtue of the Intercreditor Agreement, all of the Equipment Notes held by the Subordination Agent will be effectively cross-subordinated. This means that payments received on Series B Equipment Notes issued in respect of one Aircraft may be applied in accordance with the priority of payment provisions set forth in the Intercreditor Agreement to make distributions on Class A Certificates. (Intercreditor Agreement, Section 3.02)

During the existence of an Indenture Event of Default, if the Equipment Notes under the relevant Indenture have become due and payable in full as described in “— Remedies”, then after payment in full of first, the persons indemnified under “— Indemnification” and certain other expenses with respect to such Indenture; second, the Series A Equipment Notes under such Indenture; and third, the Series B Equipment Notes under such Indenture; any excess proceeds will be available to pay certain indemnity and expense obligations with respect to Equipment Notes issued under other Indentures and held by the Subordination Agent (“Related Equipment Notes”) and, after payment in full of such indemnity and expense obligations, to pay any shortfalls then due in respect of Related Equipment Notes under which either (i) a default of the type described in the first clause under “— Indenture Events of Default, Notice and Waiver” has occurred and is continuing, whether or not the applicable grace period has expired, or (ii) an Indenture Event of Default not described in the preceding clause (i) has occurred and is continuing and either (x) the Equipment Notes under the relevant Indenture have become due and payable and the acceleration has not been rescinded or (y) the relevant Loan Trustee has notified Delta that it intends to exercise remedies under such Indenture (see “— Remedies”) (each such Indenture, a “Defaulted Operative Indenture”) in the following order of priority — Series A Equipment Notes and Series B Equipment Notes — ratably as to each such series; and in the absence of any such shortfall, such excess proceeds, if any, will be held by the relevant Loan Trustee as additional collateral for such Related Equipment Notes (see ‘‘— Security”). (Indentures, Section 3.03)

Principal and Interest Payments

Subject to the provisions of the Intercreditor Agreement, interest paid on the Equipment Notes held in each Trust will be passed through to the Certificateholders of such Trust on the dates and at the rate per annum applicable to the Certificates issued by such Trust until the final expected Regular Distribution Date for such Trust. Subject to the provisions of the Intercreditor Agreement, principal paid on the Equipment Notes held in each Trust will be passed through to the Certificateholders of such Trust in scheduled amounts on the dates set forth herein until the final expected Regular Distribution Date for such Trust.

Interest will be payable on the unpaid principal amount of each issued and outstanding Equipment Note at the rate applicable to such Equipment Note on January 2 and July 2. Such interest payments commenced on January 2, 2011 with respect to the Series A Equipment Notes and will commence on July 2, 2011 with respect to the Series B Equipment Notes. Interest on the Equipment Notes will be computed on the basis of a 360-day year of twelve 30-day months. Overdue amounts of principal and (to the extent permitted by applicable law) Make-Whole Amount, if any, interest and any other amounts payable under each series of Equipment Notes will bear interest, payable on demand, at the interest rate that is the lesser of (i) the interest applicable to such series of Equipment Notes plus 1% and (ii) the maximum rate permitted by applicable law. (Indentures, Section 2.01)

Scheduled principal payments on the issued and outstanding Series A Equipment Notes commenced on January 2, 2011, and will be paid on January 2 and July 2 in certain years, ending on July 2, 2018. The entire principal amount of the Series B Equipment Notes is scheduled to be paid on January 2, 2016. See “Description of the Certificates — Pool Factors” for a discussion of the Scheduled Payments of principal of the Equipment Notes and possible revisions thereto.

If any date scheduled for a payment of principal, Make-Whole Amount (if any) or interest with respect to the Equipment Notes is not a Business Day, such payment will be made on the next succeeding Business Day and interest will not be added for such additional period.

Redemption

If an Event of Loss occurs with respect to an Aircraft under any Indenture and such Aircraft is not replaced by Delta under such Indenture, the Equipment Notes issued with respect to such Aircraft will be redeemed, in whole, in each case at a price equal to 100% of the unpaid principal thereof, together with all accrued and unpaid interest thereon to (but excluding) the date of redemption, but without any premium, and all other obligations owed or then due and payable to holders of the Equipment Notes issued under such Indenture. (Indentures, Section 2.10)

All of the Equipment Notes issued with respect to an Aircraft may be redeemed prior to maturity at any time, at the option of Delta; provided that all outstanding Equipment Notes issued with respect to all other Aircraft are simultaneously redeemed. In addition, Delta may elect to redeem the Series B Equipment Notes with respect to all Aircraft either in connection with a refinancing of such series or without any such refinancing. See “Possible Refinancing of Class B Certificates”. The redemption price in the case of any optional redemption of Equipment Notes under any Indenture will be equal to 100% of the unpaid principal thereof, together with all accrued and unpaid interest thereon to (but excluding) the date of redemption and all other obligations owed or then due and payable to holders of the Equipment Notes issued under such Indenture, plus a Make-Whole Amount (if any). (Indentures, Section 2.11)

Notice of any such redemption will be given by the Loan Trustee to each holder of the Equipment Notes to be redeemed not less than 30 nor more than 60 days prior to the applicable redemption date. A notice of redemption may be revoked by written notice from Delta to the Loan Trustee given no later than three days prior to the redemption date. (Indentures, Section 2.12)

“Make-Whole Amount” means with respect to any Equipment Note, the amount (as determined by an independent investment banker selected by Delta (and, following the occurrence and during the continuance of an Indenture Event of Default, reasonably acceptable to the Loan Trustee)), if any, by which (i) the present value of the remaining scheduled payments of principal and interest from the redemption date to maturity of such Equipment Note computed by discounting each such payment on a semiannual basis from its respective payment date (assuming a 360 day year of twelve 30 day months) using a discount rate equal to the Treasury Yield plus 0.50% in the case of the Series A Equipment Notes, and 0.50% in the case of the Series B Equipment Notes (each such percentage, a “Make-Whole Spread”), exceeds (ii) the outstanding principal amount of such Equipment Note plus accrued but unpaid interest thereon to the date of redemption. (Indentures, Annex A)

For purposes of determining the Make-Whole Amount, “Treasury Yield” means, at the date of determination, the interest rate (expressed as a semiannual equivalent and as a decimal rounded to the number of decimal places as appears in the interest rate applicable to the relevant Equipment Note and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the semiannual yield to maturity for United States Treasury securities maturing on the Average Life Date and trading in the public securities market either as determined by interpolation between the most recent weekly average constant maturity, non-inflation-indexed series yield to maturity for two series of United States Treasury securities, trading in the public securities markets, (A) one maturing as close as possible to, but earlier than, the Average Life Date and (B) the other maturing as close as possible to, but later than, the Average Life Date, in each case as reported in the most recent H.15(519) or, if a weekly average constant maturity, non-inflation-indexed series yield to maturity for United States Treasury securities maturing on the Average Life Date is reported in the most recent H.15(519), such weekly average yield to maturity as reported in such H.15(519). “H.15(519)” means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System. The date of determination of a Make-Whole Amount shall be the third Business Day prior to the applicable redemption date and the “most recent H.15(519)” means the latest H.15(519) published prior to the close of business on the third Business Day prior to the applicable redemption date. (Indentures, Annex A)

“Average Life Date” for each Equipment Note to be redeemed shall be the date which follows the redemption date by a period equal to the Remaining Weighted Average Life at the redemption date of such Equipment Note. “Remaining Weighted Average Life” of an Equipment Note, at the redemption date of such Equipment Note, shall be the number of days equal to the quotient obtained by dividing: (i) the sum of the products obtained by multiplying (A) the amount of each then remaining installment of principal, including the payment due on the maturity date of such Equipment Note, by (B) the number of days from and including the redemption date to but excluding the scheduled payment date of such principal installment by (ii) the then unpaid principal amount of such Equipment Note. (Indentures, Annex A)

Security

Aircraft

The Equipment Notes issued under any Indenture will be secured by a security interest in, among other things, the Aircraft subject to the lien of such Indenture and each Aircraft subject to the liens of the other Indentures, as well as an assignment for security purposes to the Loan Trustee of certain of Delta’s warranty rights under certain of its purchase agreements with the applicable aircraft manufacturer. (Indentures, Granting Clause)

Since the Equipment Notes are so cross-collateralized, any proceeds from the sale of any Aircraft by the Loan Trustee or other exercise of remedies under the related Indenture following an Indenture Event of Default under such Indenture will (after all of the Equipment Notes issued under such Indenture have been paid off, and subject to the provisions of the Bankruptcy Code) be available for application to shortfalls with respect to the Equipment Notes issued under the other Indentures and the other obligations secured by the other Indentures that are due at the time of such application, as described under “— Subordination” above. In the absence of any such shortfall at the time of such application, excess proceeds will be held by the Loan Trustee under such Indenture as additional collateral for the Equipment Notes issued under each of the other Indentures and will be applied to the payments in respect of the Equipment Notes issued under such other Indentures as they come due. However, if any Equipment Note ceases to be held by the Subordination Agent (as a result of sale during the exercise of remedies by the Controlling Party or otherwise), such Equipment Note will cease to be entitled to the benefits of cross-collateralization. (Indentures, Section 3.03) Any cash Collateral held as a result of the cross-collateralization of the Equipment Notes would not be entitled to the benefits of Section 1110.

If the Equipment Notes issued under any Indenture are repaid in full in the case of an Event of Loss with respect to the applicable Aircraft, the lien on such Aircraft under such Indenture will be released. (Indentures,

Section 7.05) Once the lien on any Aircraft is released, such Aircraft will no longer secure the amounts that may be owing under any Indenture.

Cash

Cash, if any, held from time to time by the Loan Trustee with respect to any Aircraft, including funds held as the result of an Event of Loss to such Aircraft, will be invested and reinvested by such Loan Trustee, at the direction of Delta, in investments described in the related Indenture. (Indentures, Section 5.06) Such investments would not be entitled to the benefits of Section 1110.

Loan to Value Ratios of Equipment Notes

The tables in Appendix IV to this prospectus supplement set forth the loan to Aircraft value ratios (“LTVs”) for the Series A Equipment Notes and the Series B Equipment Notes as of the Class B Issuance Date and each Regular Distribution Date thereafter.

The LTVs for the Class B Issuance Date and each Regular Distribution Date listed in the tables in Appendix IV were obtained by dividing (i) the outstanding principal amount (assuming no payment default, purchase or early redemption) of such Equipment Notes, plus in the case of the Series B Equipment Notes, the outstanding balance of the Series A Equipment Notes assumed to be issued and outstanding under the relevant Indenture, determined immediately after giving effect to the payments scheduled to be made on each such Regular Distribution Date by (ii) the assumed aircraft value (the “Assumed Aircraft Value”) on such Regular Distribution Date, calculated based on the Depreciation Assumption, of the Aircraft with respect to which such Equipment Notes were assumed to be issued and outstanding.

The tables in Appendix IV are based on the assumption (the “Depreciation Assumption”) that the Assumed Aircraft Value of each Aircraft depreciates annually by approximately 3% of the appraised value at delivery per year for the first 15 years after delivery of such Aircraft by the manufacturer, by approximately 4% per year thereafter for the next five years and by approximately 5% each year after that. With respect to each Aircraft, the appraised value at delivery of such Aircraft is the theoretical value that, when depreciated from the initial delivery of such Aircraft by the manufacturer in accordance with the Depreciation Assumption, results in the appraised value of such Aircraft specified under “Prospectus Supplement Summary — Equipment Notes and the Aircraft” and “Description of the Aircraft and the Appraisals — The Appraisals”.

Other rates or methods of depreciation could result in materially different LTVs, and no assurance can be given (i) that the depreciation rate and method assumed for the purposes of the tables are the ones most likely to occur or (ii) as to the actual future value of any Aircraft. Thus, the tables should not be considered a forecast or prediction of expected or likely LTVs, but simply a mathematical calculation based on one set of assumptions. See “Risk Factors — Risk Factors Relating to the Class B Certificates and the Offering — Appraisals should not be relied upon as a measure of realizable value of the Aircraft”.

Limitation of Liability

Except as otherwise provided in the Indentures, no Loan Trustee, in its individual capacity, will be answerable or accountable under the Indentures or the Equipment Notes under any circumstances except, among other things, for its own willful misconduct or negligence. (Indentures, Section 6.01)

Indenture Events of Default, Notice and Waiver

“Indenture Events of Default” under each Indenture will include:

•	the failure by Delta to pay any interest, principal or Make-Whole Amount (if any) within 15 days after the same has become due on any Equipment Note;

•	the failure by Delta to pay any amount (other than interest, principal or Make-Whole Amount (if any)) when due under the Indenture, any Equipment Note or any other operative documents for more than

30 days after Delta receives written notice from the Loan Trustee or any Noteholder under such Indenture;

•	the failure by Delta to carry and maintain (or cause to be maintained) insurance or indemnity on or with respect to the Aircraft in accordance with the provisions of such Indenture; provided that no such failure to carry and maintain insurance will constitute an Indenture Event of Default until the earlier of (i) the date such failure has continued unremedied for a period of 30 days after the Loan Trustee receives notice of the cancellation of such insurance or (ii) the date such insurance is not in effect as to the Loan Trustee;

•	the failure by Delta to perform or observe any other covenant, condition or agreement to be performed or observed by it under any operative document that continues for a period of 60 days after Delta receives written notice from the Loan Trustee or any Noteholder under such Indenture; provided that, if such failure is capable of being remedied, no such failure will constitute an Indenture Event of Default for a period of one year after such notice is received by Delta so long as Delta is diligently proceeding to remedy such failure;

•	any representation or warranty made by Delta in the related operative documents proves to have been incorrect in any material respect when made, and such incorrectness continues to be material to the transactions contemplated by the Indenture and remains unremedied for a period of 60 days after Delta receives written notice from the Loan Trustee under such Indenture; provided that, if such incorrectness is capable of being remedied, no such incorrectness will constitute an Indenture Event of Default for a period of one year after such notice is received by Delta so long as Delta is diligently proceeding to remedy such incorrectness;

•	the occurrence of certain events of bankruptcy, reorganization or insolvency of Delta; or

•	the occurrence and continuance of an “Indenture Event of Default” under any other Indenture, but only if, as of any date of determination, all Equipment Notes issued and outstanding under such other Indenture are held by the Subordination Agent under the Intercreditor Agreement. (Indenture, Section 4.01)

Each Indenture provides that the holders of a majority in aggregate unpaid principal amount of the Equipment Notes outstanding under such Indenture, by written instruction to the Loan Trustee, may on behalf of all of the Noteholders waive any past default and its consequences under such Indenture, except a default in the payment of the principal of, Make-Whole Amount (if any) or interest due under any such Equipment Notes outstanding (other than with the consent of the holder thereof) or a default in respect of any covenant or provision of such Indenture that cannot be modified or amended without the consent of each such affected Noteholder. (Indentures, Section 4.05) This provision, among others, is subject to the terms of the Intercreditor Agreement.

Remedies

The exercise of remedies under the Indentures will be subject to the terms of the Intercreditor Agreement, and the following description should be read in conjunction with the description of the Intercreditor Agreement.

If an Indenture Event of Default occurs and is continuing under an Indenture, the related Loan Trustee may, and upon receipt of written instructions of the holders of a majority in principal amount of the Equipment Notes then outstanding under such Indenture will, declare the principal of all such Equipment Notes issued thereunder immediately due and payable, together with all accrued but unpaid interest thereon (but without any Make-Whole Amount). If certain events of bankruptcy or insolvency occur with respect to Delta, such amounts shall, subject to applicable law, become due and payable without any declaration or other act on the part of the related Loan Trustee or holders of Equipment Notes. The holders of a majority in principal amount of Equipment Notes outstanding under an Indenture may rescind any declaration of acceleration of such Equipment Notes if (i) there has been paid to or deposited with the related Loan Trustee an amount sufficient to pay all overdue installments of principal and interest on any such Equipment Notes, and all other amounts owing under the operative documents, that have become due otherwise than by such declaration of acceleration and (ii) all other Indenture Events of Default, other than nonpayment of principal amount or interest on the Equipment Notes that have become due solely because of such acceleration, have been cured or waived; provided that no such rescission or annulment will extend to or affect any subsequent default or Indenture Event of Default or impair any right consequent thereon. (Indentures, Section 4.02(d))

Each Indenture provides that, if an Indenture Event of Default under such Indenture has occurred and is continuing, the related Loan Trustee may exercise certain rights or remedies available to it under such Indenture or under applicable law. Such remedies include the right to take possession of the Aircraft and to sell all or any part of the Airframe or any Engine comprising the Aircraft subject to such Indenture. (Indentures, Section 4.02(a)) See “Description of the Intercreditor Agreement — Intercreditor Rights — Limitation on Exercise of Remedies”.

In the case of Chapter 11 bankruptcy proceedings in which an air carrier is a debtor, Section 1110 provides special rights to holders of security interests with respect to “equipment” (as defined in Section 1110). Section 1110 provides that, subject to the limitations specified therein, the right of a secured party with a security interest in “equipment” to take possession of such equipment in compliance with the provisions of a security agreement and to enforce any of its rights or remedies thereunder is not affected after 60 days after the date of the order for relief in a case under Chapter 11 of the Bankruptcy Code by any provision of the Bankruptcy Code. Section 1110, however, provides that the right to take possession of an aircraft and enforce other remedies may not be exercised for 60 days following the date of the order for relief (or such longer period consented to by the holder of a security interest and approved by the court) and may not be exercised at all after such period if the trustee in reorganization agrees, subject to the approval of the court, to perform the debtor’s obligations under the security agreement and cures all defaults (other than a default of a kind specified in Section 365(b)(2) of the Bankruptcy Code, such as a default that is a breach of a provision relating to the financial condition, bankruptcy or insolvency of the debtor). “Equipment” is defined in Section 1110, in part, as “an aircraft, aircraft engine, propeller, appliance, or spare part (as defined in section 40102 of title 49 of the United States Code) that is subject to a security interest granted by, leased to, or conditionally sold to a debtor that, at the time such transaction is entered into, holds an air carrier operating certificate issued pursuant to chapter 447 of title 49 of the United States Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo”.

It is a condition to each Trustee’s obligations to purchase Equipment Notes with respect to each Aircraft that Delta’s internal counsel provide an opinion to the Trustees that, if Delta were to become a debtor under Chapter 11 of the Bankruptcy Code, the Loan Trustee would be entitled to the benefits of Section 1110 with respect to the Airframe and Engines comprising the Aircraft originally subjected to the lien of the relevant Indenture. This opinion will be subject to certain qualifications and assumptions.

The opinion of Delta’s internal counsel will not address the possible replacement of an Aircraft after an Event of Loss in the future, the consummation of which is conditioned upon the contemporaneous delivery of an opinion of counsel to the effect that the related Loan Trustee will be entitled to Section 1110 benefits with respect to the replacement Airframe unless there is a change in law or court interpretation that results in Section 1110 not being available. See “— Certain Provisions of the Indentures — Events of Loss”. The opinion of Delta’s internal counsel also will not address the availability of Section 1110 with respect to the bankruptcy proceedings of any possible lessee of an Aircraft if it is leased by Delta.

In certain circumstances following the bankruptcy or insolvency of Delta where the obligations of Delta under any Indenture exceed the value of the Aircraft Collateral under such Indenture, post-petition interest will not accrue on the related Equipment Notes. In addition, to the extent that distributions are made to any Certificateholders, whether under the Intercreditor Agreement or from drawings on any Liquidity Facilities, in respect of amounts that would have been funded by post-petition interest payments on such Equipment Notes had such payments been made, there would be a shortfall between the claim allowable against Delta on such Equipment Notes after the disposition of the Aircraft Collateral securing such Equipment Notes and the remaining balance of the Certificates. Such shortfall would first reduce some or all of the remaining claim against Delta available to the Class B Trustee for the Class B Certificates.

If an Indenture Event of Default under any Indenture occurs and is continuing, any sums held or received by the related Loan Trustee may be applied to reimburse such Loan Trustee for any tax, expense or other loss incurred by it and to pay any other amounts due to such Loan Trustee prior to any payments to holders of the Equipment Notes issued under such Indenture. (Indentures, Section 3.03)

Modification of Indentures

Without the consent of holders of a majority in principal amount of the Equipment Notes outstanding under any Indenture, the provisions of such Indenture and the related Equipment Notes and Participation Agreement may not be amended or modified, except to the extent indicated below.

In addition, any Indenture and any Equipment Notes may be amended without the consent of any Noteholder or any other beneficiaries of the security under such Indenture to, among other things, (i) evidence the succession of another person to Delta and the assumption by any such successor of the covenants of Delta contained in such Indenture and any of the operative documents; (ii) cure any defect or inconsistency in such Indenture or the Equipment Notes issued thereunder, or make any change not inconsistent with the provisions of such Indenture (provided that such change does not adversely affect the interests of any Noteholder or any other beneficiary of the security under such Indenture in its capacity solely as Noteholder or other beneficiary of the security under such Indenture, as the case may be); (iii) cure any ambiguity or correct any mistake; (iv) evidence the succession of a new trustee or the removal of a trustee, or facilitate the appointment of an additional or separate trustee pursuant to such Indenture; (v) convey, transfer, assign, mortgage or pledge any property to or with the Loan Trustee of such Indenture; (vi) make any other provisions or amendments with respect to matters or questions arising under such Indenture or such Equipment Notes or to amend, modify or supplement any provision thereof, provided that such action does not adversely affect the interests of any Noteholder or any other beneficiary of the security under such Indenture in its capacity solely as Noteholder or other beneficiary of the security under such Indenture, as the case may be; (vii) correct, supplement or amplify the description of any property at any time subject to the lien of such Indenture or assure, convey and confirm unto the Loan Trustee any property subject or required to be subject to the lien of such Indenture, or subject to the lien of such Indenture the applicable Airframe or Engines or any replacement Airframe or replacement Engine; (viii) add to the covenants of Delta for the benefit of the Noteholders or any other beneficiary of the security under such Indenture or surrender any rights or powers conferred upon Delta under such Indenture; (ix) add to rights of the Noteholders or any other beneficiary of the security under such Indenture; (x) include on the Equipment Notes under such Indenture any legend as may be required by law or as may otherwise be necessary or advisable; (xi) comply with any applicable requirements of the Trust Indenture Act or any other requirements of applicable law or of any regulatory body; (xii) give effect to the replacement of any Liquidity Provider with a replacement liquidity provider and the replacement of any Liquidity Facility with a Replacement Facility and, if a Replacement Facility is to be comprised of more than one instrument, incorporate appropriate mechanics for multiple liquidity facilities for the applicable Trust; or (xiii) provide for the successive redemption and issuance from time to time of any Series B Equipment Notes and for the issuance of pass through certificates by any pass through trust that acquires any such Series B Equipment Notes and make changes relating to any of the foregoing (including without limitation, provide for any prefunding mechanism in connection therewith) and provide for any credit support relating to any of the foregoing (including, without limitation, provide for a liquidity facility for any such pass through certificates and the replacement thereof). See “Possible Refinancing of Class B Certificates”. (Indentures, Section 9.01)

Each Indenture provides that without the consent of the holder of each Equipment Note outstanding under such Indenture affected thereby, no amendment or modification of such Indenture may, among other things, (i) reduce the principal amount of, Make-Whole Amount (if any) or interest payable on any Equipment Notes issued under such Indenture; (ii) change the date on which any principal amount of, Make-Whole Amount (if any) or interest payable on any Equipment Note is due or payable; (iii) create any lien with respect to the Collateral subject to the lien of such Indenture prior to or pari passu with the lien of such Indenture, except as permitted by such Indenture, or deprive any holder of an Equipment Note issued under such Indenture of the benefit of the lien of such Indenture upon the related Collateral, except as provided in connection with the exercise of remedies under such Indenture, provided that, without the consent of each holder of an affected

Equipment Note then outstanding, no such amendment, waiver or modification of terms of, or consent under, any thereof shall modify the provisions described in the last paragraph under “— Subordination” or this clause (iii) or deprive any holder of a Related Equipment Note of the benefit of the lien of such Indenture upon the related Collateral, except as provided in connection with the exercise of remedies under such Indenture; or (iv) reduce the percentage in principal amount of outstanding Equipment Notes issued under such Indenture required to take or approve any action under such Indenture. (Indentures, Section 9.02(a))

Indemnification

Delta will indemnify each Loan Trustee, the Liquidity Providers, the Subordination Agent and each Trustee, but not, in any case, the holders of Certificates, for certain losses, claims and other matters. (Participation Agreements, Section 4.02) No Loan Trustee will be indemnified, however, for actions arising from its negligence or willful misconduct, or for the inaccuracy of any representation or warranty made in its individual capacity under an Indenture.

No Loan Trustee will be required to take any action or refrain from taking any action (other than notifying the Noteholders if it knows of an Indenture Event of Default or of a default arising from Delta’s failure to pay when due principal, interest or Make-Whole Amount (if any) under any Equipment Note) unless it has received indemnification satisfactory to it against any risks incurred in connection therewith. (Indentures, Section 5.03)

Certain Provisions of the Indentures

Maintenance and Operation

Under the terms of each Indenture, Delta will be obligated, among other things and at its expense, to keep each Aircraft duly registered, and to maintain, service, repair, and overhaul the Aircraft (or cause the same to be done) so as to keep it in such condition as necessary to maintain the airworthiness certificate for the Aircraft in good standing at all times (other than during temporary periods of storage, maintenance, testing or modification or during periods of grounding by applicable governmental authorities). (Indentures, Section 7.02(c) and (e))

Delta will agree not to maintain, use, or operate any Aircraft in violation of any law, rule or regulation of any government having jurisdiction over such Aircraft, or in violation of any airworthiness certificate, license or registration relating to such Aircraft issued by such government, except, among other things, to the extent Delta (or any lessee) is contesting in good faith the validity or application of any such law, rule or regulation in any manner that does not involve any material risk of sale, forfeiture or loss of the Aircraft or impair the lien of the related Indenture. (Indentures, Section 7.02(b))

Delta must make (or cause to be made) all alterations, modifications, and additions to each Airframe and Engine necessary to meet the applicable requirements of the FAA or any other applicable governmental authority of another jurisdiction in which the Aircraft may then be registered; provided that Delta (or any lessee) may in good faith contest the validity or application of any such requirement in any manner that does not involve, among other things, a material risk of sale, loss or forfeiture of the Aircraft and does not materially adversely affect the Loan Trustee’s interest in the Aircraft under (and as defined in) the related Indenture. Delta (or any lessee) may add further parts and make other alterations, modifications, and additions to any Airframe or any Engine as Delta (or any such lessee) deems desirable in the proper conduct of its business, including without limitation removal (without replacement) of parts, so long as such alterations, modifications, additions, or removals do not materially diminish the value or utility of such Airframe or Engine below its value or utility immediately prior to such alteration, modification, addition, or removal (assuming such Airframe or Engine was maintained in accordance with the related Indenture), except that the value (but not the utility) of any Airframe or Engine may be reduced from time to time by the value of any such parts which have been removed that Delta deems obsolete or no longer suitable or appropriate for use on such Airframe or Engine. All parts (with certain exceptions) incorporated or installed in or added to such Airframe or Engine as a result of such alterations, modifications or additions will be subject to the lien of the related Indenture. Delta (or any lessee) is permitted to remove (without replacement) any part that (i) is in addition to, and not in replacement of or substitution for, any part originally incorporated or installed in or attached to an Airframe or Engine at the time of delivery thereof to Delta or any part in replacement of or substitution for such part, (ii) is not required to be incorporated or installed in or attached to any Airframe or Engine pursuant to applicable requirements of the FAA or other jurisdiction in which the Aircraft may then be registered, and (iii) can be removed without materially diminishing the value or utility required to be maintained by the terms of the related Indenture that the Aircraft would have had if such part had never been installed. (Indentures, Section 7.04(c))

Except as set forth above, or in certain cases of Event of Loss, Delta will be obligated to replace or cause to be replaced all parts that are incorporated or installed in or attached to any Airframe or any Engine and become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use. Any such replacement parts will become subject to the lien of the related Indenture in lieu of the part replaced. (Indentures, Section 7.04(a))

Registration, Leasing and Possession

Although Delta has certain re-registration rights, as described below, Delta generally is required to keep each Aircraft duly registered under the Transportation Code with the FAA and to record each Indenture under the Federal Aviation Act. (Indentures, Section 7.02(e)) In addition, Delta will register the “international interests” created pursuant to the Indentures under the Cape Town Convention on International Interests in Mobile Equipment and the related Aircraft Equipment Protocol (the “Cape Town Treaty”). (Indentures, Section 7.02(e)). Although Delta has no current intention to do so, Delta will be permitted to register an Aircraft in certain jurisdictions outside the United States, subject to certain conditions specified in the related Indenture. These conditions include a requirement that the laws of the new jurisdiction of registration will give effect to the lien of and the security interest created by the related Indenture in the applicable Aircraft. (Indentures, Section 7.02(e)) Delta also will be permitted, subject to certain limitations, to lease any Aircraft or any Engine to any United States certificated air carrier, to certain foreign air carriers or to certain manufacturers of airframes or engines (either directly or through an affiliate). In addition, subject to certain limitations, Delta will be permitted to transfer possession of any Airframe or any Engine other than by lease, including transfers of possession by Delta or any lessee in connection with certain interchange and pooling arrangements, “wet leases”, transfers in connection with maintenance or modifications and transfers to the government of the United States, Canada, France, Germany, Japan, the Netherlands, Sweden, Switzerland and the United Kingdom or any instrumentality or agency thereof. (Indentures, Section 7.02(a)) There will be no general geographical restrictions on Delta’s (or any lessee’s) ability to operate the Aircraft. The extent to which the relevant Loan Trustee’s lien would be recognized in an Aircraft if such Aircraft were located in certain countries is uncertain. Permitted foreign air carrier lessees are not limited to those based in a country that is a party to the Convention on the International Recognition of Rights in Aircraft (Geneva 1948) (the “Mortgage Convention”) or a party to the Cape Town Treaty. It is uncertain to what extent the relevant Loan Trustee’s security interest would be recognized if an Aircraft is registered or located in a jurisdiction not a party to the Mortgage Convention or the Cape Town Treaty. The Cape Town Treaty provides, that, subject to certain exceptions, a registered “international interest” has priority over a subsequently registered interest and over an unregistered interest for purposes of the law of those jurisdictions that have ratified the Cape Town Treaty. There are many jurisdictions in the world that have not ratified the Cape Town Treaty, and the Aircraft may be located in any such jurisdiction from time to time. There is no legal precedent with respect to the application of the Cape Town Treaty in any jurisdiction and therefore it is unclear how the Cape Town Treaty will be applied.

In addition, any exercise of the right to repossess an Aircraft may be difficult, expensive and time-consuming, particularly when such Aircraft is located outside the United States or has been registered in a foreign jurisdiction or leased to or in possession of a foreign or domestic operator. Any such exercise would be subject to the limitations and requirements of applicable law, including the need to obtain consents or approvals for deregistration or re-export of the Aircraft, which may be subject to delays and political risk. When a defaulting lessee or other permitted transferee is the subject of a bankruptcy, insolvency, or similar event such as protective administration, additional limitations may apply. See “Risk Factors — Risk Factors Relating to the Class B Certificates and the Offering — Repossession of Aircraft may be difficult, time-consuming and expensive”.

In addition, some jurisdictions may allow for other liens or other third party rights to have priority over a Loan Trustee’s security interest in an Aircraft. As a result, the benefits of the related Loan Trustee’s security interest in an Aircraft may be less than they would be if the Aircraft were located or registered in the United States.

Upon repossession of an Aircraft, the Aircraft may need to be stored and insured. The costs of storage and insurance can be significant, and the incurrence of such costs could reduce the proceeds available to repay the Certificateholders. In addition, at the time of foreclosing on the lien on the Aircraft under the related Indenture, an Airframe subject to such Indenture might not be equipped with Engines subject to the same Indenture. If Delta fails to transfer title to engines not owned by Delta that are attached to repossessed Aircraft, it could be difficult, expensive and time-consuming to assemble an Aircraft consisting of an Airframe and Engines subject to the Indenture.

Liens

Delta is required to maintain each Aircraft free of any liens, other than the lien of the Indenture, any other rights existing pursuant to or permitted by the other operative documents and pass through documents related thereto, the rights of others in possession of the Aircraft in accordance with the terms of the related Indenture and liens attributable to other parties to the operative documents and pass through documents related thereto and other than certain other specified liens, including but not limited to (i) liens for taxes either not yet overdue or being contested in good faith by appropriate proceedings so long as such proceedings do not involve any material risk of the sale, forfeiture or loss of the Airframe or any Engine or the Loan Trustee’s interest therein or impair the lien of the related Indenture; (ii) materialmen’s, mechanics’, workers’, landlord’s, repairmen’s, employees’ or other similar liens arising in the ordinary course of business and securing obligations that either are not yet overdue for more than 60 days or are being contested in good faith by appropriate proceedings so long as such proceedings do not involve any material risk of the sale, forfeiture or loss of the Airframe or any Engine or the Loan Trustee’s interest therein or materially impair the lien of the related Indenture; (iii) judgment liens so long as such judgment is discharged, vacated or reversed within 60 days or the execution of such judgment is stayed pending appeal or such judgment is discharged, vacated or reversed within 60 days after expiration of such stay; (iv) salvage or similar rights of insurers under insurance policies maintained by Delta; (v) any other lien as to which Delta has provided a bond, cash collateral or other security adequate in the reasonable opinion of the relevant Loan Trustee; and (vi) liens approved in writing by the Loan Trustee with the consent of holders of a majority in principal amount of the Equipment Notes outstanding under the Indenture. (Indentures, Section 7.01)

Insurance

Subject to certain exceptions, Delta is required to maintain or cause to be maintained, at its or any lessee’s expense, all risk aircraft hull insurance covering each Aircraft (including, without limitation, war risk hull insurance if and to the extent the same is maintained by Delta (or any permitted lessee) with respect to other similar aircraft operated by Delta (or such permitted lessee) on the same routes), at all times in an amount not less than 110% of the aggregate outstanding principal amount of the Equipment Notes relating to such Aircraft. However, after giving effect to self-insurance permitted as described below, the amount payable under such insurance may be less than such amounts payable with respect to such Equipment Notes. If an Aircraft suffers an Event of Loss, insurance proceeds up to an amount equal to the outstanding principal amount of the Equipment Notes, together with accrued but unpaid interest thereon, plus an amount equal to the interest that will accrue on the outstanding principal amount of the Equipment Notes during the period commencing on the day following the date of payment of such insurance proceeds to the Loan Trustee and ending on the loss payment date (the sum of those amounts being, the “Loan Amount”) will be paid to the applicable Loan Trustee. If an Aircraft or Engine suffers loss or damage not constituting an Event of Loss but involving insurance proceeds in excess of $8,000,000 (in the case of a Boeing 737-832), $12,000,000 (in the case of a Boeing 757-232), $15,000,000 (in the case of a Boeing 767-332ER) or $28,000,000 (in the case of a Boeing 777-232LR), proceeds in excess of such specified amounts up to the Loan Amount will be payable to the applicable Loan Trustee, and the proceeds up to such specified amounts and proceeds in excess of the Loan Amount will be payable directly to Delta unless an Indenture Event of Default exists, in which event all insurance proceeds for any loss or damage to an Aircraft (or Engine) up to an amount equal to the Loan Amount will be payable to the Loan Trustee. So long as the loss does not constitute an Event of Loss, insurance proceeds will be applied to repair or replace the equipment. (Indentures, Section 7.06(c) and (f))

In addition, subject to certain exceptions, Delta is obligated to maintain or cause to be maintained aircraft liability insurance at its or any lessee’s expense, including, without limitation, passenger, contractual, bodily injury, personal injury and property damage liability insurance (exclusive of manufacturer’s product liability insurance and war risk, hijacking and related perils insurance) with respect to each Aircraft. Such liability insurance must be underwritten by insurers of recognized responsibility. The amount of such liability insurance coverage may not be less than the amount of aircraft liability insurance from time to time applicable to similar aircraft in Delta’s fleet on which Delta carries insurance and operated by Delta on the same or similar routes on which the Aircraft is operated. (Indentures, Section 7.06(a))

Delta is also required to maintain or cause to be maintained war risk, hijacking and related perils liability insurance with respect to each Aircraft if such Aircraft, the related Airframe or any related Engine is being operated in any war zone or area of recognized or, in Delta’s judgment, threatened hostilities, (i) in an amount that is not less than the aircraft liability insurance applicable to similar aircraft and engines in Delta’s fleet on which Delta carries insurance and operated by Delta (or if a lease is in effect, in such permitted lessee’s fleet on which such permitted lessee carries insurance and operated by such permitted lessee) on the same or similar routes as such Aircraft; provided that such liability insurance shall not be less than the minimum insurance amount specified in the applicable Indenture, (ii) that is maintained in effect with insurers of recognized responsibility, and (iii) which shall cover the perils set forth in the insurance policies maintained in connection with the CRAF Program (as such insurance policies maintained in connection with the CRAF Program may be amended from time to time). Except with respect to any war-risk, hijacking or related perils liability insurance maintained on any aircraft owned or operated by Delta in connection with the CRAF Program, if war-risk, hijacking or related perils liability insurance is maintained by Delta (or if a lease is in effect, by such permitted lessee) with respect to any aircraft owned or operated by Delta (or such permitted lessee) of the same or similar type operated by Delta (or such permitted lessee) on the same or similar routes as operated by such Aircraft, then Delta shall maintain or cause to be maintained with respect to such Aircraft war-risk, hijacking and related perils liability insurance in scope and coverage no less comprehensive, in an amount not less than the insurance maintained by Delta (or such permitted lessee) with respect to such other aircraft, and with insurers of recognized responsibility. (Indentures, Section 7.06(b))

Delta may self-insure, but the amount of such self-insurance with respect to all of the aircraft and engines in the combined fleet of Delta and its affiliates may not exceed for any 12-month policy year 1% of the average aggregate insurable value (during the preceding policy year) of all aircraft in the combined fleets of Delta and its affiliates on which Delta and its affiliates carry insurance, unless an insurance broker of national standing certifies that the standard among all other major U.S. airlines is a higher level of self-insurance, in which case Delta may self-insure the Aircraft to such higher level. In addition, Delta may self-insure to the extent of (i) any applicable deductible per occurrence for an aircraft that is not in excess of the amount customarily allowed as a deductible in the industry or is required to facilitate claims handling, or (ii) any applicable mandatory minimum per aircraft (or, if applicable, per annum or other period) liability insurance or hull insurance deductibles imposed by the aircraft liability or hull insurers. (Indentures, Section 7.06(d))

In respect of each Aircraft, Delta is required to name the relevant Loan Trustee, each Trustee, the Subordination Agent and the Liquidity Providers as additional insured parties as their respective interests may appear under all liability insurance policies required by the terms of the Indenture with respect to such Aircraft. In addition, the hull and liability insurance policies will be required to provide that, in respect of the interests of such additional insured party, the insurance shall not be invalidated or impaired by any action or inaction of Delta (or any permitted lessee). (Indentures, Section 7.06(a), (b) and (c))

Subject to certain customary exceptions, Delta may not operate (or permit any lessee to operate) any Aircraft in any area that is excluded from coverage by any insurance policy in effect with respect to such Aircraft and required by the Indenture or in any war zone or recognized (or, in Delta’s judgment, threatened) areas of hostility. (Indentures, Section 7.02(b))

Events of Loss

If an Event of Loss occurs with respect to the Airframe or the Airframe and one or more Engines of an Aircraft, Delta must elect within 90 days after such occurrence (i) to replace such Airframe and any such Engines or (ii) to pay the applicable Loan Trustee the outstanding principal amount of the Equipment Notes relating to such Aircraft together with interest accrued but unpaid thereon, but without any premium. Depending upon Delta’s election, not later than the first Business Day after the 120th day following the date of occurrence of such Event of Loss, Delta will (i) redeem the Equipment Notes under the applicable Indenture by paying to the Loan Trustee the outstanding unpaid principal amount of such Equipment Notes, together with accrued but unpaid interest thereon, but without any premium or (ii) substitute an airframe (or airframe and one or more engines, as the case may be) for the Airframe, or Airframe and Engine(s), that suffered such Event of Loss. If Delta elects to replace an Airframe (or Airframe and one or more Engines, as the case may be) that suffered such Event of Loss, it will do so with an airframe or airframe and engine(s) of the same model as the Airframe or Airframe and Engine(s) to be replaced or a comparable or improved model, and with a value and utility (without regard to hours or cycles) at least equal to the Airframe or Airframe and Engine(s) to be replaced, assuming that such Airframe and such Engine(s) were in the condition and repair required by the related Indenture. Delta is also required to provide to the relevant Loan Trustee opinions of counsel (i) to the effect that such Loan Trustee will be entitled to the benefits of Section 1110 with respect to the replacement airframe (unless, as a result of a change in law or governmental or judicial interpretation, such benefits were not available with respect to the Aircraft immediately prior to such replacement), and (ii) as to the due registration of the replacement aircraft, the due recordation of a supplement to the Indenture relating to such replacement aircraft, and the validity and perfection of the security interest granted to the Loan Trustee in the replacement aircraft. If Delta elects not to replace such Airframe, or Airframe and Engine(s), then upon payment of the outstanding principal amount of the Equipment Notes issued with respect to such Aircraft, together with accrued but unpaid interest thereon (but without any premium), the lien of the Indenture will terminate with respect to such Aircraft, and the obligation of Delta thereafter to make the scheduled interest and principal payments with respect to such Equipment Notes will cease. The payments made under the Indenture by Delta will be deposited with the applicable Loan Trustee. Amounts in excess of the amounts due and owing under the Equipment Notes issued with respect to such Aircraft will be distributed by such Loan Trustee to Delta. (Indentures, Sections 2.10, 3.02, 7.05(a) and 7.05(c))

If an Event of Loss occurs with respect to an Engine alone, Delta will be required to replace such Engine within 120 days after the occurrence of such Event of Loss with another engine, free and clear of all liens (other than certain permitted liens). Such replacement engine will be the same model as the Engine to be replaced, or a comparable or improved model of the same or another manufacturer, suitable for installation and use on the Airframe, and will have a value and utility (without regard to hours or cycles) at least equal to the Engine to be replaced, assuming that such Engine was in the condition and repair required by the terms of the relevant Indenture. (Indentures, Section 7.05(b))

An “Event of Loss” with respect to an Aircraft, Airframe or any Engine means any of the following events with respect to such property:

•	the loss of such property or of the use thereof due to destruction, damage to such property beyond repair or rendition of such property permanently unfit for normal use for any reason whatsoever;

•	any damage to such property that results in an insurance settlement with respect to such property on the basis of a total loss or a compromised or constructive total loss;

•	the theft, hijacking or disappearance of such property for a period exceeding 180 consecutive days;

•	the requisition for use or hire of such property by any government (other than a requisition for use or hire by the government of Canada, France, Germany, Japan, The Netherlands, Sweden, Switzerland, the United Kingdom or the United States or the government of the country of registry of the Aircraft) that results in the loss of possession of such property by Delta (or any lessee) for a period exceeding 12 consecutive months;

•	the operation or location of the Aircraft, while under requisition for use by any government, in an area excluded from coverage by any insurance policy required by the terms of the Indenture, unless Delta has obtained indemnity or insurance in lieu thereof from such government;

•	any requisition of title or other compulsory acquisition, capture, seizure, deprivation, confiscation or detention (excluding requisition for use or hire not involving a requisition of title) for any reason of the Aircraft by any government that results in the loss of title or use of the Aircraft by Delta (or a permitted lessee) for a period in excess of 180 consecutive days;

•	as a result of any law, rule, regulation, order or other action by the FAA or other government of the country of registry, the use of the Aircraft or Airframe in the normal business of air transportation is prohibited by virtue of a condition affecting all aircraft of the same type for a period of 18 consecutive months, unless Delta is diligently carrying forward all steps that are necessary or desirable to permit the normal use of the Aircraft or Airframe or, in any event, if such use is prohibited for a period of three consecutive years; and

•	with respect to an Engine only, any divestiture of title to or interest in such Engine or, in certain circumstances, the installation of such Engine on an airframe that is subject to a conditional sale or other security agreement.

An Event of Loss with respect to an Aircraft is deemed to have occurred if an Event of Loss occurs with respect to the Airframe that is a part of such Aircraft unless Delta elects to substitute a replacement Airframe pursuant to the related Indenture. (Indentures, Annex A)

If the Equipment Notes issued under an Indenture are repaid in full in the case of an Event of Loss with respect to the applicable Aircraft, the lien on such Aircraft under such Indenture will be released, and such Aircraft will not thereafter secure any other Equipment Notes.

POSSIBLE REFINANCING OF CLASS B CERTIFICATES

Delta may elect to redeem the Series B Equipment Notes then issued and outstanding and to issue new Series B Equipment Notes with terms that may differ from those of the redeemed Series B Equipment Notes (any such new Series B Equipment Notes, the “Refinancing Equipment Notes”) in respect of all (but not less than all) of the Aircraft. In such case, Delta will fund the sale of such Refinancing Equipment Notes through the sale of pass through certificates (the “Refinancing Certificates”) issued by one or more pass through trusts (each, a “Refinancing Trust”). The trustee of each Refinancing Trust will become a party to the Intercreditor Agreement, and the Intercreditor Agreement will be amended by written agreement of Delta and the Subordination Agent to provide for the subordination of the Refinancing Certificates to the Administration Expenses, the Liquidity Obligations and the Class A Certificates. Such issuance of Refinancing Equipment Notes and Refinancing Certificates, and any such amendment of the Intercreditor Agreement (and any amendment of an Indenture in connection with such refinancing), will be contingent upon each Rating Agency then rating the Class A Certificates providing written confirmation that such actions will not result in a withdrawal, suspension, or downgrading of the rating of the Class A Certificates. The issuance of the Refinancing Certificates in compliance with the foregoing conditions will not require the consent of any of the Trustees or any holders of Class A Certificates. (Intercreditor Agreement, Section 8.01(c))

Any Refinancing Certificates may have the benefit of credit support similar to the Class B Liquidity Facility or different therefrom and claims for fees, interest, expenses, reimbursement of advances and other obligations arising from such credit support may rank equally with similar claims in respect of the Class B Liquidity Facility. (Intercreditor Agreement, Section 8.01(c)(iii))

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a general discussion of certain U.S. federal income tax consequences of the purchase, ownership and disposition of Class B Certificates by a Certificate Owner that purchases such Class B Certificates in the initial offering thereof at the offering price set forth in this prospectus supplement and holds such Class B Certificates as capital assets. This discussion does not address all of the U.S. federal income tax consequences that may be relevant to Certificate Owners of Class B Certificates in light of their particular circumstances or to any such Certificate Owners that may be subject to special rules (such as tax-exempt organizations, banks, dealers and traders in securities that use mark-to-market accounting, insurance companies, regulated investment companies, real estate investment trusts, certain former citizens or residents of the United States, Certificate Owners that hold Class B Certificates as part of a hedging, integrated or conversion transaction or a straddle or Certificate Owners that have a “functional currency” other than the U.S. dollar). This discussion does not address any other U.S. federal tax consequences or any U.S. state or local, or non-U.S., tax consequences. This discussion generally is addressed only to beneficial owners of Class B Certificates that are U.S. Persons and that are not treated as partnerships for U.S. federal income tax purposes, except that the discussion below under “— Certain U.S. Federal Income Tax Consequences to Non-U.S. Certificateholders” and “— Information Reporting and Backup Withholding” addresses certain U.S. federal income tax consequences to Certificate Owners that are not U.S. Persons. For purposes of this discussion, a “U.S. Person” means a person that, for U.S. federal income tax purposes, is (i) an individual citizen or resident of the United States, (ii) a corporation (including non-corporate entities taxable as corporations) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income tax regardless of its source, (iv) a trust (x) with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions or (y) that has in effect a valid election under U.S. Treasury regulations to be treated as a U.S. person and (v) except as otherwise provided in U.S. Treasury regulations, a partnership created or organized in or under the laws of the United States, any state thereof or the District of Columbia. If an entity treated for U.S. federal income tax purposes as a partnership invests in Class B Certificates, the U.S. federal income tax consequences of such investment may depend in part upon the status and activities of such entity and its partners. Prospective investors that are treated as partnerships for U.S. federal income tax purposes should consult their own advisors regarding the U.S. federal income tax consequences to them and their partners of an investment in Class B Certificates.

This discussion is based upon the tax laws of the United States, as well as judicial and administrative interpretations thereof (in final or proposed form), all as in effect on the date of this prospectus supplement and all of which are subject to change or differing interpretations, which could apply retroactively. No rulings have been or will be sought from the Internal Revenue Service (the “IRS”) with respect to any of the U.S. federal income tax consequences discussed below, and no assurance can be given that the IRS will not take positions contrary to the discussion below. The Class B Trust, the Subordination Agent and the Loan Trustees are not indemnified for any U.S. federal income taxes or, with certain exceptions, other taxes that may be imposed upon them, and the imposition of any such taxes could result in a reduction in the amounts available for distribution to Certificate Owners of Class B Certificates.

PERSONS CONSIDERING AN INVESTMENT IN CLASS B CERTIFICATES SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE AND LOCAL, AND ANY NON-U.S., INCOME AND OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF CLASS B CERTIFICATES IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES.

Tax Status of the Class B Trust

Although there is no authority addressing the classification of entities that are similar to the Class B Trust in all respects, based upon an interpretation of analogous authorities and the terms of the Class B Pass Through Trust Agreement, the Note Purchase Agreement, the Participation Agreement Amendments, the Indenture Amendments, the Class B Liquidity Facility and the Intercreditor Agreement, all as in effect on the date hereof, the Class B Trust should be classified as a grantor trust under Subpart E, Part I of Subchapter J of Chapter 1 of Subtitle A of the Internal Revenue Code of 1986, as amended (the “Code”), for U.S. federal income tax purposes. Each person holding or having a beneficial interest in a Class B Certificate, by its acceptance of such

Class B Certificate or interest, agrees to treat the Class B Trust as a grantor trust for U.S. federal, state and local income tax purposes. The Class B Trust intends to file income tax returns and report to investors on the basis that it is a grantor trust. Except as set forth in the following paragraph and under “— Taxation of Certificate Owners — Class B Trust Classified as Partnership” below, the discussion below assumes that the Class B Trust will be so classified as a grantor trust.

If the Class B Trust were not classified as a grantor trust for U.S. federal income tax purposes, the Class B Trust would be classified as a partnership for such purposes, and would not be classified as an association (or publicly traded partnership) taxable as a corporation and, accordingly, would not itself be subject to U.S. federal income tax, provided that at least 90% of the Class B Trust’s gross income for each of its taxable years is “qualifying income” (which generally includes, among other things, interest income, gain from the sale or other disposition of capital assets held for the production of interest income and income derived with respect to a business of investing in securities). Assuming the Class B Trust operates in accordance with the terms of the Class B Pass Through Trust Agreement and the other agreements to which it is a party, income derived by the Class B Trust from the Series B Equipment Notes owned by the Class B Trust will constitute “qualifying income” for these purposes.

Taxation of Certificate Owners

General

Each Certificate Owner of a Class B Certificate will be treated as the owner of a pro rata undivided interest in the Series B Equipment Notes and any other property held in the Class B Trust and will be required to report on its U.S. federal income tax return its pro rata share of the entire income from such Equipment Notes and other property in accordance with such Certificate Owner’s method of accounting. A Certificate Owner of a Class B Certificate using the cash method of accounting generally must take into account its pro rata share of income as and when received by the Class B Trustee. A Certificate Owner of a Class B Certificate using the accrual method of accounting generally must take into account its pro rata share of income as it accrues or is received by the Class B Trustee, whichever is earlier.

It is anticipated that the Series B Equipment Notes will not be issued with original issue discount (“OID”) for U.S. federal income tax purposes. If, however, any Series B Equipment Note is issued with more than a de minimis amount of OID, a Certificate Owner of a Class B Certificate generally would be required to include such OID in income for U.S. federal income tax purposes as it accrues under a constant yield method based on a compounding of interest, regardless of such Certificate Owner’s method of accounting and prior to such Certificate Owner’s receipt of cash attributable to such income.

Each Certificate Owner of a Class B Certificate will be entitled to deduct, consistent with its method of accounting, its pro rata share of fees and expenses paid or incurred by the Class B Trust as provided in Section 162 or 212 of the Code. Certain fees and expenses, including fees paid to the Class B Trustee and Class B Liquidity Provider, will be borne by parties other than the Certificate Owners of Class B Certificates. It is possible that such fees and expenses will be treated as constructively received by the Class B Trust, in which event a Certificate Owner of a Class B Certificate will be required to include in income and will be entitled to deduct its pro rata share of such fees and expenses. If such Certificate Owner is an individual, estate or trust, the deduction for such Certificate Owner’s share of such fees and expenses will be allowed only to the extent that all of such Certificate Owner’s miscellaneous itemized deductions, including such Certificate Owner’s share of such fees and expenses, exceed 2% of such Certificate Owner’s adjusted gross income. In addition, in the case of Certificate Owners who are individuals, certain otherwise allowable itemized deductions generally will be subject to additional limitations on itemized deductions under the applicable provisions of the Code.

Sale, Exchange or Other Disposition of Class B Certificates

A Certificate Owner of a Class B Certificate that sells, exchanges or otherwise disposes of such Class B Certificate generally will recognize capital gain or loss (in the aggregate) equal to the difference between the amount realized on such sale, exchange or other disposition (except to the extent attributable to accrued interest, which will be taxable as interest income if not previously included in income) and such Certificate Owner’s adjusted tax basis in the Series B Equipment Notes and any other property held by the Class B Trust. Any such gain or loss generally will be long-term capital gain or loss if such Class B Certificate was held for more than one year (except to the extent attributable to any property held by the Class B Trust for one year or less). Any long-term capital gains with respect to the Class B Certificates generally are taxable to corporate taxpayers at the rates applicable to ordinary income and to individual taxpayers at lower rates than the rates applicable to ordinary income. There are limitations on deducting capital losses.

Class B Trust Classified as Partnership

If the Class B Trust were classified as a partnership (and not as a publicly traded partnership taxable as a corporation) for U.S. federal income tax purposes, income or loss with respect to the assets held by the Class B Trust would be calculated at the trust level, but the Class B Trust itself would not be subject to U.S. federal income tax. A Certificate Owner of a Class B Certificate would be required to report its share of the Class B Trust’s items of income and deduction on its tax return for its taxable year within which the Class B Trust’s taxable year (which should be the calendar year) ends. In the case of an original purchaser of a Class B Certificate that is a calendar year taxpayer, income and loss generally should be the same as it would be if the Class B Trust were classified as a grantor trust, except that income or loss would be reported on an accrual basis even if the Certificate Owner otherwise uses the cash method of accounting.

Certain U.S. Federal Income Tax Consequences to Non-U.S. Certificateholders

Subject to the discussion of backup withholding below, payments of principal, Make-Whole Amount, if any, and interest on the Series B Equipment Notes to, or on behalf of, any Certificate Owner of a Class B Certificate that is neither a U.S. Person nor an entity treated as a partnership for U.S. federal income tax purposes (a “Non-U.S. Certificateholder”) generally will not be subject to U.S. federal withholding tax, provided that, in the case of any amount treated as interest (including OID, if applicable):

(i) such amount is not effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Certificateholder;

(ii) such Non-U.S. Certificateholder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of Delta entitled to vote;

(iii) such Non-U.S. Certificateholder is not a controlled foreign corporation within the meaning of the Code that is related to Delta;

(iv) such Non-U.S. Certificateholder is not a bank receiving interest pursuant to a loan agreement entered into in the ordinary course of its trade or business; and

(v) the certification requirements described below are satisfied.

The certification requirements referred to in clause (v) above generally will be satisfied if the Non-U.S. Certificateholder certifies, under penalties of perjury, that it is not a U.S. Person and provides its name and address and certain other information to the applicable withholding agent (generally on IRS Form W-8BEN or a suitable substitute form). U.S. Treasury regulations provide additional rules for satisfying these certification requirements in the case of Class B Certificates held through one or more intermediaries or pass-through entities.

Subject to the discussion of backup withholding below, any gain (not including any amount treated as interest or OID) realized by a Non-U.S. Certificateholder upon the sale, exchange or other disposition of a Class B Certificate or with respect to any associated Series B Equipment Note generally will not be subject to U.S. federal income or withholding taxes if (i) such gain is not effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Certificateholder and (ii) in the case of an individual Non-U.S. Certificateholder, such individual is not present in the United States for 183 days or more in the taxable year of the sale, exchange or other disposition.

Any interest (including OID, if applicable) on the Series B Equipment Notes or gain from the sale, exchange or other disposition of a Class B Certificate, the Series B Equipment Notes generally will be subject to regular U.S. federal income tax at graduated rates (and in certain cases a branch profits tax) if it is effectively connected with the conduct of a trade or business within the United States by a Non-U.S. Certificateholder, unless an applicable treaty provides an exemption. In lieu of providing an IRS Form W-8BEN as described above, such Non-U.S. Certificateholder generally is required to provide IRS Form W-8ECI in order to claim an exemption from U.S. federal withholding tax with respect to amounts treated as interest.

Prospective investors that are not U.S. Persons should consult their own tax advisors regarding the income, estate and other tax consequences to them of the purchase, ownership and disposition of Class B Certificates under U.S. federal, state and local, and any other relevant, law in light of their own particular circumstances. If any U.S. federal or other tax is required to be withheld with respect to a Non-U.S. Certificateholder, Delta will not be required to pay any additional amount to such Non-U.S. Certificateholder.

Information Reporting and Backup Withholding

In general, payments made on the Class B Certificates, and proceeds from the sale, exchange or other disposition of such Certificates to or through certain brokers, will be subject to information reporting requirements, unless the payee is a corporation, tax-exempt organization or other person exempt from such reporting (and when required, demonstrates that it is so exempt). Such payments and proceeds may also be subject to a “backup” withholding tax unless the Certificate Owner complies with certain reporting requirements or an exemption from such tax is otherwise applicable. Any such withheld amounts will be allowed as a credit against the Certificate Owner’s U.S. federal income tax, and may entitle such Certificate Owner to a refund, if the required information is furnished on a timely basis to the IRS. Penalties may be imposed by the IRS on a Certificate Owner who is required to supply information but does not do so in the proper manner.

The amount of interest (including OID, if applicable) paid on the Series B Equipment Notes to or on behalf of a Non-U.S. Certificateholder and the amount of U.S. federal income tax, if any, withheld from such payments generally must be reported annually to the IRS and such Non-U.S. Certificateholder.

CERTAIN DELAWARE TAXES

The Class B Trustee is a national banking association headquartered in Delaware that will act through its corporate trust office in Delaware. Richards, Layton & Finger, PA, special Delaware counsel to the Class B Trustee, has advised Delta that, in its opinion, under currently applicable law, assuming that the Class B Trust will not be taxable as a corporation for U.S. federal income tax purposes, but, rather, that it will be classified for such purposes as a grantor trust or as a partnership, (i) the Class B Trust will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise, or doing business tax), fee or other governmental charge under the laws of the State of Delaware or any political subdivision of such state and (ii) Certificate Owners of Class B Certificates that are not residents of or otherwise subject to tax in Delaware will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise, or doing business tax), fee or other governmental charge under the laws of the State of Delaware or any political subdivision of such state as a result of purchasing, owning (including receiving payments with respect to) or selling a Class B Certificate. Neither the Class B Trust nor the Certificate Owners of Class B Certificates will be indemnified for any state or local taxes imposed on them, and the imposition of any such taxes on the Class B Trust could result in a reduction in the amounts available for distribution to the Certificate Owners of such Trust. In general, should a Certificate Owner of Class B Certificates or the Class B Trust be subject to any state or local tax that would not be imposed if such Trust were administered in a different jurisdiction in the United States or if the Class B Trustee were located in a different jurisdiction in the United States, the Class B Trustee will either relocate the administration of the Class B Trust to such other jurisdiction or resign and, in the event of such a resignation, a new Class B Trustee in such other jurisdiction will be appointed.

CERTAIN ERISA CONSIDERATIONS

General

A fiduciary of a retirement plan or other employee benefit plan or arrangement, including for this purpose an individual retirement account, annuity or Keogh plan, that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Code (an “ERISA Plan”), or such a plan or arrangement which is a foreign, church or governmental plan or arrangement exempt from Title I of ERISA and Section 4975 of the Code but subject to a foreign, federal, state, or local law which is substantially similar to the provisions of Title I of ERISA or Section 4975 of the Code (each, a “Similar Law”) (in each case, including an ERISA Plan, a “Plan”), should consider whether an investment in the Class B Certificates is appropriate for the Plan, taking into account the provisions of the Plan documents, the overall investment policy of the Plan and the composition of the Plan’s investment portfolio, as there are imposed on Plan fiduciaries certain fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. Further, a fiduciary should consider the fact that in the future there may be no market in which such fiduciary would be able to sell or otherwise dispose of the Class B Certificates.

Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of an ERISA Plan and certain persons (referred to as “parties in interest” or “disqualified persons”) having certain relationships to such Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code.

Any Plan fiduciary which proposes to cause a Plan to purchase Class B Certificates should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code and Similar Law to such an investment, and to confirm that such purchase and holding will not constitute or result in a non-exempt prohibited transaction or any other violation of an applicable requirement of ERISA or Similar Law.

Plan Assets Issues

The Department of Labor has promulgated a regulation, 29 CFR Section 2510.3-101, as modified by Section 3(42) of ERISA (the “Plan Asset Regulation”), describing what constitutes the assets of an ERISA Plan with respect to the ERISA Plan’s investment in an entity for purposes of ERISA and Section 4975 of the Code. Under the Plan Asset Regulation, if an ERISA Plan invests (directly or indirectly) in a Class B Certificate, the ERISA Plan’s assets will include both the Class B Certificate and an undivided interest in each of the underlying assets of the Class B Trust, including the Series B Equipment Notes, unless it is established that equity participation in the Class B Trust by benefit plan investors (including but not limited to ERISA Plans and entities whose underlying assets include ERISA Plan assets by reason of an ERISA Plan’s investment in the entity) is not “significant” within the meaning of the Plan Asset Regulation. In this regard, the extent to which there is equity participation in the Class B Trust by, or on behalf of, benefit plan investors will not be monitored. If the assets of the Class B Trust are deemed to constitute the assets of an ERISA Plan, transactions involving the assets of such Trust could be subject to the prohibited transaction provisions of ERISA and Section 4975 of the Code or materially similar provisions of Similar Law unless a statutory or administrative exemption is applicable to the transaction.

Prohibited Transaction Exemptions

In addition, whether or not the assets of the Class B Trust are deemed to be ERISA Plan assets under the Plan Asset Regulation, the fiduciary of a Plan that proposes to purchase and hold any Class B Certificates should consider, among other things, whether such purchase and holding may involve (i) the direct or indirect extension of credit to a party in interest or a disqualified person, (ii) the sale or exchange of any property between an ERISA Plan and a party in interest or a disqualified person, or (iii) the transfer to, or use by or for the benefit of, a party in interest or a disqualified person, of any ERISA Plan assets.

Such parties in interest or disqualified persons could include, without limitation, Delta, the Underwriters, the Trustees, the Liquidity Providers, the Loan Trustees, the Subordination Agent and their respective affiliates. Moreover, if the Class A Certificates are purchased by an ERISA Plan and the Class B Certificates are held by a party in interest or a disqualified person with respect to such ERISA Plan, the exercise by the holder of the Class B Certificates of its right to purchase the Class A Certificates upon the occurrence and during the continuation of certain events could be considered to constitute a prohibited transaction unless a statutory or administrative exemption were applicable. In addition, if the Class B Certificates are purchased by an ERISA Plan and the Class A Certificates are held by a party in interest or a disqualified person with respect to such ERISA Plan, the exercise by the holder of the Class B Certificates of its right to purchase the Class A Certificates upon the occurrence and during the continuation of certain events could be considered to constitute a prohibited transaction unless a statutory or administrative exemption were applicable. Depending on the satisfaction of certain conditions which may include the identity of the ERISA Plan fiduciary making the decision to acquire or hold the Class B Certificates on behalf of an ERISA Plan, Prohibited Transaction Class Exemption (“PTCE”) 91-38 (relating to investments by bank collective investment funds), PTCE 84-14 (relating to transactions effected by a “qualified professional asset manager”), PTCE 95-60 (relating to investments by an insurance company general account), PTCE 96-23 (relating to transactions directed by an in-house asset manager) or PTCE 90-1 (relating to investments by insurance company pooled separate accounts) (collectively, the “Class Exemptions”) could provide an exemption from the prohibited transaction restrictions of ERISA and Section 4975 of the Code. However, there can be no assurance that any of these Class Exemptions or any other exemption will be available with respect to any particular transaction involving the Class B Certificates.

Each person who acquires or accepts a Class B Certificate or an interest therein will be deemed by such acquisition or acceptance to have represented and warranted that either: (i) no assets of a Plan or any trust established with respect to a Plan have been used to acquire such Class B Certificate or an interest therein or (ii) the purchase and holding of such Class B Certificate or an interest therein by such person are exempt from the prohibited transaction restrictions of ERISA and the Code or provisions of Similar Law pursuant to one or more statutory or administrative exemptions.

Special Considerations Applicable to Insurance Company General Accounts

Any insurance company proposing to purchase Class B Certificates should consider the implications of the United States Supreme Court’s decision in John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86, 114 S. Ct. 517 (1993), which in certain circumstances treats such general account assets as assets of an ERISA Plan that owns a policy or other contract with such insurance company, as well as the effect of Section 401(c) of ERISA as interpreted by regulations issued by the United States Department of Labor in January, 2000 (the “General Account Regulations”). The General Account Regulations should not, however, adversely affect the applicability of PTCE 95-60 to purchases of the Class B Certificates by insurance company general accounts.

EACH PLAN FIDUCIARY SHOULD CONSULT WITH ITS LEGAL ADVISOR CONCERNING THE POTENTIAL CONSEQUENCES TO THE PLAN UNDER ERISA, THE CODE OR SIMILAR LAW OF AN INVESTMENT IN ANY OF THE CLASS B CERTIFICATES.

UNDERWRITING

Under the terms and subject to the conditions contained in the Underwriting Agreement, dated February 7, 2011 (the “Underwriting Agreement”), the Underwriters named below (the “Underwriters”) for whom Goldman, Sachs & Co., Deutsche Bank Securities Inc. and Morgan Stanley & Co. Incorporated are acting as representatives, have severally agreed with Delta to purchase the following aggregate face amounts of the Class B Certificates:

Face Amount of
Class B
Underwriter	Certificates

Goldman, Sachs & Co.	$33,482,334
Deutsche Bank Securities Inc.	33,482,333
Morgan Stanley & Co. Incorporated	33,482,333

Total	$100,447,000

The Underwriting Agreement provides that the obligations of the Underwriters are subject to certain conditions precedent (including that the Class B Certificates have received certain credit ratings) and that the Underwriters will be obligated to purchase all of the Class B Certificates, if any are purchased. The Underwriting Agreement provides that, if an Underwriter defaults on its purchase commitments, the purchase commitments of non-defaulting Underwriters may be increased or the offering of Class B Certificates may be terminated. The offering of the Class B Certificates by the Underwriters is subject to receipt and acceptance and subject to the Underwriters’ right to reject any order in whole or in part.

The aggregate proceeds from the sale of the Class B Certificates will be $100,447,000. Delta will pay the Underwriters a commission of $1,130,029. Delta estimates that its out of pocket expenses for the offering will be approximately $2,225,000 (exclusive of the ongoing costs of the Class B Liquidity Facility and certain other ongoing costs).

The Underwriters propose to offer the Class B Certificates to the public initially at the public offering price on the cover page of this prospectus supplement and to selling group members at those prices less the concession set forth below. The Underwriters and selling group members may allow a discount to other broker/dealers set forth below. After the initial public offering, the public offering prices and concessions and discounts may be changed by the Underwriters.

	Concession to
	Selling Group	Discount to
Pass Through Certificates	Members	Brokers/Dealers

Class B	0.50%	0.25%

The Class B Certificates are a new issue of securities with no established trading market. Neither Delta nor the Class B Trust intends to apply for listing of the Class B Certificates on any securities exchange. Delta has been advised by one or more of the Underwriters that they presently intend to make a market in the Class B Certificates, as permitted by applicable laws and regulations. No Underwriter is obligated, however, to make a market in the Class B Certificates, and any such market-making may be discontinued at any time without notice, at the sole discretion of such Underwriter. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Class B Certificates. See “Risk Factors — Risk Factors Relating to the Class B Certificates and the Offering — Because there is no current market for the Class B Certificates and the Class B Certificates are subject to transfer restrictions, you may have a limited ability to resell Class B Certificates”.

Delta has agreed to reimburse the several Underwriters for certain expenses and has agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments which the Underwriters may be required to make in respect thereof.

The Underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities.

From time to time in the ordinary course of their respective business, the Underwriters and certain of their affiliates have engaged, and in the future may engage in, investment and commercial banking or other transactions of a financial nature with Delta and its affiliates, including the provision of certain advisory services, making loans to Delta and its affiliates and serving as counterparties to certain fuel hedging and other derivative and hedging arrangements. The Underwriters and their affiliate have received, and in the future may receive, customary fees and expenses and commissions for these transactions.

In the ordinary course of their various business activities, the Underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and such investment and securities activities may involve securities and/or instruments of Delta. The Underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

It is expected that delivery of the Class B Certificates will be made against payment therefor on or about the date specified on the cover page of this prospectus supplement, which will be the 5th business day following the date of pricing of the Class B Certificates (such settlement cycle being referred to as “T+5”). Under Rule 15c6-1 of the SEC under the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Class B Certificates on any day prior to the third business day before the date of initial delivery of the Class B Certificates will be required, by virtue of the fact that the Class B Certificates initially will settle on a delayed basis, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisor.

The Underwriters may engage in over-allotment, stabilizing transactions, syndicate covering transactions, and penalty bids in accordance with Regulation M under the Exchange Act.

•	Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position.

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•	Syndicate covering transactions involve purchases of the Class B Certificates in the open market after the distribution has been completed in order to cover syndicate short positions.

•	Penalty bids permit the Underwriters to reclaim a selling concession from a syndicate member when the Class B Certificates originally sold by such syndicate member are purchased in a stabilizing transaction or a syndicate covering transaction to cover syndicate short positions.

Such over-allotment, stabilizing transactions, syndicate covering transactions, and penalty bids may cause the price of the Class B Certificates to be higher than it would otherwise be in the absence of such transactions. Neither Delta nor any Underwriter makes any representation or prediction as to the direction or magnitude of any effect that such transactions may have on the price of the Class B Certificates. These transactions, if commenced, may be discontinued at any time. These transaction may be effected in the over-the-counter market or otherwise.

Selling Restrictions

This prospectus supplement and the accompanying prospectus do not constitute an offer of, or an invitation by or on behalf of, us or the Underwriters to subscribe for or purchase any of the Class B Certificates in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation in that jurisdiction. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the Class B Certificates in certain jurisdictions may be restricted by law. We and the Underwriters require persons into whose possession this prospectus comes to observe the following restrictions.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each Underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of Class B Certificates which are the subject of the offering contemplated by this prospectus supplement to the public in that Relevant Member State other than:

(a) to any legal entity which is a qualified investor as defined in the Prospectus Derivative;

(b) to fewer than 100 or, if the Relevant Member State has implemented the relevant provisions of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant dealer or dealers nominated by the issuer for any such offer; or

(c) in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Class B Certificates shall require the issuer or any Underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of Class B Certificates to the public” in relation to any Class B Certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Class B Certificates to be offered so as to enable an investor to decide to purchase or subscribe the Class B Certificates, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in each Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom

Each Underwriter has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services Market Act 2000 (“FSMA”)) received by it in connection with the issue or sale of the Class B Certificates in circumstances in which Section 21(1) of the FSMA does not apply to Delta; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Class B Certificates in, from or otherwise involving the United Kingdom.

Hong Kong

The Class B Certificates may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Class B Certificates may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Class B Certificates which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Singapore

Neither this prospectus supplement nor the accompanying prospectus has been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, none of this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Class B Certificates may be circulated or distributed, or may the Class B Certificates be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Class B Certificates are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, Class B Certificates, debentures and units of Class B Certificates and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the Class B Certificates under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Japan

The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the “Financial Instruments and Exchange Law”) and each Underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

VALIDITY OF THE CLASS B CERTIFICATES

The validity of the Class B Certificates is being passed upon for Delta by Debevoise & Plimpton LLP, New York, New York, and for the Underwriters by Shearman & Sterling LLP, New York, New York. The respective counsel for Delta and the Underwriters will rely upon Shipman & Goodwin LLP, Hartford, Connecticut, counsel to U.S. Bank Trust National Association, as to certain matters relating to the authorization, execution, and delivery of the Basic Agreement, the Class B Trust Supplement and the Class B Certificates, and the valid and binding effect thereof, and on the opinion of Leslie P. Klemperer, Vice President — Deputy General Counsel of Delta, as to certain matters relating to the authorization, execution, and delivery of the Basic Agreement and the Class B Trust Supplement by Delta.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in the Delta Air Lines, Inc. Annual Report on Form 10-K for the year ended December 31, 2009 and the effectiveness of our internal control over financial reporting as of December 31, 2009, as set forth in their reports, which are incorporated by reference in this prospectus supplement. Our consolidated financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

The references to AISI, BK and MBA, and to their respective appraisal reports, are included herein in reliance upon the authority of each such firm as an expert with respect to the matters contained in its appraisal report.

APPENDIX I
INDEX OF DEFINED TERMS

The following is an index showing the page in this prospectus supplement where certain defined terms appear.

60-Day Period	S-40
Actual Disposition Event	S-62
Administration Expenses	S-59
Aircraft	S-3
Airframe	S-64
AISI	S-3
Applicable Fraction	S-60
Appraisal	S-59
Appraised Current Market Value	S-59
Appraisers	S-3
Assumed Aircraft Value	S-71
Assumed Amortization Schedule	S-36
Average Life Date	S-70
Bankruptcy Code	S-10
Base Rate	S-53
Basic Agreement	S-32
BK	S-3
Business Day	S-35
Cape Town Treaty	S-76
Cash Collateral Account	S-51
CASM	S-14
Cede	S-37
Certificate Account	S-35
Certificate Buyout Event	S-40
Certificate Owner	S-46
Certificate Owners	S-46
Certificateholders	S-32
Certificates	S-32
citizen of the United States	S-40
Class A Certificateholders	S-32
Class A Certificates	S-32
Class A Liquidity Facility	S-50
Class A Liquidity Provider	S-50
Class A Pass Through Trust Agreement	S-32
Class A Trust	S-32
Class A Trust Supplement	S-32
Class A Trustee	S-32
Class B Adjusted Interest	S-61
Class B Certificateholders	S-32
Class B Certificates	S-32
Class B Issuance Date	S-36
Class B Liquidity Facility	S-50
Class B Liquidity Provider	S-50
Class B Pass Through Trust Agreement	S-32
Class B Trust	S-32
Class B Trust Supplement	S-32
Class B Trustee	S-32
Class Exemptions	S-87
Code	S-82
Collateral	S-34
Company	iii
company free writing prospectus	i
Controlling Party	S-56
Current Distribution Date	S-61
Deemed Disposition Event	S-62
Defaulted Operative Indenture	S-68
Definitive Certificates	S-47
Delta	iii
Delta Bankruptcy Event	S-58
Depreciation Assumption	S-71
Distribution Date	S-33
Dodd Frank Act	S-28
DOT	S-23
Downgrade Drawing	S-51
Drawing	S-53
DTC	S-37
DTC Participants	S-45
DTC Rules	S-46
Eligible B Pool Balance	S-61
Engine	S-64
Equipment Note Special Payment	S-59
Equipment Notes	S-67
ERISA	S-87
ERISA Plan	S-87
Event of Loss	S-79
Excess Liquidity Obligations	S-57
Exchange Act	v
Expected Distributions	S-61
FAA	S-23
Final Distributions	S-57
Final Drawing	S-53
Final Legal Distribution Date	S-34
Final Termination Notice	S-55
Financial Instruments and Exchange Law	S-92
FSMA	S-91
GAAP	S-12
General Account Regulations	S-88
Global Certificate	S-45
H.15(519)	S-70
Indenture	S-67
Indenture Amendment	S-67
Indenture Events of Default	S-71
Indirect Participants	S-45
Initial Indenture	S-67
Initial Participation Agreement	S-67
Intercreditor Agreement	S-56
Interest Drawings	S-50
Interim Restructuring Arrangement	S-58
Investment Company Act	S-27
IRS	S-81
LIBOR	S-53
Liquidity Event of Default	S-54
Liquidity Expenses	S-60

I-1

Liquidity Facilities	S-50
Liquidity Obligations	S-60
Liquidity Provider	S-50
Liquidity Providers	S-50
Liquidity Threshold Rating	S-52
Loan Amount	S-77
Loan Trustee	S-67
Long-Term Rating	S-51
LTVs	S-4, S-71
Make-Whole Amount	S-69
Make-Whole Spread	S-69
Maximum Available Commitment	S-50
Maximum Commitment	S-50
MBA	S-3
Minimum Sale Price	S-57
Moody’s	S-51
Mortgage Convention	S-76
most recent H.15(519)	S-70
NOLs	S-21
Non-Extension Drawing	S-52
Non-U.S. Certificateholder	S-84
Northwest	iii
Note Purchase Agreement	S-32
Note Target Price	S-58
Noteholder	S-67
OID	S-83
Participation Agreement	S-67
Participation Agreement Amendment	S-67
Pass Through Trust Agreements	S-32
Performing Equipment Note	S-51
Permitted Investments	S-38
Plan	S-87
Plan Asset Regulation	S-87
Pool Balance	S-35
Pool Factor	S-36
Post Default Appraisals	S-59
PRASM	S-14
PTC Event of Default	S-40
PTCE	S-88
QIBs	S-27
Rate Determination Notice	S-54
Rating Agencies	S-51
Refinancing Certificates	S-81
Refinancing Equipment Notes	S-81
Refinancing Trust	S-81
Regular Distribution Dates	S-33
Related Equipment Notes	S-68
Relevant Implementation Date	S-91
Relevant Member State	S-91
Remaining Weighted Average Life	S-70
Replacement Facility	S-52
Required Amount	S-50
Restructuring Arrangement	S-58
Scheduled Payments	S-34
SEC	iv
Section 1110	S-11
Section 1110 Period	S-51
Securities Act	S-46
Series A Equipment Notes	S-67
Series B Equipment Notes	S-67
SFA	S-92
Short-Term Rating	S-51
Similar Law	S-87
Special Distribution Date	S-34
Special Payment	S-34
Special Payments Account	S-35
Special Termination Drawing	S-53
Special Termination Notice	S-55
Standard & Poor’s	S-51
Stated Interest Rate	S-33
Subordination Agent	S-56
Termination Notice	S-55
Transportation Code	S-40
Treasury Yield	S-70
Triggering Event	S-38
Trust Indenture Act	S-41
Trust Property	S-32
Trust Supplements	S-32
Trustees	S-32
Trusts	S-32
U.S. Person	S-82
Underwriters	S-89
Underwriting Agreement	S-89

I-2

APPENDIX II

APPRAISAL LETTERS

Delta Air Lines, Inc.
1030 Delta Boulevard
Atlanta, GA 30354

Sight Unseen Base Value Opinion
24 Aircraft Portfolio

AISI File No.: A1S002BVO

Report Date: 07 January 2011
Values as of: 01 January 2011

Headquarters: 26072 Merit Circle, Suite 123, Laguna Hills, CA 92653
TEL: 949-582-8888  FAX: 949-582-8887  E-MAIL: mail@AISI.aero

07 January 2011

Delta Air Lines, Inc.
1030 Delta Boulevard
Atlanta, GA 30354

Subject:	Sight Unseen Base Value Opinion 24 Aircraft portfolio

AISI File number: A1S002BVO

Ref:	(a) Email messages, 20 December 2010 – 07 January 2011

Dear Ladies and Gentlemen:

Aircraft Information Services, Inc. (AISI) has been requested to offer our opinion of the sight unseen base value in half life and maintenance adjusted condition for twenty four aircraft as identified and defined in Table I and reference (a) above (the ‘Aircraft’). Aircraft are valued in 01 January 2011 million US dollars.

1.	Methodology and Definitions

The standard terms of reference for commercial aircraft value are ‘base value’ and ‘current market value’ of an ‘average’ aircraft. Base value is a theoretical value that assumes a hypothetical balanced market while current market value is the value in the real market; both assume a hypothetical average aircraft condition. All other values are derived from these values. AISI value definitions are consistent with the current definitions of the International Society of Transport Aircraft Trading (ISTAT), those of 01 January 1994. AISI is a member of that organization and employs an ISTAT Certified and Senior Certified Appraiser.

AISI defines a ‘base value’ as that of a transaction between an equally willing and informed buyer and seller, neither under compulsion to buy or sell, for a single unit cash transaction with no hidden value or liability, with supply and demand of the sale item roughly in balance and with no event which would cause a short term change in the market. Base values are typically given for aircraft in ‘new’ condition, ‘average half-life’ condition, or ‘adjusted’ for an aircraft in a specifically described condition at a specific time. An ‘average’ aircraft is an operable airworthy aircraft in average physical condition and with average accumulated flight hours and cycles, with clear title and standard unrestricted certificate of airworthiness, and registered in an authority which does not represent a penalty to aircraft value or liquidity, with no damage history and with inventory configuration and level of modification which is normal for its intended use and age. Note that a stored aircraft is not an ‘average’ aircraft. AISI assumes average condition unless otherwise specified in this report.

Headquarters: 26072 Merit Circle, Suite 123, Laguna Hills, CA 92653
TEL: 949-582-8888  FAX: 949-582-8887  E-MAIL: mail@AISI.aero

07 January 2011
AISI File No. A1S002BVO
Page - 2 -

AISI also assumes that all airframe, engine and component parts are from the original equipment manufacturer (OEM) and that maintenance, maintenance program and essential records are sufficient to permit normal commercial operation under a strict airworthiness authority.

‘Half-life’ condition assumes that every component or maintenance service which has a prescribed interval that determines its service life, overhaul interval or interval between maintenance services, is at a condition which is one-half of the total interval.

‘Full-life’ condition assumes zero time since overhaul of airframe, gear, apu, engine overhaul and engine LLPs.

An ‘adjusted’ appraisal reflects an adjustment from half life condition for the actual condition, utilization, life remaining or time remaining of an airframe, engine or component.

It should be noted that AISI and ISTAT value definitions apply to a transaction involving a single aircraft, and that transactions involving more than one aircraft are often executed at considerable and highly variable discounts to a single aircraft price, for a variety of reasons relating to an individual buyer or seller.

AISI defines a ‘current market value’, which is synonymous with the older term ‘fair market value’ as that value which reflects the real market conditions including short term events, whether at, above or below the base value conditions. Assumptions of a single unit sale and definitions of aircraft condition, buyer/seller qualifications and type of transaction remain unchanged from that of base value. Current market value takes into consideration the status of the economy in which the aircraft is used, the status of supply and demand for the particular aircraft type, the value of recent transactions and the opinions of informed buyers and sellers. Note that for a current market value to exist, the seller may not be under duress. Current market value assumes that there is no short term time constraint to buy or sell.

AISI defines a ‘distressed market value’ as that value which reflects the real market condition including short term events, when the market for the subject aircraft is so depressed that the seller is under duress. Distressed market value assumes that there is a time constraint to sell within a period of less than 1 year. All other assumptions remain unchanged from that of ‘current market value’.

None of the AISI value definitions take into account remarketing costs, brokerage costs, storage costs, recertification costs or removal costs.

AISI encourages the use of base values to consider historical trends, to establish a consistent baseline for long term value comparisons and future value considerations, or to consider how actual market values vary from theoretical base values. Base values are less volatile than current market values and tend to diminish regularly with time. Base values are normally inappropriate to determine near term values.

07 January 2011
AISI File No. A1S002BVO
Page - 3 -

AISI encourages the use of current market values to consider the probable near term value of an aircraft when the seller is not under duress. AISI encourages the use of distressed market values to consider the probable near term value of an aircraft when the seller is under duress.

No physical inspection of the Aircraft or their essential records was made by AISI for the purposes of this report, nor has any attempt been made to verify information provided to us, which is assumed to be correct and applicable to the Aircraft.

If more than one aircraft is contained in this report than it should be noted that the values given are not directly additive, that is, the total of the given values is not the value of the fleet but rather the sum of the values of the individual aircraft if sold individually over time so as not to exceed demand.

2.	Valuation

Aircraft adjustments are calculated to account for the maintenance status of each aircraft as indicated to AISI by the client in the above reference (a) data and in accordance with standard AISI methods. Adjustments are calculated only where there is sufficient information to do so, or where reasonable assumptions can be made.

Due to limited data provided, all engines are considered half life.

All aircraft are valued in 01 January 2011 million US dollars.

It is our considered opinion that the sight unseen base values of the Aircraft are as follows in Table I subject to the assumptions, definitions, and disclaimers herein.

07 January 2011
AISI File No. A1S002BVO
Page - 4 -

Table I

01 January 2011 Million US Dollars

							Half Life	Adjusted
							Base Value	Base Value
No.	Aircraft Type	SN	RN	DoM	Engine Type	MTOW	MUS Dollars	MUS Dollars
1	737-832	29625**	N377DA	May-99	CFM56-7B24	157,200	19.06	19.40

2	737-832	30349**	N379DA	Aug-99	CFM56-7B24	157,200	19.06	19.24

3	737-832	30350**	N381DN	Sep-99	CFM56-7B24	157,200	19.06	19.34

4	737-832	30346**	N383DN	Oct-99	CFM56-7B24	157,200	19.06	19.60

5	737-832	30348**	N385DN	Nov-99	CFM56-7B24	157,200	19.06	19.31

6	737-832	30374**	N387DA	Jan-00	CFM56-7B24	157,200	20.45	20.92

7	737-832	30376**	N389DA	Apr-00	CFM56-7B24	157,200	20.45	20.30

8	737-832	30560**	N391DA	May-00	CFM56-7B24	157,200	20.45	20.14

9	737-832	30377**	N393DA	Jun-00	CFM56-7B24	157,200	20.45	20.19

10	737-832	30773**	N395DN	Jul-00	CFM56-7B24	157,200	20.45	20.14

11	757-232	30318	N697DL	Aug-99	PW2037	230,000	15.45	14.59

12	757-232	29970	N699DL	Sep-99	PW2037	230,000	15.45	14.43

13	757-232	30187	N6701	Oct-99	PW2037	230,000	15.45	14.69

14	757-232	30234	N6703D	Jan-00	PW2037	230,000	16.54	15.81

15	757-232	30397	N6705Y	Apr-00	PW2037	230,000	16.54	16.02

16	757-232	30395	N6707A	May-00	PW2037	230,000	16.54	15.93

17	757-232	30481	N6709	Aug-00	PW2037	230,000	16.54	16.02

18	757-232	30483	N6711M	Sep-00	PW2037	230,000	16.54	16.32

19	757-232	30777	N6713Y	Oct-00	PW2037	230,000	16.54	16.09

20	767-332ER	29695	N1603	Feb-99	CF6-80C2B6F	407,000	28.98	28.19

21	767-332ER	30198	N1605	May-99	CF6-80C2B6F	407,000	28.98	28.30

22	767-332ER	30388**	N1607B	Apr-00	CF6-80C2B6F	407,000	33.65	33.50

23	777-232LR	40559	N709DN	Mar-10	GE90-110B1L2	766,000	144.31	144.46

24	777-232LR	40560	N710DN	Mar-10	GE90-110B1L2	766,000	144.31	144.32

**	Note: These aircraft are valued with installed winglets.

07 January 2011
AISI File No. A1S002BVO
Page - 5 -

Unless otherwise agreed by Aircraft Information Services, Inc. (AISI) in writing, this report shall be for the sole use of the client/addressee. AISI consents to the inclusion of this appraisal report dated 07 January 2011 in the Prospectus Supplement and to the inclusion of AISI’s name in the Prospectus Supplement under the caption “Experts”. This report is offered as a fair and unbiased assessment of the subject aircraft. AISI has no past, present, or anticipated future interest in any of the subject aircraft. The conclusions and opinions expressed in this report are based on published information, information provided by others, reasonable interpretations and calculations thereof and are given in good faith. AISI certifies that this report has been independently prepared and it reflects AISI’s conclusions and opinions which are judgments that reflect conditions and values current at the time of this report. The values and conditions reported upon are subject to any subsequent change. AISI shall not be liable to any party for damages arising out of reliance or alleged reliance on this report, or for any party’s action or failure to act as a result of reliance or alleged reliance on this report.

Sincerely,

AIRCRAFT INFORMATION SERVICES, INC.

Fred Bearden
CEO

1295 Northern Boulevard
Manhasset, New York 11030
(516) 365-6272 • Fax (516) 365-6287

            January 3, 2011

Delta Air Lines, Inc.
1030 Delta Blvd.
Atlanta, GA 30354-1989

Ladies & Gentlemen:

In response to your request, BK Associates, Inc. is pleased to provide our opinion regarding the current Base Values (BV) as of January 1, 2011 for 24 Boeing aircraft in the Delta Air Lines Fleet (the 2010-1B EETC). The aircraft include B737, B757, B767 and B777 aircraft in service with Delta Air Lines. Our opinion of the values is included in the attached Figure 1 along with the identification of each aircraft by manufacturer’s serial number, date of manufacture, engine model and maximum takeoff weight.

Our values presented in Figure 1 include both a half-time value as well as a maintenance-adjusted value, which includes appropriate financial adjustments based on our interpretation of the maintenance summary and fleet utilization data you provided. The adjustments are approximate, based on industry average costs, and normally would include an adjustment for the time remaining to a “C” check, time remaining to a “D” check (in this case they are referred to as the Package Service Visit (PSV) and Heavy Maintenance Visit (HMV)), and time remaining to landing gear overhaul. No adjustments are added for the engines, which are assumed to be at half-time.

DEFINITIONS

According to the International Society of Transport Aircraft Trading’s (ISTAT) definition of Base Value, to which BK Associates subscribes, the base value is the Appraiser’s opinion of the underlying economic value of an aircraft in an open, unrestricted, stable market environment with a reasonable balance of supply and demand, and assumes full consideration of its “highest and best use”. An aircraft’s base value is founded in the historical trend of values and in the projection of future value trends and presumes an arm’s length, cash transaction between willing, able and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing. The base value normally refers to a transaction involving a single aircraft. When multiple aircraft are acquired in the same transaction, the trading price of each unit may be discounted.

January 3, 2011

MARKET DISCUSSION & METHODOLOGY

As the definition implies, the base value is determined from long-term historical trends. BK Associates has accumulated a database of over 10,000 data points of aircraft sales that occurred since 1970. From analysis of these data we know, for example, what the average aircraft should sell for as a percentage of its new price, as well as the high and low values that have occurred in strong and weak markets.

Based on these data, we have developed relationships between aircraft age and sale price for wide-bodies, narrow-bodies, large turboprops and, more recently, regional jet and freighter aircraft. Within these groups we have developed further refinements for such things as derivative aircraft, aircraft still in production versus no longer in production, and aircraft early in the production run versus later models. Within each group variations are determined by the performance capabilities of each aircraft relative to the others. We now track some 150 different variations of aircraft types and models and determine current and forecast base values. These relationships are verified, and changed or updated if necessary, when actual sales data becomes available.

This relationship between sales price as a function of age and the original price is depicted in the figure on the following page. We have not updated these data since 2008. There has been a dearth of reliable transaction data as the market is becoming increasingly sensitive to the confidentiality of transaction prices. In fact, for some reason, most of the transaction data we become privy to are for new aircraft or very old aircraft going to scrap. We don’t want to risk distorting the shape of the historical curve.

The last time we did update the data in the figure we included sales that occurred between 2004 and 2008, and the result was an almost imperceptible change in the shape of the overall curve, as would be expected for that large a data sample covering almost 40 years. However, it did change noticeably in the later years beyond year 15 where the average values were down five to seven percent. For the most part the aircraft in the 2010-1B EETC are too young to be affected by this. The average age of the aircraft is 11 years and the oldest is just under 12 years. Experience has shown that new, popular and successful aircraft tend to retain value above that suggested by the “average” line in the figure.

The current half-time base values are largely based on comparison to the historical data. If we consider B737-800 N387DA, for example, which at 11 years is about the average age of aircraft in the 2010-1B EETC, the data in the figure suggest on average it should sell for about 42 percent of its new price. Considering its new price was about $41

January 3, 2011

million, the data suggest after allowing for inflation it should sell for about $23 million today. However, as noted above, popular and successful aircraft tend to have values above the line, especially in the first 10 years. We concluded the current half-time base value was $24.5 million.

A similar methodology was used to determine the current half-time base value of each of the other aircraft.

The B757 was very successful in its day but is now out of production after a long production run. We conclude the B757-200s are below the average suggested by the historical data at $18.1 to $19 million. Similarly, while the B767-300ER has been and still is very successful, it is nearing the end of the production run after 20 years. We conclude its base values range from $42.2 to $45.4 million.

Each B777, being nearly new, has a base value suggested by its new price with an adjustment for the estimated hours and cycles accumulated to date and an artificial reduction to half-time on the engines.

January 3, 2011

It is the convention in aircraft appraisals for comparison purposes, to use the above methodology to determine the “half-time” value of an aircraft. That is the value of the aircraft that is half-way between its major expensive maintenance events. With the large size of the data sample, it is assumed that the average historical values are half-time.

These values are adjusted further from the average suggested by the historical comparison to reflect differences in engine model and the addition of blended winglets.

These half-time values are adjusted with an appropriate financial adjustment to reach the maintenance-adjusted values. These adjustments are based on our assessment of industry average costs and may not be the same as Delta’s cost. Another buyer of the aircraft may have to have the work done elsewhere at a different cost. Note, as mentioned earlier, no adjustment is made for the engines. They are assumed to be at half-time.

ASSUMPTIONS & DISCLAIMER

It should be understood that BK Associates has neither inspected the Aircraft nor the maintenance records, but has relied upon the information provided by you and in the BK Associates database. The assumptions have been made that all Airworthiness Directives have been complied with; accident damage has not been incurred that would affect market values; and maintenance has been accomplished in accordance with a civil airworthiness authority’s approved maintenance program and accepted industry standards. Further, we have assumed unless otherwise stated, that the Aircraft is in typical configuration for the type and has accumulated an average number of hours and cycles. Deviations from these assumptions can change significantly our opinion regarding the values.

BK Associates, Inc. has no present or contemplated future interest in the Aircraft, nor any interest that would preclude our making a fair and unbiased estimate. This appraisal represents the opinion of BK Associates, Inc. and reflects our best judgment based on the information available to us at the time of preparation and the time and budget constraints imposed by the client. It is not given as a recommendation, or as an inducement, for any financial transaction and further, BK Associates, Inc. assumes no responsibility or legal liability for any action taken or not taken by the addressee, or any other party, with regard to the appraised equipment. By accepting this appraisal, the addressee agrees that BK Associates, Inc. shall bear no such responsibility or legal liability. This appraisal is prepared for the use of the addressee and shall not be provided to other parties without the express consent of the addressee. BK Associates, Inc. consents to the inclusion of this appraisal report dated January 3, 2011 in the Prospectus Supplement and to the references to BK Associates, Inc.’s name in the Prospectus Supplement under the caption “Experts”.

Sincerely,

BK ASSOCIATES, INC.

John F. Keitz
President
ISTAT Senior Certified Appraiser
    and Appraiser Fellow

JFK/kf
Attachment

Delta Air Lines EETC 2010-1B
Values in $millions

	AIRCRAFT		SERIAL	MFGR.		MTOW	1/2 time	Mt. Adj.
	TYPE	REGIST.	NUMBER	DATE	ENGINE	Lbs.	BV	BV

1	737-832*	N377DA	29625	May-99	CFM56-7B24	157,200	23.100	23.280
2	737-832*	N379DA	30349	Aug-99	CFM56-7B24	157,200	23.550	23.689
3	737-832*	N381DN	30350	Sep-99	CFM56-7B24	157,200	23.550	23.697
4	737-832*	N383DN	30346	Oct-99	CFM56-7B24	157,200	24.000	24.215
5	737-832*	N385DN	30348	Nov-99	CFM56-7B24	157,200	24.000	24.187
6	737-832*	N387DA	30374	Jan-00	CFM56-7B24	157,200	24.500	24.727
7	737-832*	N389DA	30376	Apr-00	CFM56-7B24	157,200	24.950	24.972
8	737-832*	N391DA	30560	May-00	CFM56-7B24	157,200	24.950	24.963
9	737-832*	N393DA	30377	Jun-00	CFM56-7B24	157,200	24.950	24.971
10	737-832*	N395DN	30773	Jul-00	CFM56-7B24	157,200	25.400	25.415
11	757-232	N697DL	30318	Aug-99	PW2037	230,000	18.100	17.522
12	757-232	N699DL	29970	Sep-99	PW2037	230,000	18.100	17.288
13	757-232	N6701	30187	Oct-99	PW2037	230,000	18.300	17.416
14	757-232	N6703D	30234	Jan-00	PW2037	230,000	18.450	18.001
15	757-232	N6705Y	30397	Apr-00	PW2037	230,000	18.600	18.214
16	757-232	N6707A	30395	May-00	PW2037	230,000	18.600	18.245
17	757-232	N6709	30481	Aug-00	PW2037	230,000	18.800	18.569
18	757-232	N6711M	30483	Sep-00	PW2037	230,000	18.800	18.906
19	757-232	N6713Y	30777	Oct-00	PW2037	230,000	19.000	18.638
20	767-332ER	N1603	29695	Feb-99	CF6-80C2B6F	407,000	42.200	41.059
21	767-332ER	N1605	30198	May-99	CF6-80C2B6F	407,000	42.900	41.798
22	767-332ER*	N1607B	30388	Apr-00	CF6-80C2B6F	407,000	45.400	45.223
23	777-232LR	N709DN	40559	Mar-10	GE90-110B1L2	766,000	141.000	141.447
24	777-232LR	N710DN	40560	Mar-10	GE90-110B1L2	766,000	141.000	141.470

*	Indicates that these aircraft are valued with installed winglets; this is not part of the model designation.

Extended Desktop Appraisal of:

Twenty-Four (24) Aircraft of Various Types

Client:

Delta Air Lines, Inc.

Date:

January 6, 2011

Washington D.C.
2101 Wilson Boulevard
Suite 1001
Arlington, Virginia 22201
Tel: 1 703 276 3200
Fax: 1 703 276 3201

Frankfurt
Wilhelm-Heinrich-Str. 22
61250 Usingen
Germany
Tel: 40 (0) 69 97168 436

Tokyo
3-16-16 Higashiooi Shinagawa-ku Tokyo 140-0011 Japan Tel/Fax: 81 1 3763 6845

www.mba.aero

I.	Introduction and Executive Summary

Table of Contents:

I.	Introduction	Page 1
II.	Value Definitions/Terminology	Page 2
III.	Current Market Conditions	Page 4
IV.	Statement of Incident/Accident	Page 22
V.	Valuation	Page 22
VI.	Covenants	Page 26

Morten Beyer & Agnew (mba) has been retained by Delta Air Lines, Inc. (the “Client”) to provide an Extended Desktop Appraisal to determine the Maintenance Adjusted Current Base Values (CBV) of twenty-four (24) aircraft of various types, as of January 2011. The aircraft are further identified in Section V of this report.

In performing this appraisal, mba relied on industry knowledge and intelligence, confidentially obtained data points, its market expertise and current analysis of market trends and conditions, along with information extrapolated from its semi-annual publications mba Future Aircraft Values – Jet Transport (FAV).

Based on the information set forth further in this report, it is our opinion that the total Maintenance Adjusted Current Base Value of the aircraft in this portfolio are as follows and as set forth fully in Section V.

Maintenance Adjusted CBV
($US)
Portfolio Total (24 A/C)	$815,330,000

Section II of this report presents definitions of various terms, such as Base Value and Market Value as promulgated by the Appraisal Program of the International Society of Transport Aircraft Trading (ISTAT). ISTAT is a non-profit association of management personnel from banks, leasing companies, airlines, manufacturers, brokers, and others who have a vested interest in the commercial aviation industry and who have established a technical and ethical certification program for expert appraisers.

II.	Definitions

Extended Desktop Appraisal
An Extended Desktop Appraisal is one that is characterized by the absence of any on-site inspection of the aircraft or its maintenance records, but it does include consideration of maintenance status information that is provided to the appraiser from the client, aircraft operator, or in the case of a second opinion, possibly from another appraiser’s report. An Extended Desktop Appraisal would normally provide a value that includes adjustments from the mid-time, mid-life baseline to account for the actual maintenance status of the aircraft. (ISTAT Handbook)

Base Value
The ISTAT definition of Base Value (BV) has, essentially, the same elements of Market Value except that the market circumstances are assumed to be in a reasonable state of equilibrium. Thus, BV pertains to an idealized aircraft and market combination, but will not necessarily reflect the actual CMV of the aircraft in question at any point in time. BV is founded in the historical trend of values and value in use, and is generally used to analyze historical values or to project future values.

ISTAT defines Base Value as the Appraiser’s opinion of the underlying economic value of an aircraft, engine, or inventory of aircraft parts/equipment (hereinafter referred to as “the asset”), in an open, unrestricted, stable market environment with a reasonable balance of supply and demand. Full consideration is assumed of its “highest and best use”. An asset’s Base Value is founded in the historical trend of values and in the projection of value trends and presumes an arm’s-length, cash transaction between willing, able, and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing. In most cases, the Base Value of an asset assumes the physical condition is average for an asset of its type and age. It further assumes the maintenance time/life status is at mid-time, mid-life (or benefiting from an above-average maintenance status if it is new or nearly new, as the case may be). Since Base Value pertains to a somewhat idealized asset and market combination it may not necessarily reflect the actual current value of the asset in question, but is a nominal starting value to which adjustments may be applied to determine an actual value. Because it is related to long-term market trends, the Base Value definition is commonly applied to analyses of historical values and projections of residual values.

Market Value
ISTAT defines Current Market Value (CMV) as the appraiser’s opinion of the most likely trading price that may be generated for an asset under market circumstances that are perceived to exist at the time in question. Current Market Value assumes that the asset is valued for its highest, best use, and the parties to the hypothetical sale transaction are willing, able, prudent and knowledgeable and under no unusual pressure for a prompt transaction. It also assumes that the transaction would be negotiated in an open

Delta Air Lines, Inc. Job File #11100 Page 2 of 26

and unrestricted market on an arm’s-length basis, for cash or equivalent consideration, and given an adequate amount of time for effective exposure to prospective buyers.

Market Value of a specific asset will tend to be consistent with its Base Value in a stable market environment. In situations where a reasonable equilibrium between supply and demand does not exist, trading prices, and therefore Market Values, are likely to be at variance with the Base Value of the asset. Market Value may be based upon either the actual (or specified) physical condition or maintenance time or condition status of the asset, or alternatively upon an assumed average physical condition and mid-life, mid-time maintenance status.

Qualifications
mba is a recognized provider of aircraft and aviation-related asset appraisals and inspections. mba and its principals have been providing appraisal services to the aviation industry for 40 years; and its employees adhere to the rules and ethics set forth by the International Society of Transport Aircraft Traders (ISTAT). mba’s clients include most of the world’s major airlines, lessors, financial institutions, and manufacturers and suppliers. mba maintains offices in Washington, Frankfurt, and Tokyo.

mba publishes the semi-annual Future Aircraft Values (FAV), a three-volume compendium of current and projected aircraft values for the next 20 years for over 150 types of jet, turboprop, and cargo aircraft.

mba also provides consulting services to the industry relating to operations, marketing, and management with emphasis on financial/operational analysis, airline safety audits and certification, utilizing hands-on solutions to current situations. mba also provides expert testimony and witness support on cases involving collateral/asset disputes, bankruptcies, financial operations, safety, regulatory and maintenance concerns.

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III.	Current Market Conditions

General Market Observation
Values for new and used jet transport aircraft are driven primarily by the state of the world’s economies. During periods of economic growth, traffic grows at high single digit rates; this increases aircraft utilization, stimulates demand for lift and thereby increases the demand side of the aircraft equation. Over the years, it has been demonstrated that increased passenger traffic is closely aligned with the growth in regional and world gross domestic product (GDP). However, the long term trend has been toward traffic lagging GDP, with lower traffic peaks and deeper traffic declines. This phenomenon becomes more pronounced as a particular region’s airline industry matures.

In periods of decline (as observed in the early 1990s and early 2000s), a large surplus of aircraft existed on the market with a disastrous effect on short-term prices. Orders began to deteriorate in 1989 and reached bottom in 1993 with 274 combined Airbus and Boeing orders, and deliveries bottomed in 1995 at a combined 380 aircraft. Eventually, values returned to normal levels, as economies recovered and traffic demand returned. This was mostly repeated in the most recent 2000-2006 cycle.

The downturn that began in late 1999 was greatly exacerbated by the events of September 11, 2001 and it is generally acknowledged that the resulting downturn in traffic was due more to fear of terrorism than underlying economic conditions. For that time frame, worldwide Revenue Passenger Kilometers1 (RPK) and Freight Tonne Kilometers2 (FTKs) declined by 2.9% and 6.2%, respectively. Orders and deliveries in the 1999 – 2003 time frame bottomed with a combined 3,712 and 3,839, respectively.

The above contrasts sharply with the next order cycle of 2005 – 2008 when 8,216 aircraft were ordered and 3,252 aircraft were delivered. Both Airbus and Boeing delivered an additional 979 aircraft in 2009 and both expected to match their ’09 delivery rates in 2010. As of December 2010, Boeing delivered 462 aircraft during the calendar year, whereas Airbus (data available through November 30, 2010) shows annual deliveries at 461 aircraft.

There are many signs of an industry wide recovery from the downturn of the past two years. Airbus and Boeing are seeing almost a two-fold increase in orders over the past year. Airbus booked 301 gross orders for the first eight months of 2010, up from 147 during the same period of 2009. Boeing notes that narrow body utilization is increasing, while wide body utilization remains depressed.

In its most recent forecast, IATA expects the aviation industry to realize a net profit of US$15.1 billion for 2010. The two-speed recovery remains present as Europe continues to struggle due to weak regional

 1  RPK – Revenue Passenger Kilometer. Revenue derived from carrying one passenger one kilometer.
 2  FTK – Freight Tonne Kilometer. Revenue derived from carrying one tonne of freight one kilometer.

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economic growth and underperforming European airlines. IATA also reports that passenger traffic growth is now forecasted at 8.9% for 2010, compared to the 7.7% which was previously forecasted. Demand for cargo traffic has declined from the previously forecasted 19.8% to 18.5%. IATA predicts a net industry profit of US$9.1 billion for 2011, with passenger and cargo demand expected to grow by 5.2% and 5.5%, respectively.

The big unknown for airline health is, of course, oil. Current oil prices have been close to the predictions of $75 - $80 per barrel for 2010 with the exception of a spike in April-May and again in December, where prices briefly jumped to the $85 -$90 range. However, if prices get much higher than this, the prevailing wisdom is it will have the effect of dampening the economic recovery that appears to be gaining a foothold. One thing is highly likely - oil prices will go up as we go forward. It should be noted that higher oil prices exert a greater negative effect on older aircraft values. This also translates to spare parts values as well.

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Boeing 737NG Family Aircraft

The Boeing 737 Next Generation (NG) family consists of the -600/-700/-800/-900 and -900ER series. Development of this updated aircraft series was initiated partially in response to Airbus’s production of the A320. Boeing received the go-ahead to replace the “Classic” 737s with the upgraded NG versions in 1993 with the announcement of the 737-700. This was later followed with the introduction of the 737-800 series in 1994, the –600 series in 1995 and finally the –900 series in 1997. After the absorption of Douglas by Boeing, the 737NG became the mainstay of the U.S. short-haul fleet, displacing older MD-80 aircraft. The 737NG has also made its way to Europe and the Pacific Rim with great success, and will continue to provide healthy competition for the Airbus A320 family. To date, there are 3,257 737NG aircraft in operation with 156 operators, and the 737NG family has achieved over 5,000 orders.

For development of the 737NG, Boeing took the 737-300 concept, upgraded its avionics and cockpit and redesigned the wing, launching a similar looking aircraft with enhanced capabilities. The NG aircraft also compete in some instances with their older and larger sibling, the Boeing 757, with the entry into service of the 737-900ER with Lion Air in April 2007.

Fleet Status	737-800
Ordered	3,750

Cancelled/Transferred	197

Net Orders	3,553

Backlog	1,482

Delivered	2,071

Destroyed/Retired	8

Not in Service/Parked	19

Active Aircraft	2,044

Number of Operators	129

Average Daily Utilization (Hrs)	8.52

Average Fleet Age (Yrs)	5.26

                              Source: ACAS November 2010

Boeing 737-800

The 737-800 entered into service with Hapag-Lloyd Flug (TUIfly) in 1998. It is a stretched version of the 737-700 and a replacement for the 737-400 Classic. Many carriers in the U.S. also utilized the aircraft to replace Boeing 727-200s as well as MD-80 and MD-90 aircraft. There are currently 2,044 active 737-800s with 129 operators.

European carrier, Ryanair, operates the largest fleet of 737-800s with 12% of the total in-service -800s. North American carrier, American Airlines operates the second largest fleet of 737-800 aircraft with 7%.

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Boeing 737-800 Aircraft
Current Fleet by Operator
Operator	In Service
Ryanair	252

American Airlines	147

Continental Airlines	118

Air China	75

Delta Air Lines	73

Gol Transportes Aereos	62

Hainan Airlines	59

Alaska Airlines	55

China Southern Airlines	45

Xiamen Airlines	44

All Others	1114

Grand Total	2044

Source: ACAS November 2010

Asia is the most popular region with 37% of the total current fleet. Following closely behind are Europe and North America with 32% and 22% of the total current fleet respectively.

Boeing 737-800 Aircraft
Current Fleet by Region (Passenger)
Region	In Service	Parked	Total
Asia	752	1	753

Europe	653	10	663

North America	439	8	447

South America	103	0	103

Africa	97	0	97

Grand Total	2044	19	2063

                 Source: ACAS November 2010

Both the 737NG family and the competing Airbus A320 family had an outstanding year in 2007, receiving 850 and 914 orders respectively. But with the downturn of the economy in 2008 and the difficulties faced by operators and lessors in acquiring financing, orders were down to 488 for the Boeing 737NG family and 472 for the A320 family. This downward trend continued in 2009 where Boeing and Airbus booked 197 and 207 net orders respectively for their narrowbody products. As of November 2010, there have been 228 net orders of the Airbus A320 family. Annual orders for 2010 for the 737NG were 486, indicating a sign of improvement for both the commercial aviation industry as well as for these families of aircraft.

The most recent economic downturn that began in 2008 has negatively affected demand for aircraft, and aircraft values have correspondingly suffered. Modern aircraft like the 737NGs and the A320 family are not exempt, but have suffered less, particularly those aircraft less than 6 years old. As the economy

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improves, mba expects values to rebound as well, and values of popular narrowbody aircraft such as the 737-700 and 737-800 should be among the first to revert back to the baseline reflective of a balanced market.

According to Back Aviation Solutions, as of December 2010, there were 11 Boeing 737-800s available for Sale or Lease. Availability levels have remained fairly consistent throughout the past year, and the number of aircraft available is very low as a percentage of the existing fleet.

BACK Aviation Solutions, December 2010

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Boeing 757-200

The twin engine 757-200 was introduced in 1978, and first delivered in 1982 to launch customer Eastern Airlines as the successor to the 727-200. The 757-200 is known for its exceptional fuel efficiency, low noise levels, increased passenger comfort and top operating performance. Initially delivered with a MGTOW (Maximum Gross Takeoff Weight) of 220,000 pounds, the 757-200 evolved considerably during its 23 years in production. The increased gross weight versions of the aircraft allow for greater capacity and range, making the 757-200 suitable for thin long-haul routes. It was also the first Boeing airliner launched with non-US engines, the Rolls Royce RB211-535. The Pratt and Whitney PW2037 and PW2040 engines were later offered as an option. In addition to passenger versions, the 757-200 has also been delivered new as a PF (Package Freighter). Currently there exist several conversion options including Boeing, Singapore Technologies Aerospace Ltd, Israel Aircraft Industries, Precision Conversions, and Pemco, after acquiring Alcoa-SIE and its 757-200 cargo conversion operations and STC. Production of the 757-200 has ceased with delivery of the last aircraft, in April 2005 to Shanghai Airlines. The 757-200 has been an extremely popular aircraft with 896 of the type delivered for passenger operations, and 80 delivered by Boeing as Package Freighters.

	757-200
Fleet Status	Passenger Freighter
Ordered	1,007	82

Cancelled/Transferred	101	2

Net Orders	906	80

Backlog	0	0

Delivered	896	80

Destroyed/Retired	38	1

Not in Service/Parked	89	9

Converted to Freighter/Other	94	0

Active Aircraft	675	157

Number of Operators	78	20

Average Daily Utilization (Hrs)	8.84	5.4

Average Fleet Age (Yrs)	16.83	19.9

                      Source: ACAS November 2010

Early customers selected Rolls-Royce RB211-535C (replaced by the RB211-535E4) powered aircraft and thereafter, Pratt & Whitney began to offer the PW2000 (launched by Delta Air Lines). Of the Rolls-Royce powered aircraft below, 35 are powered by the undesirable RB211-535C variant (34 of these aircraft are in freighter configuration).

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757-200 Engine Variants
Current Fleet
	Passenger		Freighter
Engine Mfr.	In Service	Parked	In Service	Parked	Total
Rolls Royce	362	51	113	9	535

Pratt & Whitney	313	38	44	0	395

Total	675	89	157	9	930

                Source: ACAS November 2010

The largest operators for the 757-200 are North American carriers. The top three carriers combined (to include United and Continental post merger), account for 63% of the active passenger fleet.

Operators- Current Active Fleet
(Passenger)
Operator	In Service
Delta Air Lines	163

American Airlines	124

United Airlines	96

Continental Airlines	41

Thomson Airways	27

US Airways	24

China Southern Airlines	17

Thomas Cook Airlines (UK)	13

Air China	11

Icelandair	11

All Others	148

Total	675

                             Source: ACAS November 2010

The largest operator of 757-200 freighter configured aircraft is UPS, a North American airline. DHL and Federal Express are tied as the second largest operator, each with 22 freighter configured 757s. The top three carriers account for approximately 76% of the freighter fleet of aircraft in service.

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Operators- Current Active Fleet
(Passenger)
Operator	In Service
United Parcel Service	75

DHL Air	22

Federal Express	22

European Air Transport Leipzig	11

Icelandair	5

Blue Dart Aviation	4

DHL Latin America Group Als	3

Morningstar Air Express	3

Capital Cargo Intnl Airlines	2

Ethiopian Airlines	2

All Others	8

Total	157

                                Source: ACAS November 2010

Sixty-eight percent of the 757-200 total active passenger fleet and 66% of the 757-200 total freighter aircraft fleet are concentrated in North America. Europe is another significant region for the type with roughly 21% of the total passenger fleet and 24% of the total freighter fleet.

Current Fleet by Region
	Passenger		Freighter
Region	In Service	Parked	In Service	Parked
North America	461	67	103	7

Europe	144	17	40	0

Asia	55	2	8	0

Africa	10	1	2	0

South America	5	2	4	2

Total	675	89	157	9

Source: ACAS November 2010

Born out of the oil crisis of the 1970s when airlines were looking for more fuel-efficient and quieter aircraft, the 757-200 became the aircraft of choice for major U.S. carriers operating transcontinental routes. After this successful start, orders diminished during the late 1990’s with the introduction of the Airbus A320 family. The 757-200 found itself in an interesting market niche, stuck between the smaller 737’s and A320’s and the larger 767 and A330 wide bodies. Airlines began to look at covering the same routes with the greater operating flexibility of the 737’s and A320’s or the additional capacity of the larger 767 and A330 wide bodies. The 2001 terrorist attacks accelerated the end of production for the 757-200 as the majority of aircraft had been bought and operated by U.S. airlines. With the major U.S airlines fighting for survival in the industry’s worst ever downturn, none would place orders for 757s after 2001.

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The increase in fuel prices has put increasing pressure on airlines to improve fuel efficiency within their fleets. On the 757 fleet, efficiency was improved by reducing lift-induced drag by the installation of winglets. As of September 2010, there are 309 active 757-200 aircraft equipped with winglets. Winglets for the 757 have been approved for the 757-200 series as well as for the -300 series.

Prices for 757’s have dropped to the point that cargo conversions are now beginning to be viable as a replacement for 727-200 freighters for cargo operators like Fedex. Like most aircraft, mba believes values softened during the recent tough economic climate; but, the decrease in available aircraft over the past year suggests the market has stabilized.

Freighter conversion is becoming a popular choice for older vintage 757-200 passenger aircraft. Potential buyers of passenger configured 757s will likely take into account the aircraft’s potential future as a freighter conversion candidate when conducting their valuations. This has contributed to a more sluggish market for 757-200 aircraft equipped with winglets, as no STC amendment is yet in place for converting a 757 with winglets into freighter configuration. Although the STC amendment is expected to be approved within the next year, the current uncertain status continues to make winglet equipped aircraft less appealing candidates for freighter conversion until an STC amendment is approved.

According to Back Aviation Solutions, as of December 2010, there were 21 passenger Boeing 757-200s and eight freighter configured available for sale or lease. The number of advertised units is quite small in comparison to the existing fleet; however, there may be significantly more aircraft available as over ten percent of the passenger fleet is reported as parked, and over seven percent of the freighter fleet is parked as well.

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Source: BACK Aviation Solutions, December 2010

Availability between engine types has seen a shift over the past year. Pratt & Whitney powered 757-200s have attained better marketability, and are now faring better in the market than their Rolls-Royce counterparts. This is likely in part due to the lower maintenance costs associated with the Pratt & Whitney engines.

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Source: BACK Aviation Solutions, December 2010

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Boeing 767 Family Overview

The twin-aisle widebody Boeing 767 was launched in 1978 and entered into service in 1982 with the family’s 767-200 variant operating under United Airlines. Through September 2010, Boeing has delivered 991 aircraft in the 767 family. Since this initial launch, the aircraft has undergone significant development in terms of gross weight and capacity, increasing payload and range. The models within the family are as follows: 767-200, 767-200ER, 767-300, 767-300ER, 767-300F, and the 767-400ER.

The initial model, the Boeing 767-200, offered a Maximum Takeoff Weight (MTOW) of 280,000 pounds. Early development of an “ER” model extended the weight and range of the -200, enabling it to fly the Atlantic nonstop. Initial routings were circuitous, since the aircraft had to stay within 90 minutes of a suitable landing place. But when the FAA and international authorities approved the 767 and its operators for Extended Range Twin-Engine Operations (ETOPS), more direct routes became possible. Much of the success of the 767 family in general can be attributed to its Extended Range Twin-Engine Operations (ETOPS) capability that allowed it to become the dominant aircraft on the trans-atlantic route, displacing older three and four engine widebodies. However, after the 2001 terrorist attacks and the subsequent industry downturn, lease rates plummeted and reduced the value of the aircraft.

lAl Bedek Aviation Group offers 767-300 conversions for approximately $11 million with a down time of 100 days. Aeronavali and ST Aerospace’s Aviation Services Company (SASCO) were selected by Boeing Airplane Services to perform passenger to freighter conversions under the 767-300 Boeing Converted Freighters (BCF) program. ANA launched the 767-300BCF program in 2005 and received delivery of the first aircraft in June 2008. It currently has a firm order with SASCO for seven total conversions of 767-300ERs. The 767-300BCF has similar cargo capabilities to the production model 767-300F, carrying 50 tons structural payload at a range of approximately 3,000nm and 412,000lbs MTOW.

Boeing 767-300ER

The 767-300, which first entered service with JAL in 1986 is a 21 feet stretched version of the 767-200, consisting of fuselage plugs forward and behind the wing center section. One hundred and four 767-300s have being delivered to date. The 767-300ER was launched in 1985 as an Extended Range and higher gross weight variant (MGTOW is 412,000lbs), building upon the moderate success of the 767-300. The 767-300ER received no orders until 1987 when American Airlines ordered 15, but the aircraft got over its slow start to be very successful during the 1990’s.

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Fleet Status	767-300ER
Ordered	666

Cancelled/Transferred	96

Net Orders	570

Backlog	43

Delivered	527

Destroyed/Retired	5

Not in Service/Parked	22

Active Aircraft	500

Number of Operators	78

Average Daily Utilization (Hrs)	11.18

Average Fleet Age (Yrs)	14.4

                             Source: ACAS November 2010

The 767-300ER is available with 3 different engine types: Pratt & Whitney PW 4000 powered, as well as General Electric CF6-80 and Rolls-Royce RB211 powered. Ninety-four percent of the total fleet is powered by either CF6-80C2 or PW4000 engines.

Boeing 767-300ER Aircraft
Current Fleet by Engine Type
Engine Model Series	In Service	Parked	Total
CF6-80C2	300	13	313

PW4000	169	9	178

RB211-524	31	0	31

Total	500	22	522

                         Source: ACAS November 2010

The largest operator base for the 767-300ER is in North America. American Airlines, Delta Air Lines, United Airlines and Air Canada operate the largest portion of the active fleet at 36%. American and Delta operate the largest fleet of 767-300ERs at 12% and 11% respectively.

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Boeing 767-300ER Aircraft
Current Passenger Fleet by Operator
Operator	In Service
American Airlines	58

Delta Air Lines	57

United Airlines	35

Air Canada	30

QANTAS	26

Japan Airlines International	24

LAN Airlines	22

British Airways	21

All Nippon Airways	18

Hawaiian Airlines	14

All Others	195

Total	500

                             Source: ACAS November 2010

Forty-two percent of the total fleet is concentrated in North America. Europe holds the second largest concentration of the fleet with roughly 25%, and Asia comprises the third largest with 20%.

Boeing 767-300ER Aircraft
Current Fleet by Region
Region	In Service	Parked	Total
North America	207	11	218

Europe	126	3	129

Asia	98	6	104

South America	40	2	42

Africa	29	0	29

Total	500	22	522

                         Source: ACAS November 2010

Values for the 767 family have softened due to the current economic conditions. Although the aircraft have seen high demand in recent years, this is believed only to be as interim capacity growth until the oft-delayed 787 enters service, which is expected in 2011, making older 767-300s and 767-300ERs prime candidates for freighter conversion.

According to Back Aviation Solutions as of December 2010, there were 12 Boeing 767-300ERs available for sale or lease. Seven of these aircraft are CF6-80C2 powered and five are PW4060 powered.

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Source: BACK Aviation Solutions, December 2010

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Source: BACK Aviation Solutions, December 2010

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Boeing 777 Family

The Boeing 777 is a widebody, twin-engine aircraft family consisting of five passenger models and one freighter model: the 777-200, 777-200ER, 777-200LR, 777-300, 777-300ER and the 777 Freighter. It is the first fly-by-wire technology airliner produced by Boeing and also the first entirely computer-designed commercial aircraft.

The Boeing 777 was launched in an effort to replace older widebody aircraft. It entered into service in 1995 with its 777-200 model with United Airlines. The extended range 777-200ER entered into service in 1997 with British Airways; the stretched 777-300 in 1998 with Cathay Pacific; and the longer range 777-300ER and 777-200LR debuted in 2004 with Air France and 2006 with Pakistan International Airlines, respectively. The freighter version of the 777 first entered into service in 2009 with Air France.

General Electric GE90 engines are offered on both the 777-200LR and 777-300ER. Other models feature the GE90, PW4000 or Rolls-Royce Trent 800 engines.

Boeing 777-200LR

The Boeing 777-200LR is the world’s longest-range airliner and the extended version of the 777-200ER. With an increased range and gross-weight, this aircraft is the staple of the transatlantic crossing for many operators who used to operate the DC-10 and 747. It set the record for the longest distance flown by an unrefueled commercial aircraft in November of 2005 when it flew 11,664 nautical miles eastbound from Hong Kong to London. The -200LR has an increased MTOW, raked wingtips and three optional auxiliary fuel tanks in the rear cargo hold. Its closest Airbus competitor is the A340-500HGW.

The 777-200LR features only one engine variant, the GE90.

Fleet Status	777-200LR
Ordered	71

Cancelled/Transferred	12

Net Orders	59

Backlog	15

Delivered	44

Destroyed/Retired	0

Not in Service/Parked	0

Active Aircraft	44

Number of Operators	6

Average Daily Utilization (Hrs)	13.38

Average Fleet Age (Yrs)	2.22

                             Source: ACAS November 2010

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The 777-200LR is in operation with 6 operators across the globe. Delta Air Lines and Emirates both individually operate 23% of the fleet. Air India and Qatar follow closely at 18% with each of their 8 aircraft. Air Canada and Pakistan International Airlines operate the smallest quantity of the 777-200LR.

Boeing 777-200LR Aircraft
Current Fleet by Operator
Operator	In Service
Emirates	10

Delta Air Lines	10

Qatar Airways	8

Air India	8

Air Canada	6

PIA	2

Total	44

                             Source: ACAS November 2010

Asia comprises the largest operator region for the 777-200LR at 64%. North America comprises the remaining percentage (36%) as the only other operating region for this aircraft type.

Boeing 777-200LR Aircraft
777-200LR Current Fleet by Region
Region	In Service
Asia	28

North America	16

Total	44

                             Source: ACAS November 2010

According to Back Aviation Solutions, there have been no 777-200LRs available for sale or lease within the past year. The lack of availability in the marketplace, coupled with the fact that there are no parked 777-200LRs, demonstrates the popularity of this young aircraft type.

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IV.	Statement of Incident/Accident

None of the aircraft in this portfolio have a history of incident or accident according to the ACAS database of November 2010.

V.	Valuation

In developing the Values of the aircraft in this portfolio, mba did not inspect the aircraft or the records and documentation associated with the aircraft, but relied on information supplied by the Client. This information was not independently verified by mba. Therefore, we used certain assumptions that are generally accepted industry practice to calculate the value of aircraft when more detailed information is not available.

The principal assumptions for each of the aircraft in this portfolio are as follows:

1.	The aircraft is in good overall condition.

2.	The overhaul status of the airframe, engines, landing gear and other major components are the equivalent of mid-time/mid-life, or new, unless otherwise stated.

3.	The historical maintenance documentation has been maintained to acceptable international standards.

4.	The specifications of the aircraft are those most common for an aircraft of its type and vintage.

5.	The aircraft is in a standard airline configuration.

6.	The aircraft is current as to all Airworthiness Directives and Service Bulletins.

7.	Its modification status is comparable to that most common for an aircraft of its type and vintage.

8.	Its utilization is comparable to industry averages.

9.	No accounting is made for lease revenues, obligations or terms of ownership unless otherwise specified.

10.	Engine specifications and LLP Data were not provided to mba. All engines are assumed to be Half-Time and LLP at 50%.

Delta Air Lines, Inc. Job File #11100 Page 22 of 26

Delta Air Lines Portfolio Description
		Serial		Date of	MGTOW
No.	Aircraft Type	Number	Registration	Manufacture	(lbs)	Engine Type	Operator
1	737-832	29625[1]	N377DA	May-99	157,200	CFM56-7B24	Delta Air Lines

2	737-832	30349[1]	N379DA	Aug-99	157,200	CFM56-7B24	Delta Air Lines

3	737-832	30350[1]	N381DN	Sep-99	157,200	CFM56-7B24	Delta Air Lines

4	737-832	30346[1]	N383DN	Oct-99	157,200	CFM56-7B24	Delta Air Lines

5	737-832	30348[1]	N385DN	Nov-99	157,200	CFM56-7B24	Delta Air Lines

6	737-832	30374[1]	N387DA	Jan-00	157,200	CFM56-7B24	Delta Air Lines

7	737-832	30376[1]	N389DA	Apr-00	157,200	CFM56-7B24	Delta Air Lines

8	737-832	30560[1]	N391DA	May-00	157,200	CFM56-7B24	Delta Air Lines

9	737-832	30377[1]	N393DA	Jun-00	157,200	CFM56-7B24	Delta Air Lines

10	737-832	30773[1]	N395DN	Jul-00	157,200	CFM56-7B24	Delta Air Lines

11	757-232	30318	N697DL	Aug-99	230,000	PW2037	Delta Air Lines

12	757-232	29970	N699DL	Sep-99	230,000	PW2037	Delta Air Lines

13	757-232	30187	N6701	Oct-99	230,000	PW2037	Delta Air Lines

14	757-232	30234	N6703D	Jan-00	230,000	PW2037	Delta Air Lines

15	757-232	30397	N6705Y	Apr-00	230,000	PW2037	Delta Air Lines

16	757-232	30395	N6707A	May-00	230,000	PW2037	Delta Air Lines

17	757-232	30481	N6709	Aug-00	230,000	PW2037	Delta Air Lines

18	757-232	30483	N6711M	Sep-00	230,000	PW2037	Delta Air Lines

19	757-232	30777	N6713Y	Oct-00	230,000	PW2037	Delta Air Lines

20	767-332ER	29695	N1603	Feb-99	407,000	CF6-80C2B6F	Delta Air Lines

21	767-332ER	30198	N1605	May-99	407,000	CF6-80C2B6F	Delta Air Lines

22	767-332ER	30388[1]	N1607B	Apr-00	407,000	CF6-80C2B6F	Delta Air Lines

23	777-232LR	40559	N709DN	Mar-10	766,000	GE90-110B1L2	Delta Air Lines

24	777-232LR	40560	N710DN	Mar-10	766,000	GE90-110B1L2	Delta Air Lines

[1]	Aircraft with winglets

Delta Air Lines, Inc. Job File #11100 Page 23 of 26

Delta Air Lines Portfolio Valuation
($US Million)
		Serial		MGTOW	Winglet[2]			MX. Adj.
No.	Aircraft Type	Number	CBV	Adj.	Adjustment	HT CBV	MX Adj.	CBV
1	737-832	29625[1]	$24.33	($0.20)	$0.00	$24.13	$0.37	$24.50

2	737-832	30349[1]	$24.68	($0.20)	$0.00	$24.48	$0.22	$24.70

3	737-832	30350[1]	$24.80	($0.20)	$0.00	$24.60	$0.25	$24.85

4	737-832	30346[1]	$24.92	($0.20)	$0.00	$24.72	$0.46	$25.18

5	737-832	30348[1]	$25.04	($0.20)	$0.00	$24.84	$0.36	$25.20

6	737-832	30374[1]	$25.28	($0.22)	$0.00	$25.06	$0.49	$25.55

7	737-832	30376[1]	$25.66	($0.22)	$0.00	$25.44	($0.19)	$25.25

8	737-832	30560[1]	$25.78	($0.22)	$0.00	$25.56	($0.24)	$25.32

9	737-832	30377[1]	$25.91	($0.22)	$0.00	$25.69	($0.23)	$25.46

10	737-832	30773[1]	$26.04	($0.22)	$0.00	$25.82	($0.26)	$25.56

11	757-232	30318	$20.25	($0.25)	$0.00	$20.00	($0.43)	$19.57

12	757-232	29970	$20.38	($0.25)	$0.00	$20.13	($0.65)	$19.48

13	757-232	30187	$20.51	($0.25)	$0.00	$20.26	($0.71)	$19.55

14	757-232	30234	$20.90	($0.28)	$0.00	$20.62	($0.38)	$20.24

15	757-232	30397	$21.33	($0.28)	$0.00	$21.05	($0.32)	$20.73

16	757-232	30395	$21.47	($0.28)	$0.00	$21.19	($0.30)	$20.89

17	757-232	30481	$21.89	($0.28)	$0.00	$21.61	($0.21)	$21.40

18	757-232	30483	$22.03	($0.28)	$0.00	$21.75	$0.04	$21.79

19	757-232	30777	$22.18	($0.28)	$0.00	$21.90	($0.33)	$21.57

20	767-332ER	29695	$32.97	$0.03	$0.00	$33.00	($0.64)	$32.36

21	767-332ER	30198	$33.56	$0.03	$0.00	$33.59	($0.61)	$32.98

22	767-332ER	30388[1]	$35.77	$0.03	$1.60	$37.40	$0.12	$37.52

23	777-232LR	40559	$137.70	$0.00	$0.00	$137.70	$0.12	$137.82

24	777-232LR	40560	$137.70	$0.00	$0.00	$137.70	$0.16	$137.86

		TOTAL	$821.08	($4.44)	$1.60	$818.24	($2.91)	$815.33

Legend of Valuation –

CBV	Current Base Value
MGTOW Adj.	Maximum Gross Takeoff Weight Adjustment
HT CBV	Half-Time Current Base Value
MX Adj.	Maintenance Adjustments
MX. Adj. CBV	Maintenance Adjusted CBV

[1]	Aircraft with winglets

[2]	For 737-832s winglet value is included in Base Value. A 767-300ER with winglets is subject to a $1.6M increase in value.

Delta Air Lines, Inc. Job File #11100 Page 24 of 26

Maintenance Adjustments
($US Million)
		Serial
No.	Aircraft Type	Number	Int. MX	Hvy. MX	LG	LLP[3]	ESV[3]	TOTAL
1	737-832	29625[1]	$0.31	$0.00	$0.06	$0.00	$0.00	$0.37

2	737-832	30349[1]	$0.16	$0.00	$0.06	$0.00	$0.00	$0.22

3	737-832	30350[1]	$0.19	$0.00	$0.06	$0.00	$0.00	$0.25

4	737-832	30346[1]	$0.39	$0.00	$0.07	$0.00	$0.00	$0.46

5	737-832	30348[1]	$0.29	$0.00	$0.07	$0.00	$0.00	$0.36

6	737-832	30374[1]	$0.42	$0.00	$0.07	$0.00	$0.00	$0.49

7	737-832	30376[1]	($0.27)	$0.00	$0.08	$0.00	$0.00	($0.19)

8	737-832	30560[1]	($0.32)	$0.00	$0.08	$0.00	$0.00	($0.24)

9	737-832	30377[1]	($0.31)	$0.00	$0.08	$0.00	$0.00	($0.23)

10	737-832	30773[1]	($0.34)	$0.00	$0.08	$0.00	$0.00	($0.26)

11	757-232	30318	$0.17	($0.45)	($0.15)	$0.00	$0.00	($0.43)

12	757-232	29970	($0.17)	($0.33)	($0.15)	$0.00	$0.00	($0.65)

13	757-232	30187	($0.20)	($0.36)	($0.15)	$0.00	$0.00	($0.71)

14	757-232	30234	$0.00	($0.24)	($0.14)	$0.00	$0.00	($0.38)

15	757-232	30397	$0.02	($0.21)	($0.13)	$0.00	$0.00	($0.32)

16	757-232	30395	$0.02	($0.19)	($0.13)	$0.00	$0.00	($0.30)

17	757-232	30481	$0.08	($0.16)	($0.13)	$0.00	$0.00	($0.21)

18	757-232	30483	$0.22	($0.06)	($0.12)	$0.00	$0.00	$0.04

19	757-232	30777	($0.17)	($0.04)	($0.12)	$0.00	$0.00	($0.33)

20	767-332ER	29695	($0.23)	($0.53)	$0.12	$0.00	$0.00	($0.64)

21	767-332ER	30198	($0.24)	($0.51)	$0.14	$0.00	$0.00	($0.61)

22	767-332ER	30388[1]	$0.25	($0.29)	$0.16	$0.00	$0.00	$0.12

23	777-232LR	40559	($0.06)	$0.00	$0.18	$0.00	$0.00	$0.12

24	777-232LR	40560	($0.03)	$0.00	$0.19	$0.00	$0.00	$0.16

		TOTAL	$0.18	($3.37)	$0.28	$0.00	$0.00	($2.91)

Legend of Adjustments –

Int. MX	Intermediate Maintenance
Hvy. MX	Heavy Maintenance
LG	Landing Gear
LLP	Life Limited Parts
ESV	Engine Shop Visit

[1]	Aircraft with winglets

[3]	Engine specifications and LLP Data were not provided to mba. All engines are assumed to be Half-Time and LLP at 50%.

Delta Air Lines, Inc. Job File #11100 Page 25 of 26

VI.	Covenants

This report has been prepared for the exclusive use of Delta Air Lines, Inc. and shall not be provided to other parties by mba without the express consent of Delta Air Lines, Inc. mba certifies that this report has been independently prepared and that it fully and accurately reflects mba’s opinion as to the Maintenance Adjusted Current Base Values as requested. mba further certifies that it does not have, and does not expect to have, any financial or other interest in the subject or similar aircraft and engine.

This report represents the opinion of mba as to the Maintenance Adjusted Current Base Values of the subject aircraft as requested and is intended to be advisory only, in nature. Therefore, mba assumes no responsibility or legal liability for any actions taken, or not taken, by Delta Air Lines, Inc. or any other party with regard to the subject aircraft and engines. By accepting this report, all parties agree that mba shall bear no such responsibility or legal liability.

mba consents to the use of this appraisal report in the Prospectus Supplement and to the reference to mba’s name in the Prospectus Supplement under the caption “Experts”, provided that mba receive a copy of all material in which its name is used.

PREPARED BY:

January 6, 2011

Stefanie Jung
Consultant
Morten Beyer & Agnew

REVIEWED BY:

Thomas E. Burke
Managing Director- Valuations
Morten Beyer & Agnew
ISTAT Certified Appraiser

Delta Air Lines, Inc. Job File #11100 Page 26 of 26

APPENDIX III

SUMMARY OF APPRAISED VALUES

				Appraiser’s Valuations
				AISI			BK			MBA
						Maintenance			Maintenance			Maintenance
	Registration	Manufacturer’s			Maintenance	Adjusted		Maintenance	Adjusted		Maintenance	Adjusted
Aircraft Type	Number	Serial Number	Month of Delivery	Base Value	Adjustment	Base Value	Base Value	Adjustment	Base Value	Base Value	Adjustment	Base Value

737-832	N377DA	29625	May 1999	$19,060,000	$340,000	$19,400,000	$23,100,000	$180,000	$23,280,000	$24,130,000	$370,000	$24,500,000
737-832	N379DA	30349	August 1999	19,060,000	180,000	19,240,000	23,550,000	139,000	23,689,000	24,480,000	220,000	24,700,000
737-832	N381DN	30350	September 1999	19,060,000	280,000	19,340,000	23,550,000	147,000	23,697,000	24,600,000	250,000	24,850,000
737-832	N383DN	30346	October 1999	19,060,000	540,000	19,600,000	24,000,000	215,000	24,215,000	24,720,000	460,000	25,180,000
737-832	N385DN	30348	November 1999	19,060,000	250,000	19,310,000	24,000,000	187,000	24,187,000	24,840,000	360,000	25,200,000
737-832	N387DA	30374	January 2000	20,450,000	470,000	20,920,000	24,500,000	227,000	24,727,000	25,060,000	490,000	25,550,000
737-832	N389DA	30376	April 2000	20,450,000	(150,000)	20,300,000	24,950,000	22,000	24,972,000	25,440,000	(190,000)	25,250,000
737-832	N391DA	30560	May 2000	20,450,000	(310,000)	20,140,000	24,950,000	13,000	24,963,000	25,560,000	(240,000)	25,320,000
737-832	N393DA	30377	June 2000	20,450,000	(260,000)	20,190,000	24,950,000	21,000	24,971,000	25,690,000	(230,000)	25,460,000
737-832	N395DN	30773	July 2000	20,450,000	(310,000)	20,140,000	25,400,000	15,000	25,415,000	25,820,000	(260,000)	25,560,000
757-232	N697DL	30318	August 1999	15,450,000	(860,000)	14,590,000	18,100,000	(578,000)	17,522,000	20,000,000	(430,000)	19,570,000
757-232	N699DL	29970	September 1999	15,450,000	(1,020,000)	14,430,000	18,100,000	(812,000)	17,288,000	20,130,000	(650,000)	19,480,000
757-232	N6701	30187	October 1999	15,450,000	(760,000)	14,690,000	18,300,000	(884,000)	17,416,000	20,260,000	(710,000)	19,550,000
757-232	N6703D	30234	January 2000	16,540,000	(730,000)	15,810,000	18,450,000	(449,000)	18,001,000	20,620,000	(380,000)	20,240,000
757-232	N6705Y	30397	April 2000	16,540,000	(520,000)	16,020,000	18,600,000	(386,000)	18,214,000	21,050,000	(320,000)	20,730,000
757-232	N6707A	30395	May 2000	16,540,000	(610,000)	15,930,000	18,600,000	(355,000)	18,245,000	21,190,000	(300,000)	20,890,000
757-232	N6709	30481	August 2000	16,540,000	(520,000)	16,020,000	18,800,000	(231,000)	18,569,000	21,610,000	(210,000)	21,400,000
757-232	N6711M	30483	September 2000	16,540,000	(220,000)	16,320,000	18,800,000	106,000	18,906,000	21,750,000	40,000	21,790,000
757-232	N6713Y	30777	October 2000	16,540,000	(450,000)	16,090,000	19,000,000	(362,000)	18,638,000	21,900,000	(330,000)	21,570,000
767-332ER	N1603	29695	February 1999	28,980,000	(790,000)	28,190,000	42,200,000	(1,141,000)	41,059,000	33,000,000	(640,000)	32,360,000
767-332ER	N1605	30198	May 1999	28,980,000	(680,000)	28,300,000	42,900,000	(1,102,000)	41,798,000	33,590,000	(610,000)	32,980,000
767-332ER	N1607B	30388	April 2000	33,650,000	(150,000)	33,500,000	45,400,000	(177,000)	45,223,000	37,400,000	120,000	37,520,000
777-232LR	N709DN	40559	March 2010	144,310,000	150,000	144,460,000	141,000,000	447,000	141,447,000	137,700,000	120,000	137,820,000
777-232LR	N710DN	40560	March 2010	144,310,000	10,000	144,320,000	141,000,000	470,000	141,470,000	137,700,000	160,000	137,860,000

III-1

APPENDIX IV

LOAN TO VALUE RATIOS OF EQUIPMENT NOTES

The following tables set forth the loan to Aircraft value ratios for the Series A Equipment Notes and Series B Equipment Notes issued in respect of each Aircraft as of the Class B Issuance Date and each Regular Distribution Date thereafter.

The LTVs for the Class B Issuance Date and each Regular Distribution Date listed in such tables were obtained by dividing (i) the outstanding principal amount (assuming no payment default, purchase or early redemption) of such Equipment Notes, plus in the case of the Series B Equipment Notes, the outstanding balance of the Series A Equipment Notes assumed to be issued and outstanding under the relevant Indenture, determined immediately after giving effect to the payments scheduled to be made on each such Regular Distribution Date by (ii) the Assumed Aircraft Value on such Regular Distribution Date, calculated based on the Depreciation Assumption, of the Aircraft with respect to which such Equipment Notes were assumed to be issued and outstanding. See “Description of the Aircraft and the Appraisals — The Appraisals” and “Description of the Equipment Notes — Security — Loan to Value Ratios of Series A Equipment Notes”.

The Depreciation Assumption contemplates that the Assumed Aircraft Value of each Aircraft depreciates annually by approximately 3% of the appraised value at delivery per year for the first 15 years after delivery of such Aircraft by the manufacturer, by approximately 4% per year thereafter for the next five years and by approximately 5% each year after that. With respect to each Aircraft, the appraised value at delivery of such Aircraft is the theoretical value that, when depreciated from the initial delivery of such Aircraft by the manufacturer in accordance with the Depreciation Assumption, results in the appraised value of such Aircraft specified under “Prospectus Supplement Summary — Equipment Notes and the Aircraft” and “Description of the Aircraft and the Appraisals — The Appraisals”.

Other rates or methods of depreciation could result in materially different LTVs, and no assurance can be given (i) that the depreciation rate and method assumed for the purposes of the tables are the ones most likely to occur or (ii) as to the actual future value of any Aircraft. Thus, the tables should not be considered a forecast or prediction of expected or likely LTVs, but simply a mathematical calculation based on one set of assumptions. See “Risk Factors — Risk Factors Relating to the Class B Certificates and the Offering — Appraisals should not be relied upon as a measure of realizable value of the Aircraft”.

A.	Boeing 737-832

	N377DA
		Series A		Series B
	Assumed	Outstanding		Outstanding
Date	Aircraft Value	Balance	LTV	Balance	LTV

Class B Issuance Date	$22,393,333.33	$12,607,000.00	56.3%	$3,068,000.00	70.0%
July 2, 2011	21,955,772.38	11,975,039.13	54.5	3,068,000.00	68.5
January 2, 2012	21,437,608.09	11,359,021.13	53.0	3,068,000.00	67.3
July 2, 2012	20,919,443.80	10,704,889.77	51.2	3,068,000.00	65.8
January 2, 2013	20,401,279.51	10,069,561.41	49.4	3,068,000.00	64.4
July 2, 2013	19,883,115.22	9,453,036.03	47.5	3,068,000.00	63.0
January 2, 2014	19,364,950.93	8,805,112.64	45.5	3,068,000.00	61.3
July 2, 2014	18,795,929.78	8,157,028.45	43.4	3,068,000.00	59.7
January 2, 2015	18,105,044.06	7,481,757.44	41.3	3,068,000.00	58.3
July 2, 2015	17,414,158.34	6,835,138.61	39.3	3,068,000.00	56.9
January 2, 2016	16,723,272.63	6,217,171.95	37.2	0.00	0.0
July 2, 2016	16,032,386.91	5,586,291.92	34.8	0.00	0.0
January 2, 2017	15,341,501.19	4,987,645.59	32.5	0.00	0.0
July 2, 2017	14,650,615.47	4,421,232.95	30.2	0.00	0.0
January 2, 2018	13,959,729.75	3,887,054.02	27.8	0.00	0.0
July 2, 2018	13,268,844.04	0.00	0.0	0.00	0.0

	N379DA
		Series A		Series B
	Assumed	Outstanding		Outstanding
Date	Aircraft Value	Balance	LTV	Balance	LTV

Class B Issuance Date	$22,543,000.00	$12,339,000.00	54.7%	$3,441,000.00	70.0%
July 2, 2011	22,108,270.74	11,723,567.68	53.0	3,441,000.00	68.6
January 2, 2012	21,593,459.78	11,124,066.45	51.5	3,441,000.00	67.5
July 2, 2012	21,078,648.82	10,487,006.98	49.8	3,441,000.00	66.1
January 2, 2013	20,563,837.86	9,868,110.39	48.0	3,441,000.00	64.7
July 2, 2013	20,049,026.90	9,267,376.69	46.2	3,441,000.00	63.4
January 2, 2014	19,534,215.94	8,635,571.48	44.2	3,441,000.00	61.8
July 2, 2014	19,019,404.97	8,024,523.85	42.2	3,441,000.00	60.3
January 2, 2015	18,380,658.04	7,384,833.08	40.2	3,441,000.00	58.9
July 2, 2015	17,694,243.42	6,752,308.36	38.2	3,441,000.00	57.6
January 2, 2016	17,007,828.81	6,147,460.42	36.1	0.00	0.0
July 2, 2016	16,321,414.19	5,529,148.87	33.9	0.00	0.0
January 2, 2017	15,634,999.58	4,941,973.70	31.6	0.00	0.0
July 2, 2017	14,948,584.96	4,385,934.90	29.3	0.00	0.0
January 2, 2018	14,262,170.35	3,861,032.48	27.1	0.00	0.0
July 2, 2018	13,575,755.73	0.00	0.0	0.00	0.0

	N381DN
		Series A		Series B
	Assumed	Outstanding		Outstanding
Date	Aircraft Value	Balance	LTV	Balance	LTV

Class B Issuance Date	$22,629,000.00	$12,779,000.00	56.5%	$3,061,000.00	70.0%
July 2, 2011	22,193,716.78	12,143,116.18	54.7	3,061,000.00	68.5
January 2, 2012	21,678,249.81	11,522,869.46	53.2	3,061,000.00	67.3
July 2, 2012	21,162,782.84	10,863,671.87	51.3	3,061,000.00	65.8
January 2, 2013	20,647,315.87	10,223,238.62	49.5	3,061,000.00	64.3
July 2, 2013	20,131,848.90	9,601,569.69	47.7	3,061,000.00	62.9
January 2, 2014	19,616,381.93	8,947,651.43	45.6	3,061,000.00	61.2
July 2, 2014	19,100,914.96	8,315,178.12	43.5	3,061,000.00	59.6
January 2, 2015	18,480,445.46	7,661,025.83	41.5	3,061,000.00	58.0
July 2, 2015	17,793,156.16	7,005,967.10	39.4	3,061,000.00	56.6
January 2, 2016	17,105,866.87	6,379,501.64	37.3	0.00	0.0
July 2, 2016	16,418,577.58	5,738,928.18	35.0	0.00	0.0
January 2, 2017	15,731,288.28	5,130,522.15	32.6	0.00	0.0
July 2, 2017	15,043,998.99	4,554,283.54	30.3	0.00	0.0
January 2, 2018	14,356,709.69	4,010,212.36	27.9	0.00	0.0
July 2, 2018	13,669,420.40	0.00	0.0	0.00	0.0

	N383DN
		Series A		Series B
	Assumed	Outstanding		Outstanding
Date	Aircraft Value	Balance	LTV	Balance	LTV

Class B Issuance Date	$22,998,333.33	$12,923,000.00	56.2%	$3,176,000.00	70.0%
July 2, 2011	22,557,952.04	12,281,015.76	54.4	3,176,000.00	68.5
January 2, 2012	22,036,447.88	11,655,006.31	52.9	3,176,000.00	67.3
July 2, 2012	21,514,943.73	10,989,515.92	51.1	3,176,000.00	65.8
January 2, 2013	20,993,439.57	10,342,915.21	49.3	3,176,000.00	64.4
July 2, 2013	20,471,935.41	9,715,204.19	47.5	3,176,000.00	63.0
January 2, 2014	19,950,431.26	9,054,758.54	45.4	3,176,000.00	61.3
July 2, 2014	19,428,927.10	8,415,901.10	43.3	3,176,000.00	59.7
January 2, 2015	18,835,957.56	7,769,557.78	41.2	3,176,000.00	58.1
July 2, 2015	18,140,618.68	7,107,244.43	39.2	3,176,000.00	56.7
January 2, 2016	17,445,279.80	6,473,715.37	37.1	0.00	0.0
July 2, 2016	16,749,940.93	5,825,624.26	34.8	0.00	0.0
January 2, 2017	16,054,602.05	5,209,915.48	32.5	0.00	0.0
July 2, 2017	15,359,263.18	4,626,589.02	30.1	0.00	0.0
January 2, 2018	14,663,924.30	4,075,644.88	27.8	0.00	0.0
July 2, 2018	13,968,585.42	0.00	0.0	0.00	0.0

	N385DN
		Series A		Series B
	Assumed	Outstanding		Outstanding
Date	Aircraft Value	Balance	LTV	Balance	LTV

Class B Issuance Date	$22,899,000.00	$12,604,000.00	55.0%	$3,425,000.00	70.0%
July 2, 2011	22,462,171.69	11,978,883.29	53.3	3,425,000.00	68.6
January 2, 2012	21,944,875.00	11,369,307.04	51.8	3,425,000.00	67.4
July 2, 2012	21,427,578.31	10,721,150.41	50.0	3,425,000.00	66.0
January 2, 2013	20,910,281.63	10,091,348.06	48.3	3,425,000.00	64.6
July 2, 2013	20,392,984.94	9,479,899.96	46.5	3,425,000.00	63.3
January 2, 2014	19,875,688.25	8,836,426.59	44.5	3,425,000.00	61.7
July 2, 2014	19,358,391.57	8,213,929.51	42.4	3,425,000.00	60.1
January 2, 2015	18,798,944.78	7,595,768.33	40.4	3,425,000.00	58.6
July 2, 2015	18,109,215.86	6,949,897.53	38.4	3,425,000.00	57.3
January 2, 2016	17,419,486.95	6,331,995.13	36.4	0.00	0.0
July 2, 2016	16,729,758.03	5,699,652.10	34.1	0.00	0.0
January 2, 2017	16,040,029.12	5,098,773.52	31.8	0.00	0.0
July 2, 2017	15,350,300.20	4,529,359.39	29.5	0.00	0.0
January 2, 2018	14,660,571.29	3,991,409.71	27.2	0.00	0.0
July 2, 2018	13,970,842.37	0.00	0.0	0.00	0.0

	N387DA
		Series A		Series B
	Assumed	Outstanding		Outstanding
Date	Aircraft Value	Balance	LTV	Balance	LTV

Class B Issuance Date	$23,732,333.33	$13,347,000.00	56.2%	$3,266,000.00	70.0%
July 2, 2011	23,282,711.66	12,686,587.81	54.5	3,266,000.00	68.5
January 2, 2012	22,750,264.94	12,042,981.04	52.9	3,266,000.00	67.3
July 2, 2012	22,217,818.23	11,358,378.79	51.1	3,266,000.00	65.8
January 2, 2013	21,685,371.51	10,693,079.35	49.3	3,266,000.00	64.4
July 2, 2013	21,152,924.80	10,047,082.71	47.5	3,266,000.00	62.9
January 2, 2014	20,620,478.08	9,366,984.45	45.4	3,266,000.00	61.3
July 2, 2014	20,088,031.37	8,708,946.54	43.4	3,266,000.00	59.6
January 2, 2015	19,555,584.65	8,072,968.97	41.3	3,266,000.00	58.0
July 2, 2015	18,856,501.83	7,394,109.77	39.2	3,266,000.00	56.5
January 2, 2016	18,146,572.88	6,739,780.53	37.1	0.00	0.0
July 2, 2016	17,436,643.92	6,069,702.66	34.8	0.00	0.0
January 2, 2017	16,726,714.97	5,432,715.31	32.5	0.00	0.0
July 2, 2017	16,016,786.02	4,828,818.49	30.1	0.00	0.0
January 2, 2018	15,306,857.06	4,258,012.19	27.8	0.00	0.0
July 2, 2018	14,596,928.11	0.00	0.0	0.00	0.0

	N389DA
		Series A		Series B
	Assumed	Outstanding		Outstanding
Date	Aircraft Value	Balance	LTV	Balance	LTV

Class B Issuance Date	$23,507,333.33	$13,559,000.00	57.7%	$2,896,000.00	70.0%
July 2, 2011	23,066,969.19	12,892,047.22	55.9	2,896,000.00	68.4
January 2, 2012	22,545,485.33	12,241,289.96	54.3	2,896,000.00	67.1
July 2, 2012	22,024,001.48	11,548,649.13	52.4	2,896,000.00	65.6
January 2, 2013	21,502,517.62	10,875,399.55	50.6	2,896,000.00	64.0
July 2, 2013	20,981,033.77	10,221,541.22	48.7	2,896,000.00	62.5
January 2, 2014	20,459,549.91	9,532,724.78	46.6	2,896,000.00	60.7
July 2, 2014	19,938,066.06	8,866,069.76	44.5	2,896,000.00	59.0
January 2, 2015	19,416,582.20	8,221,576.18	42.3	2,896,000.00	57.3
July 2, 2015	18,819,772.90	7,569,342.57	40.2	2,896,000.00	55.6
January 2, 2016	18,124,461.09	6,904,545.92	38.1	0.00	0.0
July 2, 2016	17,429,149.29	6,222,994.82	35.7	0.00	0.0
January 2, 2017	16,733,837.48	5,574,685.87	33.3	0.00	0.0
July 2, 2017	16,038,525.67	4,959,619.06	30.9	0.00	0.0
January 2, 2018	15,343,213.87	4,377,794.41	28.5	0.00	0.0
July 2, 2018	14,647,902.06	0.00	0.0	0.00	0.0

	N391DA
		Series A		Series B
	Assumed	Outstanding		Outstanding
Date	Aircraft Value	Balance	LTV	Balance	LTV

Class B Issuance Date	$23,474,333.33	$13,566,000.00	57.8%	$2,866,000.00	70.0%
July 2, 2011	23,035,830.36	12,898,854.22	56.0	2,866,000.00	68.4
January 2, 2012	22,516,550.53	12,248,569.16	54.4	2,866,000.00	67.1
July 2, 2012	21,997,270.69	11,556,322.53	52.5	2,866,000.00	65.6
January 2, 2013	21,477,990.86	10,883,421.51	50.7	2,866,000.00	64.0
July 2, 2013	20,958,711.03	10,229,866.11	48.8	2,866,000.00	62.5
January 2, 2014	20,439,431.20	9,541,258.30	46.7	2,866,000.00	60.7
July 2, 2014	19,920,151.36	8,874,759.76	44.6	2,866,000.00	58.9
January 2, 2015	19,400,871.53	8,230,370.50	42.4	2,866,000.00	57.2
July 2, 2015	18,828,702.09	7,587,170.01	40.3	2,866,000.00	55.5
January 2, 2016	18,136,328.97	6,922,054.61	38.2	0.00	0.0
July 2, 2016	17,443,955.86	6,239,988.78	35.8	0.00	0.0
January 2, 2017	16,751,582.75	5,591,086.86	33.4	0.00	0.0
July 2, 2017	16,059,209.64	4,975,348.84	31.0	0.00	0.0
January 2, 2018	15,366,836.53	4,392,774.74	28.6	0.00	0.0
July 2, 2018	14,674,463.42	0.00	0.0	0.00	0.0

	N393DA
		Series A		Series B
	Assumed	Outstanding		Outstanding
Date	Aircraft Value	Balance	LTV	Balance	LTV

Class B Issuance Date	$23,540,333.33	$13,597,000.00	57.8%	$2,881,000.00	70.0%
July 2, 2011	23,103,443.14	12,930,311.92	56.0	2,881,000.00	68.4
January 2, 2012	22,586,073.18	12,280,272.59	54.4	2,881,000.00	67.1
July 2, 2012	22,068,703.21	11,588,043.91	52.5	2,881,000.00	65.6
January 2, 2013	21,551,333.25	10,915,082.56	50.6	2,881,000.00	64.0
July 2, 2013	21,033,963.29	10,261,388.54	48.8	2,881,000.00	62.5
January 2, 2014	20,516,593.32	9,572,386.38	46.7	2,881,000.00	60.7
July 2, 2014	19,999,223.36	8,905,404.02	44.5	2,881,000.00	58.9
January 2, 2015	19,481,853.40	8,260,441.48	42.4	2,881,000.00	57.2
July 2, 2015	18,962,567.25	7,636,727.05	40.3	2,881,000.00	55.5
January 2, 2016	18,272,740.63	6,970,062.03	38.1	0.00	0.0
July 2, 2016	17,582,914.01	6,285,985.04	35.8	0.00	0.0
January 2, 2017	16,893,087.39	5,634,937.78	33.4	0.00	0.0
July 2, 2017	16,203,260.78	5,016,920.23	31.0	0.00	0.0
January 2, 2018	15,513,434.16	4,431,932.41	28.6	0.00	0.0
July 2, 2018	14,823,607.54	0.00	0.0	0.00	0.0

	N395DN
		Series A		Series B
	Assumed	Outstanding		Outstanding
Date	Aircraft Value	Balance	LTV	Balance	LTV

Class B Issuance Date	$23,705,000.00	$13,573,000.00	57.3%	$3,021,000.00	70.0%
July 2, 2011	23,265,911.53	12,908,321.29	55.5	3,021,000.00	68.5
January 2, 2012	22,745,938.34	12,259,980.15	53.9	3,021,000.00	67.2
July 2, 2012	22,225,965.15	11,569,480.81	52.1	3,021,000.00	65.6
January 2, 2013	21,705,991.96	10,898,175.45	50.2	3,021,000.00	64.1
July 2, 2013	21,186,018.77	10,246,064.07	48.4	3,021,000.00	62.6
January 2, 2014	20,666,045.58	9,558,649.48	46.3	3,021,000.00	60.9
July 2, 2014	20,146,072.39	8,893,170.86	44.1	3,021,000.00	59.1
January 2, 2015	19,626,099.20	8,249,628.22	42.0	3,021,000.00	57.4
July 2, 2015	19,106,126.01	7,628,021.55	39.9	3,021,000.00	55.7
January 2, 2016	18,426,309.20	6,968,279.47	37.8	0.00	0.0
July 2, 2016	17,733,011.62	6,285,253.38	35.4	0.00	0.0
January 2, 2017	17,039,714.03	5,635,131.25	33.1	0.00	0.0
July 2, 2017	16,346,416.44	5,017,913.08	30.7	0.00	0.0
January 2, 2018	15,653,118.86	4,433,598.86	28.3	0.00	0.0
July 2, 2018	14,959,821.27	0.00	0.0	0.00	0.0

B.	Boeing 757-232

	N697DL
		Series A		Series B
	Assumed	Outstanding		Outstanding
Date	Aircraft Value	Balance	LTV	Balance	LTV

Class B Issuance Date	$17,227,333.33	$10,449,000.00	60.7%	$1,610,000.00	70.0%
July 2, 2011	16,894,183.88	9,927,392.88	58.8	1,610,000.00	68.3
January 2, 2012	16,499,664.80	9,419,100.78	57.1	1,610,000.00	66.8
July 2, 2012	16,105,145.71	8,879,048.65	55.1	1,610,000.00	65.1
January 2, 2013	15,710,626.63	8,354,420.55	53.2	1,610,000.00	63.4
July 2, 2013	15,316,107.55	7,845,216.47	51.2	1,610,000.00	61.7
January 2, 2014	14,921,588.46	7,309,760.95	49.0	1,610,000.00	59.8
July 2, 2014	14,527,069.38	6,791,932.88	46.8	1,610,000.00	57.8
January 2, 2015	14,021,500.48	6,242,626.40	44.5	1,610,000.00	56.0
July 2, 2015	13,495,475.03	5,706,918.94	42.3	1,610,000.00	54.2
January 2, 2016	12,969,449.59	5,194,714.75	40.1	0.00	0.0
July 2, 2016	12,443,424.14	4,671,256.75	37.5	0.00	0.0
January 2, 2017	11,917,398.70	4,174,239.93	35.0	0.00	0.0
July 2, 2017	11,391,373.25	3,703,664.31	32.5	0.00	0.0
January 2, 2018	10,865,347.81	3,259,529.88	30.0	0.00	0.0
July 2, 2018	10,339,322.36	0.00	0.0	0.00	0.0

	N699DL
		Series A		Series B
	Assumed	Outstanding		Outstanding
Date	Aircraft Value	Balance	LTV	Balance	LTV

Class B Issuance Date	$17,066,000.00	$10,614,000.00	62.2%	$1,332,000.00	70.0%
July 2, 2011	16,737,724.63	10,085,278.95	60.3	1,332,000.00	68.2
January 2, 2012	16,348,977.47	9,570,142.56	58.5	1,332,000.00	66.7
July 2, 2012	15,960,230.32	9,022,656.10	56.5	1,332,000.00	64.9
January 2, 2013	15,571,483.17	8,490,754.08	54.5	1,332,000.00	63.1
July 2, 2013	15,182,736.02	7,974,436.49	52.5	1,332,000.00	61.3
January 2, 2014	14,793,988.86	7,431,334.70	50.2	1,332,000.00	59.2
July 2, 2014	14,405,241.71	6,906,043.69	47.9	1,332,000.00	57.2
January 2, 2015	13,937,305.32	6,362,747.54	45.7	1,332,000.00	55.2
July 2, 2015	13,418,975.79	5,818,698.55	43.4	1,332,000.00	53.3
January 2, 2016	12,900,646.25	5,298,397.27	41.1	0.00	0.0
July 2, 2016	12,382,316.71	4,766,378.81	38.5	0.00	0.0
January 2, 2017	11,863,987.18	4,261,076.50	35.9	0.00	0.0
July 2, 2017	11,345,657.64	3,782,490.36	33.3	0.00	0.0
January 2, 2018	10,827,328.10	3,330,620.39	30.8	0.00	0.0
July 2, 2018	10,308,998.57	0.00	0.0	0.00	0.0

	N6701
		Series A		Series B
	Assumed	Outstanding		Outstanding
Date	Aircraft Value	Balance	LTV	Balance	LTV

Class B Issuance Date	$17,218,666.67	$10,621,000.00	61.7%	$1,432,000.00	70.0%
July 2, 2011	16,888,457.57	10,092,525.90	59.8	1,432,000.00	68.2
January 2, 2012	16,497,420.48	9,577,722.20	58.1	1,432,000.00	66.7
July 2, 2012	16,106,383.38	9,030,497.04	56.1	1,432,000.00	65.0
January 2, 2013	15,715,346.29	8,498,819.38	54.1	1,432,000.00	63.2
July 2, 2013	15,324,309.20	7,982,689.20	52.1	1,432,000.00	61.4
January 2, 2014	14,933,272.10	7,439,690.25	49.8	1,432,000.00	59.4
July 2, 2014	14,542,235.01	6,914,459.85	47.5	1,432,000.00	57.4
January 2, 2015	14,088,921.64	6,379,134.37	45.3	1,432,000.00	55.4
July 2, 2015	13,567,538.85	5,834,795.61	43.0	1,432,000.00	53.6
January 2, 2016	13,046,156.06	5,314,148.26	40.7	0.00	0.0
July 2, 2016	12,524,773.27	4,781,614.07	38.2	0.00	0.0
January 2, 2017	12,003,390.48	4,275,732.72	35.6	0.00	0.0
July 2, 2017	11,482,007.68	3,796,504.20	33.1	0.00	0.0
January 2, 2018	10,960,624.89	3,343,928.51	30.5	0.00	0.0
July 2, 2018	10,439,242.10	0.00	0.0	0.00	0.0

	N6703D
		Series A		Series B
	Assumed	Outstanding		Outstanding
Date	Aircraft Value	Balance	LTV	Balance	LTV

Class B Issuance Date	$18,001,000.00	$11,081,000.00	61.6%	$1,520,000.00	70.0%
July 2, 2011	17,660,258.78	10,533,025.13	59.6	1,520,000.00	68.2
January 2, 2012	17,256,749.44	9,998,879.22	57.9	1,520,000.00	66.7
July 2, 2012	16,853,240.10	9,430,682.61	56.0	1,520,000.00	65.0
January 2, 2013	16,449,730.76	8,878,497.90	54.0	1,520,000.00	63.2
July 2, 2013	16,046,221.42	8,342,325.08	52.0	1,520,000.00	61.5
January 2, 2014	15,642,712.08	7,777,820.11	49.7	1,520,000.00	59.4
July 2, 2014	15,239,202.74	7,231,614.45	47.5	1,520,000.00	57.4
January 2, 2015	14,835,693.40	6,703,708.09	45.2	1,520,000.00	55.4
July 2, 2015	14,311,131.26	6,142,475.52	42.9	1,520,000.00	53.5
January 2, 2016	13,773,118.80	5,599,227.64	40.7	0.00	0.0
July 2, 2016	13,235,106.35	5,042,856.78	38.1	0.00	0.0
January 2, 2017	12,697,093.90	4,513,934.88	35.6	0.00	0.0
July 2, 2017	12,159,081.44	4,012,461.95	33.0	0.00	0.0
January 2, 2018	11,621,068.99	3,538,437.98	30.4	0.00	0.0
July 2, 2018	11,083,056.54	0.00	0.0	0.00	0.0

	N6705Y
		Series A		Series B
	Assumed	Outstanding		Outstanding
Date	Aircraft Value	Balance	LTV	Balance	LTV

Class B Issuance Date	$18,214,000.00	$11,240,000.00	61.7%	$1,510,000.00	70.0%
July 2, 2011	17,872,459.41	10,686,377.02	59.8	1,510,000.00	68.2
January 2, 2012	17,468,003.45	10,146,720.30	58.1	1,510,000.00	66.7
July 2, 2012	17,063,547.50	9,572,361.93	56.1	1,510,000.00	64.9
January 2, 2013	16,659,091.54	9,014,093.38	54.1	1,510,000.00	63.2
July 2, 2013	16,254,635.58	8,471,914.64	52.1	1,510,000.00	61.4
January 2, 2014	15,850,179.62	7,900,780.62	49.8	1,510,000.00	59.4
July 2, 2014	15,445,723.66	7,348,034.96	47.6	1,510,000.00	57.3
January 2, 2015	15,041,267.70	6,813,677.65	45.3	1,510,000.00	55.3
July 2, 2015	14,572,398.39	6,270,320.37	43.0	1,510,000.00	53.4
January 2, 2016	14,033,123.78	5,719,252.89	40.8	0.00	0.0
July 2, 2016	13,493,849.17	5,154,351.57	38.2	0.00	0.0
January 2, 2017	12,954,574.55	4,617,032.79	35.6	0.00	0.0
July 2, 2017	12,415,299.94	4,107,296.56	33.1	0.00	0.0
January 2, 2018	11,876,025.33	3,625,142.85	30.5	0.00	0.0
July 2, 2018	11,336,750.72	0.00	0.0	0.00	0.0

	N6707A
		Series A		Series B
	Assumed	Outstanding		Outstanding
Date	Aircraft Value	Balance	LTV	Balance	LTV

Class B Issuance Date	$18,245,000.00	$11,105,000.00	60.9%	$1,667,000.00	70.0%
July 2, 2011	17,905,142.16	10,559,907.66	59.0	1,667,000.00	68.3
January 2, 2012	17,502,678.92	10,028,173.89	57.3	1,667,000.00	66.8
July 2, 2012	17,100,215.69	9,462,043.93	55.3	1,667,000.00	65.1
January 2, 2013	16,697,752.45	8,911,708.13	53.4	1,667,000.00	63.4
July 2, 2013	16,295,289.22	8,377,166.51	51.4	1,667,000.00	61.6
January 2, 2014	15,892,825.98	7,813,869.47	49.2	1,667,000.00	59.7
July 2, 2014	15,490,362.75	7,268,622.90	46.9	1,667,000.00	57.7
January 2, 2015	15,087,899.51	6,741,426.82	44.7	1,667,000.00	55.7
July 2, 2015	14,661,586.60	6,222,159.76	42.4	1,667,000.00	53.8
January 2, 2016	14,124,968.95	5,677,674.74	40.2	0.00	0.0
July 2, 2016	13,588,351.31	5,119,167.16	37.7	0.00	0.0
January 2, 2017	13,051,733.66	4,587,735.30	35.2	0.00	0.0
July 2, 2017	12,515,116.01	4,083,379.16	32.6	0.00	0.0
January 2, 2018	11,978,498.37	3,606,098.74	30.1	0.00	0.0
July 2, 2018	11,441,880.72	0.00	0.0	0.00	0.0

	N6709
		Series A		Series B
	Assumed	Outstanding		Outstanding
Date	Aircraft Value	Balance	LTV	Balance	LTV

Class B Issuance Date	$18,569,000.00	$11,250,000.00	60.6%	$1,748,000.00	70.0%
July 2, 2011	18,226,007.17	10,699,804.85	58.7	1,748,000.00	68.3
January 2, 2012	17,819,831.45	10,163,051.36	57.0	1,748,000.00	66.8
July 2, 2012	17,413,655.73	9,591,307.32	55.1	1,748,000.00	65.1
January 2, 2013	17,007,480.01	9,035,428.01	53.1	1,748,000.00	63.4
July 2, 2013	16,601,304.29	8,495,413.43	51.2	1,748,000.00	61.7
January 2, 2014	16,195,128.57	7,926,074.28	48.9	1,748,000.00	59.7
July 2, 2014	15,788,952.85	7,374,866.26	46.7	1,748,000.00	57.8
January 2, 2015	15,382,777.13	6,841,789.36	44.5	1,748,000.00	55.8
July 2, 2015	14,976,601.41	6,326,843.57	42.2	1,748,000.00	53.9
January 2, 2016	14,462,864.34	5,787,298.24	40.0	0.00	0.0
July 2, 2016	13,921,296.71	5,221,007.20	37.5	0.00	0.0
January 2, 2017	13,379,729.09	4,681,912.85	35.0	0.00	0.0
July 2, 2017	12,838,161.46	4,170,015.19	32.5	0.00	0.0
January 2, 2018	12,296,593.83	3,685,314.20	30.0	0.00	0.0
July 2, 2018	11,755,026.21	0.00	0.0	0.00	0.0

	N6711M
		Series A		Series B
	Assumed	Outstanding		Outstanding
Date	Aircraft Value	Balance	LTV	Balance	LTV

Class B Issuance Date	$18,906,000.00	$11,425,000.00	60.4%	$1,809,000.00	70.0%
July 2, 2011	18,558,807.54	10,867,372.89	58.6	1,809,000.00	68.3
January 2, 2012	18,147,658.57	10,323,602.99	56.9	1,809,000.00	66.9
July 2, 2012	17,736,509.60	9,744,199.39	54.9	1,809,000.00	65.1
January 2, 2013	17,325,360.64	9,180,813.78	53.0	1,809,000.00	63.4
July 2, 2013	16,914,211.67	8,633,446.19	51.0	1,809,000.00	61.7
January 2, 2014	16,503,062.70	8,056,165.60	48.8	1,809,000.00	59.8
July 2, 2014	16,091,913.74	7,497,191.31	46.6	1,809,000.00	57.8
January 2, 2015	15,680,764.77	6,956,523.31	44.4	1,809,000.00	55.9
July 2, 2015	15,269,615.80	6,434,161.60	42.1	1,809,000.00	54.0
January 2, 2016	14,786,135.07	5,901,546.39	39.9	0.00	0.0
July 2, 2016	14,237,936.45	5,326,122.95	37.4	0.00	0.0
January 2, 2017	13,689,737.83	4,778,158.95	34.9	0.00	0.0
July 2, 2017	13,141,539.21	4,257,654.39	32.4	0.00	0.0
January 2, 2018	12,593,340.58	3,764,609.26	29.9	0.00	0.0
July 2, 2018	12,045,141.96	0.00	0.0	0.00	0.0

	N6713Y
		Series A		Series B
	Assumed	Outstanding		Outstanding
Date	Aircraft Value	Balance	LTV	Balance	LTV

Class B Issuance Date	$18,638,000.00	$11,559,000.00	62.0%	$1,488,000.00	70.0%
July 2, 2011	18,297,088.33	10,995,625.99	60.1	1,488,000.00	68.2
January 2, 2012	17,893,377.14	10,446,366.84	58.4	1,488,000.00	66.7
July 2, 2012	17,489,665.94	9,860,989.88	56.4	1,488,000.00	64.9
January 2, 2013	17,085,954.75	9,291,756.39	54.4	1,488,000.00	63.1
July 2, 2013	16,682,243.56	8,738,666.38	52.4	1,488,000.00	61.3
January 2, 2014	16,278,532.37	8,155,224.07	50.1	1,488,000.00	59.2
July 2, 2014	15,874,821.18	7,590,231.45	47.8	1,488,000.00	57.2
January 2, 2015	15,471,109.99	7,043,688.51	45.5	1,488,000.00	55.1
July 2, 2015	15,067,398.80	6,515,595.25	43.2	1,488,000.00	53.1
January 2, 2016	14,617,335.58	5,986,966.82	41.0	0.00	0.0
July 2, 2016	14,079,053.99	5,404,576.22	38.4	0.00	0.0
January 2, 2017	13,540,772.40	4,849,860.15	35.8	0.00	0.0
July 2, 2017	13,002,490.81	4,322,818.59	33.2	0.00	0.0
January 2, 2018	12,464,209.23	3,823,451.57	30.7	0.00	0.0
July 2, 2018	11,925,927.64	0.00	0.0	0.00	0.0

C.	Boeing 767-332ER

	N1603
		Series A		Series B
	Assumed	Outstanding		Outstanding
Date	Aircraft Value	Balance	LTV	Balance	LTV

Class B Issuance Date	$32,360,000.00	$19,259,000.00	59.5%	$3,393,000.00	70.0%
July 2, 2011	31,719,875.07	18,287,943.91	57.7	3,393,000.00	68.4
January 2, 2012	30,961,832.38	17,341,891.41	56.0	3,393,000.00	67.0
July 2, 2012	30,203,789.69	16,337,995.38	54.1	3,393,000.00	65.3
January 2, 2013	29,445,747.01	15,363,176.88	52.2	3,393,000.00	63.7
July 2, 2013	28,687,704.32	14,417,435.93	50.3	3,393,000.00	62.1
January 2, 2014	27,929,661.63	13,424,236.28	48.1	3,393,000.00	60.2
July 2, 2014	26,963,859.10	12,369,622.33	45.9	3,393,000.00	58.5
January 2, 2015	25,953,135.52	11,337,054.59	43.7	3,393,000.00	56.8
July 2, 2015	24,942,411.94	10,348,795.49	41.5	3,393,000.00	55.1
January 2, 2016	23,931,688.36	9,404,845.00	39.3	0.00	0.0
July 2, 2016	22,920,964.78	8,442,386.44	36.8	0.00	0.0
January 2, 2017	21,910,241.19	7,529,775.09	34.4	0.00	0.0
July 2, 2017	20,899,517.61	6,667,010.94	31.9	0.00	0.0
January 2, 2018	19,888,794.03	5,854,093.99	29.4	0.00	0.0
July 2, 2018	18,878,070.45	0.00	0.0	0.00	0.0

	N1605
		Series A		Series B
	Assumed	Outstanding		Outstanding
Date	Aircraft Value	Balance	LTV	Balance	LTV

Class B Issuance Date	$32,980,000.00	$19,270,000.00	58.4%	$3,816,000.00	70.0%
July 2, 2011	32,336,983.07	18,305,195.31	56.6	3,816,000.00	68.4
January 2, 2012	31,575,515.65	17,364,475.59	55.0	3,816,000.00	67.1
July 2, 2012	30,814,048.23	16,365,431.39	53.1	3,816,000.00	65.5
January 2, 2013	30,052,580.81	15,395,065.77	51.2	3,816,000.00	63.9
July 2, 2013	29,291,113.39	14,453,378.71	49.3	3,816,000.00	62.4
January 2, 2014	28,529,645.97	13,463,609.53	47.2	3,816,000.00	60.6
July 2, 2014	27,717,414.06	12,484,390.34	45.0	3,816,000.00	58.8
January 2, 2015	26,702,124.17	11,452,394.28	42.9	3,816,000.00	57.2
July 2, 2015	25,686,834.27	10,464,098.91	40.7	3,816,000.00	55.6
January 2, 2016	24,671,544.38	9,519,504.23	38.6	0.00	0.0
July 2, 2016	23,656,254.49	8,554,955.93	36.2	0.00	0.0
January 2, 2017	22,640,964.60	7,639,570.90	33.7	0.00	0.0
July 2, 2017	21,625,674.70	6,773,349.15	31.3	0.00	0.0
January 2, 2018	20,610,384.81	5,956,290.68	28.9	0.00	0.0
July 2, 2018	19,595,094.92	0.00	0.0	0.00	0.0

	N1607B
		Series A		Series B
	Assumed	Outstanding		Outstanding
Date	Aircraft Value	Balance	LTV	Balance	LTV

Class B Issuance Date	$37,520,000.00	$21,733,000.00	57.9%	$4,531,000.00	70.0%
July 2, 2011	36,817,655.17	20,663,779.32	56.1	4,531,000.00	68.4
January 2, 2012	35,985,931.03	19,621,066.73	54.5	4,531,000.00	67.1
July 2, 2012	35,154,206.90	18,511,198.45	52.7	4,531,000.00	65.5
January 2, 2013	34,322,482.76	17,432,387.67	50.8	4,531,000.00	64.0
July 2, 2013	33,490,758.62	16,384,634.41	48.9	4,531,000.00	62.5
January 2, 2014	32,659,034.48	15,280,817.41	46.8	4,531,000.00	60.7
July 2, 2014	31,827,310.34	14,212,494.70	44.7	4,531,000.00	58.9
January 2, 2015	30,995,586.21	13,179,666.30	42.5	4,531,000.00	57.1
July 2, 2015	30,052,965.52	12,138,173.02	40.4	4,531,000.00	55.5
January 2, 2016	28,944,000.00	11,072,629.53	38.3	0.00	0.0
July 2, 2016	27,835,034.48	9,980,153.10	35.9	0.00	0.0
January 2, 2017	26,726,068.97	8,940,918.12	33.5	0.00	0.0
July 2, 2017	25,617,103.45	7,954,924.57	31.1	0.00	0.0
January 2, 2018	24,508,137.93	7,022,172.48	28.7	0.00	0.0
July 2, 2018	23,399,172.41	0.00	0.0	0.00	0.0

D.	Boeing 777-232LR

	N709DN
		Series A		Series B
	Assumed	Outstanding		Outstanding
Date	Aircraft Value	Balance	LTV	Balance	LTV

Class B Issuance Date	$141,242,333.33	$77,115,630.25	54.6%	$21,754,000.00	70.0%
July 2, 2011	139,405,977.61	74,173,592.44	53.2	21,754,000.00	68.8
January 2, 2012	137,231,345.85	71,286,386.56	51.9	21,754,000.00	67.8
July 2, 2012	135,056,714.08	68,113,445.38	50.4	21,754,000.00	66.5
January 2, 2013	132,882,082.31	64,671,218.49	48.7	21,754,000.00	65.0
July 2, 2013	130,707,450.54	61,305,756.30	46.9	21,754,000.00	63.5
January 2, 2014	128,532,818.77	58,017,058.82	45.1	21,754,000.00	62.1
July 2, 2014	126,358,187.01	54,805,126.05	43.4	21,754,000.00	60.6
January 2, 2015	124,183,555.24	51,669,957.98	41.6	21,754,000.00	59.1
July 2, 2015	122,008,923.47	48,611,554.62	39.8	21,754,000.00	57.7
January 2, 2016	119,834,291.70	45,327,731.09	37.8	0.00	0.0
July 2, 2016	117,659,659.94	42,131,638.66	35.8	0.00	0.0
January 2, 2017	115,485,028.17	39,023,277.31	33.8	0.00	0.0
July 2, 2017	113,310,396.40	35,716,911.77	31.5	0.00	0.0
January 2, 2018	111,135,764.63	32,509,243.70	29.3	0.00	0.0
July 2, 2018	108,961,132.86	0.00	0.0	0.00	0.0

	N710DN
		Series A		Series B
	Assumed	Outstanding		Outstanding
Date	Aircraft Value	Balance	LTV	Balance	LTV

Class B Issuance Date	$141,216,666.67	$77,115,829.28	54.6%	$21,736,000.00	70.0%
July 2, 2011	139,380,958.70	74,173,981.26	53.2	21,736,000.00	68.8
January 2, 2012	137,207,093.99	71,286,955.98	52.0	21,736,000.00	67.8
July 2, 2012	135,033,229.29	68,114,182.49	50.4	21,736,000.00	66.5
January 2, 2013	132,859,364.58	64,672,107.63	48.7	21,736,000.00	65.0
July 2, 2013	130,685,499.87	61,306,784.57	46.9	21,736,000.00	63.5
January 2, 2014	128,511,635.17	58,018,213.33	45.1	21,736,000.00	62.1
July 2, 2014	126,337,770.46	54,806,393.88	43.4	21,736,000.00	60.6
January 2, 2015	124,163,905.76	51,671,326.25	41.6	21,736,000.00	59.1
July 2, 2015	121,990,041.05	48,613,010.42	39.8	21,736,000.00	57.7
January 2, 2016	119,816,176.35	45,329,251.39	37.8	0.00	0.0
July 2, 2016	117,642,311.64	42,133,208.70	35.8	0.00	0.0
January 2, 2017	115,468,446.94	39,024,882.37	33.8	0.00	0.0
July 2, 2017	113,294,582.23	35,718,524.20	31.5	0.00	0.0
January 2, 2018	111,120,717.53	32,510,846.92	29.3	0.00	0.0
July 2, 2018	108,946,852.82	0.00	0.0	0.00	0.0

APPENDIX V

EQUIPMENT NOTE PRINCIPAL AMOUNTS AND AMORTIZATION SCHEDULES

A.	Boeing 737-832

	N377DA
	Series A		Series B
	Scheduled		Scheduled
	Payments of	Equipment Note	Payments of	Equipment Note
Date	Principal	Ending Balance	Principal	Ending Balance

Class B Issuance Date	$0.00	$12,607,000.00	$0.00	$3,068,000.00
July 2, 2011	631,960.87	11,975,039.13	0.00	3,068,000.00
January 2, 2012	616,018.00	11,359,021.13	0.00	3,068,000.00
July 2, 2012	654,131.36	10,704,889.77	0.00	3,068,000.00
January 2, 2013	635,328.36	10,069,561.41	0.00	3,068,000.00
July 2, 2013	616,525.38	9,453,036.03	0.00	3,068,000.00
January 2, 2014	647,923.39	8,805,112.64	0.00	3,068,000.00
July 2, 2014	648,084.19	8,157,028.45	0.00	3,068,000.00
January 2, 2015	675,271.01	7,481,757.44	0.00	3,068,000.00
July 2, 2015	646,618.83	6,835,138.61	0.00	3,068,000.00
January 2, 2016	617,966.66	6,217,171.95	3,068,000.00	0.00
July 2, 2016	630,880.03	5,586,291.92	0.00	0.00
January 2, 2017	598,646.33	4,987,645.59	0.00	0.00
July 2, 2017	566,412.64	4,421,232.95	0.00	0.00
January 2, 2018	534,178.93	3,887,054.02	0.00	0.00
July 2, 2018	3,887,054.02	0.00	0.00	0.00

	N379DA
	Series A		Series B
	Scheduled		Scheduled
	Payments of	Equipment Note	Payments of	Equipment Note
Date	Principal	Ending Balance	Principal	Ending Balance

Class B Issuance Date	$0.00	$12,339,000.00	$0.00	$3,441,000.00
July 2, 2011	615,432.32	11,723,567.68	0.00	3,441,000.00
January 2, 2012	599,501.23	11,124,066.45	0.00	3,441,000.00
July 2, 2012	637,059.47	10,487,006.98	0.00	3,441,000.00
January 2, 2013	618,896.59	9,868,110.39	0.00	3,441,000.00
July 2, 2013	600,733.70	9,267,376.69	0.00	3,441,000.00
January 2, 2014	631,805.21	8,635,571.48	0.00	3,441,000.00
July 2, 2014	611,047.63	8,024,523.85	0.00	3,441,000.00
January 2, 2015	639,690.77	7,384,833.08	0.00	3,441,000.00
July 2, 2015	632,524.72	6,752,308.36	0.00	3,441,000.00
January 2, 2016	604,847.94	6,147,460.42	3,441,000.00	0.00
July 2, 2016	618,311.55	5,529,148.87	0.00	0.00
January 2, 2017	587,175.17	4,941,973.70	0.00	0.00
July 2, 2017	556,038.80	4,385,934.90	0.00	0.00
January 2, 2018	524,902.42	3,861,032.48	0.00	0.00
July 2, 2018	3,861,032.48	0.00	0.00	0.00

	N381DN
	Series A		Series B
	Scheduled		Scheduled
	Payments of	Equipment Note	Payments of	Equipment Note
Date	Principal	Ending Balance	Principal	Ending Balance

Class B Issuance Date	$0.00	$12,779,000.00	$0.00	$3,061,000.00
July 2, 2011	635,883.82	12,143,116.18	0.00	3,061,000.00
January 2, 2012	620,246.72	11,522,869.46	0.00	3,061,000.00
July 2, 2012	659,197.59	10,863,671.87	0.00	3,061,000.00
January 2, 2013	640,433.25	10,223,238.62	0.00	3,061,000.00
July 2, 2013	621,668.93	9,601,569.69	0.00	3,061,000.00
January 2, 2014	653,918.26	8,947,651.43	0.00	3,061,000.00
July 2, 2014	632,473.31	8,315,178.12	0.00	3,061,000.00
January 2, 2015	654,152.29	7,661,025.83	0.00	3,061,000.00
July 2, 2015	655,058.73	7,005,967.10	0.00	3,061,000.00
January 2, 2016	626,465.46	6,379,501.64	3,061,000.00	0.00
July 2, 2016	640,573.46	5,738,928.18	0.00	0.00
January 2, 2017	608,406.03	5,130,522.15	0.00	0.00
July 2, 2017	576,238.61	4,554,283.54	0.00	0.00
January 2, 2018	544,071.18	4,010,212.36	0.00	0.00
July 2, 2018	4,010,212.36	0.00	0.00	0.00

	N383DN
	Series A		Series B
	Scheduled		Scheduled
	Payments of	Equipment Note	Payments of	Equipment Note
Date	Principal	Ending Balance	Principal	Ending Balance

Class B Issuance Date	$0.00	$12,923,000.00	$0.00	$3,176,000.00
July 2, 2011	641,984.24	12,281,015.76	0.00	3,176,000.00
January 2, 2012	626,009.45	11,655,006.31	0.00	3,176,000.00
July 2, 2012	665,490.39	10,989,515.92	0.00	3,176,000.00
January 2, 2013	646,600.71	10,342,915.21	0.00	3,176,000.00
July 2, 2013	627,711.02	9,715,204.19	0.00	3,176,000.00
January 2, 2014	660,445.65	9,054,758.54	0.00	3,176,000.00
July 2, 2014	638,857.44	8,415,901.10	0.00	3,176,000.00
January 2, 2015	646,343.32	7,769,557.78	0.00	3,176,000.00
July 2, 2015	662,313.35	7,107,244.43	0.00	3,176,000.00
January 2, 2016	633,529.06	6,473,715.37	3,176,000.00	0.00
July 2, 2016	648,091.11	5,825,624.26	0.00	0.00
January 2, 2017	615,708.78	5,209,915.48	0.00	0.00
July 2, 2017	583,326.46	4,626,589.02	0.00	0.00
January 2, 2018	550,944.14	4,075,644.88	0.00	0.00
July 2, 2018	4,075,644.88	0.00	0.00	0.00

	N385DN
	Series A		Series B
	Scheduled		Scheduled
	Payments	Equipment Note	Payments of	Equipment Note
Date	of Principal	Ending Balance	Principal	Ending Balance

Class B Issuance Date	$0.00	$12,604,000.00	$0.00	$3,425,000.00
July 2, 2011	625,116.71	11,978,883.29	0.00	3,425,000.00
January 2, 2012	609,576.25	11,369,307.04	0.00	3,425,000.00
July 2, 2012	648,156.63	10,721,150.41	0.00	3,425,000.00
January 2, 2013	629,802.35	10,091,348.06	0.00	3,425,000.00
July 2, 2013	611,448.10	9,479,899.96	0.00	3,425,000.00
January 2, 2014	643,473.37	8,836,426.59	0.00	3,425,000.00
July 2, 2014	622,497.08	8,213,929.51	0.00	3,425,000.00
January 2, 2015	618,161.18	7,595,768.33	0.00	3,425,000.00
July 2, 2015	645,870.80	6,949,897.53	0.00	3,425,000.00
January 2, 2016	617,902.40	6,331,995.13	3,425,000.00	0.00
July 2, 2016	632,343.03	5,699,652.10	0.00	0.00
January 2, 2017	600,878.58	5,098,773.52	0.00	0.00
July 2, 2017	569,414.13	4,529,359.39	0.00	0.00
January 2, 2018	537,949.68	3,991,409.71	0.00	0.00
July 2, 2018	3,991,409.71	0.00	0.00	0.00

	N387DA
	Series A		Series B
	Scheduled		Scheduled
	Payments of	Equipment Note	Payments of	Equipment Note
Date	Principal	Ending Balance	Principal	Ending Balance

Class B Issuance Date	$0.00	$13,347,000.00	$0.00	$3,266,000.00
July 2, 2011	660,412.19	12,686,587.81	0.00	3,266,000.00
January 2, 2012	643,606.77	12,042,981.04	0.00	3,266,000.00
July 2, 2012	684,602.25	11,358,378.79	0.00	3,266,000.00
January 2, 2013	665,299.44	10,693,079.35	0.00	3,266,000.00
July 2, 2013	645,996.64	10,047,082.71	0.00	3,266,000.00
January 2, 2014	680,098.26	9,366,984.45	0.00	3,266,000.00
July 2, 2014	658,037.91	8,708,946.54	0.00	3,266,000.00
January 2, 2015	635,977.57	8,072,968.97	0.00	3,266,000.00
July 2, 2015	678,859.20	7,394,109.77	0.00	3,266,000.00
January 2, 2016	654,329.24	6,739,780.53	3,266,000.00	0.00
July 2, 2016	670,077.87	6,069,702.66	0.00	0.00
January 2, 2017	636,987.35	5,432,715.31	0.00	0.00
July 2, 2017	603,896.82	4,828,818.49	0.00	0.00
January 2, 2018	570,806.30	4,258,012.19	0.00	0.00
July 2, 2018	4,258,012.19	0.00	0.00	0.00

	N389DA
	Series A		Series B
	Scheduled		Scheduled
	Payments of	Equipment Note	Payments of	Equipment Note
Date	Principal	Ending Balance	Principal	Ending Balance

Class B Issuance Date	$0.00	$13,559,000.00	$0.00	$2,896,000.00
July 2, 2011	666,952.78	12,892,047.22	0.00	2,896,000.00
January 2, 2012	650,757.26	12,241,289.96	0.00	2,896,000.00
July 2, 2012	692,640.83	11,548,649.13	0.00	2,896,000.00
January 2, 2013	673,249.58	10,875,399.55	0.00	2,896,000.00
July 2, 2013	653,858.33	10,221,541.22	0.00	2,896,000.00
January 2, 2014	688,816.44	9,532,724.78	0.00	2,896,000.00
July 2, 2014	666,655.02	8,866,069.76	0.00	2,896,000.00
January 2, 2015	644,493.58	8,221,576.18	0.00	2,896,000.00
July 2, 2015	652,233.61	7,569,342.57	0.00	2,896,000.00
January 2, 2016	664,796.65	6,904,545.92	2,896,000.00	0.00
July 2, 2016	681,551.10	6,222,994.82	0.00	0.00
January 2, 2017	648,308.95	5,574,685.87	0.00	0.00
July 2, 2017	615,066.81	4,959,619.06	0.00	0.00
January 2, 2018	581,824.65	4,377,794.41	0.00	0.00
July 2, 2018	4,377,794.41	0.00	0.00	0.00

	N391DA
	Series A		Series B
	Scheduled		Scheduled
	Payments of	Equipment Note	Payments of	Equipment Note
Date	Principal	Ending Balance	Principal	Ending Balance

Class B Issuance Date	$0.00	$13,566,000.00	$0.00	$2,866,000.00
July 2, 2011	667,145.78	12,898,854.22	0.00	2,866,000.00
January 2, 2012	650,285.06	12,248,569.16	0.00	2,866,000.00
July 2, 2012	692,246.63	11,556,322.53	0.00	2,866,000.00
January 2, 2013	672,901.02	10,883,421.51	0.00	2,866,000.00
July 2, 2013	653,555.40	10,229,866.11	0.00	2,866,000.00
January 2, 2014	688,607.81	9,541,258.30	0.00	2,866,000.00
July 2, 2014	666,498.54	8,874,759.76	0.00	2,866,000.00
January 2, 2015	644,389.26	8,230,370.50	0.00	2,866,000.00
July 2, 2015	643,200.49	7,587,170.01	0.00	2,866,000.00
January 2, 2016	665,115.40	6,922,054.61	2,866,000.00	0.00
July 2, 2016	682,065.83	6,239,988.78	0.00	0.00
January 2, 2017	648,901.92	5,591,086.86	0.00	0.00
July 2, 2017	615,738.02	4,975,348.84	0.00	0.00
January 2, 2018	582,574.10	4,392,774.74	0.00	0.00
July 2, 2018	4,392,774.74	0.00	0.00	0.00

	N393DA
	Series A		Series B
	Scheduled		Scheduled
	Payments of	Equipment Note	Payments of	Equipment Note
Date	Principal	Ending Balance	Principal	Ending Balance

Class B Issuance Date	$0.00	$13,597,000.00	$0.00	$2,881,000.00
July 2, 2011	666,688.08	12,930,311.92	0.00	2,881,000.00
January 2, 2012	650,039.33	12,280,272.59	0.00	2,881,000.00
July 2, 2012	692,228.68	11,588,043.91	0.00	2,881,000.00
January 2, 2013	672,961.35	10,915,082.56	0.00	2,881,000.00
July 2, 2013	653,694.02	10,261,388.54	0.00	2,881,000.00
January 2, 2014	689,002.16	9,572,386.38	0.00	2,881,000.00
July 2, 2014	666,982.36	8,905,404.02	0.00	2,881,000.00
January 2, 2015	644,962.54	8,260,441.48	0.00	2,881,000.00
July 2, 2015	623,714.43	7,636,727.05	0.00	2,881,000.00
January 2, 2016	666,665.02	6,970,062.03	2,881,000.00	0.00
July 2, 2016	684,076.99	6,285,985.04	0.00	0.00
January 2, 2017	651,047.26	5,634,937.78	0.00	0.00
July 2, 2017	618,017.55	5,016,920.23	0.00	0.00
January 2, 2018	584,987.82	4,431,932.41	0.00	0.00
July 2, 2018	4,431,932.41	0.00	0.00	0.00

	N395DN
	Series A		Series B
	Scheduled		Scheduled
	Payments of	Equipment Note	Payments of	Equipment Note
Date	Principal	Ending Balance	Principal	Ending Balance

Class B Issuance Date	$0.00	$13,573,000.00	$0.00	$3,021,000.00
July 2, 2011	664,678.71	12,908,321.29	0.00	3,021,000.00
January 2, 2012	648,341.14	12,259,980.15	0.00	3,021,000.00
July 2, 2012	690,499.34	11,569,480.81	0.00	3,021,000.00
January 2, 2013	671,305.36	10,898,175.45	0.00	3,021,000.00
July 2, 2013	652,111.38	10,246,064.07	0.00	3,021,000.00
January 2, 2014	687,414.59	9,558,649.48	0.00	3,021,000.00
July 2, 2014	665,478.62	8,893,170.86	0.00	3,021,000.00
January 2, 2015	643,542.64	8,249,628.22	0.00	3,021,000.00
July 2, 2015	621,606.67	7,628,021.55	0.00	3,021,000.00
January 2, 2016	659,742.08	6,968,279.47	3,021,000.00	0.00
July 2, 2016	683,026.09	6,285,253.38	0.00	0.00
January 2, 2017	650,122.13	5,635,131.25	0.00	0.00
July 2, 2017	617,218.17	5,017,913.08	0.00	0.00
January 2, 2018	584,314.22	4,433,598.86	0.00	0.00
July 2, 2018	4,433,598.86	0.00	0.00	0.00

B.	Boeing 757-232

	N697DL
	Series A		Series B
	Scheduled		Scheduled
	Payments of	Equipment Note	Payments of	Equipment Note
Date	Principal	Ending Balance	Principal	Ending Balance

Class B Issuance Date	$0.00	$10,449,000.00	$0.00	$1,610,000.00
July 2, 2011	521,607.12	9,927,392.88	0.00	1,610,000.00
January 2, 2012	508,292.10	9,419,100.78	0.00	1,610,000.00
July 2, 2012	540,052.13	8,879,048.65	0.00	1,610,000.00
January 2, 2013	524,628.10	8,354,420.55	0.00	1,610,000.00
July 2, 2013	509,204.08	7,845,216.47	0.00	1,610,000.00
January 2, 2014	535,455.52	7,309,760.95	0.00	1,610,000.00
July 2, 2014	517,828.07	6,791,932.88	0.00	1,610,000.00
January 2, 2015	549,306.48	6,242,626.40	0.00	1,610,000.00
July 2, 2015	535,707.46	5,706,918.94	0.00	1,610,000.00
January 2, 2016	512,204.19	5,194,714.75	1,610,000.00	0.00
July 2, 2016	523,458.00	4,671,256.75	0.00	0.00
January 2, 2017	497,016.82	4,174,239.93	0.00	0.00
July 2, 2017	470,575.62	3,703,664.31	0.00	0.00
January 2, 2018	444,134.43	3,259,529.88	0.00	0.00
July 2, 2018	3,259,529.88	0.00	0.00	0.00

	N699DL
	Series A		Series B
	Scheduled		Scheduled
	Payments of	Equipment Note	Payments of	Equipment Note
Date	Principal	Ending Balance	Principal	Ending Balance

Class B Issuance Date	$0.00	$10,614,000.00	$0.00	$1,332,000.00
July 2, 2011	528,721.05	10,085,278.95	0.00	1,332,000.00
January 2, 2012	515,136.39	9,570,142.56	0.00	1,332,000.00
July 2, 2012	547,486.46	9,022,656.10	0.00	1,332,000.00
January 2, 2013	531,902.02	8,490,754.08	0.00	1,332,000.00
July 2, 2013	516,317.59	7,974,436.49	0.00	1,332,000.00
January 2, 2014	543,101.79	7,431,334.70	0.00	1,332,000.00
July 2, 2014	525,291.01	6,906,043.69	0.00	1,332,000.00
January 2, 2015	543,296.15	6,362,747.54	0.00	1,332,000.00
July 2, 2015	544,048.99	5,818,698.55	0.00	1,332,000.00
January 2, 2016	520,301.28	5,298,397.27	1,332,000.00	0.00
July 2, 2016	532,018.46	4,766,378.81	0.00	0.00
January 2, 2017	505,302.31	4,261,076.50	0.00	0.00
July 2, 2017	478,586.14	3,782,490.36	0.00	0.00
January 2, 2018	451,869.97	3,330,620.39	0.00	0.00
July 2, 2018	3,330,620.39	0.00	0.00	0.00

	N6701
	Series A		Series B
	Scheduled		Scheduled
	Payments of	Equipment Note	Payments of	Equipment Note
Date	Principal	Ending Balance	Principal	Ending Balance

Class B Issuance Date	$0.00	$10,621,000.00	$0.00	$1,432,000.00
July 2, 2011	528,474.10	10,092,525.90	0.00	1,432,000.00
January 2, 2012	514,803.70	9,577,722.20	0.00	1,432,000.00
July 2, 2012	547,225.16	9,030,497.04	0.00	1,432,000.00
January 2, 2013	531,677.66	8,498,819.38	0.00	1,432,000.00
July 2, 2013	516,130.18	7,982,689.20	0.00	1,432,000.00
January 2, 2014	542,998.95	7,439,690.25	0.00	1,432,000.00
July 2, 2014	525,230.40	6,914,459.85	0.00	1,432,000.00
January 2, 2015	535,325.48	6,379,134.37	0.00	1,432,000.00
July 2, 2015	544,338.76	5,834,795.61	0.00	1,432,000.00
January 2, 2016	520,647.35	5,314,148.26	1,432,000.00	0.00
July 2, 2016	532,534.19	4,781,614.07	0.00	0.00
January 2, 2017	505,881.35	4,275,732.72	0.00	0.00
July 2, 2017	479,228.52	3,796,504.20	0.00	0.00
January 2, 2018	452,575.69	3,343,928.51	0.00	0.00
July 2, 2018	3,343,928.51	0.00	0.00	0.00

	N6703D
	Series A		Series B
	Scheduled		Scheduled
	Payments of	Equipment Note	Payments of	Equipment Note
Date	Principal	Ending Balance	Principal	Ending Balance

Class B Issuance Date	$0.00	$11,081,000.00	$0.00	$1,520,000.00
July 2, 2011	547,974.87	10,533,025.13	0.00	1,520,000.00
January 2, 2012	534,145.91	9,998,879.22	0.00	1,520,000.00
July 2, 2012	568,196.61	9,430,682.61	0.00	1,520,000.00
January 2, 2013	552,184.71	8,878,497.90	0.00	1,520,000.00
July 2, 2013	536,172.82	8,342,325.08	0.00	1,520,000.00
January 2, 2014	564,504.97	7,777,820.11	0.00	1,520,000.00
July 2, 2014	546,205.66	7,231,614.45	0.00	1,520,000.00
January 2, 2015	527,906.36	6,703,708.09	0.00	1,520,000.00
July 2, 2015	561,232.57	6,142,475.52	0.00	1,520,000.00
January 2, 2016	543,247.88	5,599,227.64	1,520,000.00	0.00
July 2, 2016	556,370.86	5,042,856.78	0.00	0.00
January 2, 2017	528,921.90	4,513,934.88	0.00	0.00
July 2, 2017	501,472.93	4,012,461.95	0.00	0.00
January 2, 2018	474,023.97	3,538,437.98	0.00	0.00
July 2, 2018	3,538,437.98	0.00	0.00	0.00

	N6705Y
	Series A		Series B
	Scheduled		Scheduled
	Payments of	Equipment Note	Payments of	Equipment Note
Date	Principal	Ending Balance	Principal	Ending Balance

Class B Issuance Date	$0.00	$11,240,000.00	$0.00	$1,510,000.00
July 2, 2011	553,622.98	10,686,377.02	0.00	1,510,000.00
January 2, 2012	539,656.72	10,146,720.30	0.00	1,510,000.00
July 2, 2012	574,358.37	9,572,361.93	0.00	1,510,000.00
January 2, 2013	558,268.55	9,014,093.38	0.00	1,510,000.00
July 2, 2013	542,178.74	8,471,914.64	0.00	1,510,000.00
January 2, 2014	571,134.02	7,900,780.62	0.00	1,510,000.00
July 2, 2014	552,745.66	7,348,034.96	0.00	1,510,000.00
January 2, 2015	534,357.31	6,813,677.65	0.00	1,510,000.00
July 2, 2015	543,357.28	6,270,320.37	0.00	1,510,000.00
January 2, 2016	551,067.48	5,719,252.89	1,510,000.00	0.00
July 2, 2016	564,901.32	5,154,351.57	0.00	0.00
January 2, 2017	537,318.78	4,617,032.79	0.00	0.00
July 2, 2017	509,736.23	4,107,296.56	0.00	0.00
January 2, 2018	482,153.71	3,625,142.85	0.00	0.00
July 2, 2018	3,625,142.85	0.00	0.00	0.00

	N6707A
	Series A		Series B
	Scheduled		Scheduled
	Payments of	Equipment Note	Payments of	Equipment Note
Date	Principal	Ending Balance	Principal	Ending Balance

Class B Issuance Date	$0.00	$11,105,000.00	$0.00	$1,667,000.00
July 2, 2011	545,092.34	10,559,907.66	0.00	1,667,000.00
January 2, 2012	531,733.77	10,028,173.89	0.00	1,667,000.00
July 2, 2012	566,129.96	9,462,043.93	0.00	1,667,000.00
January 2, 2013	550,335.80	8,911,708.13	0.00	1,667,000.00
July 2, 2013	534,541.62	8,377,166.51	0.00	1,667,000.00
January 2, 2014	563,297.04	7,813,869.47	0.00	1,667,000.00
July 2, 2014	545,246.57	7,268,622.90	0.00	1,667,000.00
January 2, 2015	527,196.08	6,741,426.82	0.00	1,667,000.00
July 2, 2015	519,267.06	6,222,159.76	0.00	1,667,000.00
January 2, 2016	544,485.02	5,677,674.74	1,667,000.00	0.00
July 2, 2016	558,507.58	5,119,167.16	0.00	0.00
January 2, 2017	531,431.86	4,587,735.30	0.00	0.00
July 2, 2017	504,356.14	4,083,379.16	0.00	0.00
January 2, 2018	477,280.42	3,606,098.74	0.00	0.00
July 2, 2018	3,606,098.74	0.00	0.00	0.00

	N6709
	Series A		Series B
	Scheduled		Scheduled
	Payments of	Equipment Note	Payments of	Equipment Note
Date	Principal	Ending Balance	Principal	Ending Balance

Class B Issuance Date	$0.00	$11,250,000.00	$0.00	$1,748,000.00
July 2, 2011	550,195.15	10,699,804.85	0.00	1,748,000.00
January 2, 2012	536,753.49	10,163,051.36	0.00	1,748,000.00
July 2, 2012	571,744.04	9,591,307.32	0.00	1,748,000.00
January 2, 2013	555,879.31	9,035,428.01	0.00	1,748,000.00
July 2, 2013	540,014.58	8,495,413.43	0.00	1,748,000.00
January 2, 2014	569,339.15	7,926,074.28	0.00	1,748,000.00
July 2, 2014	551,208.02	7,374,866.26	0.00	1,748,000.00
January 2, 2015	533,076.90	6,841,789.36	0.00	1,748,000.00
July 2, 2015	514,945.79	6,326,843.57	0.00	1,748,000.00
January 2, 2016	539,545.33	5,787,298.24	1,748,000.00	0.00
July 2, 2016	566,291.04	5,221,007.20	0.00	0.00
January 2, 2017	539,094.35	4,681,912.85	0.00	0.00
July 2, 2017	511,897.66	4,170,015.19	0.00	0.00
January 2, 2018	484,700.99	3,685,314.20	0.00	0.00
July 2, 2018	3,685,314.20	0.00	0.00	0.00

	N6711M
	Series A		Series B
	Scheduled		Scheduled
	Payments of	Equipment Note	Payments of	Equipment Note
Date	Principal	Ending Balance	Principal	Ending Balance

Class B Issuance Date	$0.00	$11,425,000.00	$0.00	$1,809,000.00
July 2, 2011	557,627.11	10,867,372.89	0.00	1,809,000.00
January 2, 2012	543,769.90	10,323,602.99	0.00	1,809,000.00
July 2, 2012	579,403.60	9,744,199.39	0.00	1,809,000.00
January 2, 2013	563,385.61	9,180,813.78	0.00	1,809,000.00
July 2, 2013	547,367.59	8,633,446.19	0.00	1,809,000.00
January 2, 2014	577,280.59	8,056,165.60	0.00	1,809,000.00
July 2, 2014	558,974.29	7,497,191.31	0.00	1,809,000.00
January 2, 2015	540,668.00	6,956,523.31	0.00	1,809,000.00
July 2, 2015	522,361.71	6,434,161.60	0.00	1,809,000.00
January 2, 2016	532,615.21	5,901,546.39	1,809,000.00	0.00
July 2, 2016	575,423.44	5,326,122.95	0.00	0.00
January 2, 2017	547,964.00	4,778,158.95	0.00	0.00
July 2, 2017	520,504.56	4,257,654.39	0.00	0.00
January 2, 2018	493,045.13	3,764,609.26	0.00	0.00
July 2, 2018	3,764,609.26	0.00	0.00	0.00

	N6713Y
	Series A		Series B
	Scheduled		Scheduled
	Payments of	Equipment Note	Payments of	Equipment Note
Date	Principal	Ending Balance	Principal	Ending Balance

Class B Issuance Date	$0.00	$11,559,000.00	$0.00	$1,488,000.00
July 2, 2011	563,374.01	10,995,625.99	0.00	1,488,000.00
January 2, 2012	549,259.15	10,446,366.84	0.00	1,488,000.00
July 2, 2012	585,376.96	9,860,989.88	0.00	1,488,000.00
January 2, 2013	569,233.49	9,291,756.39	0.00	1,488,000.00
July 2, 2013	553,090.01	8,738,666.38	0.00	1,488,000.00
January 2, 2014	583,442.31	8,155,224.07	0.00	1,488,000.00
July 2, 2014	564,992.62	7,590,231.45	0.00	1,488,000.00
January 2, 2015	546,542.94	7,043,688.51	0.00	1,488,000.00
July 2, 2015	528,093.26	6,515,595.25	0.00	1,488,000.00
January 2, 2016	528,628.43	5,986,966.82	1,488,000.00	0.00
July 2, 2016	582,390.60	5,404,576.22	0.00	0.00
January 2, 2017	554,716.07	4,849,860.15	0.00	0.00
July 2, 2017	527,041.56	4,322,818.59	0.00	0.00
January 2, 2018	499,367.02	3,823,451.57	0.00	0.00
July 2, 2018	3,823,451.57	0.00	0.00	0.00

C.	Boeing 767-332ER

	N1603
	Series A		Series B
	Scheduled		Scheduled
	Payments of	Equipment Note	Payments of	Equipment Note
Date	Principal	Ending Balance	Principal	Ending Balance

Class B Issuance Date	$0.00	$19,259,000.00	$0.00	$3,393,000.00
July 2, 2011	971,056.09	18,287,943.91	0.00	3,393,000.00
January 2, 2012	946,052.50	17,341,891.41	0.00	3,393,000.00
July 2, 2012	1,003,896.03	16,337,995.38	0.00	3,393,000.00
January 2, 2013	974,818.50	15,363,176.88	0.00	3,393,000.00
July 2, 2013	945,740.95	14,417,435.93	0.00	3,393,000.00
January 2, 2014	993,199.65	13,424,236.28	0.00	3,393,000.00
July 2, 2014	1,054,613.95	12,369,622.33	0.00	3,393,000.00
January 2, 2015	1,032,567.74	11,337,054.59	0.00	3,393,000.00
July 2, 2015	988,259.10	10,348,795.49	0.00	3,393,000.00
January 2, 2016	943,950.49	9,404,845.00	3,393,000.00	0.00
July 2, 2016	962,458.56	8,442,386.44	0.00	0.00
January 2, 2017	912,611.35	7,529,775.09	0.00	0.00
July 2, 2017	862,764.15	6,667,010.94	0.00	0.00
January 2, 2018	812,916.95	5,854,093.99	0.00	0.00
July 2, 2018	5,854,093.99	0.00	0.00	0.00

	N1605
	Series A		Series B
	Scheduled		Scheduled
	Payments of	Equipment Note	Payments of	Equipment Note
Date	Principal	Ending Balance	Principal	Ending Balance

Class B Issuance Date	$0.00	$19,270,000.00	$0.00	$3,816,000.00
July 2, 2011	964,804.69	18,305,195.31	0.00	3,816,000.00
January 2, 2012	940,719.72	17,364,475.59	0.00	3,816,000.00
July 2, 2012	999,044.20	16,365,431.39	0.00	3,816,000.00
January 2, 2013	970,365.62	15,395,065.77	0.00	3,816,000.00
July 2, 2013	941,687.06	14,453,378.71	0.00	3,816,000.00
January 2, 2014	989,769.18	13,463,609.53	0.00	3,816,000.00
July 2, 2014	979,219.19	12,484,390.34	0.00	3,816,000.00
January 2, 2015	1,031,996.06	11,452,394.28	0.00	3,816,000.00
July 2, 2015	988,295.37	10,464,098.91	0.00	3,816,000.00
January 2, 2016	944,594.68	9,519,504.23	3,816,000.00	0.00
July 2, 2016	964,548.30	8,554,955.93	0.00	0.00
January 2, 2017	915,385.03	7,639,570.90	0.00	0.00
July 2, 2017	866,221.75	6,773,349.15	0.00	0.00
January 2, 2018	817,058.47	5,956,290.68	0.00	0.00
July 2, 2018	5,956,290.68	0.00	0.00	0.00

	N1607B
	Series A		Series B
	Scheduled		Scheduled
	Payments of	Equipment Note	Payments of	Equipment Note
Date	Principal	Ending Balance	Principal	Ending Balance

Class B Issuance Date	$0.00	$21,733,000.00	$0.00	$4,531,000.00
July 2, 2011	1,069,220.68	20,663,779.32	0.00	4,531,000.00
January 2, 2012	1,042,712.59	19,621,066.73	0.00	4,531,000.00
July 2, 2012	1,109,868.28	18,511,198.45	0.00	4,531,000.00
January 2, 2013	1,078,810.78	17,432,387.67	0.00	4,531,000.00
July 2, 2013	1,047,753.26	16,384,634.41	0.00	4,531,000.00
January 2, 2014	1,103,817.00	15,280,817.41	0.00	4,531,000.00
July 2, 2014	1,068,322.71	14,212,494.70	0.00	4,531,000.00
January 2, 2015	1,032,828.40	13,179,666.30	0.00	4,531,000.00
July 2, 2015	1,041,493.28	12,138,173.02	0.00	4,531,000.00
January 2, 2016	1,065,543.49	11,072,629.53	4,531,000.00	0.00
July 2, 2016	1,092,476.43	9,980,153.10	0.00	0.00
January 2, 2017	1,039,234.98	8,940,918.12	0.00	0.00
July 2, 2017	985,993.55	7,954,924.57	0.00	0.00
January 2, 2018	932,752.09	7,022,172.48	0.00	0.00
July 2, 2018	7,022,172.48	0.00	0.00	0.00

D.	Boeing 777-232LR

	N709DN
	Series A		Series B
	Scheduled		Scheduled
	Payments of	Equipment Note	Payments of	Equipment Note
Date	Principal	Ending Balance	Principal	Ending Balance

Class B Issuance Date	$0.00	$77,115,630.25	$0.00	$21,754,000.00
July 2, 2011	2,942,037.81	74,173,592.44	0.00	21,754,000.00
January 2, 2012	2,887,205.88	71,286,386.56	0.00	21,754,000.00
July 2, 2012	3,172,941.18	68,113,445.38	0.00	21,754,000.00
January 2, 2013	3,442,226.89	64,671,218.49	0.00	21,754,000.00
July 2, 2013	3,365,462.19	61,305,756.30	0.00	21,754,000.00
January 2, 2014	3,288,697.48	58,017,058.82	0.00	21,754,000.00
July 2, 2014	3,211,932.77	54,805,126.05	0.00	21,754,000.00
January 2, 2015	3,135,168.07	51,669,957.98	0.00	21,754,000.00
July 2, 2015	3,058,403.36	48,611,554.62	0.00	21,754,000.00
January 2, 2016	3,283,823.53	45,327,731.09	21,754,000.00	0.00
July 2, 2016	3,196,092.43	42,131,638.66	0.00	0.00
January 2, 2017	3,108,361.35	39,023,277.31	0.00	0.00
July 2, 2017	3,306,365.54	35,716,911.77	0.00	0.00
January 2, 2018	3,207,668.07	32,509,243.70	0.00	0.00
July 2, 2018	32,509,243.70	0.00	0.00	0.00

	N710DN
	Series A		Series B
	Scheduled		Scheduled
	Payments of	Equipment Note	Payments of	Equipment Note
Date	Principal	Ending Balance	Principal	Ending Balance

Class B Issuance Date	$0.00	$77,115,829.28	$0.00	$21,736,000.00
July 2, 2011	2,941,848.02	74,173,981.26	0.00	21,736,000.00
January 2, 2012	2,887,025.28	71,286,955.98	0.00	21,736,000.00
July 2, 2012	3,172,773.49	68,114,182.49	0.00	21,736,000.00
January 2, 2013	3,442,074.86	64,672,107.63	0.00	21,736,000.00
July 2, 2013	3,365,323.06	61,306,784.57	0.00	21,736,000.00
January 2, 2014	3,288,571.24	58,018,213.33	0.00	21,736,000.00
July 2, 2014	3,211,819.45	54,806,393.88	0.00	21,736,000.00
January 2, 2015	3,135,067.63	51,671,326.25	0.00	21,736,000.00
July 2, 2015	3,058,315.83	48,613,010.42	0.00	21,736,000.00
January 2, 2016	3,283,759.03	45,329,251.39	21,736,000.00	0.00
July 2, 2016	3,196,042.69	42,133,208.70	0.00	0.00
January 2, 2017	3,108,326.33	39,024,882.37	0.00	0.00
July 2, 2017	3,306,358.17	35,718,524.20	0.00	0.00
January 2, 2018	3,207,677.28	32,510,846.92	0.00	0.00
July 2, 2018	32,510,846.92	0.00	0.00	0.00

APPENDIX VI

RECENT FINANCIAL RESULTS

DELTA AIR LINES, INC.

Consolidated Statements of Operations
(Unaudited)

	Three Months Ended December 31,
(In millions, except per share data)	2010	2009	$ Change	% Change

Operating Revenue:
Passenger:
Mainline	$5,238	$4,469	$769	17%
Regional carriers	1,430	1,310	120	9%

Total passenger revenue	6,668	5,779	889	15%
Cargo	236	253	(17)	(7)%
Other	885	773	112	14%

Total operating revenue	7,789	6,805	984	14%
Operating Expense:
Aircraft fuel and related taxes	1,928	1,706	222	13%
Salaries and related costs	1,708	1,687	21	1%
Contract carrier arrangements	1,180	941	239	25%
Aircraft maintenance materials and outside repairs	395	284	111	39%
Contracted services	393	419	(26)	(6)%
Depreciation and amortization	372	384	(12)	(3)%
Passenger commissions and other selling expenses	364	336	28	8%
Landing fees and other rents	313	318	(5)	(2)%
Passenger service	180	161	19	12%
Aircraft rent	82	117	(35)	(30)%
Profit sharing	38	—	38	NM
Restructuring and merger-related items	108	121	(13)	(11)%
Other	434	377	57	15%

Total operating expense	7,495	6,851	644	9%

Operating Income (Loss)	294	(46)	340	NM
Other (Expense) Income:
Interest expense	(224)	(261)	37	(14)%
Amortization of debt discount, net	(46)	(66)	20	(30)%
Interest income	5	4	1	25%
Loss on extinguishment of debt	(31)	—	(31)	NM
Miscellaneous, net	23	14	9	64%

Total other expense, net	(273)	(309)	36	(12)%

Income (Loss) Before Income Taxes	21	(355)	376	NM
Income Tax (Provision) Benefit	(2)	330	(332)	NM

Net Income (Loss)	$19	$(25)	$44	NM

Basic Earnings (Loss) per Share	$0.02	$(0.03)

Diluted Earnings (Loss) per Share	$0.02	$(0.03)

Basic Weighted Average Shares Outstanding	836	830
Diluted Weighted Average Shares Outstanding	845	830

DELTA AIR LINES, INC.

Consolidated Statements of Operations
(Unaudited)

	Year Ended December 31,
(In millions, except per share data)	2010	2009	$ Change	% Change

Operating Revenue:
Passenger:
Mainline	$21,408	$18,522	$2,886	16%
Regional carriers	5,850	5,285	565	11%

Total passenger revenue	27,258	23,807	3,451	14%
Cargo	850	788	62	8%
Other	3,647	3,468	179	5%

Total operating revenue	31,755	28,063	3,692	13%
Operating Expense:
Aircraft fuel and related taxes	7,594	7,384	210	3%
Salaries and related costs	6,751	6,838	(87)	(1)%
Contract carrier arrangements	4,305	3,823	482	13%
Aircraft maintenance materials and outside repairs	1,569	1,434	135	9%
Contracted services	1,549	1,595	(46)	(3)%
Depreciation and amortization	1,511	1,536	(25)	(2)%
Passenger commissions and other selling expenses	1,509	1,405	104	7%
Landing fees and other rents	1,281	1,289	(8)	(1)%
Passenger service	673	638	35	5%
Aircraft rent	387	480	(93)	(19)%
Profit sharing	313	—	313	NM
Restructuring and merger-related items	450	407	43	11%
Other	1,646	1,558	88	6%

Total operating expense	29,538	28,387	1,151	4%

Operating Income (Loss)	2,217	(324)	2,541	NM
Other (Expense) Income:
Interest expense	(1,004)	(908)	(96)	11%
Amortization of debt discount, net	(216)	(370)	154	(42)%
Interest income	35	27	8	30%
Loss on extinguishment of debt	(391)	(83)	(308)	NM
Miscellaneous, net	(33)	77	(110)	NM

Total other expense, net	(1,609)	(1,257)	(352)	28%

Income (Loss) Before Income Taxes	608	(1,581)	2,189	NM
Income Tax (Provision) Benefit	(15)	344	(359)	NM

Net Income (Loss)	$593	$(1,237)	$1,830	NM

Basic Earnings (Loss) per Share	$0.71	$(1.50)

Diluted Earnings (Loss) per Share	$0.70	$(1.50)

Basic Weighted Average Shares Outstanding	834	827
Diluted Weighted Average Shares Outstanding	843	827

DELTA AIR LINES, INC.

Selected Balance Sheet Data

	December 31,	December 31,
(In millions)	2010	2009
	(Unaudited)

Cash and cash equivalents	$2,892	$4,607
Short-term investments	718	71
Restricted cash, cash equivalents and short-term investments (short-term and long-term)	447	444
Total assets	43,188	43,789
Total debt and capital leases, including current maturities	15,252	17,198
Total stockholders’ equity	897	245

PROSPECTUS

Delta Air Lines, Inc.

Pass Through Certificates

This prospectus relates to pass through trusts to be formed by Delta Air Lines, Inc. with a national or state bank or trust company, as trustee, which may offer for sale, from time to time, pass through certificates of one or more classes or series under this prospectus and one or more related prospectus supplements. The property of a trust will include equipment notes issued by:

•	Delta to finance or refinance all or a portion of the purchase price of an aircraft or other aircraft related assets owned or to be purchased by Delta; or

•	one or more owner trustees to finance or refinance a portion of the purchase price of an aircraft or other aircraft related assets that have been or will be leased to Delta.

The interest rate, final maturity date and ranking or priority of payment of any equipment notes will be described in the applicable prospectus supplement.

The trustee will hold all property owned by a trust for the benefit of holders of pass through certificates issued by that trust. Each pass through certificate issued by a trust will represent a beneficial interest in all property held by that trust. The pass through certificates will not represent interests in, or obligations of, Delta or any of our affiliates. Equipment notes issued by any owner trustee will be without recourse to Delta.

We will describe the specific terms of any offering of these securities and any credit enhancements therefor in a prospectus supplement to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

This prospectus may not be used to consummate sales of these securities unless accompanied by a prospectus supplement.

We may offer and sell the pass through certificates directly, through agents we select from time to time, to or through underwriters, dealers or other third parties we select, or by means of other methods described in a prospectus supplement. If we use any agents, underwriters or dealers to sell the pass through certificates, we will name them and describe their compensation in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 28, 2010

You should rely only on the information contained in this prospectus, any prospectus supplement, any related free writing prospectus issued by us (which we refer to as a “company free writing prospectus”) and the documents incorporated by reference in this prospectus or to which we have referred you. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus, any prospectus supplement and any related company free writing prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus, any prospectus supplement and any related company free writing prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should not assume that the information contained in this prospectus, any prospectus supplement and any related company free writing prospectus or any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document. Neither the delivery of this prospectus, any prospectus supplement and any related company free writing prospectus nor any distribution of securities pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in our business, financial condition, results of operations or prospects since the date of this prospectus or such prospectus supplement.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we are registering an unspecified amount of pass through certificates, and we may sell the pass through certificates in one or more offerings. Each time we offer pass through certificates, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. You should carefully read both this prospectus and any applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information”.

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities to be offered. The registration statement, including the exhibits to the registration statement, can be obtained from the SEC, as described below under “Where You Can Find More Information”.

In this prospectus, references to “Delta,” the “Company”, “we”, “us” and “our” refer to Delta Air Lines, Inc. and our wholly-owned subsidiaries. With respect to information as of dates prior to October 30, 2008, these references do not include our wholly-owned subsidiary, Northwest Airlines, LLC, formerly known as Northwest Airlines Corporation (“Northwest”), and its wholly-owned subsidiaries.

FORWARD-LOOKING STATEMENTS

Statements in this prospectus, any prospectus supplement, any related company free writing prospectus and the documents incorporated by reference herein and therein (or otherwise made by us or on our behalf) that are not historical facts, including statements regarding our estimates, expectations, beliefs, intentions, projections or strategies for the future may be “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. When used in this prospectus, any prospectus supplement, any related company free writing prospectus and the documents incorporated herein and therein by reference, the words “expects”, “believes”, “plans”, “anticipates”, and similar expressions are intended to identify forward-looking statements. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the estimates, expectations, beliefs, intentions, projections and strategies reflected in or suggested by the forward-looking statements. These risks and uncertainties include, but are not limited, to the risk factors discussed under the heading “Risk Factors” in the applicable prospectus supplement. All forward-looking statements speak only as of the date made, and we undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy this information at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from the SEC’s website at http://www.sec.gov and at our website at http://www.delta.com. The contents of our website are not incorporated into this prospectus.

This prospectus is part of a registration statement that we have filed with the SEC relating to the securities to be offered. This prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules in accordance with the rules and regulations of the SEC, and we refer you to the omitted information. The statements this prospectus makes pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions and do not describe all exceptions and qualifications contained in those contracts, agreements or documents. You should read those contracts, agreements or documents for information that may be important to you. The registration statement, exhibits and schedules are available at the SEC’s public reference room or through its Internet site.

We “incorporate by reference” in this prospectus certain documents that we file with the SEC, which means:

•	we can disclose important information to you by referring you to those documents;

•	information incorporated by reference is considered to be part of this prospectus, even though it is not repeated in this prospectus; and

•	information that we file later with the SEC will automatically update and supersede this prospectus.

The following documents listed below that we have previously filed with the SEC (Commission File Number 001-05424) are incorporated by reference (other than reports or portions thereof furnished under Items 2.02 or 7.01 of Form 8-K):

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2009;

•	Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2010; and

•	Current Reports on Form 8-K filed on February 9, 2010 and June 11, 2010.

All documents filed by us under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than reports or portions thereof furnished under Items 2.02 or 7.01 of Form 8-K) from the date of this prospectus and prior to the termination of this offering shall also be deemed to be incorporated by reference in this prospectus.

Any party to whom this prospectus is delivered may request a copy of these filings (other than any exhibits unless specifically incorporated by reference into this prospectus), at no cost, by writing or telephoning Delta at Delta Air Lines, Inc., Investor Relations, Dept. No. 829, P.O. Box 20706, Atlanta, GA 30320, telephone no. (404) 715-2600.

THE COMPANY

We provide scheduled air transportation for passengers and cargo throughout the United States and around the world. In October 2008, a subsidiary of ours merged with and into Northwest Airlines Corporation. Northwest and its subsidiaries, including Northwest Airlines, Inc. (“NWA”), became our wholly-owned subsidiaries. On December 31, 2009, NWA merged with and into Delta, ending NWA’s existence as a separate entity. We anticipate that we will complete the integration of NWA’s operation into Delta during 2010.

Our global route network gives us a presence in every major domestic and international market. Our route network is centered around the hub system we operate at airports in Atlanta, Cincinnati, Detroit, Memphis, Minneapolis/St. Paul, New York-JFK, Salt Lake City, Paris-Charles de Gaulle, Amsterdam and Tokyo-Narita. Each of these hub operations includes flights that gather and distribute traffic from markets in the geographic region surrounding the hub to domestic and international cities and to other hubs. Our network is supported by a fleet of aircraft that is varied in terms of size and capabilities, giving us flexibility to adjust aircraft to the network.

Other key characteristics of our route network include:

•	our alliances with foreign airlines, including our membership in SkyTeam, a global airline alliance;

•	our transatlantic joint venture with Air France KLM;

•	our domestic alliances, including our marketing alliance with Alaska Airlines and Horizon Air, which we are enhancing to expand our west coast service; and

•	agreements with multiple domestic regional carriers, which operate as Delta Connection, including our wholly-owned subsidiaries, Comair, Inc., Compass Airlines, Inc. and Mesaba Aviation, Inc.

We are a Delaware corporation headquartered in Atlanta, Georgia. Our principal executive offices are located at Hartsfield-Jackson Atlanta International Airport, Atlanta, Georgia 30320-6001 and our telephone number is (404) 715-2600. Our website is www.delta.com. We have provided this website address as an inactive textual reference only and the information contained on our website is not a part of this prospectus.

RATIO OF EARNINGS TO FIXED CHARGES

The ratio of earnings (loss) to fixed charges represents the number of times that fixed charges are covered by earnings. Earnings (loss) represents income (loss) before income taxes, plus fixed charges, less capitalized interest. Fixed charges include interest, whether expensed or capitalized, amortization of debt costs, the portion of rent expense representative of the interest factor and preferred stock dividends. For the three months ended March 31, 2010 and 2009 and years ended December 31, 2009, 2008, 2006 and 2005, earnings were not sufficient to cover fixed charges by $248 million, $800 million, $1.6 billion, $9.1 billion, $7.0 billion and $3.9 billion, respectively.

References to “Successor” refer to Delta on or after May 1, 2007, after giving effect to (1) the cancellation of Delta common stock issued prior to the effective date of Delta’s emergence from bankruptcy on April 30, 2007; (2) the issuance of new Delta common stock and certain debt securities in accordance with Delta’s Joint Plan of reorganization; and (3) the application of fresh start reporting. References to” Predecessor” refer to Delta prior to May 1, 2007.

	Successor					Predecessor
	Three Months				Eight Months	Four Months
	Ended		Year Ended		Ended	Ended	Year Ended
	March 31,		December 31,		December 31,	April 30,	December 31,
	2010	2009	2009	2008	2007	2007	2006	2005
Ratio of earnings (loss) to fixed charges	0.30	(1.26)	(0.13)	(10.26)	2.20	5.53	(6.19)	(2.04)

USE OF PROCEEDS

Except as set forth in an applicable prospectus supplement, the trustee for each trust will use the proceeds from the sale of the pass through certificates issued by such trust to purchase one or more equipment notes.

DESCRIPTION OF THE PASS THROUGH CERTIFICATES

We have entered into a pass through trust agreement (the “basic agreement”) with U.S. Bank Trust National Association (as successor to State Street Bank and Trust Company of Connecticut, National Association), as trustee (the “trustee”). Each series of pass through certificates will be issued by a separate trust. Except as set forth in an applicable prospectus supplement, each separate trust will be formed pursuant to the basic agreement and a specific supplement to the basic agreement between Delta and the trustee.

Except as set forth in an applicable prospectus supplement, the equipment notes are or will be issued by:

•	Delta to finance or refinance all or a portion of the purchase price of aircraft owned or to be purchased by Delta (“owned aircraft notes”); or

•	one or more owner trustees on a non-recourse basis to finance or refinance a portion of the purchase price of aircraft that have been or will be leased to Delta (“leased aircraft notes”).

Any trust may hold owned aircraft notes and leased aircraft notes simultaneously. The owned aircraft notes will be secured by certain aircraft owned or to be owned by Delta, and the leased aircraft notes will be secured by certain aircraft leased or to be leased to Delta.

In addition, to the extent set forth in an applicable prospectus supplement, each trust may hold (exclusively, or in combination with owned aircraft notes, leased aircraft notes or both) equipment notes secured by aircraft engines, spare parts, appliances or other aircraft related equipment or personal property owned or to be owned by, or leased or to be leased to, Delta. Such equipment notes, and the property securing them, will be subject to the considerations, terms, conditions, and other provisions described in the applicable prospectus supplement. Also, to the extent set forth in the applicable prospectus supplement, a trust may hold (exclusively, or in combination with equipment notes) pass through certificates or beneficial interests in such certificates previously issued by a trust that holds equipment notes or other kinds of securities.

The pass through certificates will not represent interests in, or obligations of, Delta or any of our affiliates.

For each leased aircraft, the owner trustee will issue the related equipment notes, as nonrecourse obligations, authenticated by a bank or trust company, as indenture trustee under either a separate supplement to an existing trust indenture and security agreement between the owner trustee and the indenture trustee or a separate trust indenture and security agreement. The owner trustee will also obtain a portion of the funding for the leased aircraft from an equity investment of one or more owner participants. A leased aircraft may also be subject to other financing arrangements that will be described in the applicable prospectus supplement. In connection with the refinancing of a leased aircraft, the owner trustee may refinance the existing equipment notes, which will be described in the applicable prospectus supplement.

We will issue the equipment notes relating to aircraft owned by us under either a separate supplement to an existing trust indenture and mortgage or a separate trust indenture and mortgage. An aircraft owned by us may also be subject to other financing arrangements that will be described in the applicable prospectus supplement.

A trust may hold owned aircraft notes or leased aircraft notes that are subordinated in right of payment to other equipment notes or other debt related to the same owned or leased aircraft. In addition, the trustees on behalf of one or more trusts may enter into an intercreditor or subordination agreement establishing priorities among series of pass through certificates. Also, a liquidity facility, surety bond, letter of credit, financial guarantee, interest rate or other swap or other arrangement may support one or more payments on the equipment notes or pass through certificates of one or more series. In addition, the trustee may enter into servicing, remarketing, appraisal, put or other agreements relating to the collateral securing the equipment notes. We will describe any such credit enhancements or other arrangements or agreements in the applicable prospectus supplement.

If the pass through trustee does not use the proceeds of any offering of pass through certificates to purchase equipment notes on the date of issuance of the pass through certificates, it will hold the proceeds for the benefit of the holders of the related pass through certificates under arrangements that we will describe in the applicable prospectus supplement. If the pass through trustee does not subsequently use any portion of the proceeds to purchase equipment notes by the date specified in the applicable prospectus supplement, it will return that portion of the proceeds to the holders of the related pass through certificates. In these circumstances, the prospectus supplement will describe how the proceeds of the pass through certificates will be held or applied, including any depositary or escrow arrangements.

VALIDITY OF PASS THROUGH CERTIFICATES

Unless we tell you otherwise in the applicable prospectus supplement, the validity of the pass through certificates will be passed upon for Delta by Debevoise & Plimpton LLP, 919 Third Avenue, New York, New York 10022 and for any agents, underwriters or dealers by Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022. Unless we tell you otherwise in the applicable prospectus supplement, Debevoise & Plimpton LLP and Shearman & Sterling LLP will rely on the opinions of Shipman & Goodwin LLP, Hartford, Connecticut, counsel for the trustee, as to certain matters relating to the authorization, execution and delivery of such pass through certificates by such trustee and on the opinion of the General Counsel or Deputy General Counsel of Delta as to certain matters relating to the authorization, execution and delivery of the pass through trust agreement by Delta. Shearman & Sterling LLP from time to time may represent Delta with respect to certain matters.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in the Delta Air Lines, Inc. Annual Report on Form 10-K for the year ended December 31, 2009 and the effectiveness of our internal control over financial reporting as of December 31, 2009, as set forth in their reports, which are incorporated by reference in this prospectus. Our consolidated financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.